                                                                    Exhibit 99.1

-------------------------------------------------------------------------------
                          PRO FORMA VALUATION REPORT
                            MUTUAL HOLDING COMPANY
                                STOCK OFFERING

                             LOCKPORT SAVINGS BANK
                              LOCKPORT, NEW YORK


                                 DATED AS OF:
                               NOVEMBER 28, 1997

--------------------------------------------------------------------------------



                                 PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                  SUITE 2210
                          ARLINGTON, VIRGINIA  22209

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]


                                                         November 28, 1997

Board of Trustees
Lockport Savings Bank
6950 South Transit Road
Lockport, New York   14095-0514


Gentlemen:

        At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the mutual-to-stock conversion transaction described below.

        This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" ("Valuation Guidelines") of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. Such Valuation Guidelines are relied upon by the New York State Department of Banking (the "Department") and the Federal Deposit Insurance Corporation ("FDIC") in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies.

Description of Reorganization
-----------------------------

        We understand that the Board of Trustees of Lockport Savings Bank, Lockport, New York ("Lockport Savings" or the "Bank") has adopted a Plan of Conversion, incorporated herein by reference, in which the Bank will reorganize from the mutual form of organization to the mutual holding company form of organization. In the reorganization process, to become effective concurrent with the completion of the stock sale, Lockport Savings will become a wholly-owned subsidiary of Niagara Bancorp, Inc. (the "Holding Company"), a Delaware Corporation, and Niagara Bancorp, Inc. will issue a majority of its common stock to Niagara Bancorp, M.H.C. (the "MHC"), and sell a minority of its common stock to the public. It is anticipated that the public shares will be issued to the Bank's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, with any shares not sold in the subscription offering sold in the community offering. In addition, the Holding Company intends to donate to a charitable foundation, immediately following the Conversion, authorized but unissued shares of the Holding Company stock equal to 3 percent of the number of shares of Conversion Stock issued in the offering and cash equal to 2 percent of the amount of stock sold in the offering.

        The aggregate amount of Common Stock sold by the Holding Company cannot exceed the appraised value of the Bank. Immediately following the conversion, the primary assets of the Holding Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank's common stock by the Holding Company. The Holding Company will use up to 50 percent of the net conversion proceeds to purchase the Bank's common stock. The remaining net conversion proceeds, retained at the Holding Company, will be used to fund a loan to the Employee Stock Ownership Plan ("ESOP") with the remainder to be used as general working capital.

RP Financial, LC.
Board of Trustees
November 28, 1997
Page 2

RP Financial, LC.
----------------

        RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.

Valuation Methodology
---------------------

        In preparing our appraisal, we have reviewed the Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the Department and the FDIC, and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended December 31, 1992 through 1996 and various unaudited information and internal financial reports through September 30, 1997 and due diligence related discussions with the Bank's management; KPMG Peat Marwick, LLP., the Bank's independent auditor; Luse Lehman Gorman Pomerenk & Schick, PC, the Bank's conversion counsel; and LIBC Oppenheimer Corp. and Trident Securities, the Bank's financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

        We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have considered the market for the stock of all publicly-traded mutual holding companies. We have also considered the expected market for the Bank's public shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

        Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value.

        Our appraised value is predicated on a continuation of the current operating environment for the Bank and Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the

RP Financial, LC.
Board of Trustees
November 28, 1997
Page 3

stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's and Holding Company's values alone. It is our understanding that there are no current or long-term plans for pursuing a second step conversion or for selling control of the Holding Company or the Bank following Conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

        Pro forma market value is defined as the price at which Lockport Savings' stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
--------------------

        It is our opinion that, as of November 28, 1997, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, was $225,000,000 at the midpoint, equal to 22,500,000 shares issued at a per share value of $10.00 for the public shares. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $191,250,000, and a maximum value of $258,750,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 19,125,000 shares at the minimum to 25,875,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 3,881,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $297,562,500, without a resolicitation. The Board of Trustees has established a public offering range such that the public ownership of the Holding Company will constitute a 46 percent ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering range to the public of the minority stock will be $86,777,470 at the minimum, $102,091,150 at the midpoint, $117,404,820 at the maximum and $135,015,540 at the supermaximum. Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 46.74 percent of the shares issued in the reorganization, with the MHC owning the majority of the shares.

Limiting Factors and Considerations
-----------------------------------

        Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

        RP Financial's valuation was determined based on the financial condition and operations of the Bank as of September 30, 1997, the date of the financial data included in the regulatory application and prospectus.

        RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

        The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes

RP Financial, LC.
Board of Trustees
November 28, 1997
Page 4

in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                                  Respectfully submitted,

                                                  RP FINANCIAL, LC.

                                                  /s/ William E. Pommerening

                                                  William E. Pommerening
                                                  CEO and Managing Director

                                                  /s/ James P. Hennessey

                                                  James P. Hennessey
                                                  Senior Vice President

RP Financial, LC.


                               TABLE OF CONTENTS
                             NIAGARA BANCORP, INC.
                             LOCKPORT SAVINGS BANK

                                                                       PAGE
 DESCRIPTION                                                          NUMBER
 -----------                                                          ------
CHAPTER ONE             OVERVIEW AND FINANCIAL ANALYSIS
-----------

     Introduction                                                       1.1
     Strategic Overview                                                 1.2
     Balance Sheet Trends                                               1.5
     Income and Expense Trends                                          1.8
     Interest Rate Risk Management                                      1.12
     Lending Activities and Strategy                                    1.12
     Asset Quality                                                      1.15
     Funding Composition and Strategy                                   1.16
     Subsidiary                                                         1.16
     Legal Proceedings                                                  1.17

CHAPTER TWO                       MARKET AREA
-----------

     Introduction                                                       2.1
     Market Area Demographics                                           2.2
     Local Economy                                                      2.2
     Market Area Deposit Characteristics                                2.5

CHAPTER THREE                 PEER GROUP ANALYSIS
-------------

     Peer Group Selection                                               3.1
     Basis of Comparison                                                3.2
     Selection of Peer Group                                            3.3
     Financial Condition                                                3.6
     Income and Expense Components                                      3.8
     Loan Composition                                                   3.11
     Credit Risk                                                        3.13
     Interest Rate Risk                                                 3.13
     Summary                                                            3.16

RP Financial, LC.
                               TABLE OF CONTENTS
                             NIAGARA BANCORP, INC.
                             LOCKPORT SAVINGS BANK
                                  (continued)

                                                                        PAGE
 DESCRIPTION                                                           NUMBER
 -----------                                                           ------
CHAPTER FOUR                  VALUATION ANALYSIS
------------

     Introduction                                                        4.1
     Appraisal Guidelines                                                4.1
     RP Financial Approach to the Valuation                              4.1
     Valuation Analysis                                                  4.2
        1.  Financial Condition                                          4.2
        2.  Profitability, Growth and Viability of Earnings              4.3
        3.  Asset Growth                                                 4.4
        4.  Primary Market Area                                          4.4
        5.  Dividends                                                    4.6
        6.  Liquidity of the Shares                                      4.7
        7.  Marketing of the Issue                                       4.7
               A.  The Public Market                                     4.8
               B.  The New Issue Market                                  4.12
               C.  The Acquisition Market                                4.16
        8.  Management                                                   4.16
        9.  Effect of Government Regulation and Regulatory Reform        4.17
     Summary of Adjustments                                              4.17
     Basis of Valuation.  Fully Converted Pricing Ratios                 4.17
     Valuation Approaches                                                4.18
        1.  Price-to-Book ("P/B")                                        4.21
        2.  Price-to-Earnings ("P/E")                                    4.21
        3.  Price-to-Assets ("P/A")                                      4.23
     Valuation Conclusion                                                4.23

RP Financial, LC.


                                LIST OF TABLES
                             LOCKPORT SAVINGS BANK
                              LOCKPORT, NEW YORK

 TABLE
 NUMBER        DESCRIPTION                                                             PAGE
 ------        -----------                                                             ----
   1.1      Historical Balance Sheets                                                  1.6
   1.2      Historical Income Statements                                               1.9

   2.1      Summary Demographic Data                                                   2.3
   2.2      Major Employers in Western New York                                        2.4
   2.3      Market Area Unemployment Trends                                            2.5
   2.4      Deposit Summary                                                            2.6

   3.1      All MHC Institutions                                                       3.4
   3.2      Balance Sheet Composition and Growth Rates                                 3.7
   3.3      Income as a Percent of Average Assets and Yields, Costs, Spreads           3.9
   3.4      Loan Portfolio Composition Comparative Analysis                            3.12
   3.5      Credit Risk Measures and Related Information                               3.14
   3.6      Interest Rate Risk Measures and Net Interest Income Volatility             3.15

   4.1      Peer Group Market Area Comparative Analysis                                4.5
   4.2      Conversion Pricing Characteristics                                         4.13
   4.3      Market Pricing Comparatives                                                4.15
   4.4      Calculation of Implied Per Share Data                                      4.19
   4.5      MHC Institutions - Implied Pricing Ratios Full Conversion Basis            4.22
   4.6      Public Market Pricing                                                      4.25

RP Financial, LC.
Page 1.1

                      I.  OVERVIEW AND FINANCIAL ANALYSIS


Introduction
------------

      Lockport Savings Bank ("Lockport Savings" or the "Bank") is a New York chartered mutual savings bank headquartered in Lockport, New York. Lockport Savings is headquartered in Niagara County, in western New York, which is approximately 15 miles north of the City of Buffalo. Throughout most of its history, the Bank has primarily served Lockport and the greater Niagara County market. Commencing in the 1970s, the Bank started branching from its original one office location into other areas of Niagara and nearby Erie County. The pace of branching has accelerated in the 1990s as the Bank added two branches in 1993 and a total of five additional branches since the since the beginning of fiscal 1995. The Bank currently operates a total of 15 offices, including 2 supermarket branches, in Niagara, Erie, Orleans and Genessee Counties of western New York, all of which are in the Buffalo metropolitan area. Additionally, the Bank's growth and expansion is an ongoing strategy and Lockport Savings has authorized the establishment of three additional de novo offices which it expects to open in fiscal 1998.

      Lockport Savings was organized in 1870 and has a long history of service to its primary market. Lockport Savings is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Bank Insurance Fund ("BIF"). The Bank's primary regulators are the New York State Banking Department (the "Department") and the FDIC. At September 30, 1997, Lockport Savings had total assets of $1.1 billion, total deposits of $992.2 million, and equity of $126.7 million, equal to 10.8 percent of total assets. For the twelve months ended September 30, 1997, the Bank reported net income of $11.2 million, for a return of 0.99 percent of average assets.

     The Board of Trustees recently adopted a plan to reorganize from the mutual form of organization to the mutual holding company form of organization. As part of the reorganization, Lockport Savings will become a wholly-owned subsidiary of Niagara Bancorp, Inc., a Delaware corporation, and Niagara Bancorp, Inc. will issue a majority of its common stock to Niagara Bancorp, MHC, a New York-chartered mutual holding company, and sell a minority of its common stock to the public. Concurrent with the Reorganization, the MHC will retain $100,000 for initial capitalization while the Holding Company will retain up to 50 percent of the net conversion proceeds. Immediately after consummation of the Reorganization, it is not anticipated that the MHC or the Holding Company will engage in any business activity other than ownership of their respective subsidiaries.

     The assets and liabilities of the stock subsidiaries will be substantially equivalent to those of Lockport Savings prior to the reorganization. The MHC will own a controlling interest in the Holding Company of at least

RP Financial, LC.
Page 1.2



51 percent, and the Holding Company will be the sole subsidiary of the MHC. The Holding Company will also own 100 percent of the Bank's outstanding stock.

Strategic Overview
------------------

    Throughout much of its corporate history, Lockport Savings' strategic focus has been that of a community oriented financial institution, i.e., meeting the borrowing and savings needs of its local customers in western New York. While the Bank continues to originate permanent residential mortgage loans consistent with its historical roots, Lockport Savings has taken steps to diversify its loan portfolio to include commercial and multi-family mortgage loans and, to a lesser extent, construction and non-mortgage consumer and commercial loans, a strategy which has increased the credit risk profile while also enhancing the yield and earnings potential. The Bank's risk profile is diminished however, by the large balance of low-risk investments and mortgage-backed securities ("MBS") comprising the asset base; loans receivable comprised only 53 percent of assets as of September 30, 1997 while the balance of interest-earning assets was composed of MBS and, to a lesser extent, investment securities and short-term investments.

     Lockport Savings operations have been enhanced by several other considerations. First, Lockport Savings has maintained a relatively effective cost-containment strategy on controllable operating expenses through its focus on mortgage lending and large average branch size. Second, the Bank has enjoyed relatively good deposit growth partially due to the attraction of customers from other institutions following acquisition by large out-of-market institutions and the implementation of a targeted branching strategy. And third, the Bank's relatively conservative asset investment philosophy has led to generally favorable asset quality despite the lackluster performance of the local economy overall.

     Based on financial data as of September 30, 1997, the strategies adopted by the Board and management have proven to be successful. The Bank maintains an equity-to-assets ratio of 10.8 percent, has achieved annualized asset growth of
7.5 percent since the end of fiscal 1992, and has generated moderate to strong operating returns (0.99 percent of average assets for the twelve months ended September 30, 1997).

     Lockport Savings primarily originates permanent mortgage loans secured by 1-4 family properties located within the Bank's primary market area. The Bank typically ranks as the top residential mortgage originator in Niagara County. It is the Bank's general policy to originate adjustable rate mortgage loans ("ARMs") and shorter term fixed rate loans for portfolio (i.e., loans with maturities of fifteen years or less), and originate conforming loans with maturities in excess of fifteen years for resale to the secondary market (GNMA, FNMA, and FHLMC). Management believes that the risks of holding shorter term fixed rate loans are offset by yield and profitability considerations. Lockport Savings' loan volume reflects growth over the last three fiscal years as the

RP Financial, LC.
Page 1.3



Bank has added personnel in the lending area and instituted an aggressive marketing campaign with the objective of expanding the loan portfolio and increasing the loans/deposits ratio.

     Lockport Savings' secondary market strategy has enabled the Bank to more fully participate in the residential mortgage loan market without accepting the interest rate risk of holding longer term fixed rate mortgage loans. It is Lockport Savings' preference to sell loans on a servicing retained basis with the objective of retaining customer relationships, building off-balance sheet value through a portfolio of loans serviced for others and enhancing non-interest revenue. As of September 30, 1997, Lockport Savings serviced residential loans for others with a principal balance of approximately $139.8 million.

    To supplement its lending activities and given the limited growth characteristics of the Bank's market, Lockport Savings deploys excess liquidity into various investment vehicles. The portfolio of investments and MBS reflects growth over the last five fiscal years, notwithstanding growth of the loans-to-deposits ratio. The Bank's investment securities portfolio is largely comprised of U.S. Government and federal agency obligations, as well as asset-backed securities. MBS primarily consist of pass-through securities issued by all the major secondary market agencies and collateralized mortgage obligations ("CMOs"). As of September 30, 1997, Lockport Savings' cash and investments portfolio totaled $216.7 million, or 18.4 percent of total assets, while the MBS portfolio equaled $285.8 million, or 24.3 percent of total assets. Most of the Bank's investments and MBS are classified as "available for sale".

     Retail deposits have consistently served as the primary funding liability for the Bank, while borrowings have been used to a limited degree, primarily for asset-liability management purposes. Notwithstanding the relatively strong deposit growth achieved by the Bank since fiscal 1992, Lockport Savings' cost of funds is not considered to be extraordinarily high. The Bank attributes a portion of its growth to customers transferring accounts to the Bank away from locally-based institutions who have been acquired by out-of-market institutions over the last few years. Furthermore, Lockport Savings has nearly doubled the number of branches since the end of fiscal 1992 and significantly expanded its presence in Erie and Niagara Counties.

     Management expects that the future activities of the Bank will continue to focus on products and services which have facilitated growth of the Bank's capital and earnings to date. Specifically, the largest segment of Lockport Savings' business will continue to be traditional, with an orientation towards retail deposit products and retail banking services, funding one-to-four family residential mortgage loans and purchasing high quality short-term or adjustable rate investment and mortgage-backed securities.

     A key reason for the conversion is that the Board and management of Lockport Savings believe that the Bank is uniquely postured among the many other competing and/or significantly larger financial institutions with

RP Financial, LC.
Page 1.4


which it competes, particularly those headquartered out of market. Importantly, management believes that in acquiring many of the locally owned institutions, the large out-of-market companies have alienated many customers by reducing the level of service, imposing a less attractive fee structure, or closing convenient branches. In some cases, branches have changed hands more than one time over the last five years reducing customer loyalty still further. Against this backdrop, the Bank has successfully positioned itself as the small, community-oriented alternative to the large out-of-market banks.

     Lockport Savings has firm plans to open three additional branch offices in targeted areas within the Bank's market area by the end of 1998. Such offices are projected to require capital expenditures approximating $2.3 million. In addition, the Bank has tentative plans to open one additional office. All the proposed offices are in Lockport Savings' current four county market. Management has plans to evaluate other potential sites for de novo branching in the future which will likely be in-market.

     Management believes that the conversion will support Lockport Savings' efforts to broaden its product line and pursue long term growth. The near-term deployment of the net conversion proceeds is as follows:

     Niagara Bancorp. Niagara Bancorp is expected to retain up to 50 percent of
     ---------------
     the net conversion proceeds. At present, the Holding Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities with maturities ranging up to two years. Over time, the Holding Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

     Lockport Savings. At least 50 percent of the net conversion proceeds will
     ----------------
     be infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in Bank capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be accounted for as a contra-equity. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, used to repay short-term borrowings and/or to fund loan commitments or loans in the pipeline.

     On a pro forma basis, Lockport Savings will be in an overcapitalized position. The Board of Trustees has determined to pursue a strategy of controlled growth in its western New York markets in order to leverage capital. The Bank also intends to expand by branching (three branches are currently planned to be opened in 1998) and will consider purchasing branches and branch deposits should such become available as large competitors restructure their retail networks. Asset growth is expected to be funded through internal deposit growth, branching and borrowings. The Board recognizes that asset growth is a long term strategy, however, and that the Bank will operate in the near term in an overcapitalized position. The Holding Company may also consider various capital management strategies if appropriate to assist in the long-run objective of increasing return on equity.

RP Financial, LC.
Page 1.5



Balance Sheet Trends
--------------------

     Over the last several years, Lockport Savings pursued a growth strategy, reflecting a combination of retail deposits (including de novo branching) and, to a lesser extent, borrowed funds. The impact of this strategy is evidenced in the summary balance sheet data set forth in Table 1.1 which shows that Lockport Savings' total assets increased from $834.8 million at the end of fiscal 1992 to $1.176 billion as of September 30, 1997, which reflects a 7.5 percent compounded annual growth rate. Notwithstanding the increase in total assets, Lockport Savings' capital ratio increased from 9.1 percent of assets as of the end of fiscal 1992 to 10.8 percent as of September 30, 1997, as the Bank's strong earnings levels resulted in a more rapid equity growth pace than total assets. All of Lockport Savings' capital consisted of tangible capital as of the September 30, 1997.

     With the balance sheet growth realized by Lockport Savings, the mixture of interest-earning assets has also undergone change. Loans receivable comprise the largest segment of interest-earning assets, totaling $622.5 million, or 52.9 percent of total assets as of September 30, 1997. The balance of loans receivable has grown at a faster annual rate than assets, leading to an increase in the loans/deposits ratio. The comparatively faster loan growth has been primarily funded through growth of the deposit base as well as through the utilization of borrowed funds. The composition of the loan portfolio has remained relatively stable however, with 1-4 family residential mortgage loans comprising the largest segment of the loan portfolio. While the Bank has been seeking to expand the loan portfolio and the loans/deposit ratio with the objective of increasing earnings and franchise value, Lockport Savings still maintains a large investment portfolio as a result of consumers' preference for longer term fixed rate loans (which the Bank sells into the secondary market) and the limited growth trends observed in the Bank's market.

     In addition to portfolio loans, Lockport Savings has also been originating loans for resale into the secondary market (particularly fixed rate mortgages), generally on a servicing retained basis, providing the Bank with fee income and the ability to offer a more comprehensive range of products while limiting interest rate risk. The Bank typically retains adjustable rate and shorter term fixed rate residential loans (i.e., monthly payment loans and bi-weekly payment loans with maturities equal to or in excess of 15 years and 20 years, respectively).

     The second largest component of Lockport Savings' balance sheet was MBS, which equaled $285.8 million, or 24.3 percent of total assets as of September 30, 1997. MBS consist of straight agency pass-through securities and, to a lesser extent, CMOs collateralized primarily by government agencies although there are several private issue securities as well. Due to interest rate risk considerations, the majority of Lockport Savings' MBS are collateralized by shorter term balloon loans. The entire MBS portfolio was classified as "available for sale" as of September 30, 1997.

RP Financial, LC.


                                   Table 1.1
                             Lockport Savings Bank
                           Historical Balance Sheets
                        (Amount and Percent of Assets)


                                                                         For the Fiscal Year Ended December 31,
                                                     -------------------------------------------------------------------------------
                                                            1992                 1993               1994                 1995
                                                     ------------------   -----------------  ------------------  -------------------
                                                      Amount      Pct      Amount     Pct     Amount      Pct     Amount       Pct
                                                      ------      ---      ------     ---     ------      ---     ------       ---
                                                      ($000)      (%)      ($000)     (%)     ($000)      (%)     ($000)       (%)
Total Amount of:
Assets                                               $834,764   100.00%   $914,910  100.00%  $916,185   100.00%  $994,291    100.00%
Loans Receivable (net)                                359,442    43.06%    421,061   46.02%   474,191    51.76%   535,971     53.90%
Mortgage-Backed Securities (MBS) -AFS                 323,105    38.71%    300,582   32.85%   273,280    29.83%   261,543     26.30%
Investment Securities (Available for Sale)-(AFS)       27,520     3.30%     67,903    7.42%    65,733     7.17%    84,867      8.54%
Investment Securities (Held to Maturity) - (HTM)       33,809     4.05%     51,927    5.68%    43,838     4.78%    46,700      4.70%
Deposits                                              746,345    89.41%    812,939   88.85%   819,690    89.47%   861,065     86.60%
Borrowed Funds                                              0     0.00%          0    0.00%         0     0.00%         0      0.00%
Total Equity                                           75,722     9.07%     87,195    9.53%    81,322     8.88%   107,653     10.83%


Loans/Deposits                                                   48.16%              51.79%              57.85%               62.25%
Average Interest-Earning Assets/
  Avergage Interest-Bearing Liabilities                         110.27%             109.95%             112.30%              113.92%

Non-Performing Assets/Assets                                      0.73%               0.85%               0.80%                1.26%
Allowances for Loan Losses as a Percent of:
    Loans Receivable, net                                         0.75%               0.96%               0.88%                0.88%
    Non-Performing Loans                                        102.20%              83.61%              99.29%              119.01%

Full Service Offices                                                 8                  10                  10                   11


                                                         For the Fiscal Year
                                                          Ended December 31,                                 Compounded
                                                        ----------------------              As of              Annual
                                                                 1996                September 30, 1997      Growth Rate
                                                        ----------------------    -----------------------  --------------
                                                          Amount         Pct         Amount         Pct         Pct
                                                          ------         ---         ------         ---         ---
                                                          ($000)         (%)         ($000)         (%)         (%)
Total Amount of:
Assets                                                  $1,093,358     100.00%    $1,176,451      100.00%      7.49%
Loans Receivable (net)                                     598,486      54.74%       622,487       52.91%     12.26%
Mortgage-Backed Securities (MBS) -AFS                      284,860      26.05%       285,762       24.29%     -2.55%
Investment Securities (Available for Sale)-(AFS)           130,269      11.91%       179,211       15.23%     48.36%
Investment Securities (Held to Maturity) - (HTM)            38,000       3.48%        37,500        3.19%      2.21%
Deposits                                                   920,072      84.15%       992,219       84.34%      6.18%
Borrowed Funds                                              32,008       2.93%        28,740        2.44%       N.M.
Total Equity                                               115,664      10.58%       126,720       10.77%     11.45%


Loans/Deposits                                                          65.05%                     62.74%
Average Interest-Earning Assets/
  Avergage Interest-Bearing Liabilities                                113.93%                    113.63%

Non-Performing Assets/Assets                                             0.74%                      0.21%
Allowances for Loan Losses as a Percent of:
    Loans Receivable, net                                                1.09%                      1.02%
    Non-Performing Loans                                               138.57%                    330.00%

Full Service Offices                                                       13                         15


Source: Lockport Savings Bank's audited and unaudited financial reports.

RP Financial, LC.
Page 1.7


     The balance of the portfolio of investments included short term liquidity investments, U.S. government and agency obligations, asset-backed securities, corporate and municipal bonds and money market preferred stock. U.S. Treasury, asset-backed securities, and money market preferred stock comprise the majority of the Bank's investment portfolio. The portfolio is comprised primarily of short- to intermediate-term investments (maturities typically five years or less). Management anticipates that the investment portfolio will be managed in a fashion relatively consistent with recent practices although the balance of investments will likely increase immediately following the conversion. It is management's current intent to initially deploy the cash received in the conversion into short-to intermediate-term investment securities with maturities up to two years and/or short term MBS. Over the longer term, management will be seeking to redeploy such funds into higher yielding whole loans.

     The Bank's assets were funded with a combination of deposits, borrowings and retained earnings at September 30, 1997. Retail deposits have consistently met the substantial portion Lockport Savings' funding needs. Since fiscal year-end 1992, deposits have experienced 6.2 percent compounded annual growth, with growth concentrated in certificates of deposit ("CDs"). CDs comprised the largest component of the Bank's deposit base, equaling 52.1 percent of total deposits as of September 30, 1997. In this regard, Lockport Savings' deposit mixture has changed somewhat over the last several fiscal years. Whereas CDs equaled 39.1 percent of total deposits at the end of fiscal 1994, CDs equaled
52.1 percent of total deposits as of September 30, 1997. The increase in CDs has resulted in a higher cost of funds for the Bank and has been necessitated by Lockport Savings' growth objectives.

     The Bank has not utilized borrowed funds to any significant extent over the last five fiscal years. As of September 30, 1997, borrowed funds outstanding totaled $28.7 million and consisted of funds from the Federal Home Loan Bank of New York ($10.0 million) as well as reverse repurchase agreements ($18.7 million). It is management's preference to rely on deposits to fund operations however, the Bank has in the past, and expects to continue in the future, to utilize borrowings under several circumstances as follows: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; (3) to enhance earnings when attractive arbitrage opportunities arise (i.e, the Bank is considering employing borrowings to fund the purchase of investments at a spread); and (4) to generate additional liquid funds, if required.

     Positive earnings over the last four and three quarter years translated into compounded annual capital growth of 11.5 percent. Capital growth has slightly outpaced asset growth, and Lockport Savings' equity-to-assets ratio has increased from 9.1 percent of assets at September 30, 1992 to 10.8 percent as of September 30, 1997. All of the Bank's capital is tangible capital, and Lockport Savings maintains capital surpluses relative to all of its minimum regulatory requirements (see the table below). The addition of the net proceeds of the stock offering will serve to strengthen the Bank's financial condition, support planned expansion including the additional capital investment in new office facilities and targeted growth.

RP Financial, LC.
Page 1.8

                                                             Capital
                                                              Over
                                      Required    Actual    Required
                                       Capital    Capital    Amount
                                      ---------  ---------  ---------
                                        ($000)    ($000)     ($000)
     Tier I Leverage Capital Ratio     $34,991   $125,383   $ 90,392
     Risk-Based Capital:  Tier I        24,235    125,383    101,148
     Risk-Based Capital:  Total         48,470    131,736     83,267

     Source:  Prospectus.

     The Bank's ratio of average interest-bearing assets ("IEA") as a percent of average interest-bearing liabilities ("IBL") has steadily increased in line with the growth in equity. On a post-conversion basis, the increased capitalization should lead to IEA/IBL ratio improvement.

Income and Expense Trends
-------------------------

     The Bank has reported a generally favorable earnings trend since fiscal 1994 on a reported basis, but recent earnings are below the record levels reported in 1992 and 1993 (See Table 1.2 for details). Specifically, net earnings before the impact of accounting adjustments equaled $11.2 million and $11.3 million in fiscal 1992 and fiscal 1993, respectively, and declined to $9.7 million in fiscal 1994. In this regard, the Bank actively managed the portfolio in 1992 and 1993 to take advantage of a declining interest rate environment to produce capital gains. Since fiscal 1994, reported earnings levels have generally been rising and equaled $11.2 million, or 0.99 percent of average assets for the twelve months ended September 30, 1997. Trends with respect to core earnings reflect a somewhat different pattern with core earnings increasing over the period from 1992 to 1994 and fluctuating in a range of $9.4 million to $10.3 million, thereafter. The generally favorable trend in core earnings from fiscal 1990 to fiscal 1994 is attributable to a number of factors including consistent asset growth and a generally favorable interest rate environment, which, in turn, have fueled growth of the Bank's net interest income. Since 1994, core earnings growth has been restrained by growth in the Bank's operating expense ratio as Lockport Savings' has incurred significant expenditures related to its branching strategy which have not yet provided offsetting benefits to the Bank's core profitability.

     The Bank's net interest income reflects steady growth from fiscal 1992 to the twelve months ended September 30, 1997 in absolute dollar terms ($26.8 million to $36.9 million, respectively), although net interest income peaked in fiscal 1992 when measured as a percent of average assets. The growth in the level of net interest income observed over the last five fiscal years is attributable to balance sheet growth achieved by the Bank. Furthermore, the ratio of net interest income to average assets reflects only a modest decline which is

RP Financial, LC.


                                   Table 1.2
                             Lockport Savings Bank
                         Historical Income Statements
                       (Amount and Percent of Assets)(1)


                                                                     For the Fiscal Year Ended December 31,
                                                    -----------------------------------------------------------------------
                                                            1992                    1993                    1994
                                                    --------------------   ----------------------  ------------------------
                                                      Amount      Pct        Amount        Pct       Amount        Pct
                                                      ------      ---        ------        ---       ------        ---
                                                      ($000)      (%)        ($000)        (%)       ($000)        (%)
Interest Income                                      $61,096      8.00%      $61,681       7.04%     $63,144       6.82%
Interest Expense                                     (34,281)    -4.49%      (32,597)     -3.72%     (31,754)     -3.43%
                                                     --------    ------      --------     ------     --------     ------
Net Interest Income                                  $26,815      3.51%      $29,084       3.32%     $31,390       3.39%
Provision for Loan Losses                             (1,398)    -0.18%       (1,522)     -0.17%        (948)     -0.10%
                                                      -------    ------       -------     ------        -----     ------
Net Interest Income after Provisions                 $25,417      3.33%      $27,562       3.15%     $30,442       3.29%

Other Income                                          $1,946      0.25%       $3,442       0.39%      $3,235       0.35%
Operating Expense                                    (15,689)    -2.06%      (16,666)     -1.90%     (18,399)     -1.99%
                                                     --------    ------      --------     ------     --------     ------
Net Operating Income                                 $11,674      1.53%      $14,338       1.64%     $15,278       1.65%

Net Gain(Loss) on Sale of AFS Securities              $5,732      0.75%       $3,601       0.41%       ($849)     -0.09%
Provision for Loss on Nationar Deposit                     0      0.00%            0       0.00%           0       0.00%
                                                           -      -----            -       -----           -       -----
  Total Non-Operating Income/(Expense)                $5,732      0.75%       $3,601       0.41%       ($849)     -0.09%

Net Income Before Tax                                $17,406      2.28%      $17,939       2.05%     $14,429       1.56%
Income Taxes                                          (6,184)    -0.81%       (6,595)     -0.75%      (4,704)     -0.51%
                                                      -------    ------       -------     ------      -------     ------
Net Inc(Loss) Before Extraordinary Items             $11,222      1.47%      $11,344       1.30%      $9,725       1.05%
Cumulative Effect of Change in
  Accounting For Income Taxes                             $0      0.00%         $129       0.01%       ($924)     -0.10%
                                                          --      -----         ----       -----       ------     ------
Net Income (Loss)                                    $11,222      1.47%      $11,473       1.31%      $8,801       0.95%

Estimated Core Earnings
-----------------------
Net Income                                           $11,222      1.47%      $11,344       1.30%      $9,725       1.05%
Addback(Deduct): Non-Recurring (Inc)/Exp              (5,732)    -0.75%       (3,601)     -0.41%         849       0.09%
Tax Effect                                             2,036      0.27%        1,324       0.15%        (277)     -0.03%
                                                       -----      -----        -----       -----        -----     ------
  Estimated Core Income                               $7,526      0.99%       $9,067       1.04%     $10,297       1.11%

Memo:
      Expense Coverage Ratio (2)                      170.92%                 174.51%                 170.61%
      Efficiency Ratio (3)                             57.34%                  53.75%                  54.63%
      Effective Tax Rate                               35.53%                  36.76%                  32.60%



                                                      For the Fiscal Year Ended December 31,
                                                    ------------------------------------------       Twelve Months Ended
                                                              1995                    1996            September 30, 1997
                                                    ---------------------- ---------------------   ------------------------
                                                      Amount      Pct        Amount        Pct       Amount        Pct
                                                      ------      ---        ------        ---       ------        ---
                                                      ($000)      (%)        ($000)        (%)       ($000)        (%)
Interest Income                                      $69,856      7.32%      $75,062       7.18%     $80,914       7.20%
Interest Expense                                     (39,034)    -4.09%      (40,655)     -3.89%     (43,966)     -3.91%
                                                     --------    ------      --------     ------     --------     ------
Net Interest Income                                  $30,822      3.23%      $34,407       3.29%     $36,948       3.29%
Provision for Loan Losses                             (1,016)    -0.11%       (2,187)     -0.21%      (1,301)     -0.12%
                                                      -------    ------       -------     ------      -------     ------
Net Interest Income after Provisions                 $29,806      3.12%      $32,220       3.08%     $35,647       3.17%

Other Income                                          $3,929      0.41%       $5,176       0.50%      $5,470       0.49%
Operating Expense                                    (19,543)    -2.05%      (21,526)     -2.06%     (24,943)     -2.22%
                                                     --------    ------      --------     ------     --------     ------
Net Operating Income                                 $14,192      1.49%      $15,870       1.52%     $16,174       1.44%

Net Gain(Loss) on Sale of AFS Securities              $1,477      0.15%         $576       0.06%        $919       0.08%
Provision for Loss on Nationar Deposit                  (600)    -0.06%          600       0.06%         600       0.05%
                                                        -----    ------          ---       -----         ---       -----
  Total Non-Operating Income/(Expense)                  $877      0.09%       $1,176       0.11%      $1,519       0.14%

Net Income Before Tax                                $15,069      1.58%      $17,046       1.63%     $17,693       1.57%
Income Taxes                                          (5,144)    -0.54%       (6,278)     -0.60%      (6,516)     -0.58%
                                                      -------    ------       -------     ------      -------     ------
Net Inc(Loss) Before Extraordinary Items              $9,925      1.04%      $10,768       1.03%     $11,177       0.99%
Cumulative Effect of Change in
  Accounting For Income Taxes                             $0      0.00%            0       0.00%           0       0.00%
                                                          --      -----            -       -----           -       -----
Net Income (Loss)                                     $9,925      1.04%      $10,768       1.03%     $11,177       0.99%

Estimated Core Earnings
-----------------------
Net Income                                            $9,925      1.04%      $10,768       1.03%     $11,177       0.99%
Addback(Deduct): Non-Recurring (Inc)/Exp                (877)    -0.09%       (1,176)     -0.11%      (1,519)     -0.14%
Tax Effect                                               299      0.03%          433       0.04%         559       0.05%
                                                         ---      -----          ---       -----         ---       -----
  Estimated Core Income                               $9,347      0.98%      $10,025       0.96%     $10,217       0.91%



Memo:
      Expense Coverage Ratio (2)                      157.71%                 159.84%                 148.13%
      Efficiency Ratio (3)                             57.93%                  57.56%                  60.66%
      Effective Tax Rate                               34.14%                  36.83%                  36.83%

(1)  Ratios are as a percent of average assets.
(2)  Net interest income divided by operating expenses.
(3) Operating expenses as a percent of the sum of net interest income and other income (excluding gains on sale).

Source: Lockport Savings Bank's audited and unaudited financial statements.

RP Financial, LC.
Page 1.10


attributable to the large base of core deposits and management's focus on maintaining the asset base on a relatively short repricing structure in comparison to many savings institutions.

     Exhibit I-5, which shows changes in Lockport Savings' yields and costs over time, indicates that while the Bank's net spread diminished from 3.07 percent in fiscal 1994 to 2.88 percent in fiscal 1995, spreads have subsequently been maintained at relatively stable levels. For the nine months ended September 30, 1997, Lockport Savings' interest rate spread equaled 2.83 percent.

     The Bank's deposit structure, which is heavily weighted toward savings and transaction accounts, coupled with the Bank's secondary market activities which provide Lockport Savings with loan servicing income and gains on the sale of loans have all contributed to a moderate level of non-interest fee income ("other income"). Overall, Lockport Savings posted other income of 0.48 percent of average assets for twelve months ended September 30, 1997, which is consistent with the level reported in fiscal 1996 but modestly above the level reported in previous years. In the future, Lockport Savings will be seeking to diversify its product line with a view toward increasing other income. In particular, management is currently analyzing the feasibility and profit potential of increasing the Bank's insurance offerings and may consider acquiring insurance agencies or investment companies in the future. Additionally, Lockport Savings will be seeking to build more comprehensive full-service relationships with its customers in the future which may also enhance the level of other income.

     The Bank's operating expenses have generally been maintained at relatively moderate levels approximating 2.00 percent of average assets. In this regard, operating expenses increased from $15.7 million in fiscal 1992 to $21.5 million in fiscal 1996 although the operating expense ratio fluctuated in a relatively narrow range from 1.90 percent of average assets to 2.06 percent of average assets due to asset growth. The Bank's operating expense ratio was at relatively moderate levels over this period owing to the relatively limited operational diversification undertaken by the Bank, the high level of investments and MBS which entail minimal costs to acquire and service and due to the Bank's relatively large average branch size, which limits the number of required staff.

     The Bank's operating expenses increased during the twelve months ended September 30, 1997, to equal $24.9 million, or 2.20 percent of average assets. The increase in the operating expense ratio was due, in part, to several one-time items including a $200,000 charge-off for outdated equipment and software, a $325,000 expense relating to tax planning services, and a $150,000 reserve established for litigation in connection with escrow reserves. The management of Lockport Savings believes that the Bank's operating expenses may be subject to upward pressure in the future due to several factors. First, the Bank recently constructed a building in Lockport (completed in October 1997), New York, which is currently housing the Bank's administrative offices. The cost to acquire the Lockport property was approximately $278,000 and the additional cost of construction, furniture,

RP Financial, LC.
Page 1.11


fixtures and equipment totaled approximately $10.7 million. In addition, the Bank plans to open three additional offices in Erie County in fiscal 1998 and may open one additional office in 1998 or 1999.

     Management has estimated the total incremental operating costs of the administrative office to be approximately $1.0 million and the three planned branch offices to be in the range of $1.9 million in the first year of operation (none of these expenses are reflected in the historical earnings figures). In addition to the foregoing branch sites which have been identified, management's long range plan is to open additional offices in its market on as yet, unidentified sites. In addition to the foregoing, the incremental expense of operating as a stock institution, as well as the costs of the stock based benefit plans, can be expected to result in moderately higher operating expenses for the Bank. At the same time, balance sheet growth targeted by management may partially diminish growth of Lockport Savings' operating expense ratio resulting from these upward pressures.

     The Bank's efficiency ratio (excluding gains and losses) has been in the range of roughly 54 to 61 percent over the last several years.

     Loan loss provisions recorded by Lockport Savings have been at relatively moderate levels for the twelve months ended September 30, 1997, and the loss provisions established were attributable to growth of the loan portfolio and a modest level of chargeoffs. During the twelve months ended September 30, 1997, the Bank recorded loan loss provisions equal to $1.301 million, or 0.11 percent of average assets. Although management believes that the current balance of allowances for loan losses is adequate, management continually evaluates the adequacy of allowances for loan losses to ensure consistency with the Board approved policies and procedures.

     Gains on the sale of investments have been limited as most of the Bank's investments, although classified as available for sale, are held to generate interest income. However, the Bank occasionally sells it AFS investments in conjunction with its assessment of interest rate and market conditions. For the twelve months ended September 30, 1997, gains on the sale of investments totaled $919,000, equal to 0.08 percent of average assets. The Bank's trailing twelve month earnings also reflect a $600,000 recovery of loss reserves related to a Nationar, Inc. deposit established in fiscal 1995.

     The Bank's tax rate has ranged from approximately 32.6 percent to 36.8 percent over the last 5 years. During fiscal 1997, the Bank engaged in a tax planning strategy to reduce state income taxes. The Bank's tax planning strategy is being accomplished through two wholly-owned subsidiaries: (1) LSB Funding; and (2) LSB Securities. LSB Funding, a wholly-owned real estate investment trust ("REIT") owns approximately $212.1 million of Lockport Savings' mortgage loans exchanged for 100 percent common stock ownership. Under current tax laws, REIT income is subject to a 60 percent dividend exclusion. While additional loans may be transferred to the REIT in the future, the amount is limited by the Qualified Thrift Lender ("QTL") test as REIT loans do not

RP Financial, LC.
Page 1.12


count towards the QTL computation. Additionally, LSB Securities holds approximately $49.9 million of U.S. Treasury securities which are now subject to the 60 percent dividend exclusion for state tax purposes. The foregoing tax strategies have reduced the Bank's effective state and federal tax rate from the prior 37 percent to approximately 35 percent currently. The Bank recognizes that a change in tax laws may eliminate such tax benefits, although no change in the relevant tax laws is known to be underway at this time.

Interest Rate Risk Management
-----------------------------

     Lockport Savings manages interest rate risk primarily from the asset side of the balance sheet. To control interest rate risk, Lockport Savings has implemented several strategies, including: (1) diversifying the loan portfolio into shorter-term or adjustable rate loans; (2) selling long-term residential mortgages originated into the secondary market on a servicing retained basis;
(3) striving to fund operations through comparatively lower cost retail deposits; and (4) maintaining strong capital levels.

     These strategies have generally served to increase the sensitivity of the Bank's assets to changes in interest rates and lengthen the duration of liabilities. Furthermore, the sale of fixed rate loans into the secondary market enhances the Bank's non-interest revenues, thereby reducing the reliance on net interest income for overall earnings. The gap analysis set forth in Exhibit I-6 reflects the impact of the foregoing strategies on the Bank's repricing structure. The gap measures indicate a liability sensitive position with a cumulative gap-to-assets ratio equal to negative 22.16 percent in the one year or less bucket and negative 8.04 percent in the three year or less period. Similarly, a rate shock analysis (see Exhibit I-7) also reflects a liability sensitive position with increases in net interest income and market value generally reflected under lower rate scenarios.

     Overall, the data suggests the Bank's earnings would be negatively impacted by rising interest rates although the Bank has been somewhat successful in reducing its exposure to interest rate risk. At the same time, there are numerous limitations inherent in such analyses, such as the credit risk of the Bank's loans and the impact to secondary market loan sales under a higher interest rate environment.

Lending Activities and Strategy
-------------------------------

     Lockport Savings' lending strategy has been developed to take advantage of the Bank's historical strengths in the areas of permanent residential mortgage and the recent trend toward consolidation of the banking sector in its market which has alienated some local customers. Additionally, the Bank has sought to diversify its portfolio to include higher yielding multi-family and commercial mortgage loans as well as non-mortgage loans as a means of enhancing yields and the interest sensitivity of the asset base.

RP Financial, LC.
Page 1.13



     Lockport Savings' lending operations consist of four major segments as follows: (1) residential mortgage lending for portfolio; (2) multi-family and commercial mortgage lending; (3) non-mortgage lending involving primarily various types of consumer loans; and (4) secondary market operations in which Lockport Savings originates loans for resale generally on a servicing retained basis. Such lending strategy is consistent with Lockport Saving's community bank orientation, as evidenced in the Bank's loan portfolio composition (see Exhibits I-8). As of September 30, 1997, permanent mortgage loans secured by 1-4 family properties totaled $386.5 million, or 61.8 percent of total loans and construction loans (many of which are residential construction loans) totaled $14.0 million, or 2.2 percent of total loans. Additionally, home equity loans equaled $13.0 million, or 2.1 percent of total loans.

     Consistent with the Bank's community banking strategy, the Bank offers a wide array of products and services and has diversified its loan portfolio with mortgages secured by multi-family and commercial properties totaling $72.8 million and $69.6 million, respectively, as of September 30, 1997. Non-mortgage loans totaled $69.6 million, or 11.1 percent of total loans as of September 30, 1997. In the future, Lockport Savings will seek to maintain a relatively diversified loan portfolio consistent with community bank operations, and may seek to build the level of commercial business lending, primarily to small local businesses.

     The Bank originates both fixed rate and adjustable rate 1-4 family loans. The general practice is to retain adjustable rate mortgage loans ("ARMs") for portfolio and sell longer term fixed rate loans (i.e., loans with maturities in excess of 15 years) in the secondary market on a servicing retained basis. Shorter term fixed rate loans with maturities of 15 years or less (20 years or less for bi-weekly payment loans) are typically retained for portfolio as a means of leveraging capital and as a yield enhancement measure. Management believes that the incremental interest rate risk exposure of holding fixed rate loans is moderated by their comparatively high rate of amortization and low default rates. ARM loans are made with 1, 3, 5 and 7 year adjustment frequencies with the rate indexed to the U.S. Treasury yield of corresponding maturity at a margin ranging from 275 basis points to 325 basis points.

     The Bank originates 1-4 family loans up to a loan-to-value ("LTV") ratio of
95.0 percent, with private mortgage insurance ("PMI") being required for loans in excess of a 80.0 percent LTV ratio. To support home ownership for low-to-moderate income first-time home buyers, the Bank actively participates in residential mortgage programs sponsored by FNMA, FHLMC and the State of New York Mortgage Agency ("SONYMA"). Substantially all of the loans in the Bank's portfolio are secured by properties in Lockport Savings' primary market.

     The Bank also originates loans for the purpose of constructing and/or developing single family houses and, to a lesser extent, multi-family and commercial properties. As of September 30, 1997, construction loans

RP Financial, LC.
Page 1.14


totaled $14.0 million, equal to 2.23 percent of gross loans receivable. Single-family construction loans are originated to builders on both a "spec" and pre-sold basis. Additionally, the Bank originates construction/permanent loans to homeowners which are construction loans which convert to permanent loans at the end of the construction phase. Additionally, the Bank will also finance the construction of various other properties located in its market but is generally highly selective in extending such credits.

     As a complement to the 1-4 family permanent mortgage lending activities, the Bank also originates home equity loans and second mortgage loans. Home equity loans are amortizing loans with maximum terms of 30 years. Home equity lines are typically variable rate, and reprice based on the Prime Rate. Such loans are subject to a loan-to-value ratio of up to 80 percent. Given the Bank's expertise in home lending, management anticipates modestly intensifying efforts to make home equity loans in the future.

     The balance of the mortgage loan portfolio consists of commercial real estate and multi-family loans, which are generally collateralized by properties in the Bank's normal lending territory. Commercial real estate loans are generally extended up to a 75 percent LTV ratio and require a debt-coverage ratio of at least 1.2 times. Apartment loans may be extended with up to an 80 percent LTV ratio. Furthermore, the Bank generally requires personal guarantees of the loan principal prior to making commercial and multi-family mortgage loans. The Bank's commercial loan terms also typically provide for amortization periods of up to 20 years while multi-family loans may be originated for terms of up to 25 years. Properties securing the commercial real estate/multi-family loan portfolio include small office buildings and apartments, churches, warehouses, and retail outlets.

     To date, commercial business lending has been a relatively minor area of lending diversification for the Bank, consisting primarily of real estate secured loans to small businesses in the local market. Commercial business loans offered by the Bank are generally extended as lines of credit or short term floating rate loans indexed to the Wall Street Journal prime rate plus a margin or short-term fixed rate loans with terms of less than seven years. Management has indicated that it is its intention to expand the commercial loan portfolio moderately in the future.

     Diversification into consumer lending consists primarily of mobile home loans, personal installment loans and student loans with a variety of other loan types comprising the balance of the loan portfolio. Management expects that the level of consumer loans may continue to increase in the future at a moderate pace.

     Exhibit I-11, which shows the Bank's loan originations, repayments and sales over the past three fiscal years, highlights Lockport Savings' emphasis on originating 1-4 family permanent mortgage loans. Unlike many institutions which have observed falling or flat loan origination volumes following the refinancing boom from 1992 through 1994, Lockport Savings' loan volume has been subject to modest increase since fiscal 1994. In this

RP Financial, LC.
Page 1.15


regard, overall loan originations totaled $141.2 million in fiscal 1994 and increased to $177 million in fiscal 1996. Origination levels have, however, diminished somewhat over the first nine months of fiscal 1997 ($122.0 million versus $130.1 million for the same period last year). One-to-four family mortgage loans comprises the largest segment of the Bank's loan volume, equaling $110.9 million in fiscal 1996, which is modestly above the annualized rate for 1997. The balance of the Bank's loan volume consists of various other types of loans including multi-family and commercial mortgages and consumer loans.

     Residential loans are originated primarily in three ways: (1) through loan applications taken by branch managers; (2) by seven in-house loan originators compensated through a base salary and a commission structure; and (3) via three correspondents which provide a complete loan application to the Bank for review, approval by the Bank's underwriters and officers (comprises approximately 55 percent of residential loan volume). Additionally, the Bank will occasionally purchase participations in loans (primarily commercial and multi-family mortgage loans) originated by other lenders, without recourse to the seller except in cases of fraud.

     Loan sales by the Bank have been at relatively moderate levels and have primarily consisted of fixed rate residential loans (both conforming and non-conforming loans). During fiscal 1996 and the nine months ended September 30, 1997, loan sales totaled $30.9 million and $27.3 million, respectively. The portfolio of residential loans serviced for others approximated $139.8 million at September 30, 1997.

Asset Quality
-------------

     Lockport Savings asset quality has been strong over the last five fiscal years, notwithstanding the growth of the Bank's loan portfolio, including growth in higher risk-weight loans. Specifically, as reflected in Exhibit I-12, the balance of NPAs in Lockport Savings portfolio increased to 1.26 percent of assets in fiscal 1995, largely due to the Nationar, Inc. insolvency but has subsequently diminished and equaled $2.5 million, or 0.21 percent of assets, as of September 30, 1997. As of September 30, 1997, Lockport Savings NPAs consisted primarily of non-accrual loans, as well as a small amount of accruing loans 90 days or more past due and other real estate owned ("OREO") properties. At that date, the Bank's loan loss reserves equaled $6.353 million, or 1.02 percent of the net loan portfolio and reserve coverage as a percent of NPAs was 254 percent. These credit quality ratios, coupled with the Bank's conservative nature historically, reflect relatively good credit quality and low risk of credit losses at the Bank. At the same time, the growth of the loan portfolio coupled with the lackluster performance of the local economy tends to increase the credit risk exposure relative to other savings institutions operating in areas with more dynamic economies.

RP Financial, LC.
Page 1.16


Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Bank's primary source of funds, and as of September 30, 1997, totaled $992.2 million, equal to 84.3 percent of assets. Deposits have grown at a compounded annual rate of 6.2 percent since the end of fiscal 1992. As discussed previously, Lockport Savings has been seeking to grow and expand assets and deposits with the objective of building the franchise and leveraging capital. Growth and entry into new markets has been facilitated by the opening of seven new offices since the end of fiscal 1992 which increased the number of retail branches to a total of fifteen.

     Exhibit I-14 sets forth the Bank's average deposit composition and Exhibit I-15 provides the interest rate and maturity composition of the CD portfolio at September 30, 1997. The Bank's deposit composition has consistently reflected a relatively large concentration in transaction and savings accounts, amounting to $475.4 million, or 47.9 percent of total deposits at September 30, 1997. From fiscal year end 1994 to 1997, the Bank's concentration of transaction and savings accounts decreased from 60.9 percent of the portfolio to 47.9 percent, which reflects depositors shifting funds to CDs in response to higher market interest rate levels.

     The remainder of the Bank's deposit base consists of CDs, with Lockport Savings' current CD composition reflecting a higher concentration of short-term CDs (maturities of less than one year). As of September 30, 1997, the CD portfolio totaled $516.9 million, or 52.1 percent of total deposits, with 70.5 percent of those CDs having maturities of less than one year. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $90.4 million, or 17.5 percent of CDs and 9.1 percent of total deposits. Lockport Savings typically pays a modest premium for jumbo CDs (in the range of 10 basis points).

     Borrowings typically have not been a prominent funding source for the Bank as it is management's preference to rely on deposits to fund operations. However, the Bank has in the past, and expects to continue in the future, to utilize borrowings under several circumstances as follows: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; (3) to enhance earnings when attractive arbitrage opportunities arise (i.e, the Bank is considering employing borrowings to fund the purchase of investments at a spread); and (4) to generate additional liquid funds, if required. Exhibit I-16 shows the Bank's use of borrowed funds in fiscal 1996 and fiscal 1997. Borrowings held by the Bank consist primarily of FHLB advances and reverse repurchase agreements.

Subsidiary
----------

     As of September 30, 1997, Lockport Savings maintained four wholly-owned subsidiaries. LSB Funding, Inc. is a REIT and LSB securities, Inc., is a New York State 9A company which is primarily involved in

RP Financial, LC.
Page 1.17


investment in U.S. Treasury obligations. Both of the foregoing subsidiaries were formed for the purpose of minimizing the Bank's state tax liability.

     LSB Associates, Inc. is engaged in the sale of non-traditional products offered in the Bank's retail offices. LSB Realty, Inc. was formed in 1984 for the purpose of investing in and developing real estate projects. The Bank is in the process of winding down the last of the real estate development projects and expects this subsidiary will be inactive following their completion.

Legal Proceedings
-----------------

     Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1

                                II.  MARKET AREA


Introduction
------------

Established in 1870, Lockport Savings has always been operated pursuant to a strategy of strong community service, and its dedication to being a community-oriented financial institution has led to strong customer loyalty. Lockport Savings is based in Lockport, New York, and serves the Buffalo metropolitan area through a total of fifteen full service branches, which includes two supermarket branches. The Bank considers its primary market to principally consist of the four counties in western New York where the Bank operates branch offices including Niagara County (5 branches), Erie County (8 branches), Genessee County (1 branch) and Orleans County (1 branch). The Bank also considers outlying portions of western New York to be part of its market, particularly with regard to the Bank's lending operations. There are no present plans to expand beyond the primary market area as the primary market area is believed to be a large enough area to facilitate the Bank's ability to fully implement its business plan. However, as discussed previously, Lockport Savings will be opening three to four additional offices in the next year in various sections of Erie County.

The economy in Lockport Savings' market area has traditionally been based on manufacturing and trade, based on western New York's proximity to the Midwest and the Great Lakes as well as the Erie Canal, and Canada. Over the last several decades, the Bank's markets have become gradually more diversified through the development of the services sector but the manufacturing and trade sectors continue to count for more than 40 percent of the total economy. In this regard, the auto industry continues to rank as the largest private employer in the western New York region, although the medical/dental/pharmaceutical industry represents one of the largest and most rapidly growing industries. Additionally, there is a significant chemical industry as companies such as DuPont, Carborundum, Occidental and Goodyear have been attracted to the region due in part, to the availability of inexpensive hydroelectric power.

The local economy was hard hit by the recessionary economic conditions in the 1970s, from which it was very slow to recover. The recession of the early 1990s again created significant economic difficulties in the Bank's markets, and the real estate markets were particularly impacted. While the Bank's markets have largely recovered from these periods of economic weakness, growth in terms of population and the general economy remain relatively weak in comparison to many areas of the country where economic and demographic growth is more robust.

At the same time, the Bank continues to enjoy a solid reputation as a strong, local community oriented institution which has enabled Lockport Savings to retain its position as one of the top residential mortgage lenders in Niagara and Erie Counties. Management believes Lockport Savings' relatively unique position as a mid-sized

RP Financial, LC.
Page 2.2

independent financial institution headquartered in the western New York market, coupled with the capital and visibility provided by the mutual holding company reorganization and stock offering will enhance the Bank's ability to remain competitive and expand market share in the face of consolidation trends within the industry.

Future growth opportunities for Lockport Savings in part depend on the future growth in the Bank's local markets, which have been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined with the objective of ascertaining the current risk exposure of the Bank, earnings quality and earnings growth potential, all of which are important factors in the determination of the appropriate pro forma value for Lockport Savings.

Market Area Demographics
------------------------

     Demographic growth in the Bank's market area has been measured by changes in population, number of households, median household income and per capita income, with trends in those areas summarized by the demographic data presented in Table 2.1. Since 1990, Niagara and Erie Counties where the Bank operates thirteen of its fifteen offices have shown flat or shrinking levels of population and households, which are well below the trends exhibited by the State of New York and the U.S. At the same time, Niagara and Erie Counties represent relatively large markets with a total population of 1.2 million, which present an opportunity for growth for the Bank albeit at the expense of other institutions. Outlying areas of Lockport Savings market including Genessee and Orleans County are comparatively rural although they are exhibiting more favorable demographic growth trends. Forecasts of growth in the market area through 2002 indicate that population and household growth will continue at a pace approximating recent historic levels.

     Median household and per capita income levels throughout the Bank's market were well below the levels reported at the state level and nationally. The modest income levels observed in Lockport Savings' market are attributable to the nature of the economy (i.e., the preponderance of blue collar jobs) as well as to weak growth trends). Importantly, residents benefit from the area's low cost of living; the average selling price of a single family home was $88,500 in 1996.

Local Economy
-------------

     Lockport Savings' markets have provided a relatively lackluster performance as new job creation over the last several years has been limited in comparison to the national average. The major private employers in the Bank's market area are automotive related and include Delphi-Harrison Thermal Systems and the Powertrain

RP Financial, LC.
Page 2.3

                                   Table 2.1
                                  Lockport SB
                           Summary Demographic Data

                                                          Year
                                         ---------------------------------------    Growth Rate   Growth Rate
Population (000)                            1990            1997            2002        1990-97     1997-2002
----------------                            ----            ----            ----        -------     ---------
United States                            248,710         267,805         281,209           1.1%          1.0%
New York                                  17,990          18,191          18,332           0.2%          0.2%
Erie County                                  969             949             936          -0.3%         -0.3%
Genessee County                               60              61              62           0.3%          0.3%
Niagara County                               221             221             221           0.0%          0.0%
Orleans County                                42              45              47           1.1%          1.0%

Households (000)
----------------

United States                             91,947          99,020         104,001           1.1%          1.0%
New York                                   6,693           6,700           6,744           0.0%          0.1%
Erie County                                  377             369             364          -0.3%         -0.3%
Genessee County                               22              22              22           0.3%          0.3%
Niagara County                                85              85              85           0.0%          0.0%
Orleans County                                14              15              16           0.8%          1.1%

Median Household Income ($)
---------------------------

United States                            $29,199         $36,961         $42,042           3.4%          2.6%
New York                                  31,044          36,341          38,815           2.3%          1.3%
Erie County                               30,019          28,644          28,786          -0.7%          0.1%
Genessee County                           31,027          32,281          35,575           0.6%          2.0%
Niagara County                            30,487          28,460          28,703          -1.0%          0.2%
Orleans County                            30,341          27,741          28,969          -1.3%          0.9%

Per Capita Income - ($)
-----------------------

United States                            $13,179         $18,100            ----           4.6%           N/A
New York                                  14,413          18,504            ----           3.6%           N/A
Erie County                               13,529          14,307            ----           0.8%           N/A
Genessee County                           12,701          13,681            ----           1.1%           N/A
Niagara County                            13,165          13,239            ----           0.1%           N/A
Orleans County                            11,715          11,705            ----          -0.0%           N/A


1997 Age Distribution(%)              0-14 Years     15-24 Years     25-44 Years    45-64 Years     65+ Years      Median Age
------------------------              ----------     -----------     -----------    -----------     ---------      ----------
United States                               21.7            13.6            31.4           20.5          12.7            34.8
New York                                    20.6            13.0            32.3           20.9          13.2            35.3
Erie County                                 20.3            12.8            30.5           20.4          15.9            36.4
Genessee County                             22.8            12.8            30.4           20.4          13.6            35.0
Niagara County                              21.4            13.0            29.5           20.6          15.6            36.2
Orleans County                              22.3            13.2            31.6           20.6          12.3            34.8


                                       Less Than      $15,000 to      $25,000 to     $50,000 to   $100,000 to
1997 HH Income Dist.(%)                  $15,000          25,000         $50,000       $100,000      $150,000       $150,000+
-----------------------                  -------          ------         -------       --------      --------       ---------
United States                               17.7            14.4            33.5           26.5           5.4             2.6
New York                                    20.2            13.9            31.3           25.9           5.5             3.2
Erie County                                 25.7            17.3            34.3           19.3           2.3             1.1
Genessee County                             18.9            17.5            39.4           21.8           1.6             0.6
Niagara County                              24.6            17.9            37.4           18.3           1.3             0.5
Orleans County                              21.9            21.1            40.1           15.4           0.9             0.6

Source: CACI.

RP Financial, LC.
Page 2.4

Group of General Motors which together, have over 11,000 employees. Other major employers include the state and U.S. governments as well as various local entities.

                                   Table 2.2
                             Lockport Savings Bank
                      Major Employers in Western New York

Employer                                   Activity                    Employees
--------                                   --------                    ---------
New York State                        Government                         18,643
U.S. Government                       Government                         13,000
Delphi-Harrison Thermal Systems       Automotive Heating/Cooling Sys.     6,800
Erie County                           Government                          6,799
Buffalo School District               Education                           6,550
Buffalo General Health Care           Health Care                         5,375
SUNY Buffalo                          Education                           5,270
U.S. Postal Service                   Government                          4,775
Powertrain Group of General Motors    Auto Transmissions                  4,300
Marine Midland Bank                   Banking                             4,262

     Notwithstanding limited population and economic growth experienced in western New York over the last several years, the economy has gradually improved and unemployment rates have diminished. The unemployment rates in Niagara and Erie Counties were 5.9 percent and 4.9 percent, respectively, in September 1997, which reflects a modest increase from the same period a year earlier. Comparatively, data for the U.S. and the State reflects that the national unemployment is more favorable than the level in Niagara and Erie Counties while the state average was above the level for the Bank's market.

RP Financial, LC.
Page 2.5

                                   Table 2.3
                             Lockport Savings Bank
                       Market Area Unemployment Trends(1)


                                                              Unemployment
    Region                                             Sept. 1996   Sept. 1997
    ------                                             -----------  -----------
  United States                                             5.0%         4.7%
  New York                                                  5.9          6.1
  Niagara County                                            5.3          5.9
  Erie County                                               4.4          4.9
  Genessee County                                           4.1          4.3
  Orleans County                                            4.2          5.8

  (1)  Unemployment rates are not seasonally adjusted.

  Source:  U.S. Department of Labor.

Market Area Deposit Characteristics
-----------------------------------

Competition for deposits in the Bank's primary market area is intense, which is the result of a number of factors including the relatively large size of the Buffalo metropolitan area coupled with the large number of competitors and its limited growth characteristics. Commercial banks maintain a dominant market share in all the areas served by the Bank's offices. The historical deposit data in Table 2.4 indicates that, savings institutions gained market share in Niagara, Erie and Orleans Counties and that Lockport Savings gained market share in Niagara and Erie Counties.

In contrast to the trend prevailing for many savings institutions nationally, Lockport Savings' locally-owned status coupled with its strong capital position and niche strategy has supported the Bank's ability to grow. Specifically, from 1994 to 1996, Lockport Savings' deposits increased at a 4.3 percent annual rate, and the rate of growth has increased subsequently. The Bank maintains a particularly strong market share in the Niagara County market (24.6 percent of total deposits and 100 percent of savings institution deposits). Given the relatively large size of the Erie County market and the Bank's small market share there, Lockport Savings has focused its recent and near term future expansion on Erie County (three to four branches are targeted to be opened by the end of 1998). Future branch locations will be located on sites to fill in perceived gaps in the current office network. The Bank expects that its ability to undertake new growth will be fostered by customer loyalty, the Bank's efforts to provide quality and convenient service, as well as by the Bank's status as a locally-owned and headquartered institution. The Bank is targeting to pursue growth in the future through branching and the capital provided by the conversion proceeds will enhance its ability to achieve sustained growth. Furthermore, the Bank believes that,

                                   Table 2.4
                             Lockport Savings Bank
                                Deposit Summary

                                                                         As of June 30,
                                          -----------------------------------------------------------------------------
                                                           1994                                     1996                  Deposit
                                          -------------------------------------   -------------------------------------
                                                           Market   Number of                       Market    No. of     Growth Rate
                                             Deposits       Share    Branches        Deposits       Share    Branches     1994-1996
                                             --------       -----    --------        --------       -----    --------     ---------
                                                                     (Dollars In Thousands)                                   (%)

State of New York                        $350,825,532       100.0%   4,816       $358,397,019       100.0%      4,707       1.1%
-----------------
       Commercial Banks                   250,024,848        71.3%   3,615        268,779,750        75.0%      3,622       3.7%
       Savings Institutions               100,800,684        28.7%   1,201         89,617,269        25.0%      1,085      -5.7%

Erie County                               $11,760,356       100.0%     227        $13,011,446       100.0%        235       5.2%
-----------
      Commercial Banks                     10,490,364        89.2%     202         11,470,589        88.2%        203       4.6%
      Savings Institutions                  1,269,992        10.8%      25          1,540,857        11.8%         32      10.1%
      Lockport SB (1)                         220,277        17.3%       3            260,780        16.9%          4       8.8%
      Lockport SB (2)                                         1.9%                                    2.0%

Genessee County                              $511,118       100.0%      18           $869,315       100.0%         18      30.4%
---------------
      Commercial Banks                        415,378        81.3%      16            776,072        89.3%         16      36.7%
      Savings Institutions                     95,740        18.7%       2             93,243        10.7%          2      -1.3%
      Lockport SB (1)                          52,152        54.5%       1             52,476        56.3%          1       0.3%
      Lockport SB (2)                                        10.2%                                    6.0%

Niagara County                             $2,256,387       100.0%      51         $2,247,871       100.0%         49      -0.2%
--------------
      Commercial Banks                      1,736,910        77.0%      46          1,695,103        75.4%         44      -1.2%
      Savings Institutions                    519,477        23.0%       5            552,768        24.6%          5       3.2%
      Lockport SB (1)                         519,477       100.0%       5            552,768       100.0%          5       3.2%
      Lockport SB (2)                                        23.0%                                   24.6%

Orleans County                               $295,142       100.0%      10           $307,239       100.0%         11       2.0%
--------------
      Commercial Banks                        194,048        65.7%       7            200,424        65.2%          7       1.6%
      Savings Institutions                    101,094        34.3%       3            106,815        34.8%          4       2.8%
      Lockport SB (1)                          45,507        45.0%       1             44,862        42.0%          1      -0.7%
      Lockport SB (2)                                        15.4%                                   14.6%

 (1) Percent of thrift deposits.
 (2) Percent of total deposits.

 Source: FDIC; OTS.

RP Financial, LC.
Page 2.7


through local stock ownership, its current customers and non-customers who acquire the Bank's stock will seek to enhance the financial success of the Bank through consolidation of their banking business with the Bank and increased referrals to the Bank. More specifically, the Bank believes that this local ownership, combined with quality products and services already offered, will promote shareholder loyalty to Lockport Savings and encourage the local shareholders to conduct more business with the Bank and promote the Bank's products and services to other local residents, thereby further contributing to the Bank's loan, deposit growth and earnings growth.

RP Financial, LC.
Page 3.1



                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Lockport Savings' operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Lockport Savings is provided by these public companies. Factors affecting the Bank's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Lockport Savings and the Peer Group, will then be used as a basis for the valuation of Lockport Savings' to-be-issued common stock.

Peer Group Selection
--------------------

     The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were 23 publicly-traded institutions ("public MHC institutions") operating as subsidiaries of MHCs. The shares outstanding of the public MHC institutions represent a minority ownership interest in the subsidiary institution of the MHC.

     We believe there are a number of characteristics of MHC shares that make them different from the shares of fully converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization, thus limited acquisition speculation in the stock prices; (3) the potential impact of "second step" conversions on the pricing of public MHC institutions; (4) the policy adopted by the FDIC regarding the dividend waiver by MHC institutions; and (5) certain MHCs have formed or are forming middle-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully converted public companies.

     Since it is anticipated that Lockport Savings will be a public MHC institution whose stock price will be affected by the unique characteristic of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for Lockport Savings' valuation should be comprised of the subsidiary institutions of mutual holding companies. The Peer Group is consistent with the regulatory guidelines, provided orally by the FDIC and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are

RP Financial LC.
Page 3.2


inappropriate for the Peer Group since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a "second step" conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit IV-1. Institutions excluded from the calculation of averages are denoted with a footnote (8).

Basis of Comparison
-------------------

     This appraisal includes two sets of financial data and ratios for each public MHC institution. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the public MHC institution in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully converted" basis assuming the sale of the majority shares held by the MHC in a public offering based on their respective current prices and standard assumptions. Throughout the appraisal the adjusted figures will be specifically identified and denoted with the parenthetical "(fully converted basis)". Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the public MHC institutions.

     Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the public MHC institutions and reflective of the minority interest outstanding, will be used primarily in this Chapter III to make financial comparisons between the Peer Group and Lockport Savings. The differences between the Peer Group's reported financial data and the financial data of Lockport Savings as a mutual institution are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a standard conversion appraisal). The adjusted financial data (fully converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV of the appraisal. The fully converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each public MHC institution on a fully converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between public MHC institutions that have sold different percentage ownership interests to the public, and reflect the actual pricing ratios (fully converted basis) being placed on public MHC institutions in the market today to reflect the unique trading characteristics of public MHC institutions.

RP Financial,LC.
Page 3.3


Selection of Peer Group
-----------------------

     Under ideal circumstances, the Peer Group would be comprised of ten large publicly-traded western New York-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Lockport Savings. However, the universe of 23 public MHC institutions contains only 2 public MHC institutions headquartered in New York, which includes Oswego City Savings Bank and the Savings Bank of the Finger Lakes, both of which are headquartered to the east of the Bank's market in central New York. Excluded from the group of 23 public MHCs are six companies who have announced second-step conversions (FSLA-First Savings Bank, SLA, HARB-Harbor FSB, GFED-Guaranty FS&LA, PFSL-Pocahontas Federal, PERT-Perpetual SB and TSBS-Trenton Savings), since their pricing ratios may have become distorted in anticipation of the second-step appraisal.

     Unlike the universe of public companies, which includes approximately 360 public companies, the universe of public MHC institutions is small, thereby limiting the prospects of a relatively comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully converted companies, the universe of 23 public MHC institutions was the most appropriate group for this valuation. Relying solely on full stock public companies for the Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies have previously concurred with this selection procedure of the Peer Group for MHC valuations.

     Potential shortcomings to using all 23 publicly-traded MHCs this approach include the variations in asset sizes, operating strategies, market areas (both regional and local), and financial measures among the 23 public MHC institutions. Although we considered these potential shortcomings in our analysis, RP Financial's ultimate conclusion was that the size of the Peer Group was statistically meaningful (i.e., there were enough institutions included to support meaningful conclusions), the differences in financial and other characteristics among the Peer Group members would, on average, be offsetting (i.e., the pricing reflected in the exceptionally strong market in Washington state would be offset by the weaker market pricing of an institution operating in Baltimore), and importantly the pricing characteristics were more relevant than fully converted institutions. To account for differences between Lockport Savings and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences.

     Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form itself suggests a commonality of operating

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                   Table 3.1
                             All MHC Institutions
                              December 4, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97   12-31   07/88  33.69  2,059
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,110       31   12-31   01/94  19.00    642
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,101       53   06-30   11/94  14.00    655
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,131       23   09-30   01/94  65.00    323
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,045       16   12-31   07/92  40.37    323
 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999 J     20   12-31   01/94  27.87    189
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709       19   12-31   10/94  35.00    178
 TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC    Central NJ         Thrift     639       14   12-31   08/95  34.75    314
 FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13   06-30   07/92  31.87     90
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     383        6   09-30   04/94  34.00     55
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     285        1   06-30   05/94  21.50    111
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256 J      6   09-30   10/93  51.00     77
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6   03-31   06/93  31.00     70
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     249        7   12-31   03/95  31.00    101
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     228        4   04-30   11/94  29.25     52
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     210        4   06-30   04/95  23.75     74
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     206        9   12-31   07/97  18.62     51
 PBHC   OswegoCity SB, MHC of NY (46.) (3)  OTC    NY                 Thrift     193        5   12-31   11/95  28.50     55
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     180 J      5   09-30   05/94  30.50     64
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     179        6   12-31   04/97  18.75     39
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  26.75     34
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     147 J      3   03-31   04/97  18.62     43
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1   12-31   08/94  20.25     43


     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 12/04/97

RP Financial, LC.
Page 3.5


philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions.
While the Peer Group is not exactly comparable to Lockport Savings, we believe such companies form a good basis for the valuation of Lockport Savings, subject to certain valuation adjustments.

     In aggregate, the Peer Group companies maintain comparable capitalization relative to the universe of all public thrifts (12.0 percent of assets versus
13.0 percent for the all publicly-traded average), generate slightly lower core earnings (0.80 percent ROA versus 0.92 percent average for the all publicly traded average), and generate lower core ROEs of 7.30 percent versus 8.32 percent. Please note that RP Financial has used core earnings in this discussion to eliminate the effect of non-operating items.

     The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).

                                                              Publicly-Traded MHCs
                                                              (Excluding Announced
                                                                  Second Steps)
                                                                  ------------
                                                                            Fully
                                                    All            MHC     Converted
                                              Publicly-Traded    Reported   Basis
                                             (Excluding MHCs)     Basis   (Pro Forma)
Financial Characteristics (Averages)
------------------------------------
Assets ($Mil)                                     $1,226           $958     $1,101
Equity/Assets (%)                                  13.00%         11.97%     23.32%
Return on Assets (%)                                0.92           0.80       1.10
Return on Equity (%)                                8.32           7.30       4.81

Pricing Ratios (Averages) @ November 28, 1997
----------------------------------------------
Price/Earnings (x)                                 19.63x       27.71x    22.95x
Price/Tangible Book (%)                           165.37%      238.05%   107.71%
Price/Assets (%)                                   19.32        28.69     24.71

Note:  Earnings data is based on core earnings.


     The following sections present a comparison of Lockport Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

RP Financial, LC.
Page 3.6


Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for Lockport Savings and the Peer Group. Lockport Savings' ratios reflect balances as of September 30, 1997, while the Peer Group's ratios are as of the most recent date for which information is publicly available. Lockport Savings' net worth base of 10.8 percent was below the Peer Group's average net worth ratio of 12.0 percent. All of Lockport Savings' capital is tangible capital, while the substantial majority of the Peer Group's capital is tangible capital. Lockport Savings and all of the Peer Group companies were in compliance with all fully phased in regulatory capital requirements. With the addition of proceeds pursuant to a minority stock offering, Lockport Savings' pro forma capital position would be expected to modestly exceed the Peer Group average.

     The asset composition analysis reveals the impact of the limited growth observed in the Bank's market area and management's desire to enhance earnings through leverage, both of which have resulted in a lower loans/assets ratio than the Peer Group, 52.9 and 62.6 percent respectively. As a result of limited local mortgage demand and strong deposit growth achieved over the past several years, the Bank has purchased a large amount of MBS, resulting in a higher proportion of MBS to assets than the Peer Group, approximately 24.3 and 11.7 percent, respectively. Combined, the Bank's total loans and MBS accounted for 77.2 percent of total assets, similar to the Peer Group average of 74.3 percent. The Bank's cash and investments to assets ratio was also comparable to the Peer Group average (19.9 percent for Lockport Savings versus 22.1 percent for the Peer Group). As discussed in a section to follow, Lockport Savings maintains a relatively greater level of diversification into high risk-weight loans in its loan portfolio, while also investing in a greater level of low-risk MBS. Following the stock offering, Lockport Savings' ratio of cash and investments is anticipated to increase above current levels as the proceeds are initially reinvested into investment securities. Overall, Lockport Savings' interest-earning assets ("IEA") totaled 97.1 percent of assets which was somewhat higher than the Peer Group's ratio of 96.4 percent, and the Bank's IEA ratio should increase on a post-offering basis.

     Lockport Savings' funding liabilities reflect a funding strategy that is generally similar to that of the Peer Group. The Bank's deposits equaled 84.3 percent of assets, higher than the Peer Group average of 76.7 percent, reflecting the Peer Group's higher utilization of borrowings. It appears that both the Bank and the Peer Group, on average, have ample borrowing capacity. Total interest-bearing liabilities ("IBL") maintained by the Bank and the Peer Group equaled 86.7 percent and 86.6 percent, respectively. The Bank's ratio should improve on a post-conversion basis and the resulting capital infusion.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                            As of September 30, 1997

                                                                  Balance Sheet as a Percent of Assets
                                      ----------------------------------------------------------------------------------------
                                       Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                      Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                      ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Lockport Savings Bank
---------------------
  September 30, 1997                        19.9   52.9   24.3     84.3      2.4     0.0     10.8      0.0    10.8       0.0


SAIF-Insured Thrifts                        17.5   68.2   11.1     70.1     15.2     0.2     12.9      0.2    12.7       0.0
All Public Companies                        18.4   67.2   11.2     70.6     14.7     0.2     12.9      0.3    12.7       0.0
Special Selection Grouping(4)               22.1   62.6   11.7     76.7      9.9     0.1     12.0      0.2    11.8       0.0
State of NY                                 23.3   55.3   18.0     72.7     12.9     0.0     11.6      0.6    10.9       0.1


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)        35.1   59.0    1.9     76.7      9.5     0.0     11.3      0.0    11.3       0.0
FFFL  Fidelity FSB, MHC of FL (47.7)(1)      5.8   73.6   17.2     78.0     11.5     0.0      8.4      0.1     8.3       0.0
SKBO  First Carnegie, MHC of PA(45.0)(1)(3) 15.3   42.1   39.6     53.0     28.8     0.0     16.4      0.0    16.4       0.0
FFSX  First FS&LA. MHC of IA (46.1)         11.8   75.6    9.2     71.0     18.9     0.0      8.7      0.1     8.7       0.0
FSLA  First SB SLA MHC of NJ (47.5)(2)      14.6   54.3   27.6     77.5     11.9     0.0      9.5      0.9     8.6       0.0
GDVS  Greater DV SB, MHC of PA (19.9)       34.7   60.3    1.5     77.5     10.5     0.0     11.6      0.0    11.6       0.0
GFED  Guarnty FS&LA, MHC of MO (31.0)(2)     8.3   79.9    7.1     70.0     15.3     0.0     13.0      0.0    13.0       0.0
HARB  Harbor FSB, MHC of FL (46.6)(2)        8.2   73.8   15.6     80.6      8.9     0.0      8.6      0.3     8.3       0.0
HARS  Harris SB, MHC of PA (24.3)           53.7   42.3    0.4     53.5     37.3     0.0      8.2      0.9     7.3       0.0
JXSB  Jcksnville SB, MHC of IL (45.6)        8.7   79.0    8.1     87.5      0.2     0.0     10.6      0.0    10.6       0.0
LFED  Leeds FSB, MHC of MD (36.3)           29.2   62.6    6.7     81.9      0.2     0.0     16.6      0.0    16.6       0.0
NWSB  Northwest SB, MHC of PA (30.7)        19.2   75.2    2.9     80.4      8.8     0.0      9.6      0.5     9.1       0.0
PBHC  OswegoCity SB, MHC of NY (46.)        21.4   59.3   12.4     80.9      6.4     0.0     11.9      1.9    10.0       0.0
PBCT  Peoples Bank, MHC of CT (40.1)        27.7   65.5    0.0     72.6     14.6     1.9      9.0      0.0     9.0       0.0
TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)     27.5   62.3    6.2     77.2      4.7     0.0     16.9      1.7    15.2       0.0
PERT  Perpetual of SC, MHC (46.8)(1)(2)     23.6   67.7    4.6     75.4     10.9     0.0     11.8      0.0    11.8       0.0
PFSL  Pocahnts Fed, MHC of AR (47.0)(2)     47.6   41.6    8.1     37.4     55.1     0.0      6.3      0.0     6.3       0.0
PHSB  Ppls Home SB, MHC of PA (45.0)(3)     19.8   48.4   28.6     84.2      1.5     0.0     13.7      0.0    13.7       0.0
PULB  Pulaski SB, MHC of MO (29.8)(1)       15.2   79.3    3.1     83.3      1.2     0.0     13.0      0.0    13.0       0.0
PLSK  Pulaski SB, MHC of NJ (46.0)          14.7   56.1   26.3     84.2      3.2     0.0     12.0      0.0    12.0       0.0
SBFL  SB Fngr Lakes MHC of NY (33.1)        25.6   46.1   24.6     80.6      9.1     0.0      9.3      0.0     9.3       0.0
WAYN  Wayne S&L Co. MHC of OH (47.8)        13.5   83.0    0.1     84.2      5.6     0.0      9.5      0.0     9.5       0.0
WCFB  Wbstr Cty FSB MHC of IA (45.2)        24.1   57.3   17.1     75.1      0.3     0.0     23.4      0.0    23.4       0.0


                                                   Balance Sheet Annual Growth Rates                         Regulatory Capital
                                            ------------------------------------------------------------  --------------------------
                                                   Cash and   Loans           Borrows.   Net    Tng Net
                                           Assets Investments & MBS  Deposits &Subdebt  Worth    Worth    Tangible   Core   Reg.Cap.
                                           ------ ----------- ------ -------- -------- -------- -------   -------- -------- --------
Lockport Savings Bank
---------------------
  September 30, 1997                        10.13    35.58     3.76     10.46   -13.61   12.75   12.75     10.75    10.75    21.74


SAIF-Insured Thrifts                        11.55     5.04    13.21      7.77    14.39    3.12    2.42     11.07    11.12    22.80


All Public Companies                        11.64     4.91    13.11      7.79    15.21    3.83    3.19     11.18    11.21    22.84
Special Selection Grouping(4)                8.25     8.40     6.73      5.35     0.69    7.75    6.90     11.44    11.31    23.73
State of NY                                 11.11    -5.62    13.61      7.42    14.05    1.91    1.81     10.04     9.81    23.92


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)         9.06     5.98    10.10      9.09    20.12    7.18    7.18     11.40    11.40    23.10
FFFL  Fidelity FSB, MHC of FL (47.7)(1)     22.33    38.81    22.26     25.69    24.47    3.85    4.27      8.10     8.10    16.30
SKBO  First Carnegie, MHC of PA(45.0)(1)(3) 10.74    12.77    12.88     -3.78    12.06      NM      NM        NM       NM       NM
FFSX  First FS&LA. MHC of IA (46.1)         -0.28   -25.28     4.84     -2.08     6.13    9.22    9.39      8.62     8.62    17.10
FSLA  First SB SLA MHC of NJ (47.5)(2)       7.15    25.45     4.53      1.13    77.53    9.96   14.08      8.68     8.68    22.38
GDVS  Greater DV SB, MHC of PA (19.9)        7.12     5.25     8.90      2.77    68.30    6.65    6.65        NM    11.73    27.04
GFED  Guarnty FS&LA, MHC of MO (31.0)(2)    14.74    11.45    17.04      0.19       NM    3.10    3.10     12.20    12.20    21.30
HARB  Harbor FSB, MHC of FL (46.6)(2)        6.96   -14.82    10.12      7.01     5.02   14.11   15.40      7.29     7.29    15.15
HARS  Harris SB, MHC of PA (24.3)           22.43       NM   -19.53     -4.12       NM   17.32   23.01      6.95     6.95    14.34
JXSB  Jcksnville SB, MHC of IL (45.6)       14.28       NM     8.97     15.69   -42.42    4.69    4.96     10.30    10.30    15.10
LFED  Leeds FSB, MHC of MD (36.3)            3.91    -3.88     7.17      3.60   -13.33    7.34    7.34     16.27    16.27    35.34
NWSB  Northwest SB, MHC of PA (30.7)        10.48     8.18    11.45     10.18    23.77    8.16    7.35        NM     8.97    18.32
PBHC  OswegoCity SB, MHC of NY (46.)         4.10    -9.24    10.02     -2.34       NM   10.27   -7.36      9.84     9.84    16.90
PBCT  Peoples Bank, MHC of CT (40.1)         6.83     3.90     7.09     10.67   -12.22   16.62   16.64      8.40     8.40    13.90
TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)     21.93    35.43    14.83     18.27       NM    6.59   -2.04     15.48    15.48    26.48
PERT  Perpetual of SC, MHC (46.8)(1)(2)     33.01    29.66    32.81     22.72       NM      NM      NM     10.90    10.90    19.00
PFSL  Pocahnts Fed, MHC of AR (47.0)(2)      0.49    -5.64     7.79     23.28   -11.05    6.86    6.86      6.32     6.32    16.22
PHSB  Ppls Home SB, MHC of PA (45.0)(3)      1.01    -6.95     5.70     -4.02       NM      NM      NM     13.20    13.20    28.00
PULB  Pulaski SB, MHC of MO (29.8)(1)        0.43     7.54    -1.17      0.24   -26.67    2.73    2.73     13.00    13.00    30.20
PLSK  Pulaski SB, MHC of NJ (46.0)          12.69    78.08     6.16      6.34       NM      NM      NM     11.98    11.98    29.17
SBFL  SB Fngr Lakes MHC of NY (33.1)        15.46    -3.32    24.25     22.65   -16.84    6.31    6.31      9.22     9.22    23.73
WAYN  Wayne S&L Co. MHC of OH (47.8)        -0.25    -1.55    -0.67      0.51   -12.95    5.96    5.96      9.53     9.53    17.69
WCFB  Wbstr Cty FSB MHC of IA (45.2)        -0.01    15.72    -3.94     -0.06   -21.41    2.12    2.12     23.38    23.38    53.48

(1) Financial information is for the quarter ending June 30, 1997.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.
(4) Includes MHC Institutions;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 3.8

     Taken together, the comparative IEA/IBL ratios demonstrate a key component of earning power. In this regard, the Bank's ratio of 112.1 percent was slightly higher than the Peer Group's ratio. On a post-offering basis, the Bank's advantage will be increased.

     The growth rate section of Table 3.2 shows annualized growth rates for key balance sheet items for the first nine months of fiscal 1997 for the Bank and the most recent twelve month period for the Peer Group. The asset growth rates for the Bank, equal to 10.1 percent, was modestly above the Peer Group average of 8.3 percent. The Bank's asset growth measures reflect modest growth in loans while MBS remained substantially unchanged while more significant growth levels were posted in the area of cash and investments. The composition of the Peer Group's asset growth was more evenly distributed between investments and loans. Funding of Lockport Savings' asset growth was primarily provided by expansion of the deposit base as the level of borrowed funds declined slightly. The Peer Group's assets were funded primarily by growth of deposits as the level of borrowings was static.

     Lockport Savings posted a stronger rate of capital growth than the Peer Group based on the latest publicly available information (12.8 percent increase for the Bank versus an average increase of 7.8 percent for the Peer Group). The factors leading to Lockport Savings' superior rate of capital growth are related both to its stronger ROA and lower equity level. Furthermore, the Peer Group companies, which are in mutual holding company form, have implemented dividend policies which have limited the rate of capital growth. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate will be depressed by (1) a higher pro forma capital position and comparatively lower marginal returns and (2) the implementation of a dividend policy.

Income and Expense Components
-----------------------------

     Reported profitability for the past 12 months for the Bank and the Peer Group approximated 0.99 percent and 0.84 percent, respectively (see Table 3.3). The Bank's modestly stronger earnings performance is attributable to the Bank's modest advantage in all key areas of core earnings (i.e., net interest income, non-interest operating income, and non-interest operating expense). Additionally, Lockport Savings' earnings were supported by non-operating income to a greater degree than the Peer Group.

     Net interest income was the primary component of the Bank's and the Peer Group's earnings. Lockport Savings' net interest income was modestly more favorable than that recorded by the Peer Group (3.29 percent and 3.25 percent of average assets, respectively), notwithstanding the Bank's modestly lower capital level. In this regard, the Bank reported slightly lower interest income which was more than offset by its lower interest expense as a percent of average assets, notwithstanding a lower yield-cost spread. Assuming the completion of a mutual

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1997



                                                        Net Interest Income                   Other Income
                                                   -----------------------------           --------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA  Provis.   Fees  Oper.   Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------

Lockport Savings Bank
---------------------
  September 30, 1997                         0.99    7.20    3.91   3.29   0.12    3.17    0.10   0.00    0.39     0.49

SAIF-Insured Thrifts                         0.89    7.42    4.12   3.30   0.13    3.17    0.11   0.01    0.30     0.42
All Public Companies                         0.93    7.43    4.07   3.36   0.13    3.22    0.11   0.01    0.30     0.42
Special Selection Grouping(4)                0.84    7.26    4.01   3.25   0.11    3.13    0.13   0.00    0.31     0.44
State of NY                                  0.85    7.20    3.76   3.44   0.18    3.26    0.06  -0.03    0.25     0.28

Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)         0.80    7.27    3.93   3.34   0.07    3.27    0.03   0.01    0.53     0.58
FFFL  Fidelity FSB, MHC of FL (47.7)(1)      0.38    7.25    4.00   3.25   0.02    3.23    0.06   0.00    0.36     0.42
SKBO  First Carnegie, MHC of PA(45.0)(1)(3)  0.65    7.07    4.23   2.84   0.04    2.80    0.00   0.00    0.06     0.06
FFSX  First FS&LA. MHC of IA (46.1)          0.73    7.38    4.46   2.92   0.06    2.86    0.05   0.00    0.48     0.53
FSLA  First SB SLA MHC of NJ (47.5)(2)       0.90    7.13    3.97   3.16   0.11    3.05    0.04  -0.01    0.17     0.21
GDVS  Greater DV SB, MHC of PA (19.9)        0.92    7.04    3.69   3.35   0.04    3.31    0.00   0.04    0.25     0.29
GFED  Guarnty FS&LA, MHC of MO (31.0)(2)     0.98    7.73    4.35   3.38   0.02    3.36    0.03  -0.04    0.25     0.24
HARB  Harbor FSB, MHC of FL (46.6)(2)        1.22    7.75    4.13   3.62   0.07    3.55    0.07   0.01    0.28     0.37
HARS  Harris SB, MHC of PA (24.3)            0.92    7.03    4.53   2.50   0.05    2.44    0.10   0.03    0.24     0.37
JXSB  Jcksnville SB, MHC of IL (45.6)        0.66    7.81    4.33   3.47   0.17    3.30    0.20   0.00    0.33     0.53
LFED  Leeds FSB, MHC of MD (36.3)            1.19    7.05    4.16   2.89   0.05    2.85    0.00   0.00    0.10     0.10
NWSB  Northwest SB, MHC of PA (30.7)         0.97    7.87    4.20   3.67   0.15    3.53    0.09   0.01    0.21     0.32
PBHC  OswegoCity SB, MHC of NY (46.)         1.06    7.32    3.57   3.75   0.15    3.60    0.02  -0.03    0.53     0.53
PBCT  Peoples Bank, MHC of CT (40.1)         1.15    6.87    3.51   3.35   0.59    2.77    1.59  -0.06    0.76     2.28
TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)      1.30    7.07    3.52   3.55   0.25    3.30    0.00   0.00    0.30     0.30
PERT  Perpetual of SC, MHC (46.8)(1)(2)      0.78    7.80    3.86   3.94   0.17    3.77    0.19   0.01    0.87     1.08
PFSL  Pocahnts Fed, MHC of AR (47.0)(2)      0.63    6.90    4.95   1.96   0.02    1.94    0.02   0.00    0.33     0.35
PHSB  Ppls Home SB, MHC of PA (45.0)(3)      0.89    7.17    3.65   3.51   0.27    3.25    0.00   0.00    0.45     0.45
PULB  Pulaski SB, MHC of MO (29.8)(1)        0.80    7.50    3.91   3.59   0.03    3.56    0.00   0.00    0.27     0.27
PLSK  Pulaski SB, MHC of NJ (46.0)           0.64    7.06    4.10   2.96   0.09    2.88    0.04  -0.01    0.05     0.09
SBFL  SB Fngr Lakes MHC of NY (33.1)         0.37    7.14    4.09   3.05   0.09    2.96    0.02  -0.06    0.23     0.18
WAYN  Wayne S&L Co. MHC of OH (47.8)         0.73    7.53    4.31   3.21   0.02    3.20    0.00   0.00    0.22     0.22
WCFB  Wbstr Cty FSB MHC of IA (45.2)         1.42    7.09    3.55   3.54   0.05    3.48    0.00   0.00    0.20     0.21


                                            G&A/Other Exp.     Non-Op. Items     Yields, Costs, and Spreads
                                           ----------------   --------------     --------------------------
                                                                                                               MEMO:     MEMO:
                                              G&A  Goodwill     Net   Extrao.       Yield     Cost  Yld-Cost  Assets/  Effective
                                            Expense  Amort.    Gains   Items      On Assets Of Funds Spread   FTE Emp. Tax Rate
                                            ------- -------   ------- -------     --------- -------- ------ ----------  --------
Lockport Savings Bank
---------------------
  September 30, 1997                          2.22    0.00       0.14   0.00        7.41      4.58     2.83     3,333      36.83


SAIF-Insured Thrifts                          2.20    0.02       0.00   0.00        7.68      4.83     2.85     4,269      36.96
All Public Companies                          2.21    0.03       0.01   0.00        7.69      4.77     2.92     4,251      36.77
Special Selection Grouping(4)                 2.33    0.02       0.03   0.00        7.51      4.62     2.89     3,505      38.24
State of NY                                   2.14    0.06       0.02   0.00        7.42      4.36     3.06     4,887      40.08

Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)          2.71    0.00       0.10   0.00        7.54      4.55     2.99     2,598      35.32
FFFL  Fidelity FSB, MHC of FL (47.7)(1)       2.62    0.04      -0.33   0.00        7.53      4.52     3.01     3,494      42.64
SKBO  First Carnegie, MHC of PA(45.0)(1)(3)   1.62    0.00      -0.01   0.00        6.90      4.92     1.98     3,002         NM
FFSX  First FS&LA. MHC of IA (46.1)           2.28    0.01       0.03   0.00        7.63      4.93     2.70     2,855      35.74
FSLA  First SB SLA MHC of NJ (47.5)(2)        1.68    0.08      -0.06   0.00        7.38      4.44     2.95     4,998      37.33
GDVS  Greater DV SB, MHC of PA (19.9)         2.21    0.00       0.00   0.00        7.31      4.20     3.11     3,606      33.18
GFED  Guarnty FS&LA, MHC of MO (31.0)(2)      2.08    0.00       0.04   0.00        8.17      5.12     3.05     3,389      36.89
HARB  Harbor FSB, MHC of FL (46.6)(2)         1.91    0.02       0.02   0.00        7.95      4.58     3.37     3,459      39.25
HARS  Harris SB, MHC of PA (24.3)             1.62    0.12       0.25   0.00        7.33      5.00     2.33     4,263      29.94
JXSB  Jcksnville SB, MHC of IL (45.6)         2.84    0.00       0.01   0.00        8.18      4.96     3.22     2,028      43.63
LFED  Leeds FSB, MHC of MD (36.3)             1.03    0.00       0.00   0.00        7.15      5.07     2.08    10,571      37.90
NWSB  Northwest SB, MHC of PA (30.7)          2.23    0.05       0.02   0.00        8.09      4.72     3.37     2,639      38.87
PBHC  OswegoCity SB, MHC of NY (46.)          2.72    0.04       0.17   0.00        7.82      4.04     3.78     2,573      28.84
PBCT  Peoples Bank, MHC of CT (40.1)          3.86    0.02       0.62   0.00        7.32      3.91     3.41     2,492      35.39
TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)       2.02    0.15       0.59   0.00        7.34      4.32     3.01     4,437      36.08
PERT  Perpetual of SC, MHC (46.8)(1)(2)       3.11    0.00      -0.41   0.00        8.20      4.50     3.70     2,267      31.11
PFSL  Pocahnts Fed, MHC of AR (47.0)(2)       1.31    0.00       0.01   0.00        7.11      5.35     1.76     6,390      36.13
PHSB  Ppls Home SB, MHC of PA (45.0)(3)       2.85    0.00       0.01   0.00        7.39      4.28     3.11     2,752         NM
PULB  Pulaski SB, MHC of MO (29.8)(1)         2.48    0.00      -0.38   0.00        7.75      4.59     3.16     2,120      30.50
PLSK  Pulaski SB, MHC of NJ (46.0)            1.95    0.00       0.00   0.00        7.34      4.74     2.60     4,262      36.86
SBFL  SB Fngr Lakes MHC of NY (33.1)          2.73    0.00      -0.09   0.00        7.40      4.59     2.81     3,081      73.49
WAYN  Wayne S&L Co. MHC of OH (47.8)          2.38    0.00       0.06   0.00        7.76      4.79     2.97     2,750      34.02
WCFB  Wbstr Cty FSB MHC of IA (45.2)          1.43    0.00       0.00   0.00        7.19      4.71     2.49     4,499      37.31


(1) Financial information is for the quarter ending June 30, 1997.
(2) Excluded from averages due to announced or pending acquisition.
(3) Income and expense information has been annualized from available financial information.
(4) Includes MHC Institutions;

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 3.10


holding company and minority stock issuance, Lockport Savings' net interest margin could be expected to improve relative to the Peer Group as the net proceeds from the stock offering were invested into interest-earning assets.

     Non-interest income made a slightly greater contribution to the Bank's earnings relative to the Peer Group's (0.49 percent of average assets versus
0.44 percent for the Peer Group), reflecting the Bank's modestly more diversified operations which includes gains on the sale of loans, loan servicing income, and high proportion of transaction accounts in the deposit base. No significant changes in non-interest income are anticipated on a post-offering basis.

     Lockport Savings' operating expense ratio was modestly below the Peer Group average ratio (2.22 percent of average assets versus 2.33 percent for the Peer Group). As discussed in Section I, Lockport Savings' moderate operating expense ratio is an important factor in the Bank's ability to maintain core earnings strength. Contributing to Lockport Savings' moderate expense levels are the Bank's conservative management, high level of investments and MBS which require minimal costs to acquire and service, relatively lean staffing levels and comparatively large average branch size, all of which provide for effective expense control. Likewise, the Peer Group has been effective in cost containment. Management anticipates that the Bank's overhead costs will be subject to upward pressures over the next several years owing to (1) the planned opening of three to four new branches in 1998 and as a result of the opening of the new administrative office in October 1997, all of which will entail additional depreciation, compensation and other operating costs, (2) the incremental expense of operating as a stock institution, and (3) the costs of the stock based benefit plans. While expected asset growth may diminish growth of Lockport Savings' operating expense ratio resulting from these upward pressures to an extent, we expect that Lockport Savings' operating expense comparability may decline.

     When viewed together, net interest income before provisions, non-interest income (excluding non-operating items) and operating expenses provide an insight into an institution's earnings strength. In this regard, as measured by their efficiency ratios, Lockport Savings' ratio of 60.7 percent is more favorable than the Peer Group's ratio of 63.1 percent. The Bank's more favorable efficiency ratio is attributable to its modest advantage in all key areas of core earnings. We anticipate that the Bank's efficiency ratio would initially improve following a mutual holding company reorganization and minority stock offering as the net proceeds were invested in interest-earning assets. At the same time, additional expenses related to recent expansion and the opening of new offices will likely serve to diminish any improvement in the efficiency ratio resulting from the conversion and mutual holding company reorganization.

     Loss provisions were low for both Lockport Savings and the Peer Group with Lockport Savings reporting provisions equal to 0.12 percent of average assets while the Peer Group reported loan loss provisions

RP Financial, LC.
Page 3.11


equal to 0.11 percent of assets on average. Generally, both the Bank and the Peer Group on average currently maintain good asset quality and reserve coverage ratios.


     Net non-operating items had a positive impact on Lockport Savings' operating results and had a nominal impact on earnings for the Peer Group on average. Specifically, net non-operating income was comprised of net gains on the sale of investments and a recovery of the provision related to a deposit at the Nationar, Inc. for the Bank. Overall, the Bank reported net non-operating income equal to 0.14 percent of average assets versus an average of 0.03 percent reported by the Peer Group. The valuation analysis included in the following section will adjust for the non-recurring nature of these items. Specifically, the valuation will incorporate an estimated core earnings base, excluding the impact of non-operating items.

     The Bank's effective tax rate is 36.8 percent versus the Peer Group average of 33.8 percent. The Bank has engaged in tax planning strategies which should reduce its effective tax rate in comparison to the Peer Group.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Bank and the Peer Group. An emphasis on mortgage lending for both Lockport Savings and the Peer Group is apparent as mortgage loans (including MBS and construction loans), comprised 92.6 percent and 90.8 percent of loans for the Bank and the Peer Group, respectively. One-to-four family mortgage loans and MBS comprised 75.5 percent of loans for Lockport Savings as compared to 80.2 percent for the Peer Group.

     Lockport Savings' loan portfolio reflects a modestly greater level of diversification into high risk-weight assets, with the Bank more heavily invested in multi-family/commercial mortgages and consumer loans. The Peer Group on the other hand is more heavily invested in commercial business loans. Based on the most recent available data, Lockport Savings' multi-family/commercial mortgage portfolio equaled approximately 15.6 percent of loans and MBS which is well in excess of the Peer Group average of 7.5 percent while consumer loans equalled 7.2 percent and 2.5 percent of loans and MBS, respectively. Commercial loans equaled less than 1 percent of loans and MBS for the Bank versus an average of 7.8 percent for the Peer Group. As a result of the foregoing, Lockport Savings' risk weighted assets to total assets ratio of 51.5 percent compared closely to the Peer Group average 50.5 percent.

     The extent of the Bank's and the Peer Group's secondary market operations are evidenced in the level of loan serviced for others and loan servicing assets. In this regard, Lockport Savings maintained a portfolio of residential loans serviced for others equal to $139.8 million versus an average of $214.4 million for the Peer Group. However, the Peer Group average was skewed upward by two large servicers: (1) Harris Savings Bank;

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                            As of September 30, 1997


                                             Portfolio Composition as a Percent of MBS and Loans
                                          ---------------------------------------------------------
                                                      1-4     Constr.   5+Unit    Commerc.             RWA/    Serviced    Servicing
Institution                                 MBS     Family    & Land    Comm RE   Business  Consumer  Assets   For Others  Assets
-----------                               ------    ------    ------    ------    ------    --------  ------   ----------  ------
                                            (%)       (%)       (%)       (%)       (%)        (%)      (%)      ($000)    ($000)
Lockport Savings Bank                       31.46     43.99      1.54     15.64      0.47      7.20     51.51     139,800       0

SAIF-Insured Thrifts                        14.95     62.12      5.31     11.80      6.30      1.67     52.69     401,107   3,385
All Public Companies                        14.85     61.16      4.92     12.95      5.97      1.99     53.13     398,188   3,392
Special Selection Grouping(4)               11.49     68.71      3.07      7.51      7.75      2.52     50.54     214,642   1,280
State of NY                                 26.16     49.08      1.34     16.56      5.74      1.55     46.86     641,643   6,271

Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)         4.23     74.30     13.30     10.73      1.66      1.53     49.73      19,614       0
FFFL  Fidelity FSB, MHC of FL (47.7)(1)     17.25     66.22      8.91      5.23      4.66      2.20     50.74      43,474     186
SKBO  First Carnegie, MHC of PA(45.0)(1)       NA        NA        NA        NA        NA        NA     20.66           0       0
FFSX  First FS&LA. MHC of IA (46.1)         12.75     70.45      1.76      5.13      9.74      0.79     52.74      27,413       0
FSLA  First SB SLA MHC of NJ (47.5)(2)      39.02     55.36      3.91      3.27      0.43      0.19     40.77      94,476     101
GDVS  Greater DV SB, MHC of PA (19.9)        3.71     78.68      1.70     11.00      3.69      0.00     45.18         880       0
GFED  Guarnty FS&LA, MHC of MO (31.0)(2)    11.91     62.61     15.12     12.55      2.13      0.15     60.01      16,293      72
HARB  Harbor FSB, MHC of FL (46.6)(2)       16.51     62.81      8.35      6.07      8.63      0.88     52.35      59,872       0
HARS  Harris SB, MHC of PA (24.3)           14.86     68.71      2.01      5.73      8.53      0.04     50.70   1,054,960  12,014
JXSB  Jcksnville SB, MHC of IL (45.6)       10.91     57.54      0.98      9.10     16.55      4.96     71.23      81,067     261
LFED  Leeds FSB, MHC of MD (36.3)           13.79     83.08      1.20      0.88      2.09      0.00     46.19           0       0
NWSB  Northwest SB, MHC of PA (30.7)         4.40     73.72      3.56      2.88     12.06      4.62     52.83      99,736       0
PBHC  OswegoCity SB, MHC of NY (46.)        15.44     63.13      1.51     11.73      2.76      5.74     59.57           0       0
PBCT  Peoples Bank, MHC of CT (40.1)         0.01     46.87      4.02     13.79     22.51     12.16     83.74   2,249,421   9,300
TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)     11.76     71.17      0.60      8.48      6.82      1.11     59.34           0       0
PERT  Perpetual of SC, MHC (46.8)(1)(2)      5.24     57.98     21.06      7.08     11.06      3.64     60.26      62,500       0
PFSL  Pocahnts Fed, MHC of AR (47.0)(2)     22.55     62.20      4.84      7.99      1.57      3.21     41.66           0       0
PHSB  Ppls Home SB, MHC of PA (45.0)           NA        NA        NA        NA        NA        NA     49.70           0       0
PULB  Pulaski SB, MHC of MO (29.8)(1)        4.04     91.96      0.00      3.29      1.09      0.01     44.09      26,489       0
PLSK  Pulaski SB, MHC of NJ (46.0)             NA        NA        NA        NA        NA        NA     42.69           0       0
SBFL  SB Fngr Lakes MHC of NY (33.1)        32.74     43.28      0.89      8.61     12.10      2.70     40.96       6,825       0
WAYN  Wayne S&L Co. MHC of OH (47.8)         0.19     86.35      3.11      6.60      5.46      0.59     53.93      39,033       0
WCFB  Wbstr Cty FSB MHC of IA (45.2)        26.50     57.70      0.07     10.43      5.61      0.00     44.44           0       0


(1) Financial information is for the quarter ending June 30, 1997.
(2) Excluded from averages due to announced or pending acquisition.
(3) Includes MHC Institutions;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 3.13


and (2) Peoples Savings Bank - the median servicing portfolio size was much lower. The Bank did not have any servicing intangibles while servicing intangibles averaged $1.3 million for the Peer Group.

Credit Risk
-----------

        Table 3.5 reflects the relative credit risk factors of Lockport Savings and the Peer Group companies. In the financial analysis of the Bank included in Section One, we noted that Lockport Savings' asset quality has been strong as the level of non-performing assets has been low and the level of credit related losses has been low since 1992. The Peer Group's asset quality is also relatively favorable although the level of non-performing assets, chargeoffs, and coverage ratios are modestly less favorable than those reported by the Bank. As shown in Table 3.5, Bank's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 0.19 percent of assets, versus a comparative ratio of 0.60 percent for the Peer Group. Similarly, the Bank and the Peer Group's ratio of non-performing loans to total loans was similarly low, equal to 0.36 percent and 0.58 percent of loans, respectively. The Bank maintains higher reserve ratios as the ratio of valuation allowances to total loans equaled 1.02 percent and 0.78 percent for the Bank and the Peer Group, respectively. Valuation allowances as a percent of NPAs equaled 253.6 percent and 130.1 percent for the Bank and the Peer Group, respectively.

Interest Rate Risk
-------------------

        Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Bank's interest rate risk characteristics were considered to be comparable to the Peer Group's. In particular, Bank's maintains a relatively comparable capital position and a higher IEA/IBL ratio. Furthermore, the Bank maintains a lower level of non-interest earning assets in comparison to the Peer Group. On a pro forma basis, the infusion of stock proceeds should serve to further strengthen the Bank's relative position in these areas.

        Public companies are not required to report interest rate risk in a standard fashion and many do not specifically quantify their interest rate risk on a regular basis. Furthermore, the computation of interest rate risk is predicated on numerous assumptions, many of which are unique among institutions. As a result, we have sought to measure interest rate risk by evaluating balance sheet composition and recent quarterly changes in net interest income. Lockport Savings' net interest income reflects a relatively stable trend over the last six quarters, which was only slightly less variable than the Peer Group average. On balance, we believe the Bank and the Peer Group have a comparable level of interest rate risk exposure.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
            As of September 30, 1997 or Most Recent Date Available



                                                      NPAs &                                   Rsrves/
                                             REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan        NLCs/
 Institution                                Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs      Loans
 -----------                                ------    ------    ------    ------    ------    --------  ---------   ----------
                                              (%)       (%)       (%)       (%)       (%)        (%)      ($000)         (%)

 Lockport Savings Bank                         0.02      0.19      0.36      1.02    284.00    253.61        1,266       0.20

 SAIF-Insured Thrifts                          0.26      0.78      0.85      0.78    159.80    122.06          310       0.09
 All Public Companies                          0.25      0.79      0.88      0.88    165.42    126.77          325       0.10
 Special Selection Grouping(4)                 0.18      0.60      0.58      0.78    157.71    130.13          168       0.35
 State of NY                                   0.15      0.86      1.19      1.05    111.19     92.48          630       0.12


 Comparable Group
 ----------------

 Special Comparative Group(4)
 ----------------------------
 CMSV  Commty. Svgs, MHC of FL (48.5)          0.08      0.41      0.55      0.62    113.79     90.57          108       0.10
 FFFL  Fidelity FSB, MHC of FL (47.7)(1)       0.06      0.34      0.38      0.29     75.03     62.82           42       0.02
 SKBO  First Carnegie, MHC of PA(45.0)(1)      0.01        NA        NA      0.83        NA        NA            1      -0.51
 FFSX  First FS&LA. MHC of IA (46.1)           0.00      0.22      0.20      0.53    260.79    185.09           17       0.02
 FSLA  First SB SLA MHC of NJ (47.5)(2)        0.13      0.54      0.67      1.04    154.73    105.63          154       0.11
 GDVS  Greater DV SB, MHC of PA (19.9)         1.37      1.82      0.29      1.00    351.50     33.64        1,444       3.82
 GFED  Guarnty FS&LA, MHC of MO (31.0)(2)      0.10      0.64      0.67      1.29    192.44    162.46           20       0.00
 HARB  Harbor FSB, MHC of FL (46.6)(2)         0.21      0.43      0.30      1.38    453.14    238.88           43       0.02
 HARS  Harris SB, MHC of PA (24.3)             0.36      0.68      0.66      0.96    145.38     60.65           41       0.02
 JXSB  Jcksnville SB, MHC of IL (45.6)         0.07      0.79      0.91      0.56     61.70     56.34          100       0.31
 LFED  Leeds FSB, MHC of MD (36.3)             0.00      0.06      0.09      0.30    315.29    315.29            0       0.00
 NWSB  Northwest SB, MHC of PA (30.7)          0.22      0.77      0.72      0.87    120.38     85.90          443       0.11
 PBHC  OswegoCity SB, MHC of NY (46.)          0.29      0.91      1.03      0.67     64.65     43.96          317       1.11
 PBCT  Peoples Bank, MHC of CT (40.1)          0.12      0.76      1.07      1.66    154.97    146.25          NM         NM
 TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)       0.02      0.91      1.16      0.80     68.57     55.06          661       0.67
 PERT  Perpetual of SC, MHC (46.8)(1)(2)       0.83      0.12      0.15      0.87    570.30    502.32          237       0.56
 PFSL  Pocahnts Fed, MHC of AR (47.0)(2)       0.00      0.16      0.28      1.07    380.57    274.52           10       0.03
 PHSB  Ppls Home SB, MHC of PA (45.0)          0.01      0.45      0.80      1.37    172.12    148.08          156       0.62
 PULB  Pulaski SB, MHC of MO (29.8)(1)         0.03      0.64      0.22      0.33    150.32     41.41            0       0.00
 PLSK  Pulaski SB, MHC of NJ (46.0)            0.00      0.65      1.14      0.95     83.38     83.38            0      -0.07
 SBFL  SB Fngr Lakes MHC of NY (33.1)          0.08      0.50      0.90      1.10    121.93    103.35           15       0.06
 WAYN  Wayne S&L Co. MHC of OH (47.8)          0.36      0.58      0.26      0.46    174.36     65.29            7       0.01
 WCFB  Wbstr Cty FSB MHC of IA (45.2)          0.06      0.07      0.02      0.72        NA    560.00            1      -0.01


(1) Financial information is for the quarter ending June 30, 1997.
(2) Excluded from averages due to announced or pending acquisition.
(3) Includes MHC Institutions;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
             As of September 30, 1997 or Most Recent Date Available

                                           Balance Sheet Measures
                                         --------------------------              Quarterly Change in Net Interest Income
                                                          Non-Earn.    ----------------------------------------------------------
                                         Equity/     IEA/   Assets/
Institution                              Assets      IBL     Assets    09/30/97  06/30/97  03/31/97  12/31/96  09/30/96  06/30/96
-----------                              ------    ------    ------    --------  --------  --------  --------  --------  --------
                                           (%)       (%)       (%)     (change in net interest income is annualized in basis points)
Lockport Savings Bank                      10.8     112.0       2.9         -5        -6         5        -1        -1        10

SAIF-Insured Thrifts                       12.7     114.0       3.2         -3         1         0         0        -1        11
All Public Companies                       12.6     114.1       3.2         -4         1         0         1        -1        11
Special Selection Grouping(4)              11.8     111.5       3.5          1        -0         6        -1        -6        13
State of NY                                10.9     113.7       3.4         -7        -5         1         4         1        13


Market Interest Rates
---------------------

1 Year Treasury Bill                         --        --        --        -84       -74       127        47       103        85
30 Year Treasury Bond                        --        --        --        -80       -45         6        31        42        75


Comparable Group
----------------

Special Comparative Group(4)
----------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)       11.3     111.5       3.9          0        -1        -5       -31        28        30
FFFL  Fidelity FSB, MHC of FL (47.7)(1)     8.3     108.0       3.3         NA       -13        -3       -13       -13        13
SKBO  First Carnegie, MHC of PA(45.0)(1)   16.4     118.6       3.0         NA        14        30        NA        NA        NA
FFSX  First FS&LA, MHC of IA (46.1)         8.7     107.5       3.3         -9         1        12        -5         1        11
FSLA  First SB SLA MHC of NJ (47.5)(2)      8.6     108.0       3.4          0        -6        -6         7        -2         3
GDVS  Greater DV SB, MHC of PA (19.9)      11.6     109.6       3.5         -2        11        11         4        32         4
GFED  Guarnty FS&LA, MHC of MO (31.0)(2)   13.0     111.8       4.7          3        13       -19        13        17        26
HARB  Harbor FSB, MHC of FL (46.6)(2)       8.3     109.1       2.4          0         5        -3        -1        -0       -11
HARS  Harris SB, MHC of PA (24.3)           7.3     106.3       3.6         -8         1       -12        15       -65        41
JXSB  Jcksnville SB, MHC of IL (45.6)      10.6     109.3       4.2         11       -30         7         3        11        14
LFED  Leeds FSB, MHC of MD (36.3)          16.6     120.0       1.5        -11         4        11         5        -5        -8
NWSB  Northwest SB, MHC of PA (30.7)        9.1     109.2       2.7        -19         7         7        -5       -23        19
PBHC  OswegoCity SB, MHC of NY (46.)       10.0     106.6       7.0          5         4        20        NA        NA        NA
PBCT  Peoples Bank, MHC of CT (40.1)        9.0     104.6       6.8         23       -30        11        35       -29        -6
TSBS  Peoples Bcrp, MHC of NJ (35.9)(2)    15.2     117.1       4.1         -8         4       -21        13        -3         7
PERT  Perpetual of SC, MHC (46.8)(1)(2)    11.8     111.1       4.2         NA       -41         6         8        -8        -1
PFSL  Pocahnts Fed, MHC of AR (47.0)(2)     6.3     105.2       2.7         -8         5        -2        -2        13        21
PHSB  Ppls Home SB, MHC of PA (45.0)       13.7     113.0       3.2         28         0        NA        NA        NA        NA
PULB  Pulaski SB, MHC of MO (29.8)(1)      13.0     115.4       2.5         NA        12         0        -5        13         4
PLSK  Pulaski SB, MHC of NJ (46.0)         12.0     111.1       3.0          9        19       -12        -6        NA        NA
SBFL  SB Fngr Lakes MHC of NY (33.1)        9.3     107.4       3.7         -5        -3       -13         5       -29        16
WAYN  Wayne S&L Co. MHC of OH (47.8)        9.5     107.6       3.4          4         6        -5        -4        -9        17
WCFB  Wbstr Cty FSB MHC of IA (45.2)       23.4     130.6       1.5         -9        -9        31        -9         7        12

(1) Financial information is for the quarter ending June 30, 1997.
(2) Excluded from averages due to announced or pending acquisition.
(3) Includes MHC Institutions;
NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16


Summary
-------

        Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Lockport Savings. Due to the limited number of publicly-traded MHCs used in the Peer Group, there are some significant differences between the Bank and certain Peer Group members. Those areas where substantial differences exist, such as disparate asset sizes, different market areas, market capitalization and other variations will be addressed in the form of valuation adjustments to the extent necessary. For these reasons, and because the Peer Group members all share the unique characteristics of mutual holding company ownership, RP Financial concluded that the Peer Group pricing (full conversion basis) will serve as a sound basis in deriving a pro forma market value for Lockport Savings.

RP Financial, LC.
Page 4.1
                            IV.  VALUATION ANALYSIS


Introduction
------------

This chapter presents the valuation analysis and methodology used to determine Lockport Savings' estimated pro forma market value for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS and adopted in practice by the FDIC and New York State Department of Banking (the "Department") for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Bank and the Peer Group, and determination of the Bank's pro forma market value utilizing the market value approach.

Appraisal Guidelines
--------------------

        The OTS written appraisal guidelines, originally released in October 1983 and updated in late 1994, specify the market value methodology for estimating the pro forma market value of an institution. The FDIC, state banking agencies (including the Department) and other Federal agencies have endorsed the OTS appraisal guidelines as the appropriate guidelines involving mutual-to-stock conversions. As previously noted, the appraisal guidelines for MHC offerings is somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs rather than on publicly-traded stock thrifts given the unique differences in stock pricing of publicly-traded MHCs and stock thrifts.

RP Financial Approach to the Valuation
--------------------------------------

        The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. The valuation incorporates a "technical analysis" of recently completed stock offerings of comparable MHCs, given the significant weight in the valuation process of limiting the after-market increase in the stock. The pricing characteristics of recent MHC transactions serves as a proxy for near-term aftermarket trading activity of the stock. In this regard, there has been limited new MHC activity, so this analysis is rather limited. It should be noted that these valuation analyses, based on either the Peer Group or the recent MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

        The pro forma market value determined herein is a preliminary value for the Bank's to-be-issued stock. Throughout the MHC process, RP Financial will:
(1) review changes in the Bank's operations and financial

RP Financial, LC.
Page 4.2


condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending MHC offerings, and to a lesser extent, conversion offerings, both regionally and nationally. Updated valuation reports are prepared in the event material changes should occur prior to closing the offering and/or at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

        The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Lockport Savings, or the market value of the stocks of public MHC institutions, or Lockport Savings' value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis
------------------

        A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Lockport Savings coming to market at this time.

1.      Financial Condition
        -------------------

        The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength are noted as follows:

         o   Overall Asset/Liability ("A/L") Composition. One-to-four family
             -------------------------------------------
             mortgage loans comprised the largest segment of the loan portfolios of both Lockport Savings and the Peer Group. The primary difference with respect to the asset composition is the Bank's modestly lower level of

RP Financial, LC.
Page 4.3



         loans, which is offset by the Bank's higher ratio of MBS. The Bank's portfolio reflects a slightly greater level of diversification into high risk-weight loans. Both have funded their balance sheets primarily with retail deposits although the Peer Group has utilized borrowed funds to a greater extent. The Bank's pro forma IEA/IBL ratio should provide a comparative advantage in terms of earnings power on a pro forma basis.

     o   Credit Risk. The Peer Group maintains a comparable risk-weighted assets
         -----------
         to total assets ratio. Additionally, Lockport Savings reported more favorable asset quality figures in terms of the level of non-performing assets and the reserve coverage as a percent of NPAs. At the same time, the credit risk exposure at the majority of the Peer Group companies is believed to be relatively low.

     o    Balance Sheet Liquidity.  The Bank and the Peer Group operated with a
          -----------------------
          nearly equal levels of cash and investment securities but the Bank maintains a higher level of MBS. Furthermore, the majority of Lockport Savings' investments securities and all MBS are classified as AFS, which facilitates the Bank's ability to generate liquid funds, if required. Both Lockport Savings and the Peer Group appear to have adequate borrowing capacity to cover liquidity shortfalls. The Bank's liquidity should initially increase following the stock offering.

     o    Capitalization. The Bank operates with a lower pre-conversion tangible
          --------------
          capital level than the Peer Group, but this disadvantage will be addressed as a result of the stock offering as Lockport Savings' pro forma capital position is expected to exceed the Peer Group average.

     On balance, we believe the Bank, on a pro forma basis, has modestly superior financial condition characteristics relative to the Peer Group. Therefore, we concluded that a slight upward adjustment is warranted for this factor.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o    Reported Profitability. The Bank's reported earnings were above the
          ----------------------
          Peer Group average, which is primarily due to its comparative advantage in all key areas of core operations. Additionally, Lockport Savings' earnings were supported by non-operating items to a greater degree than the Peer Group.

     o    Core Profitability. As noted previously, the Bank's core profitability
          ------------------
          is slightly higher than the Peer Group owing to its more favorable efficiency ratio. On a pro forma basis, the Bank's efficiency ratio could be expected to improve as the net proceeds are invested in interest-earning assets. At the same time, additional expenses related to recent expansion and the opening of new offices will likely serve to diminish any improvement in the efficiency ratio resulting from the conversion and mutual holding company reorganization.

RP Financial, LC.
Page 4.4


     o   Interest Rate Risk. The Bank and the Peer Group appear to share a
         ------------------
         similar level of interest rate risk. The use of proceeds for both the Bank and the Peer Group could be expected to further limit their respective interest rate risk levels.

     o   Credit Quality. Lockport Savings reported comparable loan loss
         --------------
         provisions and lower net loan chargeoffs as a percent of loans over the most recent trailing twelve month period. In terms of future exposure to credit quality related losses, the Bank maintains a lower ratio of non-performing assets and a higher reserve coverage ratio as a percent of NPAs.

     o   Earnings Growth Potential. Earnings growth at the Bank will be
         -------------------------
         constrained by a number of factors, including slow growth in the blue collar market area and intense competition. Additionally, the Bank has been making significant investments in branches and personnel, which have caused expenses to increase but which are anticipated to provide long-term earnings benefits. While the Bank's earnings may have greater upside potential than the Peer Group, there has been insufficient time for such earnings growth to be demonstrated.

     Overall, RP Financial concluded that Lockport Savings' advantage in core profitability and limited credit risk exposure were offset by the Bank's near term earnings growth potential including the impact of the anticipated expenses related to the Bank's new administrative office and planned branches. Accordingly, no adjustment is warranted for this factor.

3.   Asset Growth
     ------------

     Recent growth trends are slightly more favorable for the Bank than for the Peer Group companies, on average. The Bank's capacity to grow will be enhanced with the additional capital raised through conversion, coupled with the investment in new branches. Offsetting these positive factors, Lockport Savings' growth will be constrained by unfavorable growth trends within its market and steep competition from other financial institutions, particularly in Erie County. Based on the foregoing, we applied no adjustment for this factor.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's primary market area has a significant impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market. Lockport Savings' primary market area in Niagara County is an aging, blue collar market that has been relatively slow to recover from the economic recession of the 1980s. While a large proportion of the manufacturing jobs that were lost have been replaced, many of these are in services, which is typically a lower wage employment sector than manufacturing.

     The primary market served by Lockport Savings is more limited, on average, than the Peer Group companies, implying more favorable opportunities for deposit and lending growth for the Peer Group, on average. As shown in Table 4.1, historical and projected population growth is lower for the Bank's primary market area

                                   Table 4.1
                  Peer Group Market Area Comparative Analysis

                                                              Population           Proj.
                                                           ----------------        Pop.     1990-97     1997-2002
Institution                          County                1990       1997         2002    % Change     % Change
-----------                          ------                ----       ----         ----    --------     --------
                                                           (000)      (000)
Community Svgs MHC of FL             Palm Beach             864      1,012        1,115        17.2%       10.1%
Fidelity FSB, MHC of FL              Palm Beach             864      1,012        1,115        17.2%       10.1%
First Carnegie MHC of PA             Allegheny            1,336      1,286        1,252        -3.8%       -2.6%
First FS&LA MHC of IA                Woodbury                98        103          106         4.9%        3.2%
Greater Del Val SB MHC of PA         Delaware               548        547          547        -0.1%       -0.1%
Harris SB MHC of PA                  Dauphin                238        248          255         4.2%        2.8%
Jacksonville SB MHC of IL            Morgan                  36         36           36        -0.4%       -0.3%
Leeds FSB MHC of MD                  Baltimore City         736        663          642        -9.9%       -3.1%
Northwest SB MHC of PA               Warren                  45         44           44        -1.2%       -0.9%
Oswego City SB MHC of NY             Oswego                 122        126          128         3.1%        2.1%
Peoples Bank MHC of CT               Fairfield              828        836          842         1.1%        0.7%
People Home SB MHC of PA             Beaver                 186        187          187         0.3%        0.2%
Pulaski SB MHC of MO                 St Louis City          397        344          329       -13.3%       -4.3%
Pulaski SB MHC of NJ                 Union                  494        498          501         0.9%        0.6%
SB of Finger Lakes MHC of NY         Ontario                 95        100          104         5.3%        3.5%
Wayne S&L Co MHC of OH               Wayne                  101        110          115         8.2%        5.2%
Webster City FSB MHC of IA           Hamilton                16         16           16         0.4%        0.0%
                                                             --         --           --         ----        ----

                                     Averages:              412        422          431         2.0%        1.6%
                                     Medians:               238        248          255         0.9%        0.6%

Lockport Savings Bank                Niagara                221        221          221         0.1%        0.1%
                                     Erie                   969        949          936        -2.0%       -1.4%
                                                                        Per Capita Income
                                                                       -------------------     Deposit
                                                                                   % State      Market      Unempl.
Institution                          County             Median Age     Amount      Average     Share(1)     Rate (2)
-----------                          ------             ----------     ------      -------     ---------    --------

Community Svgs MHC of FL             Palm Beach            40.9        21,754       126.2%       1.9%         7.2%
Fidelity FSB, MHC of FL              Palm Beach            40.9        21,754       126.2%       3.2%         7.2%
First Carnegie MHC of PA             Allegheny             38.8        18,708       103.9%       0.2%         4.4%
First FS&LA MHC of IA                Woodbury              34.3        16,764       102.1%      15.3%         2.7%
Greater Del Val SB MHC of PA         Delaware              36.6        22,326       123.9%       2.7%         4.6%
Harris SB MHC of PA                  Dauphin               37.4        18,993       105.4%       7.2%         3.5%
Jacksonville SB MHC of IL            Morgan                36.1        16,672        84.5%      19.2%         4.1%
Leeds FSB MHC of MD                  Baltimore City        34.5        14,868        70.0%       2.5%         8.2%
Northwest SB MHC of PA               Warren                38.3        15,543        86.3%      28.5%         4.8%
Oswego City SB MHC of NY             Oswego                32.1        12,294        66.4%      18.1%         5.6%
Peoples Bank MHC of CT               Fairfield             37.4        27,087       129.1%      23.3%         4.1%
People Home SB MHC of PA             Beaver                39.2        13,741        76.3%       7.8%         5.1%
Pulaski SB MHC of MO                 St Louis City         34.8        16,601        94.0%       0.5%         7.1%
Pulaski SB MHC of NJ                 Union                 37.2        24,441       101.0%       0.4%         5.4%
SB of Finger Lakes MHC of NY         Ontario               35.7        15,101        81.6%      13.9%         2.9%
Wayne S&L Co MHC of OH               Wayne                 34.1        16,017        92.9%      10.9%         3.5%
Webster City FSB MHC of IA           Hamilton              39.1        16,204        98.7%      25.7%         2.3%
                                                           ----        ------        -----      -----         ----

                                     Averages:             36.9        18,169        98.2%      10.7%         4.9%
                                     Medians:              37.2        16,672        98.7%       7.8%         4.6%

Lockport Savings Bank                Niagara               36.2        13,239       100.6%      24.1%         6.1%
                                                           36.4        14,307        77.3%       2.0%         5.0%

(1) Total institution deposits in headquarters county as percent of total county deposits.
(2)  Unemployment rates as of August 1997, not seasonally adjusted

Sources: CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.6


than in the markets for the Peer Group (i.e., flat growth projected through 2002 for Niagara County and shrinkage in Erie County versus 1.6 percent growth projected on average for the Peer Group). Income levels in Erie and Niagara Counties (the Bank's primary market) were also lower than the Peer Group average.

     These measures all point to a distinct disadvantage of the Bank's market area relative to the average market area for the Peer Group. Considering all of the factors listed above, we concluded with a moderate downward adjustment for market area.

5.   Dividends
     ---------

     The Bank has indicated its intention to pay an annual cash dividend of $0.12 per share payable quarterly. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All but one of the Peer Group institutions pay regular cash dividends, with implied dividend yields ranging from 0.98 percent to 3.61 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.88 percent as of November 28, 1997, representing an average earnings payout ratio of 14.52 percent (see Table 4.5). As of November 28, 1997, approximately 85 percent of all publicly-traded thrifts (non MHC institutions) have adopted cash dividend policies (see Exhibit IV-1) exhibiting an average yield of 1.86 percent and an average payout ratio of 35.43 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts. Lockport Savings has stated its intention to pay an annual dividend of $0.12 per share, which represents a yield of 1.2 percent based on the IPO price of $10.00 per share.

     Our valuation adjustment for dividends for Lockport Savings as an MHC also considered the FDIC and Federal Reserve policy with regard to waiver of dividends by the MHC. The policy, anticipated to be applied to Lockport Savings as it has been in several recent mutual holding company reorganizations reviewed by the FDIC and Federal Reserve, requires: (1) that any dividends waived by the MHC be accounted for separately, (2) places restrictions on dividend payments out of the cumulative waived dividend account, and (3) requires the minority stockholders' ownership interest to be reduced in a "second step" conversion to reflect the cumulative waived dividend account. Currently, those institutions in the Peer Group who are not subject to FDIC oversight and formed their MHCs prior to the announcement of the dividend waiver policy by the FDIC in November 1995 will not be subjected directly to the dividend waiver issue in a second step conversion (i.e. they are "grandfathered"), except in the case of special dividends or regular dividends that are deemed "excessive" and were waived by the MHC. Approximately seven of the Peer Group are believed to be immune to the dividend waiver issue. The practice of the majority of public MHC institutions in the Peer Group has been for the MHC to waive its right to the dividend. Lockport Savings has indicated that, in the case of Mutual Holding Company, the MHC does not
    --------

RP Financial, LC.
Page 4.7

expect to waive its right to the dividend. Lockport Savings will be subject to the FDIC policy with regard to dividend waivers, while the majority of the Peer Group members are not currently subject to such a policy (due to grandfathering).

     On a pro forma basis, the Bank appears to have the ability to match the dividend payments of the Peer Group. However, we concluded that a slight downward adjustment was warranted for purposes of dividends relative to the Peer Group because of the dividend waiver issue.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, and all of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $15.5 million to $823.8 million as of November 28, 1997, with average and median market values of $97.0 and $25.1 million, respectively. The public shares issued and outstanding to the public shareholders of the Peer Group members ranged from approximately 580,000 to 24.5 million, with average and median shares outstanding of approximately 3.8 and 1.1 million, respectively. As a result of the Bank's substantially larger asset base, capital and earnings in comparison to the Peer Group, the Bank will have a comparatively greater number of shares outstanding and market capitalization. Additionally, it is expected that Lockport Savings will qualify for NASDAQ listing immediately following the conversion.

     The higher public market capitalization and a greater amount of public shares available for trading will result in more attractive liquidity characteristics than the stocks of the Peer Group companies, on average. Thus, we have applied a moderate upward adjustment for the liquidity of the shares.

7.   Marketing of the Issue
     ----------------------

     Three separate markets exist for thrift stocks: (1) the after-market for public companies, both all stock and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; (3) the thrift acquisition market. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

RP Financial, LC.
Page 4.8


     A.   The Public Market
          -----------------

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally positive third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter of 1996. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected

RP Financial, LC.
Page 4.9


rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

          A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of
3.6 percent compared to an original estimate of 2.2 percent.

          Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on

RP Financial, LC.
Page 4.10


September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years.
The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran. On October 3, 1997, the DJIA closed at 8038.58.

          Lower interest rates provided for a positive stock market environment in the beginning of October 1997. However, congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17.

          Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market. Market conditions remained uneven through the week ended October 31, which was followed by a soaring stock market on November 3. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market.

          Following the one day rally, volatility returned to the stock market through mid- and late-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. Bond prices benefitted from the turbulent stock market environment, despite renewed inflationary pressures indicated by the October unemployment rate dropping to a 24-year low of 4.7 percent. In mid-November, the yield on the 30-year

RP Financial, LC.
Page 4.11

bellwether Treasury issue approached 6.0 percent its lowest level since February 1996. On November 28, 1997, the DJIA closed at 7823.10, an increase of 20.0 percent from one year earlier.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November 1996. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates.

          Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates

RP Financial, LC.
Page 4.12


unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest-rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings. Prices of thrift and bank stocks also continued to be positively influenced by industry consolidation and rising acquisition multiples being paid for thrift and bank franchises. The SNL Index for all publicly-traded thrifts closed at 746.3 on October 3, 1997

          Declining interest rates supported an advance in thrift prices in early-October; however, the upward trend in thrift prices stalled in mid-October, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues retreated on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during the last half of November. On November 28, 1997, the SNL Index for all publicly-traded thrifts closed at 767.4, an increase of 58.0 percent from one year earlier.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. There was generally strong interest in converting issues during the second half of 1996, as most offerings experienced oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first three quarters of 1997 and there has been an increase in the number of conversion offerings completed during the past three months in comparison to previous periods. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 53.1 percent.

RP Financial, LC.
November 28, 1997



-------------------------------------------------------------------------------
                                   Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
         Institutional Information                               Pre-Conversion Data                Offering
                                                           --------------------------------
                                                           Financial Info.    Asset Quality        Information
--------------------------------------------------------------------------------------------------------------------

                                      Conversion                    Equity/    NPAs/   Res.   Gross    % of   Exp./
Institution                  State       Date     Ticker   Assets   Assets    Assets   Cov.   Proc.    Mid.   Proc.
-----------                  -----       ----     ------   ------   ------    ------   ----   -----    ----   -----
                                                           ($Mil)     (%)     (%)(2)   (%)   ($Mil)     (%)    (%)
--------------------------------------------------------------------------------------------------------------------
First Security Fed Fin., Inc   IL       10/31/97   FSFF       260    11.52%     0.87%    74%   64.1     132%    1.7%
Oregon Trail Financial Corp.   OR       10/06/97   OTFC       220    10.08%     0.12%   280%  $46.9     132%    2.3%
Riverview Bancorp, Inc. (8)    WA  *    10/01/97   RVSB       230    11.24%     0.14%   245%   35.7     132%    2.8%
SHS Bancorp, Inc.              PA       10/01/97   SHSB        83     5.52%     1.41%    36%    8.2     132%    5.7%
Ohio State Financial Serv      OH  *    09/29/97  P.Sheet      34    14.45%     0.47%    86%    6.3      94%    5.7%
Citizens Bancorp               IN       09/19/97  P.Sheet      46    12.28%     0.45%    84%   10.6     132%    4.6%

                                             Averages:       $146    10.85%     0.58%   134%   28.6     126%    3.8%
                                              Medians:        152    11.38%     0.46%    85%   23.2     132%    3.7%

                         Averages, Excluding 2nd Steps       $129    10.77%     0.66%   140%  $27.2     125%    4.0%
                          Medians, Excluding 2nd Steps        $83    11.52%     0.47%    84%  $10.6     132%    4.6%


------------------------------------------------------------------------------------------------------------------------------------
         Institutional Information                         Insider Purchases                      Pro Forma Data
                                                                                    ------------------------------------------------
                                                                                      Pricing Ratios(4)      Fin. Characteristics
------------------------------------------------------------------------------------------------------------------------------------
                                                             Benefit Plans
                                                             -------------
                                      Conversion                    Recog.   Mgmt.
Institution                  State       Date     Ticker     ESOP    Plans  & Dirs.  P/TB    P/E(5)   P/A     ROA    TE/A     ROE
-----------                  -----       ----     ------     ----------------------  ----    ------   ---     ---    ----     ---
                                                             (%)      (%)   (%)(3)    (%)     (x)     (%)     (%)     (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
First Security Fed Fin., Inc   IL       10/31/97   FSFF       8.0%    4.0%     4.4%  78.1%     16.5  21.1%    1.3%   27.0%    4.7%
Oregon Trail Financial Corp.   OR       10/06/97   OTFC       8.0%    4.0%     3.9%  75.3%     13.6  18.1%    1.0%   20.7%    5.1%
Riverview Bancorp, Inc. (8)    WA  *    10/01/97   RVSB       8.0%    4.0%     2.9% 109.0%     17.7  23.6%    1.3%   21.6%    6.2%
SHS Bancorp, Inc.              PA       10/01/97   SHSB       8.0%    4.0%     5.2%  72.3%     24.5   9.1%    0.4%   12.6%    3.0%
Ohio State Financial Serv      OH  *    09/29/97  P.Sheet     8.0%    4.0%     8.3%  62.3%     13.4  16.0%    1.2%   25.7%    4.6%
Citizens Bancorp               IN       09/19/97  P.Sheet     8.0%    4.0%    16.1%  72.9%     14.8  14.8%    1.1%   46.3%    2.4%

                                             Averages:        8.0%    4.0%     6.8%  78.3%     16.7  17.1%    1.1%   25.7%    4.3%
                                              Medians:        8.0%    4.0%     4.8%  74.1%     15.6  17.0%    1.2%   23.7%    4.7%

                         Averages, Excluding 2nd Steps        8.0%    4.0%     7.6%  72.2%     16.5  15.8%    1.0%   26.5%    4.0%
                          Medians, Excluding 2nd Steps        8.0%    4.0%     5.2%  72.9%     14.8  16.0%    1.1%   25.7%    4.6%

----------------------------------------------------------------------------------------------------------------------------
         Institutional Information                                                 Post-IPO Pricing Trends
                                                                   ---------------------------------------------------------
                                                                                       Closing Price:
--------------------------------------------------------           ---------------------------------------------------------
                                                                    First             After               After
                                      Conversion            IPO    Trading     %      First       %       First       %
Institution                  State       Date     Ticker   Price     Day      Chg.    Week(6)    Chg.    Month(7)    Chg.
-----------                  -----       ----     ------   -----     ---      ----    ------     ----    --------    ----
                                                            ($)      ($)       (%)      ($)      (%)       ($)       (%)
----------------------------------------------------------------------------------------------------------------------------
First Security Fed Fin., Inc   IL       10/31/97   FSFF   $10.00    $15.06    50.6%   $15.13     51.3%    $16.06     60.6%
Oregon Trail Financial Corp.   OR       10/06/97   OTFC    10.00     16.75    67.5%    16.75     67.5%     15.88     58.8%
Riverview Bancorp, Inc. (8)    WA  *    10/01/97   RVSB    10.00     13.25    32.5%    13.63     36.3%     13.25     32.5%
SHS Bancorp, Inc.              PA       10/01/97   SHSB    10.00     14.75    47.5%    16.25     62.5%     16.00     60.0%
Ohio State Financial Serv      OH  *    09/29/97  P.Sheet  10.00     15.50    55.0%    15.50     55.0%     14.88     48.8%
Citizens Bancorp               IN       09/19/97  P.Sheet  10.00     14.00    40.0%    14.00     40.0%     15.38     53.8%

                                             Averages:    $10.00    $14.89    48.9%   $15.21     52.1%    $15.24     52.4%
                                              Medians:    $10.00    $14.91    49.1%   $15.31     53.1%    $15.63     56.3%

                         Averages, Excluding 2nd Steps    $10.00    $15.21    52.1%   $15.53     55.3%    $15.64     56.4%
                          Medians, Excluding 2nd Steps    $10.00    $15.06    50.6%   $15.50     55.0%    $15.88     58.8%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                                                                  November 28, 1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.
--------------------------------------------------------------------------------------------------------------------------------

RP Financial, LC.
Page 4.14



          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
129.61 percent reflects a discount of 16.9 percent from the average P/B ratio of all publicly-traded savings institutions (equal to 155.97 percent), and the average core P/E ratio of 26.72 times reflects a premium of 34.1 percent from the all public average core P/E ratio of 19.93 times. The pricing ratios of the better capitalized but lower earning recently converted savings institutions (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          Given the unique characteristics of the mutual holding company form of organization, we believe it is also useful to analyze recent minority stock offerings by MHCs. In this regard, there have been three offerings during 1997 in conjunction with MHC reorganizations in which the minority stock of the issuer was publicly traded. Similar to the market for full stock companies, the market reception for the minority stock issued by mutual holding companies has been strong. At the same time, the stock of MHC institutions tends to trade at a discount to the market for full stock companies, even recently converted companies, as: (1) investors have no voting control in the Bank; (2) there is no chance for acquisition speculation in the shares; (3) there is still some uncertainty over potential changes in regulatory policy governing MHCs and second step transactions.

             Price Performance of MHC Offerings Completed in 1997
                 (Includes Publicly Traded Institutions Only)

                                                      IPO        IPO   11/28/97   Pct.
                                    Issue Date       P/B(1)     Price    Price   Change
                                    ----------        ---       -----    -----   ------
PLSK-Pulaski Savings Bank           April 1997       64.3%     $10.00   $18.75    87.5%
SKBO-First Carnegie Deposit Bank    April 1997       67.5       10.00    18.62    86.2
PHSB-Peoples Home Savings Bank      July 1997        70.0       10.00    18.62    86.2


(1)     Based on fully converted value.


Source:  Public filings and RP Financial calculations.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as the pricing level of thrift stocks are at or near their historical highs. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have

RP FINANCIAL  LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 4.3
                           Market Pricing Comparatives
                         Prices As of November 28, 1997

                                         Market       Per Share Data
                                     Capitalization   --------------            Pricing Ratios(3)                 Dividends(4)
                                    ----------------  Core     Book   -------------------------------------  ----------------------
                                    Price/    Market  12-Mth  Value/                                         Amount/       Payout
Financial Institution               Share(1)  Value   EPS(2)  Share   P/E     P/B      P/A     P/TB  P/CORE  Share  Yield  Ratio(5)
---------------------               -------- ------   ------ ------- -----   ------   -----  ------  ------  ------ -----  --------
                                       ($)   ($Mil)     ($)    ($)    (X)      (%)     (%)     (%)     (X)     (%)   (%)     (%)
SAIF-Insured Thrifts                23.65    175.34   1.13   15.30   19.16   155.97   19.07  161.26   19.93   0.37  1.60   30.19
Special Selection Grouping(8)       15.77     70.77   0.52   12.37   26.72   129.61   27.50  131.15   26.72   0.00  0.00    0.00

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FSFF  First SeucrityFed fin of IL   16.06    102.91   0.61   12.80   26.33   125.47   33.92  125.47   26.33   0.00  0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR  16.00     75.12   0.59   13.29   27.12   120.39   28.91  120.39   27.12   0.00  0.00    0.00
RVSB  Riverview Bancorp of WA       15.00     91.92   0.45    9.56      NM   156.90   32.57  163.04      NM   0.00  0.00    0.00
SHSB  SHS Bancorp, Inc. of PA       16.00     13.12   0.41   13.83      NM   115.69   14.62  115.69      NM   0.00  0.00    0.00


                                                  Financial Characteristics(6)
                                    ----------------------------------------------------
                                                              Reported         Core
                                     Total   Equity/  NPAs/  -----------    ------------
                                    Assets   Assets  Assets  ROA    ROE     ROA     ROE
                                    ------   ------  ------  ----   ----    ----    ----
                                    (1Mil)    (%)     (%)    (%)    (%)     (%)     (%)
SAIF-Insured Thrifts                 1,196   13.05   0.78    0.88   7.92    0.88    7.81
Special Selection Grouping(8)          234   21.11   0.77    0.99   5.33    0.97    5.23

Comparable Group
----------------

Special Comparative Group
-------------------------
FSFF  First SeucrityFed fin of IL      303   27.03   1.44    1.29   4.77    1.29    4.77
OTFC  Oregon Trail Fin. Corp of OR     260   24.02   0.07    1.07   4.44    1.07    4.44
RVSB  Riverview Bancorp of WA          282   20.76   0.14    1.22   9.14    1.17    8.75
SHSB  SHS Bancorp, Inc. of PA           90   12.64   1.43    0.37   2.96    0.37    2.96

(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)  Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The Information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 4.16



recorded healthy price increases in initial post-conversion trading activity. Likewise, the new issue market for MHC shares is also strong as the three transactions completed in 1997 are all trading well above their IPO price.

     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on Lockport Savings' stock price of recently completed and pending acquisitions of other thrifts operating in New York. As shown in Exhibit IV-4, there were 10 completed deals, and 2 pending transactions involving publicly-traded savings institutions, although most of the acquisition activity was in the New York metropolitan area, which is relatively distant from the Bank's market.

          Under other circumstances, the existence of thrift acquisition activity in the Bank's market area might warrant an upward adjustment to value to account for the likelihood of investors placing an acquisition premium on the stock. However, the acquisition activity in Lockport Savings' market was deemed to have a minimal valuation impact for two reasons. First, the mutual holding company form of organization carries an implicit intent to remain independent (Lockport Savings would have to undertake a second step conversion in order to sell control). Second, Lockport Savings could not become an acquisition target for at least one year following a second step conversion, pursuant to current conversion regulations.

                        *  *  *  *  *  *  *  *  *  *  *

     In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares, and the acquisition market (which we considered to be not applicable to the Bank's valuation). Taking these factors and trends into account, RP Financial concluded that a moderate upward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     By virtue of its asset size, Lockport Savings' management team benefits from the greater resources available to the Bank relative to other smaller institution institutions comprising the Peer Group. Moreover, Lockport Savings' senior management team appears to have the experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Lockport Savings' executive management with summary resumes. We believe that the Bank has been operated capably over the past several years, and that the Bank has a clear direction for the future. The financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained adequate levels of capital and recorded positive earnings, favorable interest rate risk and favorable credit quality. We have therefore concluded that, in general, Lockport

RP Financial, LC.
Page 4.17



Savings appears to have been operated at least as effectively as the Peer Group companies and moreover, the Bank benefits from its greater size and management depth. On balance, we have applied a slight upward adjustment for this factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     As a newly converted institution, Lockport Savings would operate in substantially the same regulatory environment as the Peer Group members, most of whom are healthy institutions operating and reporting as public companies. No material differences were noted between the Bank and the Peer Group in terms of deposit insurance premiums or securities regulation.

     The one difference noted between Lockport Savings and the Peer Group was in the area of regulatory policy regarding dividend waivers (see the discussion above for "5. Dividends"). The Bank and five of the Peer Group members are subject to minority dilution in a second step conversion because of the dividend waiver. Because a downward adjustment was already applied for this factor in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments
----------------------
     Overall, based on the factors discussed above, we concluded that the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

     Key Valuation Parameters:                                      Valuation Adjustment
     ------------------------                                       --------------------
     Financial Condition                                            Slight Upward
     Profitability, Growth and Viability of Earnings                No Adjustment
     Asset Growth                                                   No Adjustment
     Primary Market Area                                            Moderate Downward
     Dividends                                                      Slight Downward
     Liquidity of the Shares                                        Moderate Upward
     Marketing of the Issue                                         Moderate Upward
     Management                                                     Slight Upward
     Effect of Government Regulations and Regulatory Reform         No Adjustment

Basis of Valuation.  Fully Converted Pricing Ratios
---------------------------------------------------

     As indicated in Chapter III, the valuation analysis included in this section places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully

RP Financial, LC.
Page 4.18



converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no chance of exercising voting control of the institution; (3) no possibility of acquisition speculation to support stock prices; (4) the impact of "second step" conversions on the pricing of MHC institutions; and (5) most recently, the policy adopted by the FDIC regarding the waiver of dividends by MHC institutions. The above characteristics of MHC shares, three that have existed for some time and two resulting from recent developments (i.e., "second step" conversions and the dividend waiver issue), have provided MHC shares with different trading characteristics versus fully converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a "fully converted" basis to make them comparable for valuation purposes. Using the per share and pricing information of the Peer Group on a fully converted basis accomplishes two things. First, such figures eliminate the distortions resulting when trying to compare institutions that have a different public ownership interests outstanding. And second, such an analysis provides ratios that are comparable to the pricing information of fully converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100 percent ownership interest in Lockport Savings as an MHC.

     To calculate the fully converted pricing information for MHCs, the reported financial information for the public MHCs was adjusted as follows: (1) a second step conversion was assumed, with all shares owned by the MHC assumed to be sold at the November 28, 1997 trading price; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a "second step" conversion of MHC institutions; and (3) book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully converted basis. Because they place the public MHC institutions on a fully converted basis using the same approach as utilized in the several second step conversions completed to date, these per share figures (fully converted basis) are comparable to the per share financial information reported by fully converted public companies and can form the basis for estimating the pro forma market value range of a 100 percent ownership interest in Lockport Savings. Table 4.4 on the following page shows the calculation of per share financial data (fully converted basis) for each of the 17 public MHC institutions that form the Peer Group.

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC and Department, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Lockport Savings' to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A")

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

             Calculation of Implied Per Share Data --- Incorporating MHC Second Step Conversion
                                    Comparable Institution Analysis
                             For the Twelve Months Ended September 30, 1997

                                             Current Ownership           Current Per Share Data (MHC Ratios)
                                         -------------------------   -------------------------------------------
                                          Total    Public      MHC            Core     Book     Tangible
                                         Shares    Shares   Shares    EPS      EPS     Value      Book    Assets
                                         ------    ------   ------   -----   ------    -----    --------  ------
                                          (000)     (000)    (000)    ($)      ($)      ($)       ($)       ($)
Publicly-Traded MHC Institutions
--------------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)      5,095     2,470    2,625    1.07     0.98     15.79    15.79    139.20
FFFL  Fidelity FSB, MHC of FL (47.7)      6,771     3,224    3,547    0.50     0.79     12.36    12.27    147.58
FFSX  First FS&LA, MHC of IA (46.1)       2,833     1,303    1,530    1.18     1.15     14.08    13.96    161.26
GDVS  Greater DV SB, MHC of PA (19.9)     3,272       650    2,622    0.68     0.68      8.85     8.85     76.04
HARS  Harris SB. MHC of PA (24.3)        33,779     8,169   25,610    0.52     0.43      5.12     4.53     62.47
JXSB  Jcksnville SB, MHC of IL (45.6)     1,272       580      692    0.80     0.80     13.63    13.63    129.12
LFED  Leeds FSB, MHC of MD (36.3)         5,182     1,883    3,299    0.64     0.64      9.16     9.16     55.08
NWSB  Northwest SB, MHC of PA (30.7)     46,753    14,352   32,401    0.41     0.41      4.33     4.09     44.93
PBCT  Peoples Bank, MHC of CT (40.1)     61,126    24,453   36,673    1.44     0.93     11.41    11.40    126.48
PBHC  OswegoCity SB, MHC of NY (46.)      1,917       882    1,035    1.05     0.94     12.02    10.10    100.68
PHSB  Ppls Home SB, MHC of PA (45.0)      2,760     1,242    1,518    0.56     0.54     10.22    10.22     74.79
PLSK  Pulaski SB, MHC of NJ (46.0)        2,070       952    1,118    0.54     0.54     10.36    10.36     86.47
PULB  Pulaski SB, MHC of MO (29.8)        2,094       624    1,470    0.68     0.90     11.23    11.23     86.07
SBFL  SB Fngr Lakes MHC of NY (33.1)      1,785       590    1,195    0.44     0.51     11.92    11.92    127.71
SKBO  First Carnegie,MHC of PA(45.O)      2,300     1,035    1,265    0.33     0.33     10.52    10.52     63.97
WAYN  Wayne S&L Co. MHC of OH (47.8)      2,255     1,075    1,180    0.81     0.76     10.58    10.58    110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)      2,100       950    1,150    0.64     0.64     10.52    10.52     44.99
                                             Impact of Second Step Conversion         Pro Forma Per Share Data (Fully Converted
                                        ------------------------------------------   -------------------------------------------
                                         Share    Gross      Net Incr.   Net Incr.           Core     Book    Tangible
                                         Price    Procds(1)  Capital(2)  Income(3)    EPS     EPS     Value     Book     Assets
                                         -----    ------     -------     ------      -----   -----    -----   --------   ------
                                         ($000)   ($000)      ($000)     ($000)       ($)     ($)      ($)       ($)       ($)
Publicly-Traded MHC Institutions
--------------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)     35.00     91,875     79,013      2,419       1.54    1.45    31.30     31.30    154.71
FFFL  Fidelity FSB, MHC of FL (47.7)     27.87     98,855     85,015      2,603       0.88    1.17    24.92     24.83    160.14
FFSX  First FS&LA, MHC of IA (46.1)      31.87     48,761     41,935      1,284       1.63    1.60    28.88     28.76    176.06
GDVS  Greater DV SB, MHC of PA (19.9)    31.00     81,282     69,903      2,140       1.33    1.33    30.21     30.21     97.40
HARS  Harris SB. MHC of PA (24.3)        19.00    486,590    418,467     12,814       0.90    0.81    17.51     16.92     74.86
JXSB  Jcksnville SB, MHC of IL (45.6)    26.75     18,511     15,919        487       1.18    1.18    26.15     26.15    141.64
LFED  Leeds FSB, MHC of MD (36.3)        21.50     70,929     60,999      1,868       1.00    1.00    20.93     20.93     66.85
NWSB  Northwest SB, MHC of PA (30.7)     14.00    453,614    390,108     11,945       0.67    0.67    12.67     12.43     53.27
PBCT  Peoples Bank, MHC of CT (40.1)     33.69  1,235,513  1,062,541     32,536       1.97    1.46    28.79     28.78    143.86
PBHC  OswegoCity SB, MHC of NY (46.)     28.50     29,498     25,368        777       1.46    1.35    2S.25     23.33    113.91
PHSB  Ppls Home SB, MHC of PA (45.0)     18.62     28,265     24,308        744       0.83    0.81    19.03     19.03     83.60
PLSK  Pulaski SB, MHC of NJ (46.0)       18.75     20,963     18,028        552       0.81    0.81    19.07     19.07     95.18
PULB  Pulaski SB, MHC of MO (29.8)       30.50     44,835     38,558      1,181       1.24    1.46    29.64     29.64    104.48
SBFL  SB Fngr Lakes MHC of NY (33.1)     29.25     34,954     30,060        920       0.96    1.03    28.76     28.76    144.55
SKBO  First Carnegie,MHC of PA(45.O)     18.62     23,554     20,257        620       0.60    0.60    19.33     19.33     72.78
WAYN  Wayne S&L Co. MHC of OH (47.8)     31.00     36,580     31,459        963       1.24    1.19    24.53     24.53    124.92
WCFB  Wbstr Cty FSB MHC of IA (45.2)     20.25     23,288     20,027        613       0.93    0.93    20.06     20.06     54.53

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).

(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
         Offering expense percent      2.00
         ESOP percent purchase         8.00
         Recognition plan percent      4.00

(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
         After-tax reinvestment        4.29
         ESOP loan term (years)          10
         Recog. plan vesting (yrs)        5
         Effective tax rate           34.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 4.20



approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Lockport Savings' prospectus for the effective tax rate and stock benefit plan assumptions as well as other key assumptions (summarized in Exhibits IV-6 and IV-7). Each of the assumptions are described more fully below.

     o      Conversion Expenses.  Have been assumed to equal 2 percent of the
            -------------------
            offering amount pursuant to a standard conversion offering. This assumption approximates the average for large standard conversion offerings completed in 1997 to date (i.e., offerings in excess of $40 million of gross proceeds).

     o      Effective Tax Rate.  The Bank, in consultation with its outside
            ------------------
            auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 35 percent based on the statutory Federal and state tax rate.

     o      Reinvestment Rate.  The pro forma section in the prospectus
            -----------------
            incorporates a 5.44 percent reinvestment rate, equivalent to the one year U.S. Treasury rate prevailing as of September 30, 1997. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat to declining interest rate scenario and the estimated impact of deposit withdrawals to fund stock purchases.

     o      Stock Benefit Plans.  The assumptions for the stock benefit plans,
            -------------------
            i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 15 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

     o      Capitalization of the MHC.  Pursuant to the proposed transaction
            -------------------------
            structure, the MHC will be capitalized with $100,000 of cash.

     o      Funding of the Foundation.   The Holding Company intends to donate
            -------------------------
            to a charitable foundation, immediately following the Conversion, authorized but unissued shares of the Holding Company stock equal to 3 percent of the number of shares of Conversion Stock issued in the conversion and cash equal to 2 percent of the amount of stock sold in the offering. The pro forma after-tax impact of the foundation structure has been incorporated into RP Financial's pro forma valuation.

RP Financial's valuation placed emphasis on the following:

     o      P/E Approach.  The P/E approach is generally the best indicator of
            ------------
            long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. Most of the Peer Group members had P/E multiples (fully converted basis) that appeared to be in line with industry averages, i.e. not influenced by overcapitalization or by acquisition speculation. Thus, we believe that the Peer Group's average P/E multiples (fully converted basis) served as a good benchmark for valuation.

     o      P/B Approach.  P/B ratios have generally served as a useful
            ------------
            benchmark in the valuation of thrift stock, with the greater determinant of long term value being earnings. RP Financial considered

RP Financial, LC.
Page 4.21



            the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (witness that several recent conversions reported not meaningful P/E ratios). For this reason, RP Financial also placed weight on pro forma book value (fully converted basis), with the emphasis on tangible book value (fully converted basis), in the determination of Lockport Savings' value.

     o      P/A Approach.  P/A ratios are generally not a highly reliable
            ------------
            indicator of market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of a 100 percent interest in the Bank's conversion stock was $225,000,000 at the midpoint, equal to 22,500,000 shares issued at a per share value of $10.00 for the public shares. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $191,250,000, and a maximum value of $258,750,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 19,125,000 shares at the minimum to 25,875,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 3,881,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $297,562,500, without a resolicitation.

     1.     Price-to-Book ("P/B"). The application of the P/B valuation method
            ---------------------
requires calculating the Bank's pro forma market value by applying a valuation P/B ratio (fully converted basis) to Lockport Savings' pro forma book value (fully converted basis). In applying the P/B approach, we also considered tangible book value (i.e., book value net of goodwill and other intangible assets) because historically the market has not generally given credit to an institution for intangible assets.

     Since the valuation has been discounted to reflect market area and dividends, which are the relevant adjustments applicable to the P/B approach, valuation discounts of 30.3 and 33.4 percent has been applied to the reported and tangible P/B ratio (fully converted basis) for Lockport Savings at the midpoint versus the Peer Group median. At the midpoint value, Lockport Savings exhibited pro forma reported and tangible P/B ratios (fully converted basis) both equal to 71.67 percent compared to the Peer Group's median reported and tangible P/B ratios (fully converted basis) of 102.90 (see Table 4.5). RP Financial considered these discounts to be appropriate in light of the downward adjustments indicated above and the nature of pro forma conversion pricing.

     2.     Price-to-Earnings ("P/E").  The application of the P/E valuation
            -------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 4.5
       MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                   Lockport Savings Bank and the Comparables
                            As of November 28, 1997

                                       Fully Converted
                                        Implied Value    Per Share (8)
                                       ---------------- ----------------
                                                Implied   Core   Book                       Pricing Ratios (3)
                                        Price/   Market  12-Mth  Value/     ------------------------------------------------
                                       Share(1)  Val(8)  EPS(2)  Share         P/E       P/B       P/A      P/TB     P/CORE
                                       --------  ------ -------  -------    --------  --------  --------  --------  --------
                                           ($)   ($Mil)    ($)      ($)        (X)       (%)       (%)       (%)       (X)
Lockport Savings Bank                    10.00   297.56   0.58    12.58       17.25     79.49     20.89     79.49     18.26
---------------------
 Superrange                              10.00   258.75   0.64    13.22       15.72     75.65     18.59     75.65     16.69
 Range Maximum                           10.00   225.00   0.70    13.95       14.27     71.67     16.50     71.67     15.19
 Range Midpoint                          10.00   191.25   0.79    14.95       12.68     66.91     14.32     66.91     13.54
 Range Minimum


BIF-Insured Thrifts(7)
----------------------
 Averages                                27.26   239.39   1.50    15.73       17.76    180.78     20.55    188.44     18.19
 Medians                                   ---      ---    ---      ---       16.85    178.79     17.31    190.87     17.45

All Non-MHC State of NY(7)
--------------------------
 Averages                                30.01   721.47   1.24    17.05       21.24    180.19     18.88    194.00     21.29
 Medians                                   ---      ---    ---      ---       19.71    150.49     16.75    157.21     20.19

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                                25.66   263.30   1.11    23.94       21.81    106.76     24.71    107.71     22.95
 Medians                                   ---      ---    ---      ---       22.10    102.90     24.82    102.90     23.03


Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)     35.00   178.33   1.45    31.30       22.73    111.82     22.62    111.82     24.14
FFFL  Fidelity FSB, MHC of FL (47.7)     27.87   188.71   1.17    24.92         NM     111.84     17.40    112.24     23.82
SKBO  First Carnegie, MHC of PA (45.0)   18.62    42.83   0.60    19.33         NM      96.33     25.58     96.33       NM
FFSX  First FS&LA, MHC of IA (46.1)      31.87    90.29   1.60    28.88       19.55    110.35     18.10    110.81     19.92
GDVS  Greater DV SB,MHC of PA (19.9)     31.00   101.43   1.33    30.21       23.31    102.62     31.83    102.62     23.31
HARS  Harris SB, MHC of PA (24.3)        19.00   641.80   0.81    17.51       21.11    108.51     25.38    112.29     23.46
JXSB  Jcksnville SB, MHC of IL (45.6)    26.75    34.03   1.18    26.15       22.67    102.29     18.89    102.29     22.67
LFED  Leeds FSB, MHC of MD (36.3)        21.50   111.41   1.00    20.93       21.50    102.72     32.16    102.72     21.50
NWSB  Northwest SB, MHC of PA (30.7)     14.00   654.54   0.67    12.67       20.90    110.50     26.28    112.63     20.90
PBHC  OswegoCity SB, MHC of NY (46.)     28.50    54.63   1.35    25.25       19.52    112.87     25.02    122.16     21.11
PBCT  Peoples Bank, MHC of CT (40.1)     33.69  2059.33   1.46    28.79       17.10    117.02     23.42    117.06     23.08
PHSB  Ppls Home SB, MHC of PA (45.0)     18.62    51.39   0.81    19.03       22.43     97.85     22.27     97.85     22.99
PULB  Pulaski SB, MHC of MO (29.8)       30.50    63.87   1.46    29.64       24.60    102.90     29.19    102.90     20.89
PLSK  Pulaski SB, MHC of NJ (46.0)       18.75    38.81   0.81    19.07       23.15     98.32     19.70     98.32     23.15
SBFL  SB Fngr Lakes MHC of NY (33.1)     29.25    52.21   1.03    28.76         NM     101.70     20.24    101.70     28.40
WAYN  Wayne S&L Co. MHC of OH (47.8)     31.00    69.91   1.19    24.53       25.00    126.38     24.82    126.38     26.05
WCFB  Wbstr Cty FSB MHC of IA (45.2)     20.25    42.53   0.93    20.06       21.77    100.95     37.14    100.95     21.77

                                            Dividends (4)                           Financial Characteristics (6)
                                        -----------------------   ------------------------------------------------------------------
                                                                                                      Reported             Core
                                        Amount/         Payout    Total      Equity/    NPAs/     ----------------------------------
                                         Share   Yield Ratio(5)   Assets     Assets     Assets     ROA       ROA       ROA      ROA
                                        -------- ------ -------  --------    -------    -------   ------    ------    ------   -----
                                           ($)     (%)    (%)     ($Mil)       (%)        (%)       (%)       (%)       (%)      (%)
Lockport Savings Bank                     0.12     1.20  20.70    1,424       26.29      0.15      1.21      4.61      1.14     4.35
---------------------
 Superrange                               0.12     1.20  18.86    1,392       24.57      0.16      1.18      4.81      1.11     4.53
 Range Maximum
 Range Midpoint                           0.12     1.20  17.12    1,364       23.02      0.16      1.16      5.02      1.09     4.72
 Range Minimum                            0.12     1.20  15.22    1,336       21.40      0.16      1.13      5.28      1.06     4.94


BIF-Insured Thrifts(7)
----------------------
 Averages                                 0.49     1.63  31.28    1,407       12.61      0.83      1.15     11.47      1.10    10.85
 Medians                                   ---      ---   ---       ---         ---       ---       ---       ---       ---      ---

All Non-MHC State of NY(7)
--------------------------
 Averages                                 0.51     1.63  35.27    4,080       11.33      0.85      0.79      7.61      0.78     7.32
 Medians                                   ---      ---    ---      ---         ---       ---       ---       ---       ---      ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages                                 0.50     1.88  36.13    1,101       23.32      0.60      1.11      4.89      1.10     4.81
 Medians                                   ---      ---    ---      ---         ---       ---       ---       ---       ---      ---


Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)      0.90     2.57  62.07      788       20.23      0.41      1.03      5.02      0.97     4.72
FFFL  Fidelity FSB, MHC of FL (47.7)      0.90     3.23    NM     1,084       15.56      0.34      0.61      3.58      0.81     4.75
SKBO  First Carnegie, MHC of PA (45.0)    0.30     1.61  50.00      167       26.56       NA       0.83      4.06      0.83     4.06
FFSX  First FS&LA, MHC of IA (46.1)       0.48     1.51  30.00      499       16.40      0.22      0.92      5.77      0.90     5.67
GDVS  Greater DV SB,MHC of PA (19.9)      0.36     1.16  27.07      319       31.02      1.82      1.40      4.45      1.40     4.45
HARS  Harris SB, MHC of PA (24.3)         0.22     1.16  27.16    2,529       23.39      0.68      1.30      5.27      1.17     4.75
JXSB  Jcksnville SB, MHC of IL (45.6)     0.40     1.50  33.90      180       18.46      0.79      0.88      4.57      0.88     4.57
LFED  Leeds FSB, MHC of MD (36.3)         0.51     2.37  51.00      346       31.31      0.06      1.51      4.85      1.51     4.85
NWSB  Northwest SB, MHC of PA (30.7)      0.16     1.14  23.88    2,491       23.78      0.77      1.31      5.36      1.31     5.36
PBHC  OswegoCity SB, MHC of NY (46.)      0.28     0.98  20.74      218       22.17      0.91      1.30      5.93      1.20     5.48
PBCT  Peoples Bank, MHC of CT (40.1)      0.76     2.26  52.05    8,794       20.01      0.76      1.39      7.06      1.03     5.23
PHSB  Ppls Home SB, MHC of PA (45.0)      0.00     0.00   0.00      231       22.76      0.45      0.98      4.87      0.95     4.75
PULB  Pulaski SB, MHC of MO (29.8)        1.10     3.61    NM       219       28.37      0.64      1.20      4.22      1.41     4.97
PLSK  Pulaski SB, MHC of NJ (46.0)        0.30     1.60  37.04      197       20.04      0.65      0.87      4.93      0.87     4.93
SBFL  SB Fngr Lakes MHC of NY (33.1)      0.40     1.37  38.83      258       19.90      0.50      0.71      3.39      0.76     3.64
WAYN  Wayne S&L Co. MHC of OH (47.8)      0.62     2.00  52.10      282       19.64      0.58      0.99      5.12      0.95     4.91
WCFB  Wbstr Cty FSB MHC of IA (45.2)      0.80     3.95    NM       115       36.79      0.07      1.71      4.66      1.71     4.66

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversions.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 4.23



benefit of the reinvestment of net conversion proceeds. Lockport Savings' reported earnings were $11,177,000 for the twelve months ended September 30, 1997. After eliminating all non-recurring items from the Bank's earnings (see Table 1.1), we arrived at our core earnings figure for valuation purposes of $10,217,000 million. (Note: similar adjustments were applied to the Peer Group's earnings in the calculation of core earnings, see Exhibit IV-8).

     Based on Lockport Savings' trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma P/E multiple (fully converted basis) at the $225,000,000 midpoint value was 15.19 times, which is at a discount of 34.0 percent relative to the Peer Group median (fully converted basis) of 23.03 times core earnings. At the supermaximum of the range, the Bank's core P/E multiple is discounted by
20.7 percent relative to the Peer Group median.

     3.     Price-to-Assets ("P/A").  The P/A valuation methodology determines
            -----------------------
market value by applying a valuation P/A ratio (fully converted basis) to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Lockport Savings' full conversion value equaled 16.50 percent (fully converted basis) of pro forma assets. Comparatively, the Peer Group companies exhibited a median P/A ratio (fully converted basis) of 24.82 percent, which implies a 33.5 percent discount being applied to the Bank's pro forma P/A ratio (fully converted basis).

                         *  *  *  *  *  *  *  *  *  *


Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of November 28, 1997, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, was $225,000,000 at the midpoint, equal to 22,500,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $191,250,000, and a maximum value of $258,750,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 19,125,000 shares at the minimum to 25,875,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 3,881,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $297,562,500, without a resolicitation. The Board of Trustees has established a public offering range such that the public ownership of the Holding Company will constitute a 46 percent ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering range to the public of the minority stock will range from $86,777,470 at

RP Financial, LC.
Page 4.24



the minimum, to $102,091,150 at the midpoint, $117,404,820 at the maximum and $135,015,540 at the supermaximum of the valuation range. Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 46.74 percent of the shares issued in the reorganization, with the MHC owning the majority of the shares. The pro forma valuation calculations relative to the Peer Group (fully converted basis) are shown in Table 4.5 and are detailed in Exhibit IV-6 and Exhibit IV-7; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-10.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.6
                             Public Market Pricing
                   Lockport Savings Bank and the Comparables
                            As of November 28, 1997


                                             Market           Per Share Data
                                         Capitalization     ------------------                    Pricing Ratios(3)
                                        -----------------    Core      Book       -----------------------------------------------
                                        Price/    Market     12-Mth    Value/
                                        Share(1)   Value     EPS(2)    Share         P/E       P/B       P/A       P/TB     P/CORE
                                        --------  -------   -------    -------    -------   -------   -------   -------   --------
                                           ($)    ($Mil)       ($)        ($)         (X)       (%)       (%)       (%)       (X)
Lockport Savings Bank
---------------------
   Superrange                            10.00    139.07      0.47       8.18       21.18    122.30     23.01    122.30     22.73
   Range Maximum                         10.00    120.93      0.53       8.81       18.93    113.51     20.25    113.51     20.36
   Range Midpoint                        10.00    105.15      0.59       9.54       16.87    104.83     17.79    104.83     18.17
   Range Minimum                         10.00     89.38      0.68      10.53       14.70     95.00     15.29     95.00     15.87

BIF-Insured Thrifts(7)
----------------------
   Averages                              27.26    239.39      1.50      15.73       17.76    180.78     20.55    188.44     18.19
   Medians                                 ---       ---       ---        ---       16.85    178.79     17.31    190.87     17.45

All Non-MHC State of NY(7)
--------------------------
   Averages                              30.12    468.19      1.40      18.37       20.21    160.06     18.84    170.47     20.48
   Medians                                 ---       ---       ---        ---       19.71    150.49     16.75    157.21     20.19

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CMSV Commty. Svgs, MHC of FL (48.5)      35.00     86.45      0.98      15.79          NM    221.66     25.14    221.66        NM
FFFL Fidelity FSB, MHC of FL (47.7)      27.87     89.85      0.79      12.36          NM    225.49     18.88    227.14        NM
SKBO First Carnegie, MHC of PA (45.0)    18.62     19.27      0.33      10.52          NM    177.00     29.11    177.00        NM
FFSX First FS&LA. MHC of IA (46.1)       31.87     41.53      1.15      14.08       27.01    226.35     19.76    228.30     27.71
FSLA First SB SLA MHC of NJ (47.5)(7)    40.37    137.42      1.19      12.39          NM    325.83     30.95        NM        NM
GDVS Greater DV SB, MHC of PA (19.9)     31.00     20.15      0.68       8.85          NM        NM     40.77        NM        NM
GFED Guarnty FS&LA, MHC of MO (31.0)(7)  23.75     23.01      0.60       8.76          NM    271.12     35.32    271.12        NM
HARB Harbor FSB, MHC of FL (46.6)(7)     65.00    150.54      2.66      19.47       24.25    333.85     28.58    344.83     24.44
HARS Harris SB, MHC of PA (24.3)         19.00    155.21      0.43       5.12          NM        NM     30.41        NM        NM
JXSB Jcksnville SB, MHC of IL (45.6)     26.75     15.52      0.80      13.63          NM    196.26     20.72    196.26        NM
LFED Leeds FSB, MHC of MD (36.3)         21.50     40.48      0.64       9.16          NM    234.72     39.03    234.72        NM
MWSB Northwest SB, MHC of PA (30.7)      14.00    200.93      0.41       4.33          NM    323.33     31.16    342.30        NM
PBHC OswegoCity SB, MHC of NY (46.)      28.50     25.14      0.94      12.02       27.14    237.10     28.31    282.18        NM
PBCT Peoples Bank, MHC of CT (40.1)      33.69    823.82      0.93      11.41       23.40    295.27     26.64    295.53        NM
TSBS Peoples Bcrp, MHC of NJ (35.9)(7)   34.75    112.83      0.61      11.97          NM    290.31     49.20    322.66        NM
PERT Perpetual of SC, MHC (46.8)(7)      51.00     35.96      1.58      20.13          NM    253.35     29.96    253.35        NM
PFSL Pocahnts Fed, MHC of AR (47.0)(7)   34.00     26.15      1.44      14.86       23.29    228.80     14.47    228.80     23.61
PHSB Ppls Home SB, MHC of PA (45.0)      18.62     23.13      0.54      10.22          NM    182.19     24.90    182.19        NM
PULB Pulaski SB, MHC of MO (29.8)        30.50     19.03      0.90      11.23          NM    271.59     35.44    271.59        NM
PLSK Pulaski SB, MHC of NJ (46.0)        18.75     17.85      0.54      10.36          NM    180.98     21.68    180.98        NM
SBFL SB Fngr Lakes MHC of NY (33.1)      29.25     17.26      0.51      11.92          NM    245.39     22.90    245.39        NM
WAYN Wayne S&L Co. MHC of OH (47.8)      31.00     33.33      0.76      10.58          NM    293.01     27.94    293.01        NM
WCFB Wbstr Cty FSB MHC of IA (45.2)      20.25     19.24      0.64      10.52          NM    192.49     45.01    192.49        NM


                                                 Dividends(4)                      Financial Characteristics(6)
                                        ------------------------------            ------------------------------
                                        Amount/               Payout                Total     Equity/     NPAs/
                                        Share      Yield     Ratio(5)              Assets     Assets      Assets
                                        -------   -------   ----------            --------   ---------   -------
                                           ($)       (%)        (%)                ($Mil)        (%)        (%)
Lockport Savings Bank
---------------------
   Superrange                             0.12      1.20      25.42                 1,293      18.81       0.17
   Range Maximum                          0.12      1.20      22.71                 1,278      17.84       0.17
   Range Midpoint                         0.12      1.20      20.24                 1,264      16.97       0.17
   Range Minimum                          0.12      1.20      17.64                 1,251      16.09       0.18

BIF_Insured Thrifts(7)
----------------------
   Averages                               0.49      1.63      31.28                 1,407      12.61       0.83
   Medians                                 ---       ---        ---                   ---        ---        ---

All Non-MHC State of NY(7)
--------------------------
   Averages                               0.45      1.41      29.68                 2,654      12.29       0.87
   Medians                                 ---       ---        ---                   ---        ---        ---

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CMSV Commty. Svgs, MHC of FL (48.5)       0.90      2.57         NM                   709      11.34       0.41
FFFL Fidelity FSB, MHC of FL (47.7)       0.90      3.23         NM                   999       8.38       0.34
SKBO First Carnegie, MHC of PA (45.0)     0.30      1.61         NM                   147      16.45         NA
FFSX First FS&LA. MHC of IA (46.1)        0.48      1.51      19.20                   457       8.73       0.22
FSLA First SB SLA MHC of NJ (47.5)(7)     0.48      1.19      17.15                 1,045       9.50       0.54
GDVS Greater DV SB, MHC of PA (19.9)      0.36      1.16      10.52                   249      11.64       1.82
GFED Guarnty FS&LA, MHC of MO (31.0)(7)   0.44      1.85      22.74                   210      13.03       0.64
HARB Harbor FSB, MHC of FL (46.6)(7)      1.40      2.15      24.51                 1,131       8.56       0.43
HARS Harris SB, MHC of PA (24.3)          0.22      1.16      12.37                 2,110       8.20       0.68
JXSB Jcksnville SB, MHC of IL (45.6)      0.40      1.50      22.80                   164      10.56       0.79
LFED Leeds FSB, MHC of MD (36.3)          0.51      2.37         NM                   285      16.63       0.06
MWSB Northwest SB, MHC of PA (30.7)       0.16      1.14      11.98                 2,101       9.64       0.77
PBHC OswegoCity SB, MHC of NY (46.)       0.28      0.98      13.70                   193      11.94       0.91
PBCT Peoples Bank, MHC of CT (40.1)       0.76      2.26         NM                 7,731       9.02       0.76
TSBS Peoples Bcrp, MHC of NJ (35.9)(7)    0.35      1.01      20.60                   639      16.95       0.91
PERT Perpetual of SC, MHC (46.8)(7)       1.40      2.75         NM                   256      11.82       0.12
PFSL Pocahnts Fed, MHC of AR (47.0)(7)    0.90      2.65      29.45                   383       6.33       0.16
PHSB Ppls Home SB, MHC of PA (45.0)       0.00      0.00       0.00                   206      13.66       0.45
PULB Pulaski SB, MHC of MO (29.8)         1.10      3.61         NM                   180      13.05       0.64
PLSK Pulaski SB, MHC of NJ (46.0)         0.30      1.60      25.55                   179      11.98       0.65
SBFL SB Fngr Lakes MHC of NY (33.1)       0.40      1.37         NM                   228       9.33       0.50
WAYN Wayne S&L Co. MHC of OH (47.8)       0.62      2.00         NM                   250       9.53       0.58
WCFB Wbstr Cty FSB MHC of IA (45.2)       0.80      3.95         NM                    94      23.38       0.07


                                             Financial Characteristics(6)
                                          -----------------------------------
                                             Reported               Core
                                          ---------------      --------------
                                           ROA       ROE        ROA      ROE
                                          -----     -----      -----    -----
                                           (%)       (%)        (%)      (%)
Lockport Savings Bank
---------------------
   Superrange                             1.09      5.77       1.01     5.38
   Range Maximum                          1.07      6.00       0.99     5.58
   Range Midpoint                         1.06      6.22       0.98     5.77
   Range Minimum                          1.04      6.46       0.96     5.99

BIF_Insured Thrifts(7)
----------------------
   Averages                               1.15     11.47       1.10    10.85
   Medians                                 ---       ---        ---      ---

All Non-MHC State of NY(7)
--------------------------
   Averages                               0.86      8.15       0.85     8.03
   Medians                                 ---       ---        ---      ---

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CMSV Commty. Svgs, MHC of FL (48.5)       0.80      7.04       0.73     6.45
FFFL Fidelity FSB, MHC of FL (47.7)       0.38      4.15       0.60     6.56
SKBO First Carnegie, MHC of PA (45.0)     0.52      5.53       0.52     5.53
FFSX First FS&LA. MHC of IA (46.1)        0.73      8.79       0.71     8.56
FSLA First SB SLA MHC of NJ (47.5)(7)     0.90      9.64       0.94    10.06
GDVS Greater DV SB, MHC of PA (19.9)      0.93      7.97       0.93     7.97
GFED Guarnty FS&LA, MHC of MO (31.0)(7)   0.99      7.17       0.96     6.94
HARB Harbor FSB, MHC of FL (46.6)(7)      1.22     14.68       1.21    14.58
HARS Harris SB, MHC of PA (24.3)          0.92     11.11       0.76     9.19
JXSB Jcksnville SB, MHC of IL (45.6)      0.65      6.02       0.65     6.02
LFED Leeds FSB, MHC of MD (36.3)          1.18      7.24       1.18     7.24
MWSB Northwest SB, MHC of PA (30.7)       0.96      9.86       0.96     9.86
PBHC OswegoCity SB, MHC of NY (46.)       1.06      9.22       0.95     8.25
PBCT Peoples Bank, MHC of CT (40.1)       1.16     13.69       0.75     8.84
TSBS Peoples Bcrp, MHC of NJ (35.9)(7)    1.30      7.51       0.91     5.27
PERT Perpetual of SC, MHC (46.8)(7)       0.78      6.37       1.05     8.60
PFSL Pocahnts Fed, MHC of AR (47.0)(7)    0.63     10.08       0.62     9.94
PHSB Ppls Home SB, MHC of PA (45.0)       0.73      6.80       0.71     6.55
PULB Pulaski SB, MHC of MO (29.8)         0.80      6.20       1.06     8.20
PLSK Pulaski SB, MHC of NJ (46.0)         0.64      6.99       0.64     6.99
SBFL SB Fngr Lakes MHC of NY (33.1)       0.37      3.83       0.43     4.44
WAYN Wayne S&L Co. MHC of OH (47.8)       0.73      7.89       0.68     7.40
WCFB Wbstr Cty FSB MHC of IA (45.2)       1.43      6.14       1.43     6.14

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; PA = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balance.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes MHC Institutions;

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS


Exhibit
Number            Description
------            -----------

 I-1           Map of Office Locations

 I-2           Lockport Savings' Audited Financial Statements

 I-3           Key Operating Ratios

 I-4           Investment Portfolio Composition

 I-5           Yields and Costs

 I-6           Gap Analysis

 I-7           Net Portfolio Value Analysis

 I-8           Loan Portfolio Composition

 I-9           Contractual Maturity by Loan Type

 I-10          Fixed Rate and Adjustable Rate Loans

 I-11          Loan Originations, Purchases, and Sales

 I-12          Non-Performing Assets

 I-13          Loan Loss Allowance Activity

 I-14          Deposit Composition

 I-15          Time Deposit Rate/Maturity

 I-16          Borrowed Funds


 II-1          List of Branch Offices

 II-2          Historical Interest Rates

 II-3          Market Area Demographic Data

 II-4          Sources of Personal Income/Employment Sectors


RP Financial, LC.


Exhibit
Number            Description
------            -----------

 III-1         General Characteristics of Publicly-Traded Institutions


 IV-1          Stock Prices:  November 28, 1997

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Management of the Bank

 IV-6          Pro Forma Analysis Sheet: Fully Converted Basis

 IV-7          Pro Forma Effect of Conversion Proceeds: Fully Converted Basis

 IV-8          Peer Group Core Earnings Analysis

 IV-9          Pro Forma Regulatory Capital Ratios

 IV-10         Pro Forma Analysis Sheet: Minority Stock Offering

 IV-11         Pro Forma Effects: Minority Stock Offering


 IV  V-1       Firm Qualifications Statement

                                  EXHIBIT I-1

                             Lockport Savings Bank
                            Map of Office Locations

           [MAP SHOWING LOCKPORT SAVINGS BANK BRANCHES APPEARS HERE]

                                  EXHIBIT I-2

                             Lockport Savings Bank
                          Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3
                             Lockport Savings Bank
                             Key Operating Ratios


                                                 At or For the Nine Months
                                                    Ended September 30,             At or For the Years Ended December 31,
                                                 -------------------------   ----------------------------------------------------
                                                   1997(1)       1996(1)       1996       1995       1994       1993       1992
                                                 -----------   -----------   --------   --------   --------   --------   --------
Selected Financial Ratios and Other Data:
----------------------------------------
Performance Ratios:
Return on assets (ratio of net
  income to average total assets)..........          1.01%        1.06%        1.03%      1.04%       0.95%      1.31%      1.47%
Return on net worth (ratio
  of net income to average net worth)......          9.58        10.20         9.84      10.25       10.41      14.01      16.02
Interest rate spread information:
  Average during period....................          2.83         2.83         2.82       2.88        3.07       3.10       3.17
  End of period............................          2.84         2.97         3.03       2.83        3.18       3.04       3.25
Net interest margin (2)....................          3.38         3.38         3.38       3.44        3.50       3.49       3.64
Ratio of operating expenses to
  average total assets.....................          2.16         1.94         2.01       2.10        1.99       1.92       2.05
Ratio of average interest-earning assets
  to average interest-bearing liabilities..        113.63       113.80       113.93     113.92      112.30     109.95     110.27

Asset Quality Ratios:
Non-performing loans to total loans........          0.31%        0.91%        0.78%      0.74%       0.89%      1.10%      0.75%
Non-performing assets to total
  assets...................................          0.19         0.54         0.48       0.97        0.56       0.69       0.70
Allowance for loan losses to non-
  performing loans.........................        330.03       118.58       138.60     119.01       99.29      88.61     102.20
Allowance for loan losses to loans, net....          1.02         1.08         1.09       0.88        0.88       0.96       0.75

Capital Ratios:
Net worth to total assets..................         10.77%       10.15%       10.58%     10.92%       8.88%      9.53%      9.07%
Average net worth to
  average assets...........................         10.60        10.43        10.49      10.11        9.17       9.37       9.15

Other Data:
Number of full-service offices.............            15           12           13         11          10         10          8
Number of deposit accounts.................       141,088      127,843      129,087    122,464     114,464    107,242    108,146
Loans services for others..................        $145.7       $123.8       $129.0     $110.4       $85.1      $69.5      $35.6
  (in millions)
Residential loan originations..............         $77.4        $83.0       $110.9     $107.6       $84.1     $134.5     $110.3
  (in millions)
Full time equivalent employees.............         353.0        312.0        325.0      276.5       243.5      238.5      224.0

-----------------------------
(1) Ratios for nine month periods have been annualized.
(2) Net interest income divided by average interest earning assets.
(3) Averages presented are monthly averages.

                                  EXHIBIT I-4
                             Lockport Savings Bank
                       Investment Portfolio Composition

                                                                                          At December 31,
                                                 At September 30,   ----------------------------------------------------------
                                                      1997                 1996                1995               1994
                                                ------------------  ------------------  ------------------  ------------------
                                                Amortized   Fair    Amortized   Fair    Amortized   Fair    Amortized   Fair
                                                  Cost      Value     Cost      Value     Cost      Value     Cost      Value
                                                --------  --------  --------  --------  --------  --------  --------  --------
Investment Securities:
Debt securities held to maturity:
  Money market preferred stock...............   $ 37,500  $ 37,500  $ 38,000  $ 38,000  $ 46,700  $ 46,700  $ 28,836  $ 28,836
  States and political subdivisions..........         --        --        --        --        --        --    15,002    15,484
                                                --------  --------  --------  --------  --------  --------  --------  --------
    Total debt securities held to maturity...     37,500    37,500    38,000    38,000    46,700    46,700    43,838    44,320
                                                --------  --------  --------  --------  --------  --------  --------  --------

Debt securities available for sale:
  U.S. treasury..............................     84,856    85,531    84,716    85,220    54,839    55,745    49,878    47,877
  U.S. government agencies...................      5,008     5,002     5,012     5,004        --        --        --        --
  States and political subdivisions..........      1,761     1,870     1,942     2,041     9,118     9,317        --        --
  Corporate bonds............................      6,927     7,034       999     1,000     6,035     6,035     5,173     5,002
                                                --------  --------  --------  --------  --------  --------  --------  --------
    Total debt securities available for sale.     98,552    99,437    92,669    93,265    69,992    71,097    55,051    52,879
                                                --------  --------  --------  --------  --------  --------  --------  --------

Equity securities available for sale:
  Common stock...............................      5,391     6,139     3,115     3,612     3,382     3,566     8,486     8,315
  FHLB stock.................................      6,392     6,392     5,394     5,394     4,926     4,926        --        --
                                                --------  --------  --------  --------  --------  --------  --------  --------
    Total equity securities available for sale    11,783    12,531     8,509     9,006     8,308     8,492     8,486     8,315
                                                --------  --------  --------  --------  --------  --------  --------  --------

Asset-backed securities available for sale...     67,270    67,243    28,090    27,998     5,350     5,278     4,888     4,539
                                                --------  --------  --------  --------  --------  --------  --------  --------

    Total investment securities..............   $215,105  $216,711  $167,268  $168,269  $130,350  $131,567  $112,263  $110,053
                                                ========  ========  ========  ========  ========  ========  ========  ========

Average remaining life of investment
  securities (2)............................. 1.51 years          1.97 years          1.38 years          3.96 years
                                              ==========          ==========          ==========          ==========

Mortgage related securities:
  Available for sale:
    Freddie Mac..............................   $118,469  $118,639  $109,903  $108,832  $ 43,000  $ 43,392  $ 35,157  $ 33,000
    GNMA.....................................     33,461    34,542    44,966    45,780    51,104    52,984    61,199    58,462
    FNMA.....................................     25,330    25,393    28,487    28,256    33,170    33,575    46,730    43,898
    CMOs.....................................    107,744   107,188   104,244   101,992   132,550   131,592   151,000   137,920
                                                --------  --------  --------  --------  --------  --------  --------  --------
      Total mortgage related securities
       available for sale:...................   $285,004  $285,762  $287,600  $284,860  $259,824  $261,543  $294,086  $273,280
                                                ========  ========  ========  ========  ========  ========  ========  ========

Average remaining life of
  mortgage related securities................ 5.69 years          7.56 years          5.50 years          4.73 years
                                              ==========          ==========          ==========          ==========

Net unrealized gains (losses) on
  securities available for sale..............   $  2,364  $     --  $ (1,739) $     --  $  2,936  $     --  $(23,498) $     --

Total securities.............................   $502,473  $502,473  $453,129  $453,129  $393,110  $393,110  $382,851  $383,333
                                                ========  ========  ========  ========  ========  ========  ========  ========

Average remaining life of securities......... 3.94 years          5.60 years          4.16 years          4.52 years
                                              ==========          ==========          ==========          ==========

-----------------

(1) The Bank adopted the provisions set forth in SFAS No. 115 on January 1, 1994, which requires entities to carry securities available for sale at their fair value.
(2) Average remaining life does not include common stock and FHLB stock.

                                  EXHIBIT 1-5
                             Lockport Savings Bank
                               Yields and Costs



                                                                                   Nine Months Ended September 30,
                                                                 -------------------------------------------------------------------

                                         At September 30, 1997                 1997                               1996
                                         ---------------------   ---------------------------------  --------------------------------
                                                                   Average    Interest                Average    Interest
                                         Outstanding   Yield/    Outstanding   Earned/    Yield/    Outstanding   Earned/    Yield/
                                           Balance      Rate       Balance      Paid       Rate       Balance      Paid       Rate
                                         -----------  --------   -----------  --------  ----------  -----------  --------  ---------
                                                                              (Dollars in thousands)
Interest-earning assets:
 Federal funds sold....................  $     2,200     6.50%   $    19,936  $     825      5.52%  $    27,420  $  1,087     5.29%
 Investment securities (1).............      215,068     5.78        185,660      7,816      5.61       142,727     5,695     5.32
 Mortgage related securities (1).......      285,004     6.81        286,991     14,308      6.65       280,241    13,775     6.55
 Loans (2).............................      626,825     8.39        611,517     38,361      8.36       554,199    34,901     8.40
                                         -----------             -----------  ---------             -----------  --------
   Total interest-earning assets.......    1,129,097     7.49      1,104,104     61,310      7.40     1,004,587    55,458     7.36
                                         -----------    -----    -----------  ---------     -----   -----------  --------    -----

Interest-bearing liabilities:
 Savings accounts (3)..................      302,447     3.34        304,106      7,626      3.34       310,040     7,814     3.36
 Interest-bearing checking (3).........      145,579     3.19        120,413      2,436      2.70       104,782     2,147     2.73
 Certificates of deposit (3)...........      516,868     5.82        510,124     21,964      5.74       446,521    19,467     5.81
 Mortgagor's payments held in escrow...        8,387     1.55          8,116        119      1.95         8,308       123     1.97
 Other borrowed funds..................       28,740     5.85         28,919      1,190      5.49        13,147       473     4.80
                                         -----------             -----------  ---------             -----------  --------
   Total interest-bearing liabilities..    1,002,021     4.65        971,678     33,335      4.57       882,798    30,024     4.53
                                         -----------    -----    -----------  ---------     -----   -----------  --------    -----

Net interest income....................                                       $  27,975                          $ 25,434
                                                                              =========                          ========

Net interest rate spread...............                  2.84%                               2.83%                            2.83%
                                                        =====                               =====                            =====

Net earning assets.....................  $   127,076             $   132,426                        $   121,789
                                         ===========             ===========                        ===========

Net interest income as a percentage
 of average interest-earning assets....                                            3.38%                             3.38%
                                                                              =========                          ========

Ratio of average interest-earning
 assets to average interest-bearing
 liabilities...........................                                          113.63%                           113.80%
                                                                              =========                          ========

                                                        (Footnotes on next page)

                             Lockport Savings Bank
                               Yields and Costs



                                                                  Year ended December 31,
                                           -------------------------------------------------------------------------
                                                            1996                               1995
                                           ------------------------------------  -----------------------------------
                                             Average      Interest                 Average     Interest
                                           Outstanding     Earned/    Yield/     Outstanding    Earned/     Yield/
                                             Balance        Paid       Rate        Balance       Paid        Rate
                                           ----------    ----------  ----------   ----------  ----------  ----------
Interest-earning assets:
  Federal funds sold...................    $   24,683   $    1,313     5.32%     $   31,357   $   1,726      5.50%
  Investment securities(1).............       147,220        7,916     5.38         119,100       6,843      5.75
  Mortgage related securities(1).......       281,843       18,547     6.58         275,448      17,939      6.51
  Loans(2).............................       564,049       47,286     8.38         506,600      43,348      8.56
                                           ----------   ----------    -----      ----------   ---------     -----
    Total interest-earning assets......     1,017,795       75,062     7.37         932,505      69,856      7.49
                                           ----------   ----------    -----      ----------   ---------     -----

Interest-bearing liabilities:
  Savings accounts (3).................       307,530       10,353     3.37%        326,125      11,154      3.42
  Interest-bearing checking(3).........       105,717        2,871     2.72          96,551       2,909      3.01
  Certificates of deposits(3)..........       455,230       26,432     5.81         386,648      23,546      6.09
  Mortgagor's payments held
    in escrow..........................         8,174          158     1.93           9,222         174      1.89
  Other borrowed funds.................        16,674          841     5.04               -           -         -
                                           ----------   ----------    -----      ----------   ---------     -----
    Total interest-bearing liabilities.       893,325       40,655     4.55         818,546      37,783      4.61
                                           ----------   ----------    -----      ----------   ---------     -----

Net interest income....................                 $   34,407                            $  32,073
                                                        ==========                            =========

Net interest rate spread...............                                2.82%                                 2.88%
                                                                      =====                                 =====

Net earning assets.....................    $  124,470                            $  113,959
                                           ==========                            ==========

Net interest income as a percentage of
 average interest-bearing assets.......                       3.38%                                3.44%
                                                              ====                                 ====

Ratio of average interest-earning assets
 to average interest-bearing liabilities                    113.93%                              113.92%
                                                            ======                               ======

                                                 Year ended December 31,
                                           ------------------------------------
                                                            1994
                                           ------------------------------------
                                             Average      Interest
                                           Outstanding     Earned/    Yield/
                                             Balance        Paid       Rate
                                           ----------    ----------  ----------
Interest-earning assets:
  Federal funds sold...................    $   20,740   $      849      4.09%
  Investment securities(1).............       124,155        6,317      5.09
  Mortgage related securities(1).......       302,430       18,274      6.04
  Loans(2).............................       448,902       37,704      8.40
                                           ----------   ----------     -----
    Total interest-earning assets......       896,227       63,144      7.05
                                           ----------   ----------     -----

Interest-bearing liabilities:
  Savings accounts (3).................       415,843       12,869      3.09%
  Interest-bearing checking(3).........        86,057        2,283      2.65
  Certificates of deposits(3)..........       287,661       16,443      5.72
  Mortgagor's payments held
    in escrow..........................         8,471          159      1.88
  Other borrowed funds.................             -            -         -
                                           ----------   ----------     -----
    Total interest-bearing liabilities.       798,032       31,754      3.98
                                           ----------   ----------     -----

Net interest income....................                 $   31,390
                                                        ==========

Net interest rate spread...............                                 3.07%
                                                                       =====

Net earning assets.....................    $   98,195
                                           ==========

Net interest income as a percentage of
 average interest-bearing assets.......                       3.50%
                                                              ====

Ratio of average interest-earning assets
 to average interest-bearing liabilities                    112.30%
                                                            ======

---------------------------
(1)   Amounts shown are amortized cost.
(2) Net of deferred loan fees and expenses, loan discounts, loans in process and non-accruing loans.
(3) Excludes $1.25 million paid for a special interest payment in 1995 which was approved by the Bank's Board of Trustees and paid on a pro rata basis on all interest-bearing savings, NOW, money market, and certificate accounts in recognition of the Bank's 125th anniversary.

                                  EXHIBIT I-6
                             Lockport Savings Bank
                                 Gap Analysis

                                                       Amounts Maturing or Repricing as of September 30, 1997
                                       ------------------------------------------------------------------------------------------
                                        Less Than
                                          Three        3-6     6 Months to                                      Over 10
                                       Three Months   Months     1 Year     1-3 Years   3-5 Years  5-10 Years    Years     Total
                                       ------------ ---------  -----------  ---------   ---------  ----------   --------  -------
                                                                          (Dollars in thousands)
Interest-Earning Assets:
  Federal funds sold..................  $   2,200           -            -          -           -          -         -   $   2,200
  Mortgage related securities (1).....     10,883      11,538       25,536    117,436      84,516     35,095         -     285,004
  Investment securities (1)...........     58,956       6,700       19,092    101,801      21,627          -     6,892     215,068
  Loans (2)...........................     80,597      50,228       95,074    156,079      94,751    119,235    30,861     626,825
                                        ---------   ---------     --------   --------    --------   --------  --------   ---------

    Total interest-earning assets.....    152,636      68,466      139,702    375,316     200,894    154,330    37,753   1,129,097
                                        ---------   ---------     --------   --------    --------   --------  --------   ---------

Interest-Bearing Liabilities:
  Savings accounts....................     32,680      31,273       62,544     36,581      28,975     48,750    61,644     302,447
  Interest-bearing checking...........     52,361      17,948       35,897     33,667       1,186      1,996     2,524     145,579
  Certificate accounts................    107,203      92,612      164,641    138,500      11,530      2,382         -     516,868
  Mortgagor's payments held in
    escrow............................        269       2,424        2,694          -           -          -     3,000       8,387
  Other borrowed funds................      9,906       8,935          105        454       5,518      1,637     2,185      28,740
                                        ---------   ---------     --------   --------    --------   --------  --------   ---------
    Total interest-bearing
      liabilities.....................    202,419     153,192      265,881    209,202      47,209     54,765    69,353   1,002,021

Interest sensitivity gap..............   ($49,783)   ($84,726)   ($126,179)  $166,114    $153,685    $99,565  ($31,600)   $127,076
                                        =========   =========    =========   ========    ========   ========  ========   =========

Cumulative interest rate sensitivity
   gap................................   ($49,783)  ($134,509)   ($260,688)  ($94,574)    $59,111   $158,676  $127,076
                                        =========   =========    =========   ========    ========   ========  ========

Ratio of cumulative gap to
   total assets.......................      (4.23)%    (11.43)%     (22.16)%    (8.04)%      5.02%     13.49%    10.80%
Ratio of interest-earning assets to
   interest-bearing liabilities.......      75.41%      44.68%       52.54%    179.40%     425.54%    281.80%    54.44%     112.68%

---------------
(1)  Amounts shown are amortized cost.
(2) Amounts shown include principal balance net of deferred loan fees and expenses, unamortized premiums and discounts, and non-accruing loans.

                                  EXHIBIT I-7
                             Lockport Savings Bank
                         Net Portfolio Value Analysis


  Change in                                 Net Portfolio Value
 Interest Rates                     ----------------------------------
In Basis Points                       Amount      $ Change    % Change
 (Rate Shock)                       ----------   ----------   --------
---------------                             (Dollars in thousands)
     400     .....................    105,002     (44,100)     (29.6)%
     300     .....................    116,614     (32,488)     (21.8)%
     200     .....................    127,969     (21,133)     (14.2)%
     100     .....................    139,230      (9,872)      (6.6)%
   Static    .....................    149,102           --         --
    (100)    .....................    156,097        6,995        4.7%
    (200)    .....................    157,353        8,251        5.5%
    (300)    .....................    162,851       13,749        9.2%
    (400)    .....................    174,889       25,787       17.3%


                                  EXHIBIT I-8
                             Lockport Savings Bank
                          Loan Portfolio Composition

                                     At September 30,                                    At December 31,
                                ---------------------------       -------------------------------------------------------------
                                           1997                              1996                              1995
                                ---------------------------       ---------------------------       ---------------------------
                                  Amount          Percent           Amount          Percent           Amount          Percent
                                ----------      -----------       ----------      -----------       ----------      -----------
                                                                     (Dollars in thousands)
Real Estate Loans:
 One- to four-family........     $386,494          61.79%          $360,573          59.85%          $319,340          59.31%
 Home equity................       13,047           2.09             11,337           1.88             10,234           1.90
 Multi-family...............       72,843          11.64             71,397          11.85             71,489          13.28
 Commercial real estate.....       69,571          11.12             68,601          11.38             62,005          11.52
 Construction(1)............       13,964           2.23             12,493           2.07              7,891           1.47
                                 --------       --------           --------       --------           --------       --------
   Total real estate loans..      555,919          88.87            524,401          87.03            470,959          87.48
                                 --------       --------           --------       --------           --------       --------

Consumer and Other Loans....
 Mobile home................       22,675           3.63             21,406           3.55             20,630           3.83
 Vehicle....................        7,326           1.17             18,747           3.11             12,591           2.34
 Personal...................       14,776           2.37             13,596           2.26             11,485           2.13
 Home improvement...........        7,725           1.23              6,879           1.14              7,046           1.31
 Other consumer.............        1,964           0.31              1,937           0.32              1,698           0.32
 Guaranteed student.........       10,907           1.74             10,702           1.78              9,874           1.83
                                 --------       --------           --------       --------           --------       --------
   Total consumer and
      other loans...........       65,373          10.45             73,267          12.16             63,324          11.76

Commercial business loans...        4,275           0.68              4,895           0.81              4,085           0.76
                                 --------       --------           --------       --------           --------       --------

   Total loans..............      625,567         100.00%           602,563         100.00%           538,368         100.00%
                                 --------       ========           --------       ========           --------       ========

 Net deferred costs.........        3,376                             2,809                             2,349
 Unearned discounts.........        (103)                             (347)                              (39)
 Allowance for losses.......      (6,353)                           (6,539)                           (4,707)
                                 --------                          --------                          --------
 Loans, net.................     $622,487                          $598,486                          $535,971
                                 ========                          ========                          ========


                                                                        At December 31,
                                -----------------------------------------------------------------------------------------------
                                           1994                              1993                              1992
                                ---------------------------       ---------------------------       ---------------------------
                                  Amount          Percent           Amount          Percent           Amount          Percent
                                ----------      -----------       ----------      -----------       ----------      -----------
                                                                     (Dollars in thousands)
Real Estate Loans:
 One- to four-family........     $277,010          58.12%          $248,324          58.66%          $202,230          56.02%
 Home equity................       10,729           2.25             10,832           2.56             11,902           3.30
 Multi-family...............       66,972          14.05             59,943          14.16             62,909          17.43
 Commercial real estate.....       55,946          11.74             42,326          10.00             30,825           8.54
 Construction(1)............        3,454           0.72              6,910           1.63              3,740           1.04
                                 --------       --------           --------       --------           --------       --------
   Total real estate loans..      414,111          86.88            368,335          87.01            311,606          86.33
                                 --------       --------           --------       --------           --------       --------

Consumer and Other Loans....
 Mobile home................       20,662           4.33             19,785           4.68             15,992           4.43
 Vehicle....................        9,391           1.97              7,275           1.72              7,992           2.21
 Personal...................       10,213           2.14              8,402           1.98              7,450           2.06
 Home improvement...........        6,517           1.37              6,028           1.42              5,822           1.61
 Other consumer.............        1,841           0.39              2,059           0.49              2,163           0.60
 Guaranteed student.........        9,951           2.09              8,123           1.92              6,517           1.81
                                 --------       --------           --------       --------           --------       --------
   Total consumer and
      other loans...........       58,575          12.29             51,672          12.21             45,936          12.72

Commercial business loans...        3,948           0.83              3,321           0.78              3,432           0.95
                                 --------       --------           --------       --------           --------       --------

   Total loans..............      476,634         100.00%           423,328         100.00%           360,974         100.00%
                                 --------       ========           --------       ========           --------       ========

 Net deferred costs.........        1,749                             1,763                             1,157
 Unearned discounts.........           --                                --                                --
 Allowance for losses.......      (4,192)                           (4,030)                           (2,689)
                                 --------                          --------                          --------
 Loans, net.................     $474,191                          $421,061                          $359,442
                                 ========                          ========                          ========

----------------------
(1) Includes loans for the construction of one-to-four family residential, multi-family and commercial real estate properties. At September 30, 1997, construction loans included $4,046,000 of one-to-four family loans and $9,918,000 of commercial real estate and multi-family loans.

                                  EXHIBIT I-9
                             Lockport Savings Bank
                       Contractual Maturity by Loan Type

                                                             One        Three       Five        Ten
                                               Within      Through     Through    Through     Through      Beyond
                                                One         Three       Five        Ten        Twenty      Twenty
                                                Year        Years       Years      Years       Years        Years      Total
                                             ----------  ----------  ----------  ----------  ----------   ---------  ----------
                                                                               (In thousands)
Real Estate Loans:
-----------------
   One- to four-family....................   $  88,513   $  13,436   $   6,309   $  23,558   $ 185,517    $  69,161  $ 386,494
   Home Equity............................       8,815         146         648       1,987       1,415           --     13,047
   Multi-family...........................      26,785      23,184      21,583         732         559           --     72,843
   Commercial.............................      21,045      25,817      15,668       4,453       2,588           --     69,571
   Construction...........................      10,402         167          --       1,743         430        1,222     13,964
                                             ---------   ---------   ---------   ---------   ---------    ---------  ---------
       Total real estate loans............     155,560      62,750      44,208      32,473     190,545       70,383    555,919
                                             ---------   ---------   ---------   ---------   ---------    ---------  ---------

Consumer and other loans..................      17,407       8,732       9,931      11,323      17,584          396     65,373

Commercial business loans.................       2,949         323         340         545          --          118      4,275
                                             ---------   ---------   ---------   ---------   ---------    ---------  ---------

       Total loans........................   $ 175,916   $  71,805   $  54,479   $  44,341   $ 208,129    $  70,897    $ 625,567
                                             =========   =========   =========   =========   =========    =========  =========

                                 EXHIBIT I-10
                             Lockport Savings Bank
                     Fixed Rate and Adjustable Rate Loans


                                                             Due After September 30, 1998
                                                  --------------------------------------------------
                                                      Fixed           Adjustable            Total
                                                  --------------   ----------------      -----------
                                                                    (In thousands)
Real Estate Loans:
-----------------
    One- to four-family...................         $ 284,306          $  13,675           $ 297,981
    Home equity...........................             4,232                 --               4,232
    Multi-family..........................            13,823             32,235              46,058
    Commercial............................            11,080             37,446              48,526
    Construction..........................             3,395                167               3,562
                                                   ---------          ---------           ---------
        Total real estate loans...........           316,836             83,523             400,359
                                                   ---------          ---------           ---------

Consumer and other loans..................            47,966                 --              47,966

Commercial business loans.................             1,326                 --               1,326
                                                   ---------          ---------           ---------

        Total loans.......................         $ 366,128          $  83,523           $ 449,651
                                                   =========          =========           =========

                                 EXHIBIT I-11
                             Lockport Savings Bank
                    Loan Originations, Purchases and Sales

                                              Nine Months
                                            Ended September 30,   Year Ended December 31,
                                            ------------------- --------------------------
                                              1997       1996     1996     1995     1994
                                            --------   -------- -------- -------- --------
                                                             (In thousands)
Originations By Type:
--------------------
  Real estate:
    One-to four-family....................  $ 77,381   $ 82,951 $110,894 $107,618 $ 84,096
    Home equity...........................     2,334      1,070    1,357      852      404
    Commercial and multi-family...........    18,012     17,570   27,168   24,880   27,462
  Consumer and other......................    20,323     23,784   31,688   25,053   26,507
  Commercial business.....................     3,991      4,693    5,972    2,767    2,684
                                            --------   -------- -------- -------- --------
       Total loans originated.............   122,041    130,068  177,079  161,170  141,153
                                            --------   -------- -------- -------- --------

Sales:
-----
   Real estate:
     One- to four- family.................    23,191     19,290   26,148   30,141   19,527
   Consumer and other.....................     4,126      3,871    4,749    4,948    3,679
                                            --------   -------- -------- -------- --------
       Total loans sold...................    27,317     23,161   30,897   35,089   23,206
                                            --------   -------- -------- -------- --------
Repayments:
----------
   Real estate:
     One- to four- family.................    29,755     32,920   42,323   32,959   36,911
     Home equity..........................       624        400      254    1,347      507
     Commercial and multi-family..........    12,225     14,619   17,066   11,716    8,558
   Consumer and other.....................    25,247(1)  12,295   16,247   15,141   15,783
   Commercial business....................     4,058      3,526    5,169    2,630    2,057
                                            --------   -------- -------- -------- --------
       Total repayments...................    71,909     63,760   81,059   63,793   63,816
                                            --------   -------- -------- -------- --------

       Total reductions...................    99,226     86,921  111,956   98,882   87,022

Increase (decrease) in other items, net(2)     1,000       (420)    (776)       7     (839)
                                            --------   -------- -------- -------- --------

       Net increase......................   $ 23,815   $ 42,727 $ 64,347 $ 62,295 $ 53,292
                                            ========   ======== ======== ======== ========

---------------
(1) Includes the early repayment of loans secured by pledges and assignments of automobile leases.
(2) Other items include charge-offs, deferred fees and expenses, and discounts and premiums.

                                 EXHIBIT I-12
                             Lockport Savings Bank
                             Non-Performing Assets

                                                                                     At December 31,
                                                 At Sept 30,    --------------------------------------------------------
                                                    1997          1996        1995         1994        1993        1992
                                                  -------       -------     -------      -------     -------     -------
                                                                            (Dollars in thousands)
Non-accruing loans (1)
  One- to four-family...........................  $   659       $   473     $ 1,100      $   715     $   689     $   342
  Home equity...................................       57            58          34           12           9          --
  Commercial real estate and multi-family.......      692         1,822       2,436        3,133       3,611       2,094
  Consumer and other............................      123           257         166          117         140         129
  Commercial business...........................      394         2,108         219          245          99          66
                                                  -------       -------     -------      -------     -------     -------
    Total.......................................    1,925         4,718       3,955        4,222       4,548       2,631
                                                  -------       -------     -------      -------     -------     -------

Non-performing assets:
Other real estate owned (2):
  One- to four-family...........................       22           155          --           --          15          51
  Commercial real estate and multi-family.......      246           162         257          259         922       2,281
Other non-performing assets:
  Investments in affiliates.....................       --           157         264          629         789         920
  Nationar receivable (3).......................       --            --       5,053           --          --          --
                                                  -------       -------     -------      -------     -------     -------
    Total.......................................      268           474       5,574          888       1,726       3,252
                                                  -------       -------     -------      -------     -------     -------

Total non-performing assets.....................  $ 2,193       $ 5,192     $ 9,529      $ 5,110     $ 6,274     $ 5,883
                                                  =======       =======     =======      =======     =======     =======

Total non-performing assets as a percentage
of total assets.................................     0.19%         0.48%       0.97%        0.56%       0.69%       0.70%
                                                  =======       =======     =======      =======     =======     =======

Total non-performing loans to total loans (4)...     0.31%         0.78%       0.74%        0.89%       1.10%       0.75%
                                                  =======       =======     =======      =======     =======     =======

--------------------

(1) Loans are placed on non-accrual status when they become 90 days or more past due or if they have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.
(2) Other real estate owned balances are shown net of related allowances.
(3) On February 6, 1995, the Superintendent seized Nationar, a check-clearing and trust company, freezing all of Nationar's assets. As of December 31, 1995, the Bank had $5.7 million in demand deposits held in receivership by the New York State Banking Department. As of December 31, 1996, the Bank had received all funds due from Nationar.
(4) Excludes loans that had matured and the Bank had not formally extended the maturity date. Regular principal and interest payments continued in accordance with the original terms of the loan. The Bank continued to accrue interest on these loans as long as regular payments received were less than 90 days delinquent. These loans totaled $312,000, $3.9 million, $3.1 million, $2.7 million, $1.5 million and $245,000 at September 30, 1997 and December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

                                 EXHIBIT I-13
                             Lockport Savings Bank
                         Loan Loss Allowance Activity

                                                         Nine Months Ended
                                                           September 30,                      Year Ended December 31,
                                                      -----------------------    ------------------------------------------------
                                                         1997         1996         1996      1995      1994      1993      1992
                                                      ----------   ----------    --------  --------  --------  --------  --------
                                                                                  (Dollars in thousands)

Balance at the beginning of period...............     $  6,539     $  4,707      $  4,707  $  4,192  $  4,030  $  2,689  $  1,888

Charge-offs:
    One- to four-family..........................           43           28            28        17        --        --        --
    Multi-family.................................          265           39           122       215       223        --        --
    Commercial real estate.......................          107           35            35       108       460        --        --
    Construction or development..................           --           --            --        --        --        --       526
    Consumer and other...........................          303          185           251       216       142       160       123
    Commercial business(1).......................          553           --            --        --        --        66        --
                                                      --------     --------      --------  --------  --------  --------  --------
                                                         1,271          287           436       556       825       226       649
                                                      --------     --------      --------  --------  --------  --------  --------

Recoveries:
    One- to four-family..........................           --           --            --        --        --        --        --
    Multi-family.................................           33           --            --        --        --        --        --
    Commercial real estate.......................           --           --            25        --        --        --        --
    Construction or development..................           --           --            --        --        --        --        --
    Consumer and other...........................           68           37            56        55        30        42        52
    Commercial business..........................            9           --            --        --         9         3        --
                                                      --------     --------      --------  --------  --------  --------  --------
                                                           110           37            81        55        39        45        52
                                                      --------     --------      --------  --------  --------  --------  --------

Net charge-offs..................................        1,161          250           355       501       786       181       597
Provision for loan losses........................          975        1,861         2,187     1,016       948     1,522     1,398
                                                      --------     --------      --------  --------  --------  --------  --------
Balance at end of period.........................     $  6,353     $  6,318      $  6,539  $  4,707  $  4,192  $  4,030  $  2,689
                                                      ========     ========      ========  ========  ========  ========  ========

Ratio of net charge-offs during the period
    to average loans outstanding during
    the period...................................         0.19%        0.04%         0.06%     0.10%     0.17%     0.05%     0.18%
                                                      ========     ========      ========  ========  ========  ========  ========

Allowance for loan losses to total loans.........         1.02%        1.08%         1.09%     0.88%     0.88%     0.96%     0.75%
                                                      ========     ========      ========  ========  ========  ========  ========

Allowance for loan losses to
  non-performing loans...........................       330.03%      118.58%       138.60%   119.01%    99.29%    88.61%   102.20%
                                                      ========     ========      ========  ========  ========  ========  ========

---------------

(1) Included in commercial business loan charge-offs for 1997 is $486,000 related to a settlement that the Bank had reached with the bankruptcy trustee relating to loans to a borrower that had filed for bankruptcy protection.

                                 EXHIBIT I-14
                             Lockport Savings Bank
                              Deposit Composition

                                               For the Nine Months Ended                         For the Year Ended
                                                     September 30,                                  December 31,
                                       ----------------------------------------       ----------------------------------------
                                                         1997                                           1996
                                       ----------------------------------------       ----------------------------------------
                                                      Percent                                        Percent
                                                      of Total        Weighted                       of Total        Weighted
                                        Average       Average          Average         Average       Average          Average
                                        Balance       Deposits          Rate           Balance       Deposits          Rate
                                       ---------     ----------       ---------       ---------     ----------       ---------
                                                                        (Dollars in thousands)
Money market accounts................  $  60,173          6.25%           3.57%       $  53,999          6.04%           3.55%
Savings accounts.....................    304,106         31.60            3.34          307,530         34.36            3.37
NOW accounts.........................     60,240          6.26            1.82           51,718          5.78            1.85
Non-interest-bearing accounts........     27,629          2.87              --           26,273          2.94              --
                                       ---------     ---------                        ---------     ---------

  Total..............................    452,148         46.98            2.96          439,250         49.12            3.01
                                       ---------     ---------                        ---------     ---------

Certificates of deposit:
Less than six months.................    188,291         19.58              --          176,787         19.76              --
Over six through 12 months...........    124,360         12.92              --          106,793         11.94              --
Over 12 through 24 months............     81,310          8.45              --           53,409          5.97              --
Over 24 months.......................     28,417          2.95              --           38,486          4.30              --
Certificates over $100,000...........     87,746          9.12              --           79,755          8.91              --
                                       ---------     ---------                        ---------     ---------

  Total certificates of deposit......    510,124         53.02            5.74          455,230         50.88            5.81
                                       ---------     ---------                        ---------     ---------

     Total average deposits..........  $ 962,272        100.00%           4.44%       $ 894,750        100.00%           4.43%
                                       =========     =========                        =========     =========

                                                                   For the Year Ended December 31,
                                       ---------------------------------------------------------------------------------------
                                                      1995/(1)/                                       1994
                                       ----------------------------------------       ----------------------------------------
                                                      Percent                                        Percent
                                                      of Total        Weighted                       of Total        Weighted
                                        Average       Average          Average         Average       Average          Average
                                        Balance       Deposits          Rate           Balance       Deposits          Rate
                                       ---------     ----------       ---------       ---------     ----------       ---------
                                                                        (Dollars in thousands)
Money market accounts................  $  52,528          6.27%           3.96%       $  49,671          6.05%           3.09%
Savings accounts.....................    326,125         38.91            3.42          415,843         50.68            3.09
NOW accounts.........................     44,023          5.25            1.89           36,386          4.43            2.06
Non-interest-bearing accounts........     28,720          3.43              --           30,996          3.78              --
                                       ---------     ---------                        ---------     ---------

  Total..............................    451,396         53.86            3.12          532,896         64.94            2.84
                                       ---------     ---------                        ---------     ---------

Certificates of deposit:
Less than six months.................    117,584         14.03              --           64,323          7.85              --
Over six through 12 months...........     94,366         11.26              --           56,520          6.89              --
Over 12 through 24 months............     55,039          6.57              --           46,226          5.63              --
Over 24 months.......................     50,891          6.07              --           62,147          7.57              --
Certificates over $100,000...........     68,768          8.21              --           58,445          7.12              --
                                       ---------     ---------                        ---------     ---------

  Total certificates of deposit......    386,648         46.14            6.09          287,661         35.06            5.72
                                       ---------     ---------                        ---------     ---------

     Total average deposits..........  $ 838,044        100.00%           4.49%       $ 820,557        100.00%           3.85%
                                       =========     =========                        =========     =========

---------------------------
/(1)/ Calculations for this table exclude a $1.25 million special interest payment in 1995 which was approved by the Bank's Board of Trustees and paid on a pro rata basis on all interest-bearing savings, NOW, money market and certificate of deposit accounts in recognition of the Bank's 125th anniversary.

                                 EXHIBIT I-15
                             Lockport Savings Bank
                          Time Deposit Rate/Maturity

                                     Period to Maturity from September 30, 1997                              At December 31,
                      ------------------------------------------------------------------------------  ------------------------------
                       Less                             Three      Four
                       Than      One to     Two to       to         to          Five         At
                        One       Two       Three       Four       Five       Years or    Sept. 30,
                       Year      Years      Years       Years      Years        More        1997        1996       1995       1994
                      -------   --------   --------    --------   --------    --------    ---------   --------   --------   --------
                                                                     (In thousands)
Rate:
0 to 4.00%........... $  1,142  $     --   $      2     $     --  $     --      $     4    $   1,148  $  1,567   $  5,222   $ 63,605
4.01 to 5.00%........   22,935       496         65           --        --          103       23,599    57,140     46,340     64,416
5.01 to 6.00%........  322,677    79,103     13,173        4,397       877        1,758      421,985   351,270    202,715    107,776
6.01 to 7.00%........   11,670     4,136      1,141          211        30          413       17,601    23,173     94,957      5,922
7.01 to 8.00%........    1,948       327        111        4,415        --           --        6,801     7,456     10,662     11,195
8.01 to 9.00%........    4,069    10,406      3,084        1,600        --           --       19,159    18,775     19,765     19,209
Over 9.01%...........       15    26,455         --           --        --          105       26,575    25,340     42,875     48,296
                      --------  --------   --------     --------  --------      -------    ---------  --------   --------   --------
  Total.............. $364,456  $120,923   $ 17,576     $ 10,623  $    907      $ 2,383    $ 516,868  $484,721   $422,536   $320,419
                      ========  ========   ========     ========  ========      =======    =========  ========   ========   ========

                                 EXHIBIT I-16
                             Lockport Savings Bank
                                Borrowed Funds

                                                            Nine Months
                                                        Ended September 30,         Year Ended
                                                        -------------------         December 31,
                                                          1997       1996               1996
                                                        --------   --------           --------
                                                                 (Dollars in thousands)
Maximum Balance:
---------------
FHLB advances...............................            $  10,000  $  5,000           $  12,000
Securities sold under agreements
 to repurchase..............................               28,961    24,675              24,675

Average Balance:
---------------
FHLB advances...............................                6,889     5,000               5,583
Securities sold under agreements
 to repurchase..............................               22,030     8,147              11,091

Weighted Average Interest Rate:
------------------------------
FHLB advances...............................                 5.93%     5.72%               5.78%
Securities sold under agreements
 to repurchase..............................                 5.59      5.35                5.38

                                  EXHIBIT II-1

                             Lockport Savings Bank
                             List of Branch Offices

                                 EXHIBIT II-1

                             Lockport Savings Bank
                            List of Branch Offices

         Location                   Leased          Original           Date of          Net Book Value
                                      or              Year              Lease           of Property or
                                     Owned          Leased or         Expiration          Leasehold
                                                    Acquired                           Improvements at
                                                                                      September 30, 1997
-----------------------------------------------------------------------------------------------------------
                                                                                        (In thousands)
Administrative/Home Office:

Administrative Center
6950 South Transit Road
Lockport, NY  14094                  Owned             1996               N/A                $7,986


Branch Offices:

Loan Center Office
80 Washburn Street
Lockport NY  14094                   Owned             1968               N/A                  $538

Main Office (1)
55 East Avenue
Lockport, NY  14094                  Owned             1968               N/A                $1,385

Town of Lockport Office (2)
5737 South Transit Road
Lockport, NY  14094                 Leased             1973             4/30/12                $639

Town of Lockport Office (2)
Drive Thru Facility
6210 Shimer Drive
Lockport, NY  14094                 Leased             1993             9/30/12                $218

Batavia Office
401 West Main Street
Batavia, NY  14020                   Owned             1977               N/A                  $413

Cheektowaga Office
1455 French Road
Depew, NY  14043                     Owned             1991               N/A                  $813

Clarence Office
6409 Transit Road
East Amherst, NY  14051             Leased             1989            12/31/09                 $25

Depew Office
570 Dick Road
Depew, NY  14043                    Leased             1996            12/31/99                $208

Hamburg Office
5751 South Park Avenue
Hamburg, NY  14075                   Owned             1995               N/A                  $897

Medina Office
327 Main Street
Medina NY  14103                     Owned             1975               N/A                  $319

Niagara Falls Office
Tops Int'l Super Center
7200 Niagara Falls Blvd.
Niagara Falls, NY  14304            Leased             1993             3/31/08                $124

North Tonawanda Office
100 River Road
North Tonawanda, NY  14120           Owned             1994               N/A                  $728

Ransomville Office
2547 Youngstown/Lockport Rd.
Ransomville, NY  14131               Owned             1985               N/A                   $71

                                 EXHIBIT II-1

                             Lockport Savings Bank
                            List of Branch Offices




Tonawanda Office
Sheridan/Delaware Plaza
Tonawanda, NY 14223         Leased          1997          3/31/17          $336

West Amherst Office
Tops Super Center
3035 Niagara Falls Blvd.
Amherst, NY 14228           Leased          1993          9/30/08          $137

West Seneca Office
1251 Union Road
West Seneca, NY 14224       Leased          1996          8/31/06          $254

North Buffalo Office
2141 Elmwood Avenue
Buffalo, NY 14207           Leased          1997          3/31/17          $292

---------------
(1) The Main Office Branch building also houses certain administrative offices.
(2)     The Bank owns the building but leases the land.

                                  EXHIBIT II-2

                           Historical Interest Rates

                                 Exhibit II-2
                         Historical Interest Rates(1)

                             Prime         90 Day      One Year       30 Year
Year/Qtr. Ended              Rate          T-Bill       T-Bill        T-Bond
---------------              ----          ------       ------        ------
1991:  Quarter 1             8.75%         5.92%         6.24%         8.26%
       Quarter 2             8.50%         5.72%         6.35%         8.43%
       Quarter 3             8.00%         5.22%         5.38%         7.80%
       Quarter 4             6.50%         3.95%         4.10%         7.47%

1992:  Quarter 1             6.50%         4.15%         4.53%         7.97%
       Quarter 2             6.50%         3.65%         4.06%         7.79%
       Quarter 3             6.00%         2.75%         3.06%         7.38%
       Quarter 4             6.00%         3.15%         3.59%         7.40%

1993:  Quarter 1             6.00%         2.95%         3.18%         6.93%
       Quarter 2             6.00%         3.09%         3.45%         6.67%
       Quarter 3             6.00%         2.97%         3.36%         6.03%
       Quarter 4             6.00%         3.06%         3.59%         6.34%

1994:  Quarter 1             6.25%         3.56%         4.44%         7.09%
       Quarter 2             7.25%         4.22%         5.49%         7.61%
       Quarter 3             7.75%         4.79%         5.94%         7.82%
       Quarter 4             8.50%         5.71%         7.21%         7.88%

1995:  Quarter 1             9.00%         5.86%         6.47%         7.43%
       Quarter 2             9.00%         5.57%         5.63%         6.63%
       Quarter 3             8.75%         5.42%         5.68%         6.51%
       Quarter 4             8.50%         5.09%         5.14%         5.96%

1996:  Quarter 1             8.25%         5.14%         5.38%         6.67%
       Quarter 2             8.25%         5.16%         5.68%         6.87%
       Quarter 3             8.25%         5.03%         5.69%         6.92%
       Quarter 4             8.25%         5.18%         5.49%         6.64%

1997:  Quarter 1             8.50%         5.32%         6.00%         7.10%
       Quarter 2             8.50%         5.17%         5.66%         6.78%
       Quarter 3             8.50%         5.10%         5.44%         6.40%
November 28, 1997            8.50%         5.20%         5.50%         6.05%


(1) End of period data.

Source: SNL Securities.

                                  EXHIBIT II-3

                      Market Area Demographic Information

--------------------------------------------------------------------------------
                           STATE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

                   State   00
              State Name   UNITED STATES

Population                                         1997 Age Distribution                  1997 Average Disposable Income
----------                                         ---------------------                 -------------------------------
1980                       226,542,204                  0-4        7.2                    Total                             $35,584
1990                       248,709,873                  5-9        7.4                    Householder less than 35          $30,999
1997                       267,805,150                 10-14       7.1                    Householder 35-44                 $40,281
2002                       281,208,787                 15-19       7.1                    Householder 45-54                 $45,940
                                                       20-24       6.5                    Householder 55-64                 $39,611
Population Growth Rate               1                 25-44      31.4                    Householder 65+                   $22,603
                                                       45-64      20.5
Households                                             65-84      11.3
----------                                              85+        1.4
1990                        91,947,410                  18+       74.3
1997                        99,019,931                                                                    Spending Potential Index*
2002                       104,000,643                                                                    -------------------------
                                                   Median Age                                             Auto Loan             100
                                                   ----------                                             Home Loan             100
Household Growth Rate                1             1990           32.9                                    Investments           100
Average Household Size            2.64             1997           34.8                                    Retirement Plans      100
                                                                                                          Home Repair           100
Families                                                                                                  Lawn & Garden         100
--------                                           Male/Female Ratio            95.9                      Remodeling            100
1990                        64,517,947                                                                    Appliances            100
1997                        68,999,546             Per Capita Income         $18,100                      Electronics           100
                                                                                                          Furniture             100
                                                                                                          Restaurants           100
Family Growth Rate                 0.9             1997 Household Income*                                 Sporting Goods        100
                                                   ----------------------                                 Theater/Concerts      100
Race                     1990     1997             Base                99,019,225                         Toys & Hobbies        100
----                     ----     ----             % less than $15K          17.7                         Travel                100
% White                  80.3     78.4             % $15K-25K                14.4                         Video Rental          100
% Black                  12.1     12.4             % $25K-50K                33.5                         Apparel               100
% Asian                                            % $50K-100K               26.5                         Auto Aftermarket      100
  /Pacific Isl.           2.9      3.7             % $100K-150K               5.4                         Health Insurance      100
                                                   % greater than $150K       2.6                         Pets & Supplies       100
% Hispanic*                 9     10.8
                                                   Median Household Income
                                                   -----------------------
                                                   1997                   $36,961
                                                   2002                   $42,042

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           STATE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

                   State   36
              State Name   NEW YORK

Population                                         1997 Age Distribution                  1997 Average Disposable Income
----------                                         ---------------------                 -------------------------------
1980                        17,558,165                  0-4        6.9                    Total                             $33,910
1990                        17,990,455                  5-9          7                    Householder less than 35          $30,429
1997                        18,191,341                 10-14       6.7                    Householder 35-44                 $36,263
2002                        18,332,121                 15-19       6.6                    Householder 45-54                 $43,029
                                                       20-24       6.4                    Householder 55-64                 $39,393
Population Growth Rate             0.2                 25-44      32.3                    Householder 65+                   $21,618
                                                       45-64      20.9
Households                                             65-84      11.7
----------                                              85+        1.5
1990                         6,639,322                  18+       75.7
1997                         6,699,651                                                                    Spending Potential Index*
2002                         6,743,853                                                                    -------------------------
                                                   Median Age                                             Auto Loan             101
                                                   ----------                                             Home Loan             108
Household Growth Rate              0.1             1990           33.9                                    Investments           110
Average Household Size            2.63             1997           35.3                                    Retirement Plans      106
                                                                                                          Home Repair           103
Families                                                                                                  Lawn & Garden         103
--------                                           Male/Female Ratio            93.8                      Remodeling             96
1990                         4,489,312                                                                    Appliances            101
1997                         4,530,808             Per Capita Income         $18,504                      Electronics           101
                                                                                                          Furniture             108
                                                                                                          Restaurants           104
Family Growth Rate                 0.1             1997 Household Income*                                 Sporting Goods        103
                                                   ----------------------                                 Theater/Concerts      105
Race                     1990     1997             Base                 6,699,533                         Toys & Hobbies        101
----                     ----     ----             % less than $15K          20.2                         Travel                111
% White                  74.4     71.6             % $15K-25K                13.9                         Video Rental          100
% Black                  15.9     16.5             % $25K-50K                31.3                         Apparel               105
% Asian                                            % $50K-100K               25.9                         Auto Aftermarket      103
  /Pacific Isl.           3.9        5             % $100K-150K               5.5                         Health Insurance      100
                                                   % greater than $150K       3.2                         Pets & Supplies       101
% Hispanic*              12.3     15.2
                                                   Median Household Income
                                                   -----------------------
                                                   1997                   $36,341
                                                   2002                   $38,815

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

              State/County  36063
              County Name   NIAGARA         NY

Population                                         1997 Age Distribution                  1997 Average Disposable Income
----------                                         ---------------------                 -------------------------------
1980                           227,354                  0-4          7                    Total                             $24,980
1990                           220,756                  5-9        7.2                    Householder less than 35          $22,318
1997                           221,054                 10-14       7.2                    Householder 35-44                 $29,136
2002                           221,260                 15-19       7.1                    Householder 45-54                 $34,459
                                                       20-24       5.9                    Householder 55-64                 $28,555
Population Growth Rate               0                 25-44      29.5                    Householder 65+                   $15,223
                                                       45-64      20.6
Households                                             65-84        14
----------                                              85+        1.6
1990                            84,809                  18+       74.6
1997                            84,933                                                                    Spending Potential Index*
2002                            85,068                                                                    -------------------------
                                                   Median Age                                             Auto Loan              97
                                                   ----------                                             Home Loan              90
Household Growth Rate                0             1990           34.6                                    Investments            98
Average Household Size            2.56             1997           36.2                                    Retirement Plans       91
                                                                                                          Home Repair            98
Families                                                                                                  Lawn & Garden          94
--------                                           Male/Female Ratio            92.7                      Remodeling             95
1990                            59,732                                                                    Appliances             98
1997                            59,975             Per Capita Income         $13,239                      Electronics            94
                                                                                                          Furniture              97
                                                                                                          Restaurants            94
Family Growth Rate                 0.1             1997 Household Income*                                 Sporting Goods         96
                                                   ----------------------                                 Theater/Concerts       95
Race                     1990     1997             Base                    84,933                         Toys & Hobbies         99
----                     ----     ----             % less than $15K          24.6                         Travel                 96
% White                    93     91.8             % $15K-25K                17.9                         Video Rental           97
% Black                   5.5      6.4             % $25K-50K                37.4                         Apparel                93
% Asian/Pacific Isl.      0.4      0.6             % $50K-100K               18.3                         Auto Aftermarket       94
% Hispanic*                 1      1.4             % $100K-150K               1.3                         Health Insurance       99
                                                   % greater than $150K       0.5                         Pets & Supplies        98

                                                   Median Household Income
                                                   -----------------------
                                                   1997                   $28,460
                                                   2002                   $28,703

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

            State/County   36029
             County Name   ERIE                             NY

Population                                         1997 Age Distribution                  1997 Average Disposable Income
----------                                         ---------------------                 -------------------------------
1980                         1,015,472                  0-4        6.7                    Total                             $26,341
1990                           968,532                  5-9        6.9                    Householder less than 35          $23,119
1997                           948,948                 10-14       6.7                    Householder 35-44                 $30,401
2002                           935,627                 15-19       6.6                    Householder 45-54                 $36,334
                                                       20-24       6.2                    Householder 55-64                 $31,147
Population Growth Rate            -0.3                 25-44      30.5                    Householder 65+                   $16,358
                                                       45-64      20.4
Households                                             65-84      14.2
----------                                              85+        1.7
1990                           376,994                  18+       75.9
1997                           368,823                                                                    Spending Potential Index*
2002                           363,791                                                                    -------------------------
                                                   Median Age                                             Auto Loan              97
                                                   ----------                                             Home Loan              95
Household Growth Rate             -0.3             1990           34.7                                    Investments           103
Average Household Size            2.51             1997           36.4                                    Retirement Plans       96
                                                                                                          Home Repair           100
Families                                                                                                  Lawn & Garden          97
--------                                           Male/Female Ratio            92.1                      Remodeling             92
1990                           254,472                                                                    Appliances             99
1997                           250,475             Per Capita Income         $14,307                      Electronics            95
                                                                                                          Furniture             100
                                                                                                          Restaurants            97
Family Growth Rate                -0.2             1997 Household Income*                                 Sporting Goods         97
                                                   ----------------------                                 Theater/Concerts       98
Race                     1990     1997             Base                   368,819                         Toys & Hobbies         99
----                     ----     ----             % less than $15K          25.7                         Travel                101
% White                  85.9     83.5             % $15K-25K                17.3                         Video Rental           97
% Black                  11.3     12.9             % $25K-50K                34.3                         Apparel                96
% Asian/Pacific Isl.      1.1      1.5             % $50K-100K               19.3                         Auto Aftermarket       96
% Hispanic*               2.3      3.2             % $100K-150K               2.3                         Health Insurance       99
                                                   % greater than $150K       1.1                         Pets & Supplies        98

                                                   Median Household Income
                                                   -----------------------
                                                   1997                   $28,644
                                                   2002                   $28,786

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI        (800)292-CACI  FAX: (703)243-6272            11/10/97

--------------------------------------------------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

            State/County   36037
             County Name   GENESEE                          NY

Population                                         1997 Age Distribution                  1997 Average Disposable Income
----------                                         ---------------------                 -------------------------------
1980                            59,400                  0-4        7.5                    Total                             $27,174
1990                            60,060                  5-9        7.6                    Householder less than 35          $25,255
1997                            61,228                 10-14       7.7                    Householder 35-44                 $30,343
2002                            62,036                 15-19       7.1                    Householder 45-54                 $37,061
                                                       20-24       5.7                    Householder 55-64                 $31,110
Population Growth Rate             0.3                 25-44      30.4                    Householder 65+                   $15,667
                                                       45-64      20.4
Households                                             65-84      12.1
----------                                              85+        1.5
1990                            21,614                  18+       73.2
1997                            22,047                                                                    Spending Potential Index*
2002                            22,350                                                                    -------------------------
                                                   Median Age                                             Auto Loan              99
                                                   ----------                                             Home Loan              87
Household Growth Rate              0.3             1990           33.3                                    Investments            94
Average Household Size            2.72             1997             35                                    Retirement Plans       90
                                                                                                          Home Repair            95
Families                                                                                                  Lawn & Garden          93
--------                                           Male/Female Ratio            95.5                      Remodeling            101
1990                            16,050                                                                    Appliances             99
1997                            16,375             Per Capita Income         $13,681                      Electronics            95
                                                                                                          Furniture              94
                                                                                                          Restaurants            94
Family Growth Rate                 0.3             1997 Household Income*                                 Sporting Goods         97
                                                   ----------------------                                 Theater/Concerts       94
Race                     1990     1997             Base                    22,047                         Toys & Hobbies        101
----                     ----     ----             % less than $15K          18.9                         Travel                 91
% White                  96.5     95.8             % $15K-25K                17.5                         Video Rental           98
% Black                   1.8      2.1             % $25K-50K                39.4                         Apparel                93
% Asian                                            % $50K-100K               21.8                         Auto Aftermarket       94
  /Pacific Isl.           0.4      0.5             % $100K-150K               1.6                         Health Insurance      101
                                                   % greater than $150K       0.6                         Pets & Supplies       100
% Hispanic*               0.8        1
                                                   Median Household Income
                                                   -----------------------
                                                   1997                   $32,281
                                                   2002                   $35,575

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------

            State/County   36073
             County Name   ORLEANS                          NY

Population                                         1997 Age Distribution                  1997 Average Disposable Income
----------                                         ---------------------                 -------------------------------
1980                            38,496                  0-4        7.4                    Total                             $24,360
1990                            41,846                  5-9        7.3                    Householder less than 35          $22,710
1997                            45,190                 10-14       7.6                    Householder 35-44                 $27,930
2002                            47,497                 15-19       7.3                    Householder 45-54                 $33,448
                                                       20-24       5.9                    Householder 55-64                 $25,621
Population Growth Rate             1.1                 25-44      31.6                    Householder 65+                   $14,055
                                                       45-64      20.6
Households                                             65-84        11
----------                                              85+        1.3
1990                            14,428                  18+       73.5
1997                            15,293                                                                    Spending Potential Index*
2002                            16,138                                                                    -------------------------
                                                   Median Age                                             Auto Loan              98
                                                   ----------                                             Home Loan              80
Household Growth Rate              0.8             1990           32.5                                    Investments            85
Average Household Size            2.74             1997           34.8                                    Retirement Plans       84
                                                                                                          Home Repair            93
Families                                                                                                  Lawn & Garden          89
--------                                           Male/Female Ratio           100.8                      Remodeling            104
1990                            10,685                                                                    Appliances             98
1997                            11,317             Per Capita Income         $11,705                      Electronics            93
                                                                                                          Furniture              88
                                                                                                          Restaurants            88
Family Growth Rate                 0.8             1997 Household Income*                                 Sporting Goods         95
                                                   ----------------------                                 Theater/Concerts       88
Race                     1990     1997             Base                    15,293                         Toys & Hobbies         99
----                     ----     ----             % less than $15K          21.9                         Travel                 86
% White                  91.5     90.1             % $15K-25K                21.1                         Video Rental           97
% Black                   6.6      7.6             % $25K-50K                40.1                         Apparel                87
% Asian                                            % $50K-100K               15.4                         Auto Aftermarket       90
  /Pacific Isl.           0.4      0.5             % $100K-150K               0.9                         Health Insurance      101
                                                   % greater than $150K       0.6                         Pets & Supplies        99
% Hispanic*               2.5      3.4
                                                   Median Household Income
                                                   -----------------------
                                                   1997                   $27,741
                                                   2002                   $28,969

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

                                  EXHIBIT II-4

                 Sources of Personal Income/Employment Sectors

                            REGIONAL ECONOMIC PROFILE
                             for States and counties

  Erie, New York (36.000)
------------------------------------------------------------------------------------------------------------------------------
       Item                                                  1991           1992           1993           1994           1995
------------------------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)                426,449,104    449,364,254    457,203,969    476,488,152    501,555,050
  Nonfarm personal income                             425,831,123    449,193,087    456,503,357    475,959,923    501,054,661
  Farm income                                             617,981        671,167        700,612        528,229        500,389

Derivation of personal income
  Net earnings 1/                                     271,251,641    288,944,503    293,390,203    301,263,987    315,214,465
  Transfer payments                                    72,096,558     81,236,170     83,481,538     90,859,367     98,118,658
     Income maintenance 2/                              7,423,158      8,638,524      9,532,421     10,383,993     10,999,344
     Unemployment insurance                             2,654,137      4,716,712      3,424,635      2,250,673      2,085,462
     Retirement and other                              62,019,263     67,880,934     70,524,482     78,224,701     85,033,852
  Dividends, interest, and rent                        83,100,905     79,683,581     80,332,228     84,364,798     88,221,927

  Population (number of persons) 3/                    18,036,973     18,099,081     18,170,321     18,196,829     18,190,562


Per capita incomes (dollars) 4/
  Per capita personal income                               23,643         24,856         25,162         26,185         27,572
  Per capita net earnings                                  15,039         15,965         16,147         16,556         17,328
  Per capita transfer payments                              3,997          4,488          4,594          4,993          5,394
     Per capita income maintenance                            412            477            525            571            605
     Per capita unemployment insurance                        147            261            188            124            115
     Per capita retirement & other                          3,438          3,751          3,881          4,299          4,675
  Per capita dividends, interest, & rent                    4,607          4,403          4,421          4,636          4,850

         Place of work profile

  Total earnings (place of work, $000)                305,441,339    326,475,141    331,289,663    340,128,647    356,642,266
     Wages and salary disbursements                   247,723,582    261,957,013    266,625,813    272,565,079    285,813,769
     Other labor income                                26,017,929     28,145,814     29,950,705     31,069,418     32,280,796
     Proprietors' income                               31,699,828     36,372,314     34,713,145     36,494,150     38,547,701
         Nonfarm proprietors' income                   31,413,087     36,023,647     34,366,752     36,315,083     38,438,534
         Farm proprietors' income                         286,741        348,667        346,393        179,067        109,167

  Total full- and part-time employment                  9,619,382      9,587,629      9,600,441      9,692,949      9,740,793
     Wage and salary jobs                               8,332,467      8,179,896      8,196,939      8,250,134      8,283,479
     Number of proprietors                              1,286,915      1,407,733      1,403,502      1,442,815      1,457,314
         Number of nonfarm proprietors /5               1,247,624      1,368,316      1,364,876      1,406,145      1,420,640
         Number of farm proprietors                        39,291         39,417         38,626         36,670         36,674

  Average earnings per job (dollars)                       31,753         34,052         34,508         35,090         36,613
     Wage & salary earnings per job                        29,730         32,024         32,527         33,038         34,504
     Average earnings per nonfarm proprietor               25,178         26,327         25,179         25,826         27,057



See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                    August 1997            BUREAU OF ECONOMIC ANALYSIS

                            REGIONAL ECONOMIC PROFILE
                             for States and counties


Erie, New York [36.029]
-------------------------------------------------------------------------------------------------------------------------
       Item                                                 1991          1992          1993          1994          1995
-------------------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)                18,746,468    19,466,440    19,942,117    21,077,115    22,105,612
  Nonfarm personal income                             18,728,560    19,447,602    19,921,683    21,061,393    22,090,233
  Farm income                                             17,908        18,838        20,434        15,722        15,379

Derivation of personal Income
Net earnings 1/                                       11,794,095    12,398,339    12,673,556    13,261,019    13,842,055
Transfer payments                                      3,651,396     4,046,101     4,140,026     4,459,686     4,739,786
  Income maintenance 2/                                  372,514       414,380       436,944       465,538       473,364
  Unemployment insurance                                 140,211       220,631       158,207       107,742        99,725
  Retirement and other                                 3,138,671     3,411,090     3,544,875     3,886,406     4,166,697
Dividends, interest, and rent                          3,300,977     3,022,000     3,128,535     3,356,410     3,523,771

Population (number of persons) 3/                        970,281       971,253       970,238       966,271       960,314

Per capita incomes (dollars) 4/
Per capita personal income                                19,321        20,043        20,554        21,813        23,019
Per capita net earnings                                   12,155        12,765        13,062        13,724        14,414
Per capita transfer payments                               3,763         4,166         4,267         4,615         4,936
 Per capita income maintenance                               384           427           450           482           493
 Per capita unemployment insurance                           145           227           163           112           104
 Per capita retirement & other                             3,235         3,512         3,654         4,022         4,339
Per capita dividends, interest, & rent                     3,402         3,111         3,225         3,474         3,669

       Place of work profile

Total earnings (place of work, $000)                  13,079,037    13,753,376    14,071,367    14,729,001    15,418,592
  Wages and salary disbursements                      10,848,897    11,289,562    11,566,203    12,011,111    12,580,513
  Other labor income                                   1,222,563     1,322,143     1,436,196     1,529,702     1,586,872
  Proprietors' income                                  1,007,577     1,141,671     1,068,968     1,188,188     1,251,207
    Nonfarm proprietors' income                        1,001,827     1,134,546     1,061,398     1,185,152     1,250,040
    Farm proprietors' income                               5,750         7,125         7,570         3,036         1,167

Total full--and part--time employment                    531,031       531,857       532,048       539,827       543,909
 Wage and salary jobs                                    467,917       463,340       463,179       468,943       472,196
 Number of proprietors                                    63,114        68,517        68,869        70,884        71,713
   Number of nonfarm proprietors /5                       61,947        67,354        67,729        69,802        70,631
   Number of farm proprietors                              1,167         1,163         1,140         1,082         1,082

Average earnings per job (dollars)                        24,630        25,859        26,448        27,285        28,348
 Wage & salary earnings per job                           23,186        24,366        24,971        25,613        26,643
 Average earnings per nonfarm proprietor                  16,172        16,845        15,671        16,979        17,698


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                     August 1997           BUREAU OF ECONOMIC ANALYSIS

                           REGIONAL ECONOMIC PROFILE
                            for States and counties

Genesee, New York [36.037]
-----------------------------------------------------------------------------------------------------------------
       Item                                               1991         1992         1993         1994        1995
-----------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)               1,047,922    1,086,255    1,124,469    1,176,875   1,238,226
  Nonfarm personal income                            1,026,415    1,067,731    1,098,064    1,159,763   1,221,120
  Farm Income                                           21,507       18,524       26,405       17,112      17,106

Derivation of personal income
 Net earnings 1/                                       701,065      729,235      757,304      785,285     824,087
 Transfer payments                                     188,660      211,143      215,863      231,210     245,738
   Income maintenance 2/                                10,441       11,714       12,752       13,987      14,648
   Unemployment insurance                               11,307       17,693       11,599        8,451       7,736
   Retirement and other                                166,912      181,736      191,512      208,772     223,354
 Dividends, interest, and rent                         158,197      145,877      151,302      160,380     168,401
 Population (number of persons) 3/                      60,540       60,883       61,216       61,329      61,105


Per capita incomes (dollars) 4/
 Per capita personal income                             17,310       17,842       18,369       19,190      20,264
 Per capita net earnings                                11,580       11,978       12,371       12,804      13,486
 Per capita transfer payments                            3,116        3,468        3,526        3,770       4,022
  Per capita income maintenance                            172          192          208          228         240
  Per capita unemployment insurance                        187          291          189          138         127
  Per capita retirement & other                          2,757        2,985        3,128        3,404       3,655
 Per capita dividends, interest, & rent                  2,613        2,396        2,472        2,615       2,756

       Place of work profile
 Total earnings (place of work, $000)                  576,523      603,188      628,184      650,903     668,435
   Wages and salary disbursements                      463,487      484,239      499,606      518,154     533,551
   Other labor income                                   52,681       57,269       62,460       65,194      66,245
   Proprietors' income                                  60,355       61,680       66,118       67,555      68,639
     Nonfarm proprietors' income                        49,166       53,173       50,718       61,278      63,679
     Farm proprietors' income                           11,189        8,507       15,400        6,277       4,960
 Total full--and part--time employment                  28,594       28,988       29,280       29,177      29,468
  Wage and salary jobs                                  23,392       23,401       23,725       23,800      24,006
  Number of proprietors                                  5,202        5,587        5,555        5,377       5,462
    Number of nonfarm proprietors /5                     4,533        4,919        4,900        4,756       4,840
    Number of farm proprietors                             669          668          655          621         622
Average earnings per job (dollars)                      20,162       20,808       21,454       22,309      22,683
 Wage & salary earnings per job                         19,814       20,693       21,058       21,771      22,226
 Average earnings per nonfarm proprietor                10,846       10,810       10,351       12,884      13,157

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                    August 1997           BUREAU OF ECONOMIC ANALYSIS

                           REGIONAL ECONOMIC PROFILE
                            for States and counties


Niagara, New York [36.063]
------------------------------------------------------------------------------------------------------------------------------------
       Item                                               1991         1992         1993         1994         1995
------------------------------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)               3,949,362    4,079,850    4,198,151    4,431,914    4,659,893
  Nonfarm personal income                            3,935,544    4,066,969    4,183,483    4,420,893    4,649,324
  Farm income                                           13,818       12,881       14,668       11,021       10,569

Derivation of personal income
 Net earnings 1/                                     2,585,535    2,682,219    2,750,239    2,894,342    3,032,115
 Transfer payments                                     773,675      862,959      892,437      956,192    1,017,394
  Income maintenance 2/                                 65,946       72,966       77,378       80,961       84,256
  Unemployment insurance                                35,756       59,423       42,224       29,588       26,757
  Retirement and other                                 671,973      730,570      772,835      845,643      906,381
 Dividends, interest, and rent                         590,152      534,672      555,475      581,380      610,384

 Population (number of persons) 3/                     221,166      221,020      221,641      221,578      221,660


Per capita incomes (dollars) 4/
 Per capita personal income                             17,857       18,459       18,941       20,002       21,023
 Per capita net earnings                                11,690       12,136       12,409       13,062       13,679
 Per capita transfer payments                            3,498        3,904        4,026        4,315        4,590
  Per capita income maintenance                            298          330          349          365          380
  Per capita unemployment insurance                        162          269          191          134          121
  Per capita retirement & other                          3,038        3,305        3,487        3,816        4,089
 Per capita dividends, interest, & rent                  2,668        2,419        2,506        2,624        2,754

       Place of work profile

 Total earnings (place of work, $000)                2,448,427    2,524,177    2,579,942    2,734,703    2,823,954
  Wages and salary disbursements                     2,020,753    2,057,474    2,094,131    2,202,070    2,274,850
  Other labor income                                   260,622      286,985      316,879      350,974      361,377
  Proprietors' income                                  167,052      179,718      168,932      181,659      187,727
    Nonfarm proprietors' income                        161,324      174,718      162,914      179,187      186,728
    Farm proprietors' income                             5,728        5,000        6,018        2,472          999

 Total full- and part- time employment                  98,836       88,738       98,340       98,648      100,238
  Wage and salary jobs                                  85,438       84,151       83,726       83,973       85,357
  Number of proprietors                                 13,398       14,587       14,614       14,675       14,881
   Number of nonfarm proprietors /5                     12,488       13,687       13,732       13,838       14,044
   Number of farm proprietors                              910          900          882          837          837

Average earnings per job (dollars)                      24,773       25,564       26,235       27,722       28,172
 Wage & salary earnings per job                         23,652       24,450       25,012       26,224       26,651
 Average earnings per nonfarm proprietor                12,918       12,765       11,864       12,949       13,296

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                    August 1997            BUREAU OF ECONOMIC ANALYSIS

                            REGIONAL ECONOMIC PROFILE
                             for States and counties


Orleans, New York [36.073]
------------------------------------------------------------------------------------------------------
       Item                                             1991       1992      1993       1994      1995
------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars)               664,054    677,592   702,782    742,273   779,848
    Nonfarm personal income                          643,377    660,856   681,126    726,182   765,528
    Farm income                                       20,677     16,736    21,656     16,091    14,320

Derivation of personal income
   Net earnings 1/                                   449,395    456,032   474,032    490,115   510,941
   Transfer payments                                 119,505    136,630   139,898    152,251   164,011
     Income maintenance 2/                            11,102     11,984    13,386     14,342    14,747
     Unemployment insurance                            6,126     10,894     7,825      5,494     6,209
     Retirement and other                            102,277    113,752   118,687    132,415   143,055
   Dividends, interest, and rent                      95,154     84,930    88,852     99,907   104,896

   Population (number of persons) 3/                  42,557     43,910    44,197     44,708    44,919

Per capita incomes (dollars) 4/
   Per capita personal income                         15,604     15,431    15,901     16,603    17,361
   Per capita net earnings                            10,560     10,386    10,725     10,963    11,375
   Per capita transfer payments                        2,808      3,112     3,165      3,405     3,651
     Per capita income maintenance                       261        273       303        321       328
     Per capita unemployment insurance                   144        248       177        123       138
     Per capita retirement & other                     2,403      2,591     2,685      2,962     3,185
   Per capita dividends, interest, & rent              2,236      1,934     2,010      2,235     2,335

        Place of work profile

   Total earnings (place of work, $000]              308,560    312,631   331,972    343,383   371,707
     Wages and salary disbursements                  244,731    249,512   264,281    274,721   301,454
     Other labor income                               25,578     26,517    28,952     30,497    34,002
     Proprietors' income                              38,251     36,602    38,739     38,165    36,251
        Nonfarm proprietors' income                   29,385     31,654    30,034     34,832    36,229
        Farm proprietors' income                       8,866      4,948     8,705      3,333        (L)

   Total full-and part-time employment                15,912     16,026    15,964     16,051    16,313
     Wage and salary jobs                             12,650     12,583    12,585     12,836    13,051
     Number of proprietors                             3,262      3,443     3,379      3,215     3,262
        Number of nonfarm proprietors /5               2,696      2,879     2,826      2,690     2,737
        Number of farm proprietors                       566        564       553        525       525

   Average earnings per job (dollars)                 19,392     19,508    20,795     21,393    22,786
     Wage & salary earnings per job                   19,346     19,829    21,000     21,402    23,098
     Average earnings per nonfarm proprietor          10,899     10,995    10,628     12,949    13,237



See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                          August 1997      BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30, Regional Economic Profiles

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census
     Area and Yakutat Borough.

9/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                               (number of jobs)


New York [36.000]
----------------------------------------------------------------------------------------------------------------------------------
       Item                                                     1991          1992         1993         1994        1995
----------------------------------------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment                        9,619,382    9,587,629    9,600,441    9,692,949   9,740,793

By type
 Wage and salary employment                                 8,332,467    8,179,896    8,196,939    8,250,134   8,283,479
 Proprietors' employment                                    1,286,915    1,407,733    1,403,502    1,442,815   1,457,314
   Farm proprietors' employment                                39,291       39,417       38,626       36,670      36,674
   Nonfarm proprietors' employment 2/                       1,247,624    1,368,316    1,364,876    1,406,145   1,420,640

By industry
   Farm employment                                             65,040       64,787       63,878       62,579      60,966
   Nonfarm employment                                       9,554,342    9,522,842    9,536,563    9,630,370   9,679,827
    Private employment                                      8,054,500    8,047,730    8,063,842    8,172,340   8,260,522
     Ag. serv., forestry, fishing, and other 3/                56,253       57,490       62,005       64,437      67,572
     Mining                                                    10,964       10,698       10,790       10,897      10,748
     Construction                                             381,720      364,084      358,140      368,762     373,361
     Manufacturing                                          1,091,374    1,049,796    1,017,410      995,564     982,532
     Transportation and public utilities                      475,571      460,298      466,961      472,117     476,424
     Wholesale trade                                          469,070      466,328      455,794      455,376     463,204
     Retail trade                                           1,337,963    1,342,957    1,343,627    1,373,590   1,403,944
     Finance, insurance, and real estate                    1,083,164    1,058,557    1,052,103    1,068,536   1,049,318
     Services                                               3,148,421    3,237,522    3,297,012    3,363,061   3,433,419
    Government and government enterprises                   1,499,842    1,475,112    1,472,721    1,458,030   1,419,305
     Federal, civilian                                        156,797      154,683      149,185      146,900     145,670
     Military                                                  87,585       84,377       81,039       73,994      65,142
     State and local                                        1,255,460    1,236,052    1,242,497    1,237,136   1,208,493
      State                                                   265,674      264,629      266,643      267,737     259,036
      Local                                                   989,786      971,423      975,654      969,399     949,457



See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                           BUREAU OF ECONOMIC ANALYSIS

                                 August 1997

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY/1/
                             for States and counties
                                (number of jobs)


Erie, New York [36.029]
---------------------------------------------------------------------------------------------------------------
       Item                                                   1991      1992       1993      1994       1995
---------------------------------------------------------------------------------------------------------------
Employment by place of work
Total full-and part-time employment                         531,031   531,857    532,048   539,827    543,909

By type
Wage and salary employment                                  467,917   463,340    463,179   468,943    472,196
Proprietors' employment                                      63,114    68,517     68,869    70,884     71,713
 Farm proprietors' employment                                 1,167     1,163      1,140     1,082      1,082
 Nonfarm proprietors' employment 2/                          61,947    67,354     67,729    69,802     70,631

By industry
   Farm employment                                            2,247     2,142      2,114     2,082      2,019
   Nonfarm employment                                       528,884   529,715    529,934   537,745    541,890
    Private employment                                      452,472   454,589    455,152   462,793    467,699
     Ag. serv., forestry, fishing, and other 3/               2,867     3,078      3,208     3,367      3,427
     Mining                                                     625       615        646       691        697
     Construction                                            22,062    21,793     21,783    22,038     22,862
     Manufacturing                                           74,703    72,868     71,546    72,112     73,337
     Transportation and public utilities                     23,940    23,062     23,470    23,978     24,201
     Wholesale trade                                         26,212    26,704     26,399    26,595     26,957
     Retail trade                                           100,541   100,719     99,651   101,455    100,904
     Finance, insurance, and real estate                     40,413    40,573     40,193    40,600     39,852
     Services                                               161,109   165,177    168,256   171,957    175,462
    Government and government enterprises                    76,412    75,126     74,782    74,952     74,191
     Federal, civilian                                        9,041     9,048      8,896     8,890      9,025
     Military                                                 3,397     3,272      3,144     2,839      2,595
     State and local                                         63,974    62,806     62,742    63,223     62,571
      State                                                  19,262    18,313     18,602    18,722     18,352
      Local                                                  44,712    44,493     44,140    44,501     44,219


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                             for States and counties
                                (number of jobs)


Genesee, New York [36.037]
----------------------------------------------------------------------------------------------------------
       Item                                                   1991     1992     1993      1994     1995
----------------------------------------------------------------------------------------------------------
Employment by place of work
Total full--and Part--time employment                       28,594   28,988   29,280    29,177   29,468

By type
Wage and salary employment                                  23,392   23,401   23,725    23,800   24,006
Proprietors' employment                                      5,202    5,587    5,555     5,377    5,462
 Farm proprietors' employment                                  669      668      655       621      622
 Nonfarm proprietors' employment 2/                          4,533    4,919    4,900     4,756    4,840

By industry
   Farm employment                                           1,337    1,335    1,319     1,302    1,261
   Nonfarm employment                                       27,257   27,653   27,961    27,875   28,207
    Private employment                                      22,139   22,542   22,773    22,627   23,001
     Ag. serv., forestry, fishing, and other 3/                342      326      352       350      373
     Mining                                                    158      102      106       102       85
     Construction                                            1,211    1,247    1,298     1,277    1,304
     Manufacturing                                           4,750    4,645    4,713     4,688    4,609
     Transportation and public utilities                       861      935    1,028     1,001      877
     Wholesale trade                                         1,480    1,519    1,432     1,480    1,554
     Retail trade                                            4,944    5,132    5,111     5,190    5,460
     Finance, insurance, and real estate                     1,195    1,217    1,163     1,162    1,149
     Services                                                7,198    7,419    7,570     7,377    7,590
    Government and government enterprises                    5,118    5,111    5,188     5,248    5,206
     Federal, civilian                                         627      642      642       658      649
     Military                                                  187      180      170       152      140
     State and local                                         4,304    4,289    4,376     4,438    4,417
      State                                                    517      521      507       510      494
      Local                                                  3,787    3,768    3,869     3,928    3,923

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY/1/
                             for States and counties
                                (number of jobs)

Niagara, New York [36.063]
----------------------------------------------------------------------------------------------------------------
       Item                                                    1991      1992       1993      1994       1995
----------------------------------------------------------------------------------------------------------------
Employment by place of work
Total full-and part-time employment                          98,836    98,738     98,340    98,648    100,238

By type
Wage and salary employment                                   85,438    84,151     83,726    83,973     85,357
Proprietors' employment                                      13,398    14,587     14,614    14,675     14,881
 Farm proprietors' employment                                   910       900        882       837        837
 Nonfarm proprietors' employment 2/                          12,488    13,687     13,732    13,838     14,044

By industry

   Farm employment                                            1,755     1,761      1,739     1,716      1,661
   Nonfarm employment                                        97,081    96,977     96,601    96,932     98,577
    Private employment                                       83,691    83,829     83,411    83,698     85,413
     Ag. serv., forestry, fishing, and other 3/                 641       (D)        (D)       (D)        (D)
     Mining                                                     158       (D)        (D)       (D)        (D)
     Construction                                             4,976     4,677      4,421     4,434      4,631
     Manufacturing                                           21,603    21,099     20,633    20,164     20,741
     Transportation and public utilities                      4,466     4,674      4,839     5,084      5,187
     Wholesale trade                                          2,853     2,966      2,806     2,827      3,027
     Retail trade                                            20,262    20,282     20,800    20,893     20,780
     Finance, insurance, and real estate                      4,236     4,341      4,039     4,059      4,029
     Services                                                24,496    25,059     25,077    25,368     26,054
    Government and government enterprises                    13,390    13,148     13,190    13,234     13,164
     Federal, civilian                                        1,239     1,271      1,231     1,252      1,221
     Military                                                   706       668        635       575        534
     State and local                                         11,445    11,209     11,324    11,407     11,409
      State                                                   1,084     1,057      1,011     1,064      1,023
      Local                                                  10,361    10,152     10,313    10,343     10,386

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                               (number of jobs)

Orleans, New York [36.073]
--------------------------------------------------------------------------------------------------------

     Item                                                     1991      1992     1993      1994     1995
--------------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment                        15,912    16,026   15,964    16,051   16,313

By type
 Wage and salary employment                                 12,650    12,583   12,585    12,836   13,051
 Proprietors' employment                                     3,262     3,443    3,379     3,215    3,262
  Farm proprietors' employment                                 566       564      553       525      525
  Nonfarm proprietors' employment  2/                        2,696     2,879    2,826     2,690    2,737

By industry

  Farm employment                                            1,409     1,419    1,404     1,398    1,344
  Nonfarm employment                                        14,503    14,607   14,560    14,653   14,969
   Private employment                                       10,558    10,507   10,330    10,325   10,601
    Ag. serv., forestry, fishing, and other 3/                 220       236      275       275      281
    Mining                                                      16        26       48        48       41
    Construction                                               678       686      657       685      706
    Manufacturing                                            2,654     2,455    2,240     2,383    2,429
    Transportation and public utilities                        367       350      379       368      403
    Wholesale trade                                            295       281      294       286      298
    Retail trade                                             2,554     2,597    2,630     2,557    2,674
    Finance, insurance, and real estate                        777       814      725       728      758
    Services                                                 2,997     3,062    3,082     2,995    3,011
   Government and government enterprises                     3,945     4,100    4,230     4,328    4,368
    Federal, civilian                                           87        96       90        90       91
    Military                                                   130       127      124       113      102
    State and local                                          3,728     3,877    4,016     4,125    4,175
     State                                                   1,159     1,299    1,414     1,456    1,444
     Local                                                   2,569     2,578    2,602     2,669    2,731

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25
Total Full- and Part-time Employment by Major Industry

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on
     1987 SIC.

2/   Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census
     Area and Yakutat Borough.

7/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                             for States and counties
                             (thousands of dollars)

  New York [36.000]
-----------------------------------------------------------------------------------------------------------------------------------
       Item                                                    1991            1992           1993           1994           1995
-----------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
Personal income (thousands of dollars)                  426,449,104     449,864,254    457,203,969    476,488,152    501,555,050
Nonfarm personal income                                 425,831,123     449,193,087    456,503,357    475,959,923    501,054,661
 Farm income 2/                                             617,981         671,167        700,612        528,229        500,389

Population (number of persons] 3/                        18,036,973      18,099,081     18,170,321     18,196,829     18,190,562
Per capita personal income (dollars)                         23,643          24,856         25,162         26,185         27,572

Derivation of personal Income
 Earnings by place of work                              305,441,339     326,475,141    331,289,663    340,128,647    356,642,266
 Less:    Personal cont. for social insurance 4/         20,157,669      21,277,343     21,723,056     22,809,811     23,969,575
 Plus:    Adjustment for residence 5/                   -14,032,029     -16,253,295    -16,176,404    -16,054,849    -17,458,226
 Equals: Net earnings by place of residence             271,251,641     288,944,503    293,390,203    301,263,987    315,214,465
 Plus:    Dividends, interest, and rent 6/               83,100,905      79,683,581     80,332,228     84,364,798     88,221,927
 Plus:    Transfer payments                              72,096,558      81,236,170     83,481,538     90,859,367     98,118,658

     Earnings by place of work

Components of earnings
 Wage and salary disbursements                          247,723,582     261,957,013    266,625,813    272,565,079    285,813,769
 Other labor income                                      26,017,929      28,145,814     29,950,705     31,069,418     32,280,796
 Proprietors' income 7/                                  31,699,828      36,372,314     34,713,145     36,494,150     38,547,701
  Farm proprietors' Income                                  286,741         348,667        346,393        179,067        109,167
  Nonfarm proprietors' income                            31,413,087      36,023,647     34,366,752     36,315,083     38,438,534

Earnings by industry
 Farm earnings                                              617,981         671,167        700,612        528,229        500,389
 Nonfarm earnings                                       304,823,358     325,803,974    330,589,051    339,600,418    356,141,877
  Private earnings                                      256,703,602     276,348,868    279,258,676    286,634,354    302,158,622

   Ag. serv., forestry, fishing, and other 8/             1,086,872       1,102,025      1,139,347      1,174,292      1,239,111
   Mining                                                   276,048         273,802        281,155        298,633        293,435
   Construction                                          12,677,634      11,765,608     11,856,560     12,667,535     12,766,179
   Manufacturing                                         44,745,691      45,876,270     45,362,772     45,494,376     46,445,386
    Durable goods                                        25,068,221      25,047,552     24,575,906     24,293,517     24,738,903
    Nondurable goods                                     19,677,470      20,828,718     20,786,866     21,200,859     21,706,483
   Transportation and public utilities                   19,450,794      20,065,314     20,486,738     21,318,786     22,111,552
   Wholesale trade                                       19,119,719      19,824,455     19,800,313     20,338,035     21,278,758
   Retail trade                                          21,686,107      22,345,983     22,588,182     23,592,343     24,447,935
   Finance, insurance, and real estate                   44,488,557      54,163,800     53,874,820     52,813,729     58,166,600
   Services                                              93,172,180     100,931,611    103,868,789    108,936,625    115,409,666
  Government and government enterprises                  48,119,756      49,455,106     51,330,375     52,966,064     53,983,255
   Federal, civilian                                      6,006,187       6,332,570      6,418,896      6,543,912      6,584,486
   Military                                               1,138,593       1,185,018      1,155,578      1,083,014        979,334
   State and local                                       40,974,976      41,937,518     43,755,901     45,339,138     46,419,435
    State                                                 9,418,527       9,580,671     10,046,333     10,577,353     10,448,545
    Local                                                31,556,449      32,356,847     33,709,568     34,761,785     35,970,890


See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1                   August 1997          BUREAU OF ECONOMIC ANALYSIS

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                            for States and counties
                            (thousands of dollars)



 Erie, New York [36.029]
----------------------------------------------------------------------------------------------------------------------------------
       Item                                                        1991         1992          1993           1994         1995
----------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
Personal income (thousands of dollars)                       18,746,468   19,466,440    19,942,117     21,077,115   22,105,612
 Nonfarm personal income                                     18,728,560   19,447,602    19,921,683     21,061,393   22,090,233
 Farm income 2/                                                  17,908       18,838        20,434         15,722       15,379

Population (number of persons) 3/                               970,281      971,253       970,238        966,271      960,314
Per capita personal income (dollars)                             19,321       20,043        20,554         21,813       23,019

Derivation of personal income
 Earnings by place of work                                   13,079,037   13,753,376    14,071,367     14,729,001   15,418,592
 Less:  Personal cont. for social insurance 4/                  870,279      905,045       933,025      1,001,350    1,048,656
 Plus:  Adjustment for residence 5/                            -414,663     -449,992      -464,786       -466,632     -527,881
 Equals: Net earnings by place of residence                  11,794,095   12,398,339    12,673,556     13,261,019   13,842,055
 Plus:  Dividends, interest, and rent 6/                      3,300,977    3,022,000     3,128,535      3,356,410    3,523,771
 Plus:  Transfer payments                                     3,651,396    4,046,101     4,140,026      4,459,686    4,739,786

     Earnings by place of work

Components of earnings
 Wage and salary disbursements                              10,848,897    11,289,562    11,566,203     12,011,111   12,580,513
 Other labor income                                          1,222,563     1,322,143     1,436,196      1,529,702    1,586,872
 Proprietors' income 7/                                      1,007,577     1,141,671     1,068,968      1,188,188    1,251,207
  Farm proprietors' income                                       5,750         7,125         7,570          3,036        1,167
  Nonfarm proprietors' income                                1,001,827     1,134,546     1,061,398      1,185,152    1,250,040

Earnings by industry
 Farm earnings                                                  17,908        18,838        20,434         15,722       15,379
 Nonfarm earnings                                           13,061,129    13,734,538    14,050,933     14,713,279   15,403,213
  Private earnings                                          10,651,295    11,253,968    11,519,761     12,120,942   12,673,485

   Ag. serv., forestry, fishing, and other 8/                   44,045        46,814        46,708         47,880       50,383
   Mining                                                       11,751        11,400        10,532         11,110       11,100
   Construction                                                658,886       652,430       671,365        694,300      729,531
   Manufacturing                                             2,808,182     2,914,736     3,011,778      3,234,377    3,341,160
    Durable goods                                            1,747,294     1,797,398     1,871,942      2,073,697    2,153,002
    Nondurable goods                                         1,060,888     1,117,338     1,139,836      1,160,680    1,188,158
   Transportation and public utilities                         859,208       903,203       919,751        957,013      982,216
   Wholesale trade                                             760,709       785,828       798,595        825,941      877,417
   Retail trade                                              1,314,591     1,330,004     1,313,219      1,356,064    1,390,167
   Finance, insurance, and real estate                         841,905       918,244       946,983        960,120      991,008
   Services                                                  3,352,018     3,691,309     3,800,830      4,034,137    4,300,503
  Government and government enterprises                      2,409,834     2,480,570     2,531,172      2,592,337    2,729,728
   Federal, civilian                                           333,083       349,183       360,749        373,100      390,071
   Military                                                     28,992        30,856        31,307         30,487       29,324
   State and local                                           2,047,759     2,100,531     2,139,116      2,188,750    2,310,333
    State                                                      658,892       639,630       672,740        714,294      710,091
    Local                                                    1,388,867     1,460,901     1,466,376      1,474,456    1,600,242

See footnotes at and of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1                  August 1997           BUREAU OF ECONOMIC ANALYSIS

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                            for States and counties
                            (thousands of dollars)


Genesee, New York [36.037]
----------------------------------------------------------------------------------------------------------------------------------
       Item                                                      1991         1992         1993         1994        1995
----------------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Personal income (thousands of dollars)                      1,047,922    1,086,255    1,124,469    1,176,875   1,238,226
 Nonfarm personal income                                    1,026,415    1,067,731    1,098,064    1,159,763   1,221,120
 Farm income 2/                                                21,507       18,524       26,405       17,112      17,106

Population (number of persons) 3/                              60,540       60,883       61,216       61,329      61,105
Per capita personal income (dollars)                           17,310       17,842       18,369       19,190      20,264

Derivation of personal income
 Earnings by place of work                                    576,523      603,188      628,184      650,903     668,435
 Less: Personal cont. for social insurance 4/                  36,173       37,608       38,927       41,723      43,268
 Plus: Adjustment for residence 5/                            160,715      163,655      168,047      176,105     198,920
 Equals: Net earnings by place of residence                   701,065      729,235      757,304      785,285     824,087
 Plus: Dividends, interest, and rent 6/                       158,197      145,877      151,302      160,380     168,401
 Plus: Transfer payments                                      188,660      211,143      215,863      231,210     245,738

       Earnings by place of work

Components of earnings
 Wage and salary disbursements                                463,487      484,239      499,606      518,154     533,551
 Other labor income                                            52,681       57,269       62,460       65,194      66,245
 Proprietors' income 7/                                        60,355       61,680       66,118       67,555      68,639
  Farm proprietors' income                                     11,189        8,507       15,400        6,277       4,960
  Nonfarm proprietors' income                                  49,166       53,173       50,718       61,278      63,679

Earnings by industry
  Farm earnings                                                21,507       18,524       26,405       17,112      17,106
  Nonfarm earnings                                            555,016      584,664      601,779      633,791     651,329
   Private earnings                                           422,615      443,525      454,944      475,856     490,029

    Ag. serv., forestry, fishing, and other 8/                  3,681        3,295        3,083        3,074       3,277
    Mining                                                      5,399        3,951        4,051        4,050       3,561
    Construction                                               27,095       27,351       29,995       31,000      30,941
    Manufacturing                                             142,550      146,520      148,539      155,510     153,733
     Durable goods                                             94,836       96,061       95,574       99,217      94,687
     Nondurable goods                                          47,714       50,459       52,965       56,293      59,046
    Transportation and public utilities                        27,576       34,557       37,389       37,553      34,168
    Wholesale trade                                            44,086       44,573       41,754       44,094      47,708
    Retail trade                                               52,942       55,801       56,824       58,646      64,578
    Finance, insurance, and real estate                        14,574       15,369       16,679       15,212      15,759
    Services                                                  104,712      112,108      116,630      126,717     136,304
   Government and government enterprises                      132,401      141,139      146,835      157,935     161,300
    Federal, civilian                                          21,529       23,037       22,675       28,093      28,282
    Military                                                    1,202        1,261        1,234        1,204       1,141
    State and local                                           109,670      116,841      122,926      128,638     131,877
     State                                                     17,121       17,477       18,013       18,583      18,475
     Local                                                     92,549       99,364      104,913      110,055     113,402


See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5.1                    August 1997         BUREAU OF ECONOMIC ANALYSIS

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                             for States and counties
                             (thousands of dollars)


Niagara, New York (36.063]
----------------------------------------------------------------------------------------------------------------------------
       Item                                                      1991         1992         1993         1994        1995
----------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
Personal income (thousands of dollars)                      3,949,362    4,079,850    4,198,151    4,431,914   4,659,893
 Nonfarm personal income                                    3,935,544    4,066,969    4,183,483    4,420,893   4,649,324
 Farm income 2/                                                13,818       12,881       14,668       11,021      10,569

Population (number of persons) 3/                             221,166      221,020      221,641      221,578     221,660
Per capita personal income (dollars)                           17,857       18,459       18,941       20,002      21,023

Derivation of personal income
 Earnings by place of work                                  2,448,427    2,524,177    2,579,942    2,734,703   2,823,954
 Less:    Personal cont. for social insurance 4/              166,276      168,937      172,595      186,969     194,588
 Plus:    Adjustment for residence 5/                         303,384      326,979      342,892      346,608     402,749
 Equals: Net earnings by place of residence                 2,585,535    2,682,219    2,750,239    2,894,342   3,032,115
 Plus:    Dividends, interest, and rent 6/                    590,152      534,672      555,475      581,380     610,384
 Plus:    Transfer payments                                   773,675      862,959      892,437      956,192   1,017,394

     Earnings by place of work

Components of earnings
 Wage and salary disbursements                              2,020,753    2,057,474   2,094,131    2,202,070    2,274,850
 Other labor income                                           260,622      286,985     316,879      350,974      361,377
 Proprietors' income 7/                                       167,052      179,718     168,932      181,659      187,727
  Farm proprietors' income                                      5,728        5,000       6,018        2,472          999
  Nonfarm proprietors' income                                 161,324      174,718     162,914      179,187      186,728

Earnings by industry
 Farm earnings                                                 13,818       12,881      14,668       11,021       10,569
 Nonfarm earnings                                           2,434,609    2,511,296   2,565,274    2,723,682    2,813,385
  Private earnings                                          2,051,095    2,115,422   2,146,535    2,286,215    2,376,080

  Ag. serv., forestry, fishing, and other 8/                    8,648          (D)         (D)          (D)          (D)
  Mining                                                        6,401          (D)         (D)          (D)          (D)
  Construction                                                150,815      132,590     125,985      135,125      135,990
  Manufacturing                                               957,712      976,315     992,986    1,068,438    1,106,105
   Durable goods                                              677,308      672,191     697,154      776,122      796,494
   Nondurable goods                                           280,404      304,124     295,832      292,316      309,611
  Transportation and public utilities                         140,234      154,143     162,596      172,248      184,877
  Wholesale trade                                              71,913       79,773      83,504       85,437       90,279
  Retail trade                                                246,229      247,593     256,625      264,486      270,256
  Finance, insurance, and real estate                          50,776       54,237      55,655       56,748       59,549
  Services                                                    418,367      458,882     456,426      489,832      513,171
 Government and government enterprises                        383,514      395,874     418,739      437,467      437,305
  Federal, civilian                                            42,684       46,019      47,430       46,968       47,486
  Military                                                      4,972        5,133       4,980        5,079        5,128
  State and local                                             335,858      344,722     366,329      385,420      384,691
   State                                                       36,655       37,959      37,223       41,438       41,989
   Local                                                      299,203      306,763     329,106      343,982      342,702



See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.l                  August 1997           BUREAU OF ECONOMIC ANALYSIS

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                            for States and counties
                            (thousands of dollars)

Orleans, New York [36.073]
------------------------------------------------------------------------------------------------------------------------
       Item                                                    1991      1992       1993      1994       1995
------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Personal income (thousands of dollars]                      664,054   677,592    702,782   742,273    779,848
 Nonfarm personal income                                    643,377   660,856    681,126   726,182    765,528
 Farm income 2/                                              20,677    16,736     21,656    16,091     14,320

Population (number of persons] 3/                            42,557    43,910     44,197    44,708     44,919
Per capita personal income (dollars]                         15,604    15,431     15,901    16,603     17,361

Derivation of personal Income
 Earnings by place of work                                  308,560   312,631    331,972   343,383    371,707
 Less: Personal cont. for social insurance 4/                16,869    17,128     17,708    19,165     21,381
 Plus: Adjustment for residence 5/                          157,704   160,529    159,768   165,897    160,615
 Equals: Net earnings by place of residence                 449,395   456,032    474,032   490,115    510,941
 Plus: Dividends, interest, and rent 6/                      95,154    84,930     88,852    99,907    104,896
 Plus: Transfer payments                                    119,505   136,630    139,898   152,251    164,011

       Earnings by place of work

Components of earnings
  Wage and salary disbursements                             244,731   249,512    264,281   274,721    301,454
  Other labor income                                         25,578    26,517     28,952    30,497     34,002
  Proprietors' income 7/                                     38,251    36,602     38,739    38,165     36,251
   Farm proprietors' income                                   8,866     4,948      8,705     3,333        (L)
   Nonfarm proprietors' income                               29,385    31,654     30,034    34,832     36,229

Earnings by Industry
  Farm earnings                                              20,677    16,736     21,656    16,091     14,320
  Nonfarm earnings                                          287,883   295,895    310,316   327,292    357,387
   Private earnings                                         180,345   181,241    183,314   193,135    215,961

    Ag. serv., forestry, fishing, and other 8/                2,050     2,132      2,541     2,769      2,931
    Mining                                                      486       786      1,626     1,967      1,492
    Construction                                             13,732    13,263     13,869    15,421     15,857
    Manufacturing                                            65,736    63,150     60,680    63,228     79,537
     Durable goods                                           44,258    42,342     39,548    41,337     55,391
     Nondurable goods                                        21,478    20,808     21,132    21,891     24,146
    Transportation and public utilities                      10,776    10,429     11,470    11,654     11,950
    Wholesale trade                                           7,214     6,575      6,684     6,469      6,588
    Retail trade                                             26,353    27,059     27,602    27,593     29,742
    Finance, insurance, and real estate                      11,113    11,425     11,393    11,394     12,626
    Services                                                 42,885    46,422     47,449    52,640     55,238
  Government and government enterprises                     107,538   114,654    127,002   134,157    141,426
    Federal, civilian                                         3,213     3,771      3,658     3,701      3,831
    Military                                                    812       877        874       878        821
    State and local                                         103,513   110,006    122,470   129,578    136,774
     State                                                   39,164    45,055     51,971    56,138     56,461
     Local                                                   64,349    64,951     70,499    73,440     80,313

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5.1                  August 1997           BUREAU OF ECONOMIC ANALYSIS

Footnotes for table CA05
Personal Income by major source and Earnings by Major Industry

 1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
     SIC.

 2/ Farm income consists of proprietors' net income; the cash wages, pay-in-kind, and other labor income of hired farm workers; and the salaries of officers of corporate farms.

 3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

 4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

 5/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

 6/  Includes the capital consumption adjustment for rental income of persons.

 7/  Includes the inventory valuation and capital consumption adjustments.

 8/ "Other" consists of wage and salary disbursements of U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

 13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

 14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

 15/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The
     Yuma, AZ MSA contains La Paz, AZ through 1982.

 16/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than $50,000. Estimates are included in totals.

(N)  Data not available for this year.

                                 EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 ----------------------------               ------ -------           --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)
 California Companies
 --------------------

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    46,800      391   12-31   10/72  59.50  5,617
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,229      246   12-31   05/59  89.62  5,088
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,433      154   06-30   10/83  33.31  1,681
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,040       92   12-31   12/85  60.00  1,119
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,854       82   12-31   01/71  27.50    736
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,105       25   12-31   12/83  36.50    386
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,920       33   12-31     /    11.12    215
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,757       26   12-31   05/86  17.00    446
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,162       45   12-31   05/86  33.75    419
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,615       23   03-31   03/96  18.37    329
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,305       18   12-31   10/91  40.75    243
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,251       36   12-31     /    47.12    283
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,050       19   06-30   06/95  16.75    105
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     967       14   12-31   04/94  20.00    144
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       902        9   12-31     /    18.00    141
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     891        6   12-31     /    21.00     65
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       847        8   06-30   12/93  20.50     96
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       641        9   06-30   06/96  20.00     97
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       516        8   12-31     /    32.00     74
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     410        7   12-31   02/95  19.00     61
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  17.12     40
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     122 J      3   12-31   01/96  13.00     11


 Florida Companies
 -----------------

 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,956        1   12-31     /    24.25  1,467
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,845       56   12-31   11/83  14.37    320
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   2,145       14   09-30   12/85  12.94    123
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,808       40   09-30   09/93  38.75    196
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,131       23   09-30   01/94  65.00    323

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ ----------------------------------  ------ ----------------  --------- ------  -------  ----   ----   -----   ------
                                                                               ($Mil)                          ($)    ($Mil)
 Florida Companies (continued)
 -----------------------------

 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999 J     20   12-31   01/94  27.87    189
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709       19   12-31   10/94  35.00    178
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     383        9   12-31   01/94  22.50     86

 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    19,413       86   12-31   08/86  24.25  2,461
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    14,601      120   12-31   08/86  18.94  1,691
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,094       74   12-31   01/94  66.62  2,853
 ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,904       45   12-31   11/93  55.12  1,139
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,931       36   09-30   04/94  47.12  1,132
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,717       70   12-30   04/92  46.25    595
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,692       15   12-31   06/93  32.87    578
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,474        6   12-31   01/97  21.75    949
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,244       29   09-30   01/88  35.37    754
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,316       18   03-31   08/94  28.75    341
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,278       39   06-30   06/96  20.37    331
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,110       31   12-31   01/94  19.00    642
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,101       53   06-30   11/94  14.00    655
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,035       28   06-30   03/94  33.12    289
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,833       20   12-31   09/93  43.00    189
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,541       13   12-31   11/93  35.00    529
 JSB    JSB Financial, Inc. of NY           NYSE   New York City NY   Thrift   1,531       13   12-31   06/90  46.62    461
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,496       16   12-31   11/86  19.62    244
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448 J     10   12-31   07/96  37.12    303
 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,385       15   06-30   06/96  23.25    294
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,364       17   06-30   07/94  33.19    160
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157 J     25   02-28   06/87  26.62    172
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,156       22   06-30   02/84  26.50    233
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,045       16   12-31   07/92  40.37    323
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,005       28   06-30   07/87  29.75    152
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     960        7   12-31   11/95  22.25    178

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ ----------------------------------  ------ ---------------   --------- ------  -------  ----   -----  -----   ------
                                                                               ($Mil)                          ($)    ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------

 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     885       17   12-31   08/84  33.75    129
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     884       13   12-31   11/85   9.94    125
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     822        9   12-31   06/90  18.25     97
 MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814 J     16   12-31   09/92  29.00     82
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     802       13   12-31   03/96  19.25    153
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     735       10   09-30   10/94  17.44    191
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     703       16   12-31   10/95  21.50     99
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     681        7   12-31   06/95  17.25    112
 TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC    Central NJ         Thrift     639       14   12-31   08/95  34.75    314
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     625       14   06-30   07/94  28.00    114
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     609        4   03-31   08/97  12.00    108
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     582       18   12-31   12/88  29.37     70
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     526        4   09-30   09/86  24.50     75
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     525       10   12-31   04/87  23.75     64
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     506 J      8   07-31   12/93  24.12    109
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     485 J      9   12-31   12/95  17.00     73
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       437        9   12-31   07/83  15.50     62
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416        7   03-31   10/94  17.06     39
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     407        6   12-31   03/87  27.25     65
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     401        4   12-31   04/93  33.75     70
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     373        5   09-30   01/95  32.00     39
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     372        8   12-31   11/89  23.87     68
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363 J      8   09-30   06/88  26.62     41
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     358        9   12-31   01/95  24.87     59
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     345        4   09-30   08/87  29.37     49
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     324        6   12-31   01/96  20.00     52
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     322        6   06-30   03/87  26.25     57
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     313        4   09-30   04/96  18.50     56
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308 J      4   09-30   09/93  45.00     27
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     297        5   09-30   08/94  24.81     42
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     290        4   09-30   04/96  17.62     82
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     285        1   06-30   05/94  21.50    111
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  18.62     53

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 -----------------------------------------  ------ ---------------   --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     282        5   06-30   11/93  31.50     55
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     273        6   09-30   04/96  20.69     41
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     268 J      4   07-31     /     7.37     32
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     267        0   12-31   06/96  22.75     46
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       258 J      2   12-31   06/85  13.78     18
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     249        7   12-31   03/95  31.00    101
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  30.00     21
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     228        4   04-30   11/94  29.25     52
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     217        9   03-31   08/94  21.75     37
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     210        6   06-30   02/87  27.75     40
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     206        9   12-31   07/97  18.62     51
 PBHC   OswegoCity SB, MHC of NY (46.) (3)  OTC    NY                 Thrift     193        5   12-31   11/95  28.50     55
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     181        3   06-30   12/95  17.50     56
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     179        6   12-31   04/97  18.75     39
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     174        3   12-31   06/95  22.12     27
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159 J      4   09-30   10/96  19.12     28
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     147 J      3   03-31   04/97  18.62     43
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     138        0   12-31   06/96  18.41     17
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     119 S      1   03-31   10/95  19.75     29
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  15.63     35
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     110        2   03-31   06/96  27.62     18
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     106        2   06-30   01/97  17.75     19
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100 J      5   09-30   04/96  16.25     24
 SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh         Thrift      90 P      4   12/31   10/97  16.00     13
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      71        2   09-30   07/93  29.00      7
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48        3   12-31   07/96  18.94     11

 Mid-West Companies
 ------------------

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    15,197      155   12-31   01/88  59.25  2,937
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,207      107   06-30   12/84  48.06  1,037
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,549       52   12-31   05/87  24.50    836

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 -----------------------------------------  ------ ----------------  --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,371       20   12-31   01/90  32.50    496
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,295       33   03-31   01/92  50.62    438
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,894       45   12-31   03/94  48.00    664
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,033       15   12/31     /    18.25    249
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,955       33   03-31   07/92  31.50    285
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,754       37   12-31   02/85  24.12    199
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646 J     23   09-30   06/93  38.25    200
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,560       44   12-31   11/89  27.87    255
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,547       28   12-31   08/83  26.25    277
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,371       14   09-30   07/92  26.25    211
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  43.25    217
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,037       15   09-30   03/92  62.25    201
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     867       26   12-31   08/94  27.50    147
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     860       17   12-31   06/90  35.50    181
 NASB   North American SB of MO             OTC    KS,MO              M.B.       737 J      7   09-30   09/85  49.94    111
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     728       25   06-30   12/89  21.88    177
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     694       16   06-30   01/88  27.50    140
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       681       13   03-31   01/88  19.50    148
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     657       20   12-31   12/83  13.50    119
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       654       22   12-31   07/92  13.00     56
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     611       10   06-30   06/93  29.75    123
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     604       13   12-31     /    19.25     98
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       597        5   12-31   04/95  16.00     56
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     575       19   06-30   04/92  26.00     73
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     574        9   06-30   10/95  15.25    137
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     569        7   12-31   06/94  25.87    109
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547       12   12-31   05/96  21.37    105
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     529        4   12-31   03/96  15.00     84
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     523 J      6   03-31   09/93  27.25    106
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     521        3   06-30     /    12.37     40
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       502        7   12-31     /    24.00     77
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     498        5   09-30   12/93  23.25     65
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     488        5   06-30   02/92  31.87    101

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 ----------------------------               ------ -------           --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13   06-30   07/92  31.87     90
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     434       12   03-31   04/94  25.62     54
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427 J     12   12-31   03/92  34.87     44
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     418        3   06-30   01/94  15.25     44
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409 J      9   09-30   06/94  41.25     81
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       405       12   09-30   09/93  20.50     55
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     402       12   12-31   07/95  20.25     71
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     402        5   12-31   03/94  27.00     51
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     396 J      6   12-31   07/94  25.75     61
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393 J      8   09-30   12/95  22.00     91
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     393        8   12-31   03/87  19.50     63
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     388       11   09-30   10/94  20.00     60
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     383        6   09-30   04/94  34.00     55
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       383        9   06-30   12/92  20.50     53
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     383        8   06-30   07/87  22.00     91
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     375        6   12-31   06/92  25.50     68
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     354       10   12-31   08/95  18.00     93
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     345        8   12-31   07/94  47.00     70
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     343        5   12-31   09/96  18.00    123
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     340        9   12-31   01/93  33.87     48
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335 J      9   09-30   03/95  27.37     69
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     327        9   12-31   06/90  25.00     43
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317 J      5   09-30   08/88  20.00     40
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  27.50     68
 FSFF   First SecurityFed Fin of IL         OTC    Chicago            Thrift     303 P      5   12-31   10/97  16.06    103
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     293        6   06-30   11/90  19.00     43
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288 J      6   09-30   07/87  22.00     75
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     278        6   12-31   05/96  18.25     47
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     275        5   09-30   10/94  27.75     55
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       261        1   06-30   04/87  40.00     28
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     256        4   09-30   03/94  23.25     38
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6   03-31   06/93  31.00     70
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8   06-30   12/93  22.37     42

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 ----------------------------               ------ -------           --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     235        4   06-30   08/87  10.00     28
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     235        4   12-31   02/93  27.75     34
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7   12-31   01/88  26.00     31
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228 J      5   09-30   03/94  24.00     41
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.00     34
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     215 J      3   07-31   12/96  18.50     46
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215        4   12-31   03/96  18.87     61
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     210        4   06-30   04/95  23.75     74
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     210        2   09-30   10/94  15.00     35
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208 J      3   09-30   04/95  19.62     52
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207 J      9   12-31   07/92  26.50     43
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     205        7   12-31   04/95  17.75     35
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     204        6   09-30   06/92  19.25     30
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     200 J      6   06-30   05/97  13.62     36
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     200        4   12-31   02/95  26.00     24
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190        3   12-31   06/95  20.00     35
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     181        3   06-30   04/93  37.75     27
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     180 J      5   09-30   05/94  30.50     64
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     180        2   06-30   03/93  26.50     47
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     175        3   12-31   08/96  17.87     43
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     172        3   12-31   07/96  19.75     24
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        6   06-30   08/93  18.50     39
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     165        3   06-30   03/95  22.00     39
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  26.75     34
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     163        8   06-30   04/94  19.00     31
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     163        6   06-30   12/93  26.25     29
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     162        3   12-31   04/97  17.25     36
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     157 J      2   06-30   04/95  28.50     39
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     150        4   12-31   11/92  18.50     19
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     143        2   12-31   09/96  17.50     49
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140 J      3   12-31   12/96  18.75     22
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     140        3   12-31   06/95  19.00     32
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95   9.25     30

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ---------------------------------------    ------ -------           --------- ------  -------  ----   ----   -----   -----
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     130 J      3   03-31   12/95  17.12     22
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126 J      6   09-30   10/92  10.62     18
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     125        3   09-30   03/94  17.25     24
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123        4   12-31   12/93  34.00     16
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     122        2   12-31   12/93  26.50     25
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     117        3   03-31   09/95  17.50     15
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     113        2   09-30   10/93  15.00     15
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.12     22
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  28.00     19
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 J      2   09-30   10/95  17.12     35
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1   09-30   11/96  17.50     34
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift     107        2   06-30   09/96  20.37     21
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     104        2   06-30   10/96  20.25     35
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     103        4   12-31   04/96  16.00     15
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     103        2   06-30   04/97  17.25     31
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     102        4   06-30   07/97  12.31     20
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      98        2   09-30   06/95  14.75     22
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      97        5   12-31   06/96  20.00     33
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  19.00     16
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        96        3   06-30   12/94  20.50     19
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      95 J      4   06-30   08/95  19.75     16
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      94        1   06-30   01/94  16.87     17
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1   12-31   08/94  20.25     43
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      94        3   06-30   02/95  15.75     14
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      88        1   06-30   04/96  18.37     27
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  14.50     19
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      88        3   06-30   06/94  11.00      9
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      88        2   06-30   01/94  13.50     21
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86 J      2   09-30   09/96  14.00     21
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1   12-31   06/95  15.25     19
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86        1   12-31   11/96  17.25     37
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      84        3   06-30   03/95  19.62     15
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        84        2   12-31   10/93  19.00      8

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 --------------------------------------     ------ ----------------  --------- ------  -------  ----   ----   -----   -----
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  14.75     13
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 J      1   09-30   02/95  23.25     19
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      77        2   06-30   02/95  19.50     24
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      70        1   06-30   12/96  18.00     16
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70 J      1   09-30   03/95  18.25     14
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      70        2   06-30   03/95  14.00      7
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      63        2   12-31   01/95  19.62     21
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  18.50     17
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60 J      2   09-30   06/95  18.75     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59 J      1   09-30   06/96  16.75     19
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      56        2   09-30   03/97  15.25     20
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      49 J      2   09-30   10/95  12.50     12
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      47        1   06-30   07/96  15.75     15
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   06-30   04/96   8.87     22
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  21.25      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      41        1   06-30   07/96  16.44      8
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38 J      1   09-30   04/96  14.75      8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  14.75     11


 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97   12-31   07/88  33.69  2,059
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   6,811       77   12-31   12/86  62.66    849
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,056      132   12-31   12/86  42.62  1,171
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     2,821       43   12-31   02/87  27.75    665
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,097       19   09-30   02/87  51.75    327
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,453       24   12-31   02/95  33.62    188
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,281       12   12-31   05/86  37.75    194
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,210       15   12-31   08/87  19.87    150
 MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,106       16   12-31   03/86  37.00    168
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090 J     11   12-31   10/95  28.50    185
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,036       12   03-31   01/97  20.62    180

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 ------ ----------------------------------  ------ ----------------  --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
 ---------------------------------

 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     987       12   12-31   06/87  37.00     99
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       961       10   12-31   10/95  20.37    115
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     933       14   12-31   05/86  45.00    160
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     922       11   12-31   07/86  31.50    163
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     831       14   12-31   06/96  25.62    136
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       19   12-31   11/86  29.75    162
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  38.50     93
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     610       15   12-31   12/81  47.12    109
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     586       11   12-31   10/86   8.25    115
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  20.00     66
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       520        5   12-31   07/86   4.87     81
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     512       11   12-31   07/86  41.75     80
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       502        7   12-31   06/86  36.00     66
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       443        8   12-31   09/86  32.25     73
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     424        3   12-31   07/86  40.00    102
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       364        6   12-31   07/86  20.62     78
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     353        5   12-31   05/86  13.87     59
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     344 J      8   03-31   10/86  26.50     52
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     319       10   12-31   05/86  21.00     44
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       13   06-30   02/86  14.25     55
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     265        8   06-30   08/87  27.75     36
 ANE    Alliance Bancorp of New Englan (3)  AMEX   Northern CT        Thrift     242        7   12-31   12/86  17.50     28
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     216        5   12-31   12/88  27.12     35
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     203        5   12-31   05/93  12.87     31
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     201        2   12-31   08/88  24.00     44
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       183        5   12-31   11/86   6.00     39
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     149        7   12-31     /    13.87     19
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       146 J      8   12-31   06/93  15.25     19
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     126 J      4   04-30   12/87  24.44     22
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       102 J      3   12-31     /    13.00     10
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94 J      2   09-30   03/96  20.25     29
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      61        2   03-31   11/89  28.75      7

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price  Value
 ------ ---------------------               ------ ----------------  --------- ------  -------  ----   ----   -----  ------
                                                                               ($Mil)                          ($)   ($Mil)

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    95,608      290   12-31   03/83  69.12 17,776
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,720       89   09-30   11/82  32.19  1,529
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     2,047       31   12-31     /    39.50    318
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,870       41   06-30     /    21.12    160
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  25.25    259
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728 J      7   09-30   10/95  21.88    219
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     531       12   03-31   08/86  16.56    123
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451        6   12-31   12/85  18.25     74
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     426        6   06-30   08/92  12.75     43
 RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     282        9   03-31   10/97  15.00     92
 OTFC   Oregon Trail Fin. Corp of OR        OTC    Baker City         Thrift     260 P      2   06-30   10/97  16.00     75
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     178        5   03-31   07/97  17.62     35
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  16.50     43


 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,713       32   09-30   11/83  43.12    275
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,486       20   12-31   10/94  31.12    306
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,289 J     31    9-30   12/83  27.87    215
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     947 J     27   12-31   04/95  26.25    181
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     873       14   03-31   04/86  19.25    109
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     867        8   06-30   12/95  14.87    256
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       858 J     23   06-30   01/78  25.25    147
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702       19   12-31   08/92  68.00    112
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     669       19   12-31   12/85  27.00    143
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       605       12   12-31   11/80  16.62     83
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     567       11   12-31   10/94  33.37    151
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     494        9   09-30   09/90  23.00    107
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     482        5   06-30   07/97  37.50    166
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406 J      9   09-30   04/95  21.88     75
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395       12   12-31   07/97  38.37     93
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     360       17   03-31   08/91  17.37     52
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     350       11   06-30   10/93  15.12     66
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337        9   03-31   03/86  24.00     66

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ --------------------------------    ------ -------           --------- ------  -------  ----   -----  -----   ------
                                                                               ($Mil)                          ($)    ($Mil)
 South-East Companies (continued)
 --------------------------------

 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  24.37     90
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       286        9   12-31   07/80  11.50     35
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     267 J      4   12-31   07/96  23.75     64
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256 J      6   09-30   10/93  51.00     77
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     241        2   09-30   10/96  17.50     79
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238        4   12-31   12/86  18.50     38
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     233        8   12-31     /    51.22     40
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        1   09-30   03/96  17.12     79
 ESX    Essex Bancorp of VA                 AMEX   VA, NC             M.B.       192        4   12-31   07/90   5.00      5
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     178        3   09-30   04/96  18.50     80
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175 J      3   03-31   03/88  24.75     32
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171 J      5   09-30   07/95  24.75     44
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156 J      9   09-30   02/87   8.37     26
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  28.25     32
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     135        3   06-30   07/93  22.50     35
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  17.75     61
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     127        2   06-30   12/95  10.37     29
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     114        4   06-30   11/96  17.37     32
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  22.50     20
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     109        4   12-31   07/95  20.00     16
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  13.62     17
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 J      4   06-30   10/95  16.87     21
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  20.25     38
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     101        1   06-30   12/96  80.00     33
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97 J      2   09-30   02/95  19.00     16
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        79 J      1   12-31     /     8.00     69
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 J      1   09-30   12/96  18.19     21
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      64        2   09-30   04/96  10.25     20
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  23.00     16
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35        1   12-31   07/96  17.50     16

 South-West Companies
 --------------------

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ --------------------------------    ------ -------           --------- ------  -------  ----   -----  -----   ------
                                                                               ($Mil)                          ($)    ($Mil)
 South-West Companies (continued)
 --------------------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930       40   12-31     /    28.87    144
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  19.62     32
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226 J      6   09-30   04/96  18.75     47
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     176        7   03-31   11/91  22.00     25
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     116        2   09-30   01/95  20.00     21
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift     110        1   06-30   06/95  20.25     16
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86  10.12     12


 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,513       26   12-31   01/96  22.75    375
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     999       35   06-30   01/94  23.56    131
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       574       16   12-31   03/84  20.75    141
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103        4   12-31   09/86  27.00     33
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      88        2   12-31   09/93  27.50     16
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      60        1   09-30   03/96  15.37     15


 Other Areas
 -----------

 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 12/05/97

                                  EXHIBIT IV-1

                                 Stock Prices:
                            As of November 28, 1997

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                             Exhibit IV-1
                 Weekly Thrift Market Line - Part One
                    Prices As Of November 28, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)               % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(300)                     23.60   5,828   182.2        25.04   15.57   23.58    0.24  242.71    45.34
NYSE Traded Companies(10)                     45.35  33,668 1,732.6        48.11   28.17   45.95   -1.19  330.14    47.84
AMEX Traded Companies(16)                     17.98   3,147    56.6        20.34   12.89   17.87    0.19  300.42    32.59
NASDAQ Listed OTC Companies(274)              23.07   4,879   127.9        24.40   15.22   23.03    0.30  229.78    45.99
California Companies(21)                      30.34  18,713   848.5        32.40   18.78   30.51   -0.32  161.38    50.01
Florida Companies(5)                          22.56  20,239   438.5        24.64   13.59   23.02   -1.73  191.87    51.35
Mid-Atlantic Companies(59)                    25.35   6,651   183.5        26.46   15.92   25.28    0.25  224.85    55.99
Mid-West Companies(144)                       21.99   3,577   100.1        23.16   14.72   21.91    0.43  269.50    41.96
New England Companies(9)                      28.99   5,017   186.0        30.60   17.51   29.01    0.75  447.76    61.03
North-West Companies(8)                       23.54  11,774   339.9        25.33   17.41   23.33    0.97  182.66    36.15
South-East Companies(41)                      22.86   3,451    78.3        25.18   16.17   22.89    0.17  223.14    36.52
South-West Companies(7)                       19.94   1,905    42.5        21.98   13.50   20.00   -0.52   49.93    45.99
Western Companies (Excl CA)(6)                22.82   5,273   118.6        24.08   16.16   22.95   -0.61  358.71    35.18
Thrift Strategy(241)                          22.49   3,693    93.8        23.79   15.09   22.43    0.26  222.24    44.00
Mortgage Banker Strategy(36)                  28.96  14,581   600.6        30.79   17.99   29.01    0.51  303.59    54.34
Real Estate Strategy(9)                       26.74   7,823   242.8        28.27   16.19   26.97    0.12  234.36    51.31
Diversified Strategy(10)                      32.71  30,268 1,012.6        36.02   20.42   33.08   -1.22  210.32    43.50
Retail Banking Strategy(4)                    17.97   4,340    90.8        19.79   11.66   17.91    0.17  382.33    36.57
Companies Issuing Dividends(253)              23.95   5,538   181.5        25.41   15.85   23.90    0.36  255.82    43.92
Companies Without Dividends(47)               21.59   7,489   186.4        22.87   13.95   21.73   -0.45  161.04    54.82
Equity/Assets less than 6%(23)                30.07  19,015   661.9        31.88   18.00   30.16    0.26  206.22    57.08
Equity/Assets 6-12%(142)                      25.94   5,707   201.0        27.24   16.08   25.85    0.49  259.34    53.65
Equity/Assets greater than 12%(135)           20.32   3,727    84.0        21.82   14.68   20.33    0.00  200.38    34.41
Converted Last 3 Mths (no MHC)(3)             16.02   3,974    63.7        16.39   15.13   16.08   -0.35    0.00     0.00
Actively Traded Companies(39)                 34.03  18,235   770.6        35.59   20.89   34.10    0.13  278.06    58.40
Market Value Below $20 Million(50)            18.02     864    14.5        19.20   12.57   18.04   -0.29  288.91    40.11
Holding Company Structure(266)                23.66   5,578   179.4        25.11   15.74   23.61    0.27  229.80    43.75
Assets Over $1 Billion(60)                    33.98  18,928   708.4        35.89   21.18   34.00    0.12  270.84    50.15
Assets $500 Million-$1 Billion(49)            23.72   5,454   116.3        25.19   14.94   23.85   -0.09  285.33    51.51
Assets $250-$500 Million(65)                  23.34   2,774    60.8        24.63   15.38   23.23    0.63  223.45    51.29
Assets less than $250 Million(126)            18.90   1,468    26.5        20.17   13.31   18.84    0.24  156.51    37.30
Goodwill Companies(121)                       27.52  10,008   323.5        29.07   17.35   27.53    0.20  266.04    50.60
Non-Goodwill Companies(178)                   21.06   3,109    90.4        22.40   14.41   21.00    0.30  209.81    41.70
Acquirors of FSLIC Cases(10)                  42.61  35,626 1,876.4        44.73   26.57   42.87   -0.25  351.12    50.81


                                                      Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(300)                           1.16    1.16   15.56   15.10   149.81
NYSE Traded Companies(10)                           2.79    2.65   22.22   21.43   338.78
AMEX Traded Companies(16)                           0.57    0.72   14.03   13.83   107.55
NASDAQ Listed OTC Companies(274)                    1.13    1.12   15.38   14.96   145.06
California Companies(21)                            1.70    1.60   17.44   16.85   265.71
Florida Companies(5)                                1.17    0.85   11.42   10.73   171.97
Mid-Atlantic Companies(59)                          1.29    1.33   16.23   15.62   167.94
Mid-West Companies(144)                             1.07    1.06   15.36   15.05   129.68
New England Companies(9)                            1.22    1.45   17.38   16.63   235.52
North-West Companies(8)                             1.08    1.07   14.46   14.08   125.97
South-East Companies(41)                            0.97    0.97   14.50   14.20   111.94
South-West Companies(7)                             1.30    1.30   15.15   14.39   194.42
Western Companies (Excl CA)(6)                      1.16    1.16   16.28   15.61   108.86
Thrift Strategy(241)                                1.07    1.09   15.65   15.30   134.04
Mortgage Banker Strategy(36)                        1.65    1.52   15.72   14.78   228.23
Real Estate Strategy(9)                             1.71    1.60   14.81   14.52   225.37
Diversified Strategy(10)                            1.93    1.73   14.11   13.56   195.62
Retail Banking Strategy(4)                         -0.35   -0.45   12.75   12.17   195.11
Companies Issuing Dividends(253)                    1.21    1.20   15.70   15.24   146.85
Companies Without Dividends(47)                     0.92    0.93   14.73   14.50   168.35
Equity/Assets less than 6%(23)                      1.71    1.74   14.77   13.80   296.86
Equity/Assets 6-12%(142)                            1.41    1.36   15.62   14.99   185.38
Equity/Assets greater than 12%(135)                 0.84    0.87   15.63   15.48    92.21
Converted Last 3 Mths (no MHC)(3)                   0.54    0.54   13.31   13.31    70.71
Actively Traded Companies(39)                       1.95    1.95   17.26   16.62   228.67
Market Value Below $20 Million(50)                  0.81    0.84   14.83   14.79   116.11
Holding Company Structure(266)                      1.14    1.13   15.78   15.37   146.95
Assets Over $1 Billion(60)                          1.83    1.82   17.56   16.34   249.27
Assets $500 Million-$1 Billion(49)                  1.24    1.17   14.43   13.94   153.79
Assets $250-$500 Million(65)                        1.17    1.17   15.91   15.53   153.13
Assets less than $250 Million(126)                  0.82    0.84   14.90   14.84   101.22
Goodwill Companies(121)                             1.48    1.44   16.06   14.98   198.06
Non-Goodwill Companies(178)                         0.96    0.98   15.23   15.23   118.94
Acquirors of FSLIC Cases(10)                        2.56    2.52   20.88   19.72   332.65

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(60)                       27.04   7,954   236.6        28.39   16.96   26.97    0.36  257.78    54.53
NYSE Traded Companies(2)                      45.44  72,159 2,657.1        47.69   30.12   45.88   -0.65  141.05    52.33
AMEX Traded Companies(6)                      27.52   2,187    62.7        28.42   15.90   27.45    0.55  160.90    64.92
NASDAQ Listed OTC Companies(52)               26.21   5,835   152.1        27.57   16.51   26.11    0.38  273.45    53.50
California Companies(1)                       18.00   7,847   141.2        21.25   14.00   18.62   -3.33    0.00    20.00
Mid-Atlantic Companies(15)                    28.49  17,474   554.1        30.10   17.82   28.56   -0.06  181.00    53.60
Mid-West Companies(2)                         10.69   1,707    16.9        10.88    8.25   10.75   -0.29    0.00    27.46
New England Companies(33)                     27.76   4,429   128.9        28.91   16.52   27.61    0.63  288.58    62.63
North-West Companies(4)                       20.02   7,249   152.0        21.51   13.09   19.75    1.11  149.35    50.17
South-East Companies(5)                       31.22   2,076    44.7        32.92   23.24   31.10    0.62    0.00    32.10
Thrift Strategy(43)                           27.16   4,853   164.2        28.42   17.03   27.04    0.50  252.35    53.98
Mortgage Banker Strategy(7)                   27.60  31,238   749.0        29.55   16.85   27.77   -0.27  272.43    67.09
Real Estate Strategy(5)                       19.31   5,823   109.8        21.31   14.38   19.31   -0.11  511.87    28.73
Diversified Strategy(5)                       28.93  13,256   438.1        30.19   17.56   29.03   -0.22  193.39    60.80
Companies Issuing Dividends(52)               28.68   8,402   258.4        30.02   17.97   28.57    0.51  259.28    54.57
Companies Without Dividends(8)                16.05   4,948    90.4        17.48   10.13   16.20   -0.65  236.91    54.24
Equity/Assets less than 6%(5)                 19.19  29,899   700.4        20.09   10.03   19.30   -0.47  182.79    89.94
Equity/Assets 6-12%(39)                       29.85   6,297   234.0        31.24   17.93   29.78    0.36  274.62    59.31
Equity/Assets greater than 12%(16)            23.04   5,990   126.0        24.41   16.63   22.92    0.56   45.01    34.25
Actively Traded Companies(18)                 29.24  11,760   328.2        30.73   18.17   29.10    0.67  290.30    54.56
Market Value Below $20 Million(5)             15.70     951    14.4        16.38   10.69   15.74   -0.27    0.00    40.76
Holding Company Structure(40)                 26.35   6,498   176.9        27.71   16.78   26.20    0.67  243.44    52.15
Assets Over $1 Billion(14)                    33.02  24,469   812.0        34.75   20.66   32.97    0.48  233.49    57.07
Assets $500 Million-$1 Billion(16)            29.54   5,007   120.2        30.92   17.96   29.53   -0.03  235.02    55.62
Assets $250-$500 Million(13)                  23.20   3,131    66.3        24.22   14.08   22.97    0.82  301.71    57.84
Assets less than $250 Million(17)             22.85   1,549    28.9        24.12   15.30   22.81    0.28  266.74    48.93
Goodwill Companies(30)                        30.21  11,423   367.4        31.44   18.45   30.11    0.37  254.64    58.09
Non-Goodwill Companies(30)                    23.88   4,486   105.8        25.35   15.46   23.82    0.34  264.07    51.10

                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                           1.60    1.53   16.01   15.15   153.47
NYSE Traded Companies(2)                          2.34    2.29   20.01   12.88   248.52
AMEX Traded Companies(6)                          1.26    1.08   17.59   15.21   172.42
NASDAQ Listed OTC Companies(52)                   1.60    1.55   15.67   15.24   147.41
California Companies(1)                           1.52    1.52   12.32   12.27   114.89
Mid-Atlantic Companies(15)                        1.34    1.30   16.10   14.20   170.74
Mid-West Companies(2)                             0.21    0.26   11.08   10.73    35.43
New England Companies(33)                         1.95    1.84   15.00   14.43   170.02
North-West Companies(4)                           1.02    0.99   11.07   10.68    93.56
South-East Companies(5)                           1.34    1.34   27.07   27.07    99.86
Thrift Strategy(43)                               1.57    1.50   16.65   15.72   149.11
Mortgage Banker Strategy(7)                       1.58    1.55   14.32   13.84   180.63
Real Estate Strategy(5)                           1.78    1.67   11.27   11.24   105.38
Diversified Strategy(5)                           1.80    1.75   13.54   12.55   190.42
Companies Issuing Dividends(52)                   1.58    1.51   16.78   15.80   162.40
Companies Without Dividends(8)                    1.69    1.67   10.85   10.74    93.52
Equity/Assets less than 6%(5)                     1.19    1.01    7.80    7.57   140.95
Equity/Assets 6-12%(39)                           1.97    1.88   15.85   14.59   185.28
Equity/Assets greater than 12%(16)                0.90    0.92   18.40   18.23    89.01
Actively Traded Companies(18)                     1.96    1.86   15.76   14.94   180.63
Market Value Below $20 Million(5)                 1.53    1.53   13.58   13.41    70.48
Holding Company Structure(40)                     1.53    1.48   16.26   15.54   138.29
Assets Over $1 Billion(14)                        1.82    1.77   15.78   14.05   186.74
Assets $500 Million-$1 Billion(16)                1.92    1.81   16.87   15.51   187.91
Assets $250-$500 Million(13)                      1.23    1.17   13.57   13.26   127.17
Assets less than $250 Million(17)                 1.39    1.35   17.29   17.18   113.47
Goodwill Companies(30)                            1.74    1.65   16.68   14.95   192.05
Non-Goodwill Companies(30)                        1.46    1.42   15.34   15.34   114.89

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 28, 1997





                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                      24.50   8,361    55.6        26.91   12.98   24.86   -1.95  377.81   97.87
BIF-Insured Thrifts(3)                        31.06  22,105   289.7        33.12   12.38   30.17    3.39  328.08  159.26
NASDAQ Listed OTC Companies(23)               25.66  10,786    97.0        28.01   12.88   25.79   -1.01  352.95  111.02
Florida Companies(3)                          31.44   5,933    88.2        36.13   17.50   31.44    0.10    0.00   63.87
Mid-Atlantic Companies(11)                    22.14  11,091    57.7        23.94   10.12   22.41   -1.99    0.00  156.46
Mid-West Companies(7)                         28.07   2,111    25.7        30.20   14.96   28.07    0.00  377.81   82.55
New England Companies(1)                      33.69  61,126   823.8        37.37   18.00   33.50    0.57  328.08   75.01
Thrift Strategy(22)                           25.16   7,640    51.5        27.42   12.56   25.31   -1.10  377.81  113.79
Diversified Strategy(1)                       33.69  61,126   823.8        37.37   18.00   33.50    0.57  328.08   75.01
Companies Issuing Dividends(22)               26.10  11,288   101.6        28.52   12.83   26.21   -0.91  352.95  111.02
Companies Without Dividends(1)                18.62   2,760    23.1        19.75   13.62   19.12   -2.62    0.00    0.00
Equity/Assets 6-12%(16)                       27.22  14,077   127.3        29.94   13.07   27.35   -1.10  352.95  117.74
Equity/Assets greater than 12%(7)             21.90   2,887    24.2        23.37   12.42   22.05   -0.79    0.00   86.37
Holding Company Structure(2)                  28.50   1,917    25.1        29.50    9.38   26.00    9.62    0.00  203.84
Assets Over $1 Billion(5)                     22.23  47,219   393.3        24.83   10.17   23.54   -7.45  328.08  132.26
Assets $500 Million-$1 Billion(3)             31.44   5,933    88.2        36.13   17.50   31.44    0.10    0.00   63.87
Assets $250-$500 Million(5)                   28.12   3,423    38.4        29.92   15.31   28.12    0.00  377.81   84.92
Assets less than $250 Million(10)             24.69   2,174    19.6        26.62   11.94   24.51    0.56    0.00  129.17
Goodwill Companies(9)                         25.82  25,530   222.7        28.58   12.94   26.02   -1.97  352.95  120.18
Non-Goodwill Companies(14)                    25.57   2,744    28.3        27.69   12.84   25.67   -0.48    0.00  104.15
MHC Institutions(23)                          25.66  10,786    97.0        28.01   12.88   25.79   -1.01  352.95  111.02


                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                       0.65    0.67   10.70   10.63    95.33
BIF-Insured Thrifts(3)                         1.06    0.85   10.76   10.12   101.07
NASDAQ Listed OTC Companies(23)                0.72    0.70   10.71   10.54    96.34
Florida Companies(3)                           0.79    0.89   14.08   14.03   143.39
Mid-Atlantic Companies(11)                     0.57    0.56    9.17    8.86    76.90
Mid-West Companies(7)                          0.82    0.85   12.01   11.98   106.48
New England Companies(1)                       1.44    0.93   11.41   11.40   126.48
Thrift Strategy(22)                            0.68    0.69   10.67   10.48    94.46
Diversified Strategy(1)                        1.44    0.93   11.41   11.40   126.48
Companies Issuing Dividends(22)                0.73    0.71   10.74   10.56    97.69
Companies Without Dividends(1)                 0.56    0.54   10.22   10.22    74.79
Equity/Assets 6-12%(16)                        0.79    0.74   10.87   10.62   109.41
Equity/Assets greater than 12%(7)              0.57    0.61   10.33   10.33    64.98
Holding Company Structure(2)                   1.05    0.94   12.02   10.10   100.68
Assets Over $1 Billion(5)                      0.79    0.59    6.95    6.67    77.96
Assets $500 Million-$1 Billion(3)              0.79    0.89   14.08   14.03   143.39
Assets $250-$500 Million(5)                    0.88    0.85   11.27   11.23   109.10
Assets less than $250 Million(10)              0.64    0.65   11.03   10.82    87.76
Goodwill Companies(9)                          0.85    0.78    9.89    9.39   107.23
Non-Goodwill Companies(14)                     0.65    0.67   11.16   11.16    90.40
MHC Institutions(23)                           0.72    0.70   10.71   10.54    96.34

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             59.50  94,411 5,617.5        62.06   31.50   61.50   -3.25  217.33    83.08
CSA   Coast Savings Financial of CA           60.00  18,644 1,118.6        61.44   34.75   61.37   -2.23  419.03    63.84
CFB   Commercial Federal Corp. of NE          48.06  21,582 1,037.2        51.19   29.75   47.69    0.78  ***.**    50.19
DME   Dime Bancorp, Inc. of NY*               24.25 101,492 2,461.2        26.00   14.62   24.25    0.00  141.05    64.41
DSL   Downey Financial Corp. of CA            27.50  26,754   735.7        27.56   17.62   26.81    2.57  153.22    47.14
FED   FirstFed Fin. Corp. of CA               36.50  10,585   386.4        39.44   21.50   39.44   -7.45  126.01    65.91
GSB   Glendale Fed. Bk, FSB of CA             33.31  50,456 1,680.7        36.12   20.62   32.37    2.90  104.98    43.27
GDW   Golden West Fin. Corp. of CA            89.62  56,770 5,087.7        93.81   59.87   89.87   -0.28  242.19    41.98
GPT   GreenPoint Fin. Corp. of NY*            66.62  42,826 2,853.1        69.37   45.62   67.50   -1.30    N.A.    40.25
JSB   JSB Financial, Inc. of NY               46.62   9,898   461.4        49.56   36.00   47.12   -1.06  305.39    22.68
NYB   New York Bancorp, Inc. of NY            35.37  21,319   754.1        36.31   16.81   36.00   -1.75  398.87    82.60
WES   Westcorp Inc. of Orange CA              17.00  26,256   446.4        23.62   13.25   17.37   -2.13  131.92   -22.30


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              23.75   2,697    64.1        24.75   14.19   23.37    1.63    N.A.    59.72
ANE   Alliance Bancorp of New Englan*         17.50   1,627    28.5        18.00    8.72   17.25    1.45  141.38    94.44
BKC   American Bank of Waterbury CT*          47.12   2,313   109.0        47.87   27.37   47.50   -0.80  151.31    68.29
BFD   BostonFed Bancorp of MA                 20.37   5,650   115.1        22.31   14.37   20.56   -0.92    N.A.    38.10
CFX   CFX Corp of NH(8)*                      27.75  23,977   665.4        27.75   14.29   27.50    0.91  133.19    79.03
CNY   Carver Bancorp, Inc. of NY              17.06   2,314    39.5        17.06    7.75   16.50    3.39  172.96   106.79
CBK   Citizens First Fin.Corp. of IL          18.25   2,584    47.2        19.50   13.50   18.12    0.72    N.A.    27.00
ESX   Essex Bancorp of VA(8)                   5.00   1,058     5.3         7.94    1.00    4.87    2.67  -70.15   128.31
FCB   Falmouth Co-Op Bank of MA*              20.25   1,455    29.5        22.00   12.87   20.25    0.00    N.A.    54.34
FAB   FirstFed America Bancorp of MA          20.62   8,707   179.5        22.12   13.62   20.25    1.83    N.A.     N.A.
GAF   GA Financial Corp. of PA                19.25   7,973   153.5        19.69   14.50   19.69   -2.23    N.A.    27.31
KNK   Kankakee Bancorp of IL                  33.87   1,426    48.3        34.62   23.37   31.75    6.68  238.70    36.85
KYF   Kentucky First Bancorp of KY            14.50   1,303    18.9        14.62   10.56   14.62   -0.82    N.A.    33.39
MBB   MSB Bancorp of Middletown NY*           29.00   2,844    82.5        29.50   16.37   28.87    0.45  190.00    47.81
PDB   Piedmont Bancorp of NC                  10.37   2,751    28.5        18.12    9.25   10.62   -2.35    N.A.    -1.24
SSB   Scotland Bancorp of NC                  10.25   1,914    19.6        19.25   10.19   10.31   -0.58    N.A.   -27.41
SZB   SouthFirst Bancshares of AL             19.00     848    16.1        20.87   12.50   19.37   -1.91    N.A.    43.40
SRN   Southern Banc Company of AL             16.87   1,230    20.8        17.37   13.12   16.87    0.00    N.A.    28.58
SSM   Stone Street Bancorp of NC              20.25   1,898    38.4        27.25   19.25   20.50   -1.22    N.A.    -1.22
TSH   Teche Holding Company of LA             21.88   3,438    75.2        23.50   13.00   21.50    1.77    N.A.    52.26
FTF   Texarkana Fst. Fin. Corp of AR          24.75   1,790    44.3        27.00   13.62   24.87   -0.48    N.A.    58.35
THR   Three Rivers Fin. Corp. of MI           19.75     824    16.3        20.50   13.62   20.06   -1.55    N.A.    41.07
WSB   Washington SB, FSB of MD                 7.37   4,348    32.0         8.25    4.75    7.37    0.00  489.60    51.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             40.00     692    27.7        41.00   27.14   40.00    0.00    N.A.    40.35
AFED  AFSALA Bancorp, Inc. of NY              19.12   1,455    27.8        19.50   11.37   18.75    1.97    N.A.    59.33
ALBK  ALBANK Fin. Corp. of Albany NY          46.25  12,872   595.3        47.75   30.50   45.50    1.65   98.92    47.43
AMFC  AMB Financial Corp. of IN               16.00     964    15.4        17.75   12.50   16.06   -0.37    N.A.    20.75
ASBP  ASB Financial Corp. of OH               13.12   1,700    22.3        18.25   11.50   13.25   -0.98    N.A.     0.92
ABBK  Abington Savings Bank of MA*            36.00   1,840    66.2        36.75   19.00   36.75   -2.04  443.81    84.62
AABC  Access Anytime Bancorp of NM            10.12   1,217    12.3        10.62    5.15   10.53   -3.89   49.93    87.76
AFBC  Advance Fin. Bancorp of WV              17.75   1,084    19.2        17.87   12.75   17.75    0.00    N.A.     N.A.
AADV  Advantage Bancorp of WI(8)              62.25   3,236   201.4        62.25   31.75   62.00    0.40  576.63    93.02
AFCB  Affiliated Comm BC, Inc of MA           28.50   6,493   185.1        32.12   17.10   29.00   -1.72    N.A.    66.67
ALBC  Albion Banc Corp. of Albion NY          29.00     250     7.3        30.50   16.50   29.00    0.00  123.08    73.13
ABCL  Allied Bancorp of IL                    26.25   8,020   210.5        28.37   16.08   26.50   -0.94  293.55    57.47



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                3.94    3.37   20.17   17.13   495.70
CSA   Coast Savings Financial of CA              2.94    3.14   25.21   24.92   484.90
CFB   Commercial Federal Corp. of NE             3.02    3.02   20.59   18.42   333.94
DME   Dime Bancorp, Inc. of NY*                  1.30    1.28   10.38    9.88   191.28
DSL   Downey Financial Corp. of CA               1.49    1.43   15.61   15.41   218.81
FED   FirstFed Fin. Corp. of CA                  2.19    2.18   20.01   19.82   387.78
GSB   Glendale Fed. Bk, FSB of CA                1.76    2.11   18.39   16.46   325.68
GDW   Golden West Fin. Corp. of CA               5.93    5.83   45.36   45.36   691.01
GPT   GreenPoint Fin. Corp. of NY*               3.38    3.30   29.63   15.88   305.75
JSB   JSB Financial, Inc. of NY                  2.97    2.64   35.91   35.91   154.68
NYB   New York Bancorp, Inc. of NY               2.40    2.46    7.93    7.93   152.17
WES   Westcorp Inc. of Orange CA                 1.31    0.27   13.00   12.97   143.10


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                 0.48    0.48   16.91   16.91    97.03
ANE   Alliance Bancorp of New Englan*            1.15    1.06   10.95   10.68   148.69
BKC   American Bank of Waterbury CT*             3.27    2.76   23.23   22.38   263.69
BFD   BostonFed Bancorp of MA                    1.16    1.05   14.48   13.94   170.04
CFX   CFX Corp of NH(8)*                         0.58    0.78   10.25    9.88   117.66
CNY   Carver Bancorp, Inc. of NY                -0.26    0.02   15.09   14.50   179.59
CBK   Citizens First Fin.Corp. of IL             0.63    0.56   14.79   14.79   107.57
ESX   Essex Bancorp of VA(8)                     0.20    0.18    0.03   -0.14   181.37
FCB   Falmouth Co-Op Bank of MA*                 0.52    0.49   15.40   15.40    64.55
FAB   FirstFed America Bancorp of MA             0.06    0.54   14.52   14.52   118.99
GAF   GA Financial Corp. of PA                   0.94    0.91   14.72   14.58   100.63
KNK   Kankakee Bancorp of IL                     2.15    2.11   27.25   25.69   238.38
KYF   Kentucky First Bancorp of KY               0.78    0.77   11.29   11.29    67.60
MBB   MSB Bancorp of Middletown NY*              0.79    0.52   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC                    -0.11    0.25    7.56    7.56    46.00
SSB   Scotland Bancorp of NC                     0.66    0.65    7.61    7.61    33.65
SZB   SouthFirst Bancshares of AL               -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL                0.12    0.43   14.58   14.43    85.72
SSM   Stone Street Bancorp of NC                 0.86    0.86   16.32   16.32    55.20
TSH   Teche Holding Company of LA                0.78    1.08   15.53   15.53   118.17
FTF   Texarkana Fst. Fin. Corp of AR             1.31    1.62   15.03   15.03    95.73
THR   Three Rivers Fin. Corp. of MI              0.62    0.90   15.54   15.48   115.45
WSB   Washington SB, FSB of MD                   0.25    0.35    5.16    5.16    61.61


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                2.76    1.37   32.62   32.00   377.07
AFED  AFSALA Bancorp, Inc. of NY                 0.82    0.82   14.74   14.74   109.40
ALBK  ALBANK Fin. Corp. of Albany NY             2.89    2.87   26.69   23.51   288.76
AMFC  AMB Financial Corp. of IN                  0.98    0.69   14.95   14.95   107.25
ASBP  ASB Financial Corp. of OH                  0.64    0.60   10.30   10.30    66.15
ABBK  Abington Savings Bank of MA*               2.29    2.04   19.43   17.61   272.62
AABC  Access Anytime Bancorp of NM               1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV                 0.83    0.81   15.02   15.02    97.52
AADV  Advantage Bancorp of WI(8)                 3.30    2.96   30.59   28.46   320.60
AFCB  Affiliated Comm BC, Inc of MA              1.52    1.74   16.42   16.33   167.94
ALBC  Albion Banc Corp. of Albion NY             1.31    1.29   24.26   24.26   283.24
ABCL  Allied Bancorp of IL                       1.06    1.18   16.10   15.90   170.97

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN             14.00     526     7.4        14.50   10.00   14.50   -3.45    N.A.    40.00
AHCI  Ambanc Holding Co., Inc. of NY*         17.00   4,306    73.2        17.37   10.50   17.06   -0.35    N.A.    51.11
ASBI  Ameriana Bancorp of IN                  19.50   3,231    63.0        22.00   15.25   19.75   -1.27  111.27    21.88
AFFFZ America First Fin. Fund of CA(8)        47.12   6,011   283.2        50.56   28.75   48.62   -3.09  151.31    55.77
ABCW  Anchor Bancorp Wisconsin of WI          31.50   9,054   285.2        32.25   17.37   30.50    3.28  114.43    76.27
ANDB  Andover Bancorp, Inc. of MA*            37.75   5,149   194.4        40.50   25.00   38.37   -1.62  251.16    47.35
ASFC  Astoria Financial Corp. of NY           55.12  20,666 1,139.1        56.62   34.75   56.25   -2.01  109.98    49.50
AVND  Avondale Fin. Corp. of IL               16.00   3,495    55.9        18.87   12.75   16.12   -0.74    N.A.    -6.54
BKCT  Bancorp Connecticut of CT*              40.00   2,543   101.7        40.00   21.50   38.87    2.91  357.14    77.78
BPLS  Bank Plus Corp. of CA                   11.12  19,341   215.1        13.75    9.62   11.50   -3.30    N.A.    -3.30
BWFC  Bank West Fin. Corp. of MI              22.00   1,753    38.6        22.50   10.50   22.12   -0.54    N.A.   107.16
BANC  BankAtlantic Bancorp of FL              14.37  22,276   320.1        17.12   12.12   13.87    3.60  245.43     7.48
BKUNA BankUnited SA of FL                     12.94   9,533   123.4        13.75    8.50   13.25   -2.34  138.31    29.40
BVCC  Bay View Capital Corp. of CA            33.75  12,421   419.2        35.81   19.50   33.87   -0.35   70.89    59.27
FSNJ  Bayonne Banchsares of NJ                12.00   8,993   107.9        13.06    5.63   12.25   -2.04    N.A.    53.06
BFSB  Bedford Bancshares of VA                28.25   1,142    32.3        28.75   17.50   28.75   -1.74  169.05    60.33
BFFC  Big Foot Fin. Corp. of IL               18.50   2,513    46.5        19.62   12.31   18.37    0.71    N.A.    42.31
BSBC  Branford SB of CT(8)*                    6.00   6,559    39.4         6.31    3.62    6.25   -4.00  183.02    55.04
BYFC  Broadway Fin. Corp. of CA               13.00     831    10.8        13.00    9.12   13.00    0.00    N.A.    40.54
CBES  CBES Bancorp of MO                      20.37   1,025    20.9        22.37   13.31   20.00    1.85    N.A.    42.95
CCFH  CCF Holding Company of GA               20.00     820    16.4        21.00   14.50   19.75    1.27    N.A.    35.59
CENF  CENFED Financial Corp. of CA            40.75   5,959   242.8        42.25   25.45   38.75    5.16  159.89    53.25
CFSB  CFSB Bancorp of Lansing MI              35.50   5,087   180.6        35.75   16.59   35.50    0.00  294.44   100.23
CKFB  CKF Bancorp of Danville KY              18.50     903    16.7        20.50   17.50   18.37    0.71    N.A.    -8.64
CNSB  CNS Bancorp of MO                       20.00   1,653    33.1        20.00   14.00   18.00   11.11    N.A.    32.28
CSBF  CSB Financial Group Inc of IL*          12.50     942    11.8        12.75   10.00   12.75   -1.96    N.A.    23.52
CBCI  Calumet Bancorp of Chicago IL           31.87   3,166   100.9        34.00   21.67   32.87   -3.04  138.37    43.75
CAFI  Camco Fin. Corp. of OH                  24.00   3,214    77.1        24.00   14.05   24.00    0.00    N.A.    58.73
CMRN  Cameron Fin. Corp. of MO                19.62   2,627    51.5        19.87   15.00   19.00    3.26    N.A.    22.63
CAPS  Capital Savings Bancorp of MO(8)        22.37   1,892    42.3        22.50   12.75   18.75   19.31   68.83    72.08
CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.87   13.00   17.37    0.00    N.A.    29.92
CASB  Cascade SB of Everett WA(8)             12.75   3,385    43.2        16.80   10.40   13.25   -3.77   -0.39    -1.16
CATB  Catskill Fin. Corp. of NY*              17.62   4,657    82.1        19.12   13.75   17.50    0.69    N.A.    25.86
CNIT  Cenit Bancorp of Norfolk VA             68.00   1,654   112.5        71.00   39.00   69.00   -1.45  328.21    63.86
CEBK  Central Co-Op. Bank of MA*              26.50   1,965    52.1        26.50   15.87   26.00    1.92  404.76    51.43
CENB  Century Bancshares of NC*               80.00     407    32.6        84.00   62.00   80.00    0.00    N.A.    23.08
CBSB  Charter Financial Inc. of IL(8)         22.00   4,150    91.3        22.00   12.50   21.50    2.33    N.A.    76.00
COFI  Charter One Financial of OH             59.25  49,563 2,936.6        61.91   36.91   60.62   -2.26  238.57    48.12
CVAL  Chester Valley Bancorp of PA            26.25   2,189    57.5        27.50   14.10   26.50   -0.94  131.69    86.17
CTZN  CitFed Bancorp of Dayton OH             50.62   8,656   438.2        55.50   28.25   50.50    0.24  462.44    53.39
CLAS  Classic Bancshares of KY                17.12   1,300    22.3        17.25   11.50   16.75    2.21    N.A.    47.33
CMSB  Cmnwealth Bancorp of PA                 20.37  16,243   330.9        20.37   13.50   20.06    1.55    N.A.    35.80
CBSA  Coastal Bancorp of Houston TX           28.87   4,992   144.1        33.25   22.37   29.00   -0.45    N.A.    26.24
CFCP  Coastal Fin. Corp. of SC                23.00   4,647   106.9        27.75   14.44   22.75    1.10  130.00    46.03
CMSV  Commty. Svgs, MHC of FL (48.5)          35.00   5,095    86.5        39.75   18.00   35.25   -0.71    N.A.    70.73
CFTP  Community Fed. Bancorp of MS            17.12   4,629    79.2        20.00   16.37   16.75    2.21    N.A.     0.71
CFFC  Community Fin. Corp. of VA              24.75   1,275    31.6        24.75   20.50   23.62    4.78  253.57    19.28
CFBC  Community First Bnkg Co. of GA          38.37   2,414    92.6        40.00   31.87   38.37    0.00    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            15.75     916    14.4        17.00   10.33   16.37   -3.79    N.A.    39.01
COOP  Cooperative Bk.for Svgs. of NC          17.37   2,983    51.8        17.75   10.00   17.00    2.18  247.40    71.64
CRZY  Crazy Woman Creek Bncorp of WY          15.37     955    14.7        15.50   11.25   15.31    0.39    N.A.    28.08
DNFC  D&N Financial Corp. of MI               24.12   8,244   198.8        25.37   14.87   23.87    1.05  175.66    44.00
DCBI  Delphos Citizens Bancorp of OH          17.50   1,960    34.3        18.25   11.75   17.75   -1.41    N.A.    45.83
DIME  Dime Community Bancorp of NY            23.25  12,625   293.5        23.62   14.06   22.94    1.35    N.A.    57.63
DIBK  Dime Financial Corp. of CT*             31.50   5,162   162.6        32.00   16.50   30.25    4.13  200.00    82.61

                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN                0.54    0.31   14.48   14.33   132.48
AHCI  Ambanc Holding Co., Inc. of NY*           -0.65   -0.68   14.57   14.57   112.63
ASBI  Ameriana Bancorp of IN                     1.13    1.02   13.63   13.63   121.64
AFFFZ America First Fin. Fund of CA(8)           7.31    7.39   31.32   30.99   374.40
ABCW  Anchor Bancorp Wisconsin of WI             2.09    1.95   13.82   13.58   215.90
ANDB  Andover Bancorp, Inc. of MA*               2.51    2.45   20.20   20.20   248.71
ASFC  Astoria Financial Corp. of NY              2.96    2.80   29.51   24.96   382.48
AVND  Avondale Fin. Corp. of IL                 -3.37   -3.43   13.18   13.18   170.79
BKCT  Bancorp Connecticut of CT*                 2.23    2.04   17.92   17.92   166.65
BPLS  Bank Plus Corp. of CA                      0.65    0.54    9.16    9.15   202.69
BWFC  Bank West Fin. Corp. of MI                 0.88    0.48   13.30   13.30    94.04
BANC  BankAtlantic Bancorp of FL                 1.22    0.64    7.03    5.81   127.72
BKUNA BankUnited SA of FL                        0.49    0.44    7.03    5.53   225.05
BVCC  Bay View Capital Corp. of CA               1.42    1.59   14.81   12.37   254.59
FSNJ  Bayonne Banchsares of NJ                   0.25    0.35   10.58   10.58    67.73
BFSB  Bedford Bancshares of VA                   1.39    1.38   17.18   17.18   121.87
BFFC  Big Foot Fin. Corp. of IL                  0.12    0.35   14.97   14.97    85.62
BSBC  Branford SB of CT(8)*                      0.31    0.31    2.69    2.69    27.88
BYFC  Broadway Fin. Corp. of CA                 -0.16    0.30   14.72   14.72   147.11
CBES  CBES Bancorp of MO                         1.18    1.07   17.60   17.60   104.03
CCFH  CCF Holding Company of GA                  0.16   -0.18   14.21   14.21   133.34
CENF  CENFED Financial Corp. of CA               2.41    2.17   21.51   21.48   386.76
CFSB  CFSB Bancorp of Lansing MI                 1.98    1.86   13.03   13.03   169.05
CKFB  CKF Bancorp of Danville KY                 1.22    0.91   15.69   15.69    66.30
CNSB  CNS Bancorp of MO                          0.47    0.47   14.34   14.34    58.93
CSBF  CSB Financial Group Inc of IL*             0.16    0.26   12.98   12.27    51.85
CBCI  Calumet Bancorp of Chicago IL              2.27    2.23   25.01   25.01   154.25
CAFI  Camco Fin. Corp. of OH                     1.73    1.46   14.98   13.87   156.25
CMRN  Cameron Fin. Corp. of MO                   0.78    0.97   17.18   17.18    79.22
CAPS  Capital Savings Bancorp of MO(8)           1.20    1.18   11.70   11.70   128.04
CFNC  Carolina Fincorp of NC*                    0.70    0.68   13.92   13.92    61.63
CASB  Cascade SB of Everett WA(8)                0.65    0.65    8.36    8.36   125.98
CATB  Catskill Fin. Corp. of NY*                 0.84    0.85   15.41   15.41    62.19
CNIT  Cenit Bancorp of Norfolk VA                3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*                 1.45    1.47   17.40   15.57   175.28
CENB  Century Bancshares of NC*                  4.19    4.20   75.12   75.12   248.00
CBSB  Charter Financial Inc. of IL(8)            1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH                3.64    3.56   21.63   19.86   306.62
CVAL  Chester Valley Bancorp of PA               1.36    1.30   12.75   12.75   147.25
CTZN  CitFed Bancorp of Dayton OH                2.97    2.97   23.88   21.70   380.61
CLAS  Classic Bancshares of KY                   0.51    0.63   14.93   12.63   100.19
CMSB  Cmnwealth Bancorp of PA                    1.02    0.86   13.02   10.15   140.25
CBSA  Coastal Bancorp of Houston TX              2.40    2.47   20.36   17.12   586.85
CFCP  Coastal Fin. Corp. of SC                   1.25    1.08    6.97    6.97   106.31
CMSV  Commty. Svgs, MHC of FL (48.5)             1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS               0.66    0.65   12.47   12.47    46.65
CFFC  Community Fin. Corp. of VA                 1.32    1.67   18.86   18.86   137.58
CFBC  Community First Bnkg Co. of GA             1.29    1.29   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH               1.01    1.01   12.10   12.10   102.98
COOP  Cooperative Bk.for Svgs. of NC             0.73    0.73    9.27    9.27   120.53
CRZY  Crazy Woman Creek Bncorp of WY             0.72    0.73   14.88   14.88    62.78
DNFC  D&N Financial Corp. of MI                  1.68    1.55   11.18   11.06   212.77
DCBI  Delphos Citizens Bancorp of OH             0.82    0.82   14.65   14.65    55.00
DIME  Dime Community Bancorp of NY               1.10    1.07   14.81   12.76   109.73
DIBK  Dime Financial Corp. of CT*                3.05    3.04   14.54   14.12   178.52

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                   19.75   1,198    23.7        19.75   13.25   18.94    4.28    N.A.    32.82
EBSI  Eagle Bancshares of Tucker GA           19.25   5,666   109.1        20.94   13.62   19.25    0.00  165.52    24.19
EGFC  Eagle Financial Corp. of CT(8)          51.75   6,316   326.9        52.50   26.75   51.00    1.47  491.43    69.67
ETFS  East Texas Fin. Serv. of TX             20.00   1,026    20.5        21.50   15.50   19.37    3.25    N.A.    22.17
EMLD  Emerald Financial Corp of OH            19.25   5,072    97.6        19.25   10.62   19.25    0.00    N.A.    71.11
EIRE  Emerald Island Bancorp, MA(8)*          32.25   2,250    72.6        32.25   14.20   31.94    0.97  323.23   101.56
EFBC  Empire Federal Bancorp of MT            16.50   2,592    42.8        18.25   12.50   16.50    0.00    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           27.75   1,986    55.1        27.75   14.12   27.00    2.78    N.A.    91.38
EQSB  Equitable FSB of Wheaton MD             45.00     602    27.1        45.75   26.50   44.31    1.56    N.A.    59.29
FCBF  FCB Fin. Corp. of Neenah WI             27.25   3,879   105.7        28.13   18.50   28.00   -2.68    N.A.    47.30
FFBS  FFBS Bancorp of Columbus MS             22.50   1,572    35.4        26.00   21.00   22.50    0.00    N.A.    -2.17
FFDF  FFD Financial Corp. of OH               18.37   1,445    26.5        19.50   13.00   18.75   -2.03    N.A.    38.64
FFLC  FFLC Bancorp of Leesburg FL             22.50   3,835    86.3        23.50   11.70   23.50   -4.26    N.A.    74.42
FFFC  FFVA Financial Corp. of VA              33.37   4,522   150.9        35.12   20.00   33.75   -1.13    N.A.    62.78
FFWC  FFW Corporation of Wabash IN            37.75     715    27.0        37.75   20.75   36.00    4.86    N.A.    72.53
FFYF  FFY Financial Corp. of OH               29.75   4,122   122.6        30.12   25.00   30.12   -1.23    N.A.    17.54
FMCO  FMS Financial Corp. of NJ               29.37   2,388    70.1        31.50   17.00   29.37    0.00  226.33    60.93
FFHH  FSF Financial Corp. of MN               20.00   3,010    60.2        21.00   14.25   19.50    2.56    N.A.    32.28
FOBC  Fed One Bancorp of Wheeling WV          24.87   2,373    59.0        27.00   15.37   25.75   -3.42  148.70    57.90
FBCI  Fidelity Bancorp of Chicago IL          23.25   2,795    65.0        25.75   16.87   23.75   -2.11    N.A.    36.76
FSBI  Fidelity Bancorp, Inc. of PA            26.62   1,555    41.4        26.62   16.82   25.50    4.39  244.37    46.42
FFFL  Fidelity FSB, MHC of FL (47.7)          27.87   6,771    89.9        32.50   17.00   27.62    0.91    N.A.    57.01
FFED  Fidelity Fed. Bancorp of IN             10.00   2,791    27.9        10.50    7.50    9.50    5.26   41.84     2.56
FFOH  Fidelity Financial of OH                15.00   5,580    83.7        16.37   11.12   14.62    2.60    N.A.    30.43
FIBC  Financial Bancorp, Inc. of NY           24.81   1,710    42.4        25.75   14.25   25.75   -3.65    N.A.    65.40
FBSI  First Bancshares of MO                  26.25   1,093    28.7        28.00   16.25   26.25    0.00  105.88    57.94
FBBC  First Bell Bancorp of PA                17.25   6,511   112.3        18.37   13.12   18.00   -4.17    N.A.    30.19
FBER  First Bergen Bancorp of NJ              18.62   2,865    53.3        19.50   11.37   18.75   -0.69    N.A.    61.91
SKBO  First Carnegie,MHC of PA(45.0)          18.62   2,300    19.3        19.87   11.62   18.87   -1.32    N.A.     N.A.
FSTC  First Citizens Corp of GA               24.00   2,742    65.8        27.17   14.17   25.75   -6.80  190.91    42.60
FCME  First Coastal Corp. of ME*              13.87   1,359    18.8        15.75    7.25   13.75    0.87    N.A.    78.97
FFBA  First Colorado Bancorp of Co            22.75  16,485   375.0        23.50   16.00   23.50   -3.19  589.39    33.82
FDEF  First Defiance Fin.Corp. of OH          15.25   8,957   136.6        16.00   11.75   15.37   -0.78    N.A.    23.28
FESX  First Essex Bancorp of MA*              19.87   7,527   149.6        20.50   13.12   19.37    2.58  231.17    51.45
FFES  First FS&LA of E. Hartford CT           37.00   2,682    99.2        37.50   22.75   37.50   -1.33  469.23    60.87
FFSX  First FS&LA. MHC of IA (46.1)           31.87   2,833    41.5        35.00   20.75   31.87    0.00  377.81    63.44
BDJI  First Fed. Bancorp. of MN               28.00     673    18.8        28.00   17.00   28.00    0.00    N.A.    51.35
FFBH  First Fed. Bancshares of AR             21.37   4,896   104.6        21.75   15.75   21.50   -0.60    N.A.    34.66
FTFC  First Fed. Capital Corp. of WI          27.87   9,165   255.4        29.00   15.50   26.87    3.72  271.60    77.86
FFKY  First Fed. Fin. Corp. of KY             22.00   4,159    91.5        23.50   17.75   22.00    0.00   39.68     8.64
FFBZ  First Federal Bancorp of OH             19.25   1,575    30.3        20.50   14.50   19.25    0.00   92.50    20.31
FFCH  First Fin. Holdings Inc. of SC          43.12   6,368   274.6        44.00   22.25   44.00   -2.00  252.00    91.64
FFBI  First Financial Bancorp of IL           19.00     415     7.9        20.00   15.50   19.00    0.00    N.A.    19.72
FFHS  First Franklin Corp. of OH              26.00   1,192    31.0        26.00   16.00   26.00    0.00   98.17    57.58
FGHC  First Georgia Hold. Corp of GA           8.37   3,052    25.5         9.50    5.17    8.25    1.45  118.54    47.62
FSPG  First Home Bancorp of NJ                23.75   2,708    64.3        23.75   13.50   23.75    0.00  295.83    71.23
FFSL  First Independence Corp. of KS          15.00     978    14.7        15.00    9.81   15.00    0.00    N.A.    44.65
FISB  First Indiana Corp. of IN               26.25  10,561   277.2        26.50   17.37   26.50   -0.94   94.44    22.66
FKFS  First Keystone Fin. Corp of PA          32.00   1,228    39.3        33.25   19.00   32.12   -0.37    N.A.    66.23
FLKY  First Lancaster Bncshrs of KY           15.75     951    15.0        16.37   14.50   15.87   -0.76    N.A.     7.73
FLFC  First Liberty Fin. Corp. of GA          27.87   7,725   215.3        28.37   18.25   27.12    2.77  448.62    51.71
CASH  First Midwest Fin. Corp. of IA          20.50   2,699    55.3        20.75   15.00   20.31    0.94    N.A.    33.72
FMBD  First Mutual Bancorp of IL              20.25   3,507    71.0        21.50   13.75   20.00    1.25    N.A.    35.00
FMSB  First Mutual SB of Bellevue WA*         18.25   4,067    74.2        20.17   10.61   18.37   -0.65  253.68    72.01
FNGB  First Northern Cap. Corp of WI          13.50   8,840   119.3        14.00    8.00   13.62   -0.88   85.95    66.05

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                     0.46    0.36   17.03   17.03   143.71
EBSI  Eagle Bancshares of Tucker GA             0.88    0.89   12.59   12.59   154.03
EGFC  Eagle Financial Corp. of CT(8)            0.90    1.30   22.91   18.23   332.04
ETFS  East Texas Fin. Serv. of TX               0.75    0.70   20.35   20.35   113.01
EMLD  Emerald Financial Corp of OH              1.20    1.11    9.28    9.15   118.99
EIRE  Emerald Island Bancorp, MA(8)*            1.60    1.70   13.77   13.77   197.11
EFBC  Empire Federal Bancorp of MT              0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH             0.82    0.99   15.82   15.81   138.41
EQSB  Equitable FSB of Wheaton MD               2.20    3.51   25.80   25.80   511.96
FCBF  FCB Fin. Corp. of Neenah WI               0.63    0.47   12.23   12.23    69.91
FFBS  FFBS Bancorp of Columbus MS               1.16    1.16   14.34   14.34    85.85
FFDF  FFD Financial Corp. of OH                 1.16    0.57   14.86   14.86    61.05
FFLC  FFLC Bancorp of Leesburg FL               0.94    0.89   13.73   13.73    99.97
FFFC  FFVA Financial Corp. of VA                1.70    1.63   16.70   16.36   125.45
FFWC  FFW Corporation of Wabash IN              2.43    2.38   24.63   22.36   253.80
FFYF  FFY Financial Corp. of OH                 1.87    1.84   20.30   20.30   148.22
FMCO  FMS Financial Corp. of NJ                 2.34    2.32   15.80   15.57   243.58
FFHH  FSF Financial Corp. of MN                 1.04    1.03   14.41   14.41   128.95
FOBC  Fed One Bancorp of Wheeling WV            1.38    1.38   16.85   16.10   150.75
FBCI  Fidelity Bancorp of Chicago IL            1.41    1.41   18.66   18.63   178.13
FSBI  Fidelity Bancorp, Inc. of PA              1.08    1.71   15.78   15.78   233.63
FFFL  Fidelity FSB, MHC of FL (47.7)            0.50    0.79   12.36   12.27   147.58
FFED  Fidelity Fed. Bancorp of IN               0.67    0.65    5.15    5.15    84.32
FFOH  Fidelity Financial of OH                  0.76    0.85   12.34   10.95    94.75
FIBC  Financial Bancorp, Inc. of NY             1.46    1.56   15.71   15.63   173.66
FBSI  First Bancshares of MO                    1.74    1.57   20.73   20.73   148.91
FBBC  First Bell Bancorp of PA                  1.18    1.15   11.02   11.02   104.63
FBER  First Bergen Bancorp of NJ                0.71    0.71   13.57   13.57    99.39
SKBO  First Carnegie,MHC of PA(45.0)            0.33    0.33   10.52   10.52    63.97
FSTC  First Citizens Corp of GA                 2.17    1.94   12.44    9.81   122.97
FCME  First Coastal Corp. of ME*                4.52    4.34   10.66   10.66   109.32
FFBA  First Colorado Bancorp of Co              1.11    1.10   12.00   11.85    91.76
FDEF  First Defiance Fin.Corp. of OH            0.63    0.61   12.61   12.61    64.12
FESX  First Essex Bancorp of MA*                1.33    1.14   11.90   10.41   160.71
FFES  First FS&LA of E. Hartford CT             1.92    2.18   24.40   24.40   368.16
FFSX  First FS&LA. MHC of IA (46.1)             1.18    1.15   14.08   13.96   161.26
BDJI  First Fed. Bancorp. of MN                 1.05    1.03   17.74   17.74   165.66
FFBH  First Fed. Bancshares of AR               1.13    1.08   16.64   16.64   111.75
FTFC  First Fed. Capital Corp. of WI            1.17    1.37   11.46   10.80   170.18
FFKY  First Fed. Fin. Corp. of KY               1.46    1.45   12.60   11.89    91.99
FFBZ  First Federal Bancorp of OH               1.25    1.26    9.92    9.91   129.34
FFCH  First Fin. Holdings Inc. of SC            2.22    2.16   16.45   16.45   268.99
FFBI  First Financial Bancorp of IL            -0.15    0.94   18.10   18.10   202.99
FFHS  First Franklin Corp. of OH                1.05    1.24   17.49   17.39   193.95
FGHC  First Georgia Hold. Corp of GA            0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ                  1.74    1.70   13.31   13.11   193.90
FFSL  First Independence Corp. of KS            0.73    0.73   11.79   11.79   115.05
FISB  First Indiana Corp. of IN                 1.62    1.33   14.13   13.96   146.49
FKFS  First Keystone Fin. Corp of PA            2.15    1.97   20.16   20.16   304.10
FLKY  First Lancaster Bncshrs of KY             0.53    0.53   14.62   14.62    49.62
FLFC  First Liberty Fin. Corp. of GA            1.32    1.08   12.30   11.09   166.85
CASH  First Midwest Fin. Corp. of IA            1.35    1.29   16.11   14.31   149.90
FMBD  First Mutual Bancorp of IL                0.35    0.32   15.37   11.72   114.74
FMSB  First Mutual SB of Bellevue WA*           1.07    1.05    7.53    7.53   110.92
FNGB  First Northern Cap. Corp of WI            0.66    0.63    8.24    8.24    74.29

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 28, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL          38.75   5,048   195.6        40.56   23.00   38.87   -0.31    N.A.    64.06
FSLA  First SB SLA MHC of NJ (47.5)(8)        40.37   8,007   137.4        47.50   16.36   41.00   -1.54  303.70   140.01
SOPN  First SB, SSB, Moore Co. of NC          24.37   3,687    89.9        25.00   17.87   24.37    0.00    N.A.    29.97
FWWB  First Savings Bancorp of WA*            25.25  10,247   258.7        26.37   18.00   24.37    3.61    N.A.    37.45
FSFF  First SecurityFed Fin of IL             16.06   6,408   102.9        16.06   15.00   15.75    1.97    N.A.     N.A.
SHEN  First Shenango Bancorp of PA            33.75   2,069    69.8        35.00   21.75   33.75    0.00    N.A.    50.00
FSFC  First So.east Fin. Corp. of SC(8)       15.12   4,388    66.3        16.75    9.25   15.12    0.00    N.A.    61.19
FBNW  FirstBank Corp of Clarkston WA          17.62   1,984    35.0        19.00   15.50   17.31    1.79    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                  22.00   1,151    25.3        22.75   12.50   22.00    0.00    N.A.    76.00
FSPT  FirstSpartan Fin. Corp. of SC           37.50   4,430   166.1        39.00   35.00   38.12   -1.63    N.A.     N.A.
FLAG  Flag Financial Corp of GA               18.50   2,037    37.7        19.87   10.25   18.00    2.78   88.78    72.09
FLGS  Flagstar Bancorp, Inc of MI             18.25  13,670   249.5        21.75   13.00   19.00   -3.95    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*              22.25   7,983   177.6        24.00   17.37   22.25    0.00    N.A.    22.79
FBHC  Fort Bend Holding Corp. of TX           19.62   1,656    32.5        24.00   11.00   19.37    1.29    N.A.    53.88
FTSB  Fort Thomas Fin. Corp. of KY            14.75   1,495    22.1        14.75    9.25   14.00    5.36    N.A.     0.89
FKKY  Frankfort First Bancorp of KY            9.25   3,280    30.3        12.25    8.00    9.62   -3.85    N.A.   -18.65
FTNB  Fulton Bancorp of MO                    20.25   1,719    34.8        26.50   14.12   19.75    2.53    N.A.    31.75
GFSB  GFS Bancorp of Grinnell IA              16.87     988    16.7        17.62   10.12   17.25   -2.20    N.A.    58.85
GUPB  GFSB Bancorp of Gallup NM               20.25     801    16.2        22.25   14.75   20.25    0.00    N.A.    27.60
GSLA  GS Financial Corp. of LA                17.75   3,438    61.0        18.75   13.37   17.25    2.90    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               15.63   2,248    35.1        16.75   14.25   15.50    0.84    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                19.62   1,076    21.1        19.62   14.00   19.56    0.31    N.A.    37.68
GBCI  Glacier Bancorp of MT                   20.75   6,816   141.4        22.50   15.33   21.37   -2.90  329.61    27.07
GFCO  Glenway Financial Corp. of OH           19.00   2,280    43.3        19.00    9.50   18.25    4.11    N.A.    85.37
GTPS  Great American Bancorp of IL            19.00   1,697    32.2        19.50   14.25   19.00    0.00    N.A.    28.29
GTFN  Great Financial Corp. of KY(8)          48.00  13,823   663.5        48.12   29.12   46.50    3.23    N.A.    64.84
GSBC  Great Southern Bancorp of MO            21.88   8,080   176.8        22.12   16.00   22.12   -1.08  649.32    22.85
GDVS  Greater DV SB,MHC of PA (19.9)*         31.00   3,272    20.2        32.50    9.75   31.00    0.00    N.A.   198.94
GSFC  Green Street Fin. Corp. of NC           18.50   4,298    79.5        20.75   15.12   18.37    0.71    N.A.    19.35
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       23.75   3,125    23.0        27.87   10.75   24.62   -3.53    N.A.    96.93
HCBB  HCB Bancshares of AR                    13.62   2,645    36.0        14.25   12.62   13.87   -1.80    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  16.75   6,282   105.2        17.12   10.75   16.25    3.08    N.A.    50.63
HFFC  HF Financial Corp. of SD                26.00   2,803    72.9        27.00   16.25   25.03    3.88  420.00    50.20
HFNC  HFNC Financial Corp. of NC              14.87  17,192   255.6        22.06   13.94   14.87    0.00    N.A.   -16.79
HMNF  HMN Financial, Inc. of MN               25.87   4,212   109.0        26.50   17.87   26.50   -2.38    N.A.    42.77
HALL  Hallmark Capital Corp. of WI            15.25   2,886    44.0        15.37    8.50   14.69    3.81    N.A.    71.93
HARB  Harbor FSB, MHC of FL (46.6)(8)         65.00   4,973   150.5        69.75   32.00   64.00    1.56    N.A.    81.82
HRBF  Harbor Federal Bancorp of MD            21.75   1,693    36.8        23.50   15.00   21.25    2.35  117.50    38.10
HFSA  Hardin Bancorp of Hardin MO             17.50     859    15.0        18.62   12.00   17.50    0.00    N.A.    40.00
HARL  Harleysville SA of PA                   29.37   1,662    48.8        30.25   14.60   30.25   -2.91   65.46    85.89
HFGI  Harrington Fin. Group of IN             12.37   3,257    40.3        13.75    9.75   12.37    0.00    N.A.    15.07
HARS  Harris SB, MHC of PA (24.3)             19.00  33,779    51.7        20.75    6.00   20.75   -8.43    N.A.   212.50
HFFB  Harrodsburg 1st Fin Bcrp of KY          17.12   2,025    34.7        18.87   14.75   16.62    3.01    N.A.    -9.27
HHFC  Harvest Home Fin. Corp. of OH           14.75     915    13.5        14.75    9.25   14.25    3.51    N.A.    51.28
HAVN  Haven Bancorp of Woodhaven NY           43.00   4,386   188.6        45.37   27.87   43.00    0.00    N.A.    50.24
HTHR  Hawthorne Fin. Corp. of CA              21.00   3,088    64.8        21.00    7.37   19.75    6.33  -23.64   158.30
HMLK  Hemlock Fed. Fin. Corp. of IL           17.25   2,076    35.8        17.50   12.50   17.25    0.00    N.A.     N.A.
HBNK  Highland Federal Bank of CA             32.00   2,300    73.6        32.75   17.00   32.00    0.00    N.A.    88.24
HIFS  Hingham Inst. for Sav. of MA*           27.12   1,303    35.3        29.00   17.50   27.25   -0.48  494.74    44.64
HBEI  Home Bancorp of Elgin IL                18.00   6,856   123.4        19.31   12.75   18.00    0.00    N.A.    33.33
HBFW  Home Bancorp of Fort Wayne IN           27.37   2,525    69.1        27.37   18.50   26.06    5.03    N.A.    44.05
HBBI  Home Building Bancorp of IN             21.25     312     6.6        23.75   18.00   21.25    0.00    N.A.     7.59
HCFC  Home City Fin. Corp. of OH              18.00     905    16.3        18.00   12.00   17.62    2.16    N.A.    35.85
HOMF  Home Fed Bancorp of Seymour IN          27.50   5,102   140.3        27.50   15.22   25.90    6.18  314.78    60.16
HWEN  Home Financial Bancorp of IN            16.44     465     7.6        17.25   12.75   17.12   -3.97    N.A.    28.94


                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL             1.85    1.55   22.39   21.87   358.24
FSLA  First SB SLA MHC of NJ (47.5)(8)           1.14    1.19   12.39   11.26   130.45
SOPN  First SB, SSB, Moore Co. of NC             1.32    1.32   18.43   18.43    80.10
FWWB  First Savings Bancorp of WA*               0.91    0.86   14.51   13.34    98.33
FSFF  First SecurityFed Fin of IL                0.61    0.61   12.80   12.80    47.35
SHEN  First Shenango Bancorp of PA               2.26    2.25   22.55   22.55   194.02
FSFC  First So.east Fin. Corp. of SC(8)          0.81    0.81    8.20    8.20    79.77
FBNW  FirstBank Corp of Clarkston WA             0.33    0.15   14.73   14.73    89.65
FFDB  FirstFed Bancorp of AL                     1.59    1.55   14.77   13.51   153.31
FSPT  FirstSpartan Fin. Corp. of SC              1.25    1.25   29.17   29.17   108.87
FLAG  Flag Financial Corp of GA                  1.01    0.84   10.66   10.66   117.07
FLGS  Flagstar Bancorp, Inc of MI                1.66    0.83    8.89    8.54   148.74
FFIC  Flushing Fin. Corp. of NY*                 0.99    1.04   17.08   16.40   120.27
FBHC  Fort Bend Holding Corp. of TX              1.23    1.03   11.88   11.09   192.88
FTSB  Fort Thomas Fin. Corp. of KY               0.76    0.76   10.56   10.56    65.45
FKKY  Frankfort First Bancorp of KY              0.03    0.26    6.84    6.84    40.63
FTNB  Fulton Bancorp of MO                       0.73    0.63   14.88   14.88    60.33
GFSB  GFS Bancorp of Grinnell IA                 1.15    1.15   11.01   11.01    95.64
GUPB  GFSB Bancorp of Gallup NM                  0.97    0.97   17.60   17.60   137.28
GSLA  GS Financial Corp. of LA                   0.41    0.41   16.44   16.44    38.12
GOSB  GSB Financial Corp. of NY                  0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                   0.59    0.59   16.14   16.14    58.19
GBCI  Glacier Bancorp of MT                      1.22    1.25    8.41    8.21    84.21
GFCO  Glenway Financial Corp. of OH              0.99    0.96   12.17   12.03   128.62
GTPS  Great American Bancorp of IL               0.42    0.47   16.80   16.80    82.24
GTFN  Great Financial Corp. of KY(8)             2.20    1.62   21.08   20.23   209.33
GSBC  Great Southern Bancorp of MO               1.57    1.48    7.79    7.79    90.04
GDVS  Greater DV SB,MHC of PA (19.9)*            0.68    0.68    8.85    8.85    76.04
GSFC  Green Street Fin. Corp. of NC              0.65    0.65   14.65   14.65    41.41
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          0.62    0.60    8.76    8.76    67.24
HCBB  HCB Bancshares of AR                       0.09    0.10   14.27   13.73    75.75
HEMT  HF Bancorp of Hemet CA                     0.05    0.28   13.26   11.05   167.20
HFFC  HF Financial Corp. of SD                   2.05    1.88   19.33   19.33   205.10
HFNC  HFNC Financial Corp. of NC                 0.62    0.53    9.48    9.48    50.42
HMNF  HMN Financial, Inc. of MN                  1.34    1.13   20.09   20.09   135.05
HALL  Hallmark Capital Corp. of WI               0.91    0.89   10.59   10.59   145.00
HARB  Harbor FSB, MHC of FL (46.6)(8)            2.68    2.66   19.47   18.85   227.43
HRBF  Harbor Federal Bancorp of MD               0.91    0.91   16.75   16.75   128.29
HFSA  Hardin Bancorp of Hardin MO                0.94    0.89   15.76   15.76   136.63
HARL  Harleysville SA of PA                      2.05    2.06   13.76   13.76   207.73
HFGI  Harrington Fin. Group of IN                0.67    0.56    7.74    7.74   159.98
HARS  Harris SB, MHC of PA (24.3)                0.52    0.43    5.12    4.53    62.47
HFFB  Harrodsburg 1st Fin Bcrp of KY             0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH              0.23    0.50   11.35   11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY              2.63    2.64   25.07   24.99   417.99
HTHR  Hawthorne Fin. Corp. of CA                 2.37    2.28   14.01   14.01   288.59
HMLK  Hemlock Fed. Fin. Corp. of IL              0.28    0.61   15.06   15.06    77.99
HBNK  Highland Federal Bank of CA                2.41    1.83   17.20   17.20   224.34
HIFS  Hingham Inst. for Sav. of MA*              1.98    1.98   16.11   16.11   165.96
HBEI  Home Bancorp of Elgin IL                   0.43    0.43   13.77   13.77    49.96
HBFW  Home Bancorp of Fort Wayne IN              0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN                1.05    1.03   18.89   18.89   133.80
HCFC  Home City Fin. Corp. of OH                 0.92    0.93   15.19   15.19    77.47
HOMF  Home Fed Bancorp of Seymour IN             1.74    1.58   11.78   11.43   136.05
HWEN  Home Financial Bancorp of IN               0.74    0.64   15.59   15.59    88.84

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*          24.00   1,842    44.2        25.00   16.12   23.87    0.54  200.00    45.45
HMCI  Homecorp, Inc. of Rockford IL(8)        25.00   1,708    42.7        25.00   11.83   23.75    5.26  150.00    96.08
HZFS  Horizon Fin'l. Services of IA           11.00     851     9.4        13.00    7.25   11.75   -6.38    N.A.    45.50
HRZB  Horizon Financial Corp. of WA*          16.56   7,434   123.1        18.00   10.65   16.50    0.36   45.01    41.06
IBSF  IBS Financial Corp. of NJ               17.44  10,949   191.0        18.75   12.94   17.62   -1.02    N.A.    28.33
ISBF  ISB Financial Corp. of LA               26.25   6,901   181.2        28.00   17.12   25.62    2.46    N.A.    45.83
ITLA  Imperial Thrift & Loan of CA*           18.00   7,847   141.2        21.25   14.00   18.62   -3.33    N.A.    20.00
IFSB  Independence FSB of DC                  13.78   1,281    17.7        15.12    7.37   13.75    0.22  589.00    72.25
INCB  Indiana Comm. Bank, SB of IN(8)         20.50     922    18.9        20.50   15.00   20.37    0.64    N.A.    26.15
INBI  Industrial Bancorp of OH                18.00   5,173    93.1        18.25   12.00   17.25    4.35    N.A.    41.18
IWBK  Interwest SB of Oak Harbor WA           39.50   8,050   318.0        43.25   27.62   38.75    1.94  295.00    22.48
IPSW  Ipswich SB of Ipswich MA*               12.87   2,378    30.6        14.12    5.50   12.75    0.94    N.A.   114.50
JXVL  Jacksonville Bancorp of TX              18.75   2,490    46.7        19.50   13.25   19.50   -3.85    N.A.    28.25
JXSB  Jcksnville SB,MHC of IL (45.6)          26.75   1,272    15.5        29.50   12.00   26.75    0.00    N.A.   101.89
JSBA  Jefferson Svgs Bancorp of MO            43.25   5,006   216.5        44.00   22.75   43.25    0.00    N.A.    66.35
JOAC  Joachim Bancorp of MO                   14.75     722    10.6        15.63   14.00   14.75    0.00    N.A.     1.72
KSAV  KS Bancorp of Kenly NC                  22.50     885    19.9        25.50   14.81   22.50    0.00    N.A.    50.91
KSBK  KSB Bancorp of Kingfield ME(8)*         15.25   1,238    18.9        16.00    7.67   15.12    0.86    N.A.    98.83
KFBI  Klamath First Bancorp of OR             21.88  10,019   219.2        24.25   14.75   20.62    6.11    N.A.    38.92
LSBI  LSB Fin. Corp. of Lafayette IN          26.00     916    23.8        27.37   17.62   27.00   -3.70    N.A.    40.01
LVSB  Lakeview SB of Paterson NJ              24.12   4,509   108.8        26.00   11.50   24.87   -3.02    N.A.    93.89
LARK  Landmark Bancshares of KS               24.00   1,689    40.5        27.25   16.50   24.00    0.00    N.A.    33.33
LARL  Laurel Capital Group of PA              27.75   1,446    40.1        28.00   15.87   27.75    0.00  116.80    68.18
LSBX  Lawrence Savings Bank of MA*            13.87   4,284    59.4        16.37    7.94   13.75    0.87  303.20    70.60
LFED  Leeds FSB, MHC of MD (36.3)             21.50   5,182    40.5        22.75   10.00   21.50    0.00    N.A.   101.50
LXMO  Lexington B&L Fin. Corp. of MO          16.75   1,138    19.1        17.25   12.50   16.75    0.00    N.A.    24.07
LIFB  Life Bancorp of Norfolk VA(8)           31.12   9,848   306.5        31.12   16.75   30.19    3.08    N.A.    72.89
LFBI  Little Falls Bancorp of NJ              20.00   2,608    52.2        20.00   12.19   19.00    5.26    N.A.    56.86
LOGN  Logansport Fin. Corp. of IN             15.25   1,261    19.2        16.00   11.12   15.75   -3.17    N.A.    35.56
LONF  London Financial Corp. of OH            14.75     515     7.6        21.00   13.00   15.50   -4.84    N.A.     4.46
LISB  Long Island Bancorp, Inc of NY          47.12  24,023 1,132.0        47.50   30.62   44.87    5.01    N.A.    34.63
MAFB  MAF Bancorp of IL                       32.50  15,249   495.6        34.75   22.25   33.50   -2.99  282.35    40.27
MBLF  MBLA Financial Corp. of MO              27.00   1,268    34.2        27.00   19.00   25.25    6.93    N.A.    42.11
MFBC  MFB Corp. of Mishawaka IN               23.25   1,651    38.4        23.75   16.50   23.05    0.87    N.A.    39.89
MLBC  ML Bancorp of Villanova PA(8)           28.75  11,866   341.1        29.06   13.75   28.75    0.00    N.A.   103.61
MSBF  MSB Financial Corp. of MI               19.50   1,234    24.1        19.50    9.25   19.50    0.00    N.A.   105.26
MARN  Marion Capital Holdings of IN           26.50   1,776    47.1        28.13   19.25   27.00   -1.85    N.A.    37.66
MRKF  Market Fin. Corp. of OH                 15.25   1,336    20.4        15.75   12.25   15.25    0.00    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        17.25   1,411    24.3        17.25   14.25   17.12    0.76    N.A.    16.01
MFSL  Maryland Fed. Bancorp of MD             26.62   6,467   172.2        26.62   16.37   24.69    7.82  407.05    53.25
MASB  MassBank Corp. of Reading MA*           45.00   3,561   160.2        47.75   27.37   45.62   -1.36  356.39    57.40
MFLR  Mayflower Co-Op. Bank of MA*            24.44     890    21.8        26.25   14.75   24.44    0.00  388.80    43.76
MECH  Mechanics SB of Hartford CT*            25.62   5,293   135.6        27.25   15.37   25.75   -0.50    N.A.    62.67
MDBK  Medford Bank of Medford, MA*            37.00   4,541   168.0        38.50   24.50   36.50    1.37  428.57    43.69
MERI  Meritrust FSB of Thibodaux LA(8)        51.22     774    39.6        51.22   31.50   51.22    0.00    N.A.    61.99
MWBX  MetroWest Bank of MA*                    8.25  13,956   115.1         9.00    4.38    8.25    0.00  100.24    53.63
MCBS  Mid Continent Bancshares of KS(8)       41.25   1,958    80.8        43.25   22.37   39.75    3.77    N.A.    76.51
MIFC  Mid Iowa Financial Corp. of IA          10.62   1,678    17.8        11.00    6.25   10.62    0.00  112.40    66.72
MCBN  Mid-Coast Bancorp of ME                 28.75     233     6.7        29.00   18.50   29.00   -0.86  403.50    51.32
MWBI  Midwest Bancshares, Inc. of IA          18.50   1,018    18.8        19.50    8.83   18.00    2.78  455.56   109.51
MWFD  Midwest Fed. Fin. Corp of WI(8)         26.50   1,628    43.1        27.50   16.75   27.00   -1.85  430.00    43.24
MFFC  Milton Fed. Fin. Corp. of OH            15.00   2,305    34.6        15.94   13.25   15.00    0.00    N.A.     3.45
MIVI  Miss. View Hold. Co. of MN              18.25     740    13.5        19.75   11.75   17.37    5.07    N.A.    52.08
MBSP  Mitchell Bancorp of NC*                 17.50     931    16.3        18.00   13.25   17.50    0.00    N.A.    22.81
MBBC  Monterey Bay Bancorp of CA              19.00   3,230    61.4        20.50   14.62   19.00    0.00    N.A.    28.81


                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*             1.75    1.74   11.65   11.65   109.13
HMCI  Homecorp, Inc. of Rockford IL(8)           0.99    0.80   13.07   13.07   191.38
HZFS  Horizon Fin'l. Services of IA              0.77    0.62   10.27   10.27   103.15
HRZB  Horizon Financial Corp. of WA*             1.09    1.07   11.17   11.17    71.43
IBSF  IBS Financial Corp. of NJ                  0.53    0.53   11.69   11.69    67.11
ISBF  ISB Financial Corp. of LA                  0.75    1.03   16.52   14.06   137.24
ITLA  Imperial Thrift & Loan of CA*              1.52    1.52   12.32   12.27   114.89
IFSB  Independence FSB of DC                     0.65    0.54   13.89   12.28   201.76
INCB  Indiana Comm. Bank, SB of IN(8)            0.53    0.53   12.38   12.38   104.22
INBI  Industrial Bancorp of OH                   0.98    1.03   11.76   11.76    68.45
IWBK  Interwest SB of Oak Harbor WA              2.52    2.32   16.13   15.84   254.25
IPSW  Ipswich SB of Ipswich MA*                  0.88    0.70    4.78    4.78    85.16
JXVL  Jacksonville Bancorp of TX                 0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (45.6)             0.80    0.80   13.63   13.63   129.12
JSBA  Jefferson Svgs Bancorp of MO               0.69    1.63   21.23   16.17   259.07
JOAC  Joachim Bancorp of MO                      0.39    0.39   13.67   13.67    48.58
KSAV  KS Bancorp of Kenly NC                     1.40    1.39   16.45   16.44   124.22
KSBK  KSB Bancorp of Kingfield ME(8)*            1.08    1.10    8.46    8.00   117.84
KFBI  Klamath First Bancorp of OR                0.55    0.83   14.20   14.20    72.65
LSBI  LSB Fin. Corp. of Lafayette IN             1.61    1.42   18.88   18.88   218.63
LVSB  Lakeview SB of Paterson NJ                 1.34    0.97   13.71   11.74   112.19
LARK  Landmark Bancshares of KS                  1.14    1.35   18.62   18.62   135.05
LARL  Laurel Capital Group of PA                 2.09    2.02   15.20   15.20   145.21
LSBX  Lawrence Savings Bank of MA*               1.42    1.41    7.84    7.84    82.39
LFED  Leeds FSB, MHC of MD (36.3)                0.64    0.64    9.16    9.16    55.08
LXMO  Lexington B&L Fin. Corp. of MO             0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA(8)              1.35    1.25   16.17   15.73   150.93
LFBI  Little Falls Bancorp of NJ                 0.66    0.60   14.53   13.40   124.40
LOGN  Logansport Fin. Corp. of IN                0.91    0.95   12.86   12.86    68.04
LONF  London Financial Corp. of OH               0.48    0.73   14.60   14.60    74.25
LISB  Long Island Bancorp, Inc of NY             2.06    1.74   22.74   22.53   246.88
MAFB  MAF Bancorp of IL                          2.48    2.46   17.22   15.13   221.04
MBLF  MBLA Financial Corp. of MO                 1.45    1.48   22.36   22.36   176.67
MFBC  MFB Corp. of Mishawaka IN                  1.21    1.21   20.30   20.30   155.01
MLBC  ML Bancorp of Villanova PA(8)              1.20    0.86   13.51   12.61   195.16
MSBF  MSB Financial Corp. of MI                  0.86    0.83   10.32   10.32    62.41
MARN  Marion Capital Holdings of IN              1.67    1.65   22.22   22.22   101.25
MRKF  Market Fin. Corp. of OH                    0.38    0.38   14.89   14.89    42.01
MFCX  Marshalltown Fin. Corp. of IA(8)           0.60    0.64   14.37   14.37    88.94
MFSL  Maryland Fed. Bancorp of MD                1.08    1.56   15.00   14.81   178.98
MASB  MassBank Corp. of Reading MA*              2.78    2.61   28.24   27.82   261.94
MFLR  Mayflower Co-Op. Bank of MA*               1.39    1.31   13.67   13.44   141.20
MECH  Mechanics SB of Hartford CT*               2.64    2.63   16.33   16.33   156.95
MDBK  Medford Bank of Medford, MA*               2.49    2.32   21.96   20.58   243.63
MERI  Meritrust FSB of Thibodaux LA(8)           3.42    3.42   24.90   24.90   301.44
MWBX  MetroWest Bank of MA*                      0.54    0.54    3.13    3.13    41.97
MCBS  Mid Continent Bancshares of KS(8)          1.87    2.12   19.59   19.59   208.68
MIFC  Mid Iowa Financial Corp. of IA             0.71    1.00    7.00    6.99    74.82
MCBN  Mid-Coast Bancorp of ME                    1.92    1.82   22.65   22.65   263.83
MWBI  Midwest Bancshares, Inc. of IA             1.21    1.07   10.18   10.18   147.20
MWFD  Midwest Fed. Fin. Corp of WI(8)            1.39    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH               0.60    0.53   11.45   11.45    91.09
MIVI  Miss. View Hold. Co. of MN                 0.66    0.97   17.80   17.80    94.29
MBSP  Mitchell Bancorp of NC*                    0.59    0.59   15.36   15.36    37.15
MBBC  Monterey Bay Bancorp of CA                 0.58    0.53   14.59   13.53   126.83

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)               % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN             12.31   1,653    20.3        14.00   11.00   12.50   -1.52    N.A.    -5.31
MSBK  Mutual SB, FSB of Bay City MI           13.00   4,279    55.6        14.62    5.37   13.00    0.00   48.57   136.36
NHTB  NH Thrift Bancshares of NH              21.00   2,075    43.6        22.75   11.62   20.75    1.20  354.55    66.40
NSLB  NS&L Bancorp of Neosho MO               18.75     707    13.3        19.50   13.25   18.81   -0.32    N.A.    37.67
NMSB  Newmil Bancorp. of CT*                  14.25   3,835    54.6        14.50    8.50   14.37   -0.84  123.70    46.15
NASB  North American SB of MO                 49.94   2,229   111.3        55.62   31.00   55.62  -10.21  ***.**    45.81
NBSI  North Bancshares of Chicago IL          26.50     962    25.5        27.12   15.75   26.50    0.00    N.A.    60.61
FFFD  North Central Bancshares of IA          18.87   3,258    61.5        19.25   13.12   18.87    0.00    N.A.    39.16
NBN   Northeast Bancorp of ME*                27.75   1,294    35.9        27.87   13.00   27.37    1.39  136.17    98.21
NEIB  Northeast Indiana Bncrp of IN           20.00   1,763    35.3        21.12   13.25   21.00   -4.76    N.A.    46.84
NWEQ  Northwest Equity Corp. of WI            19.00     839    15.9        19.00   11.25   19.00    0.00    N.A.    56.77
NWSB  Northwest SB, MHC of PA (30.7)          14.00  46,753   100.5        16.37    6.50   16.37  -14.48    N.A.   109.27
NSSY  Norwalk Savings Society of CT*          38.50   2,410    92.8        38.50   22.94   37.37    3.02    N.A.    64.74
NSSB  Norwich Financial Corp. of CT*          29.75   5,432   161.6        31.62   18.00   29.50    0.85  325.00    51.63
NTMG  Nutmeg FS&LA of CT                      13.00     738     9.6        13.00    7.00   12.00    8.33    N.A.    73.33
OHSL  OHSL Financial Corp. of OH              27.75   1,235    34.3        28.25   20.25   26.50    4.72    N.A.    29.85
OCFC  Ocean Fin. Corp. of NJ                  37.12   8,176   303.5        38.37   25.12   37.00    0.32    N.A.    45.57
OCN   Ocwen Financial Corp. of FL             24.25  60,505 1,467.2        28.28   12.62   25.62   -5.35    N.A.    81.38
OTFC  Oregon Trail Fin. Corp of OR            16.00   4,695    75.1        16.75   15.63   16.12   -0.74    N.A.     N.A.
PBHC  OswegoCity SB, MHC of NY (46.)*         28.50   1,917    25.1        29.50    9.38   26.00    9.62    N.A.   203.84
OFCP  Ottawa Financial Corp. of MI            27.50   5,353   147.2        28.25   14.89   27.87   -1.33    N.A.    79.86
PFFB  PFF Bancorp of Pomona CA                18.37  17,903   328.9        21.50   13.25   18.28    0.49    N.A.    23.54
PSFI  PS Financial of Chicago IL              17.25   2,167    37.4        18.00   11.62   17.25    0.00    N.A.    46.81
PVFC  PVF Capital Corp. of OH                 20.50   2,590    53.1        21.75   13.18   20.25    1.23  365.91    43.16
PALM  Palfed, Inc. of Aiken SC(8)             27.00   5,299   143.1        27.00   13.75   25.75    4.85   75.67    92.86
PBCI  Pamrapo Bancorp, Inc. of NJ             23.87   2,843    67.9        26.75   18.50   24.00   -0.54  323.98    19.35
PFED  Park Bancorp of Chicago IL              17.87   2,431    43.4        18.12   11.75   18.12   -1.38    N.A.    37.46
PVSA  Parkvale Financial Corp of PA           29.75   5,106   151.9        29.75   19.60   29.37    1.29  259.30    43.03
PEEK  Peekskill Fin. Corp. of NY              17.50   3,193    55.9        18.25   13.37   18.25   -4.11    N.A.    22.81
PFSB  PennFed Fin. Services of NJ             33.19   4,823   160.1        33.50   19.87   32.94    0.76    N.A.    63.90
PWBC  PennFirst Bancorp of PA                 18.25   5,310    96.9        19.50   12.27   18.25    0.00  128.70    47.30
PWBK  Pennwood SB of PA*                      18.94     570    10.8        19.00   12.25   18.94    0.00    N.A.    37.75
PBKB  People's SB of Brockton MA*             20.00   3,283    65.7        20.25   10.12   20.19   -0.94  236.70    88.32
PFDC  Peoples Bancorp of Auburn IN            22.00   3,411    75.0        24.50   13.00   20.84    5.57  109.32    62.96
PBCT  Peoples Bank, MHC of CT (40.1)*         33.69  61,126   823.8        37.37   18.00   33.50    0.57  328.08    75.01
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)       34.75   9,046   112.8        39.12   15.63   34.75    0.00    N.A.   117.19
PFFC  Peoples Fin. Corp. of OH                14.00   1,491    20.9        19.00   12.25   14.44   -3.05    N.A.     3.70
PHBK  Peoples Heritage Fin Grp of ME*         42.62  27,475 1,171.0        43.25   24.87   42.50    0.28  178.38    52.21
PSFC  Peoples Sidney Fin. Corp of OH          17.25   1,785    30.8        18.50   12.56   17.25    0.00    N.A.     N.A.
PERM  Permanent Bancorp of IN                 25.62   2,103    53.9        27.37   18.25   25.62    0.00    N.A.    26.52
PMFI  Perpetual Midwest Fin. of IA            27.00   1,873    50.6        27.50   18.50   26.00    3.85    N.A.    40.26
PERT  Perpetual of SC, MHC (46.8)(8)          51.00   1,505    36.0        58.00   20.75   51.00    0.00    N.A.   110.31
PCBC  Perry Co. Fin. Corp. of MO              23.25     828    19.3        25.00   17.00   23.87   -2.60    N.A.    36.76
PHFC  Pittsburgh Home Fin. of PA              20.69   1,969    40.7        20.81   12.87   20.50    0.93    N.A.    54.75
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       34.00   1,632    26.1        37.12   16.00   34.00    0.00    N.A.    94.29
PTRS  Potters Financial Corp of OH            34.00     482    16.4        34.00   18.75   31.00    9.68    N.A.    70.00
PKPS  Poughkeepsie Fin. Corp. of NY(8)         9.94  12,595   125.2        10.56    5.12    9.87    0.71   28.26    89.33
PHSB  Ppls Home SB, MHC of PA (45.0)          18.62   2,760    23.1        19.75   13.62   19.12   -2.62    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  18.41     915    16.8        19.37   12.87   18.50   -0.49    N.A.    36.37
PFNC  Progress Financial Corp. of PA          15.50   4,010    62.2        16.37    7.68   15.00    3.33   40.78    94.24
PSBK  Progressive Bank, Inc. of NY*           33.75   3,828   129.2        38.00   22.67   34.50   -2.17  152.43    48.35
PROV  Provident Fin. Holdings of CA           20.00   4,836    96.7        21.12   13.62   20.25   -1.23    N.A.    42.86
PULB  Pulaski SB, MHC of MO (29.8)            30.50   2,094    19.0        32.50   14.12   30.50    0.00    N.A.   110.34
PLSK  Pulaski SB, MHC of NJ (46.0)            18.75   2,070    17.9        24.50   11.50   18.87   -0.64    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            24.50   3,081    75.5        29.75   15.75   25.75   -4.85   98.06    55.56

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN               0.42    0.42   11.81   11.81    61.70
MSBK  Mutual SB, FSB of Bay City MI             0.15    0.08    9.73    9.73   152.87
NHTB  NH Thrift Bancshares of NH                0.99    0.80   12.04   10.34   153.90
NSLB  NS&L Bancorp of Neosho MO                 0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                    0.70    0.67    8.42    8.42    82.77
NASB  North American SB of MO                   4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL            0.79    0.69   17.04   17.04   126.90
FFFD  North Central Bancshares of IA            1.16    1.16   15.13   15.13    66.03
NBN   Northeast Bancorp of ME*                  1.37    1.13   14.27   12.61   205.13
NEIB  Northeast Indiana Bncrp of IN             1.18    1.18   15.51   15.51   107.95
NWEQ  Northwest Equity Corp. of WI              1.17    1.13   13.51   13.51   115.56
NWSB  Northwest SB, MHC of PA (30.7)            0.41    0.41    4.33    4.09    44.93
NSSY  Norwalk Savings Society of CT*            2.42    2.76   20.64   19.90   256.17
NSSB  Norwich Financial Corp. of CT*            1.47    1.36   15.05   13.67   129.02
NTMG  Nutmeg FS&LA of CT                        0.39    0.45    7.72    7.72   138.80
OHSL  OHSL Financial Corp. of OH                1.65    1.60   20.74   20.74   189.96
OCFC  Ocean Fin. Corp. of NJ                    0.04    1.56   28.79   28.79   177.12
OCN   Ocwen Financial Corp. of FL               1.34    0.75    6.91    6.73    48.86
OTFC  Oregon Trail Fin. Corp of OR              0.59    0.59   13.29   13.29    55.34
PBHC  OswegoCity SB, MHC of NY (46.)*           1.05    0.94   12.02   10.10   100.68
OFCP  Ottawa Financial Corp. of MI              1.29    1.26   14.15   11.43   161.96
PFFB  PFF Bancorp of Pomona CA                  0.65    0.66   14.69   14.53   146.09
PSFI  PS Financial of Chicago IL                0.72    0.73   14.76   14.76    39.55
PVFC  PVF Capital Corp. of OH                   1.90    1.82   10.63   10.63   147.98
PALM  Palfed, Inc. of Aiken SC(8)               0.49    0.84   10.74   10.74   126.16
PBCI  Pamrapo Bancorp, Inc. of NJ               1.73    1.71   16.89   16.77   130.83
PFED  Park Bancorp of Chicago IL                0.80    0.83   16.61   16.61    71.79
PVSA  Parkvale Financial Corp of PA             2.05    2.05   15.20   15.10   196.91
PEEK  Peekskill Fin. Corp. of NY                0.66    0.66   14.81   14.81    56.76
PFSB  PennFed Fin. Services of NJ               2.14    2.14   20.72   17.54   282.80
PWBC  PennFirst Bancorp of PA                   0.95    0.95   12.96   11.53   154.87
PWBK  Pennwood SB of PA*                        0.83    0.91   15.33   15.33    83.59
PBKB  People's SB of Brockton MA*               1.27    0.75    9.38    8.98   167.16
PFDC  Peoples Bancorp of Auburn IN              0.92    1.21   12.82   12.82    84.30
PBCT  Peoples Bank, MHC of CT (40.1)*           1.44    0.93   11.41   11.40   126.48
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)         0.87    0.61   11.97   10.77    70.63
PFFC  Peoples Fin. Corp. of OH                  0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*           2.51    2.51   16.42   14.01   220.42
PSFC  Peoples Sidney Fin. Corp of OH            0.56    0.56   14.57   14.57    57.61
PERM  Permanent Bancorp of IN                   1.26    1.25   19.51   19.25   206.17
PMFI  Perpetual Midwest Fin. of IA              0.84    0.68   18.24   18.24   214.45
PERT  Perpetual of SC, MHC (46.8)(8)            1.17    1.58   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                1.01    0.90   14.63   14.48   138.80
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         1.46    1.44   14.86   14.86   234.94
PTRS  Potters Financial Corp of OH              2.40    2.35   22.43   22.43   254.60
PKPS  Poughkeepsie Fin. Corp. of NY(8)          0.37    0.37    5.91    5.91    70.19
PHSB  Ppls Home SB, MHC of PA (45.0)            0.56    0.54   10.22   10.22    74.79
PRBC  Prestige Bancorp of PA                    0.85    0.85   16.88   16.88   150.64
PFNC  Progress Financial Corp. of PA            0.90    0.71    5.81    5.18   108.91
PSBK  Progressive Bank, Inc. of NY*             2.20    2.16   20.18   18.17   231.09
PROV  Provident Fin. Holdings of CA             0.94    0.44   17.66   17.66   132.47
PULB  Pulaski SB, MHC of MO (29.8)              0.68    0.90   11.23   11.23    86.07
PLSK  Pulaski SB, MHC of NJ (46.0)              0.54    0.54   10.36   10.36    86.47
PULS  Pulse Bancorp of S. River NJ              1.84    1.86   14.02   14.02   170.73

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                Exhibit IV-1 (continued)
                                                          Weekly Thrift Market Line - Part One
                                                             Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            ------------------------     ------------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares   Market     ---------------         ------------------------
                                             Price/  Outst-  Capital-                      Last    Last  Dec 31,  Dec 31,
Financial Institution                       Share(1) anding  ization(9)    High     Low    Week    Week  1994(2)  1995(2)
---------------------                       ------- -------  -------     ------- ------- ------- ------- -------  -------
                                               ($)    (000)   ($Mil)        ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCFB  QCF Bancorp of Virginia MN              28.50   1,382     39.4       28.50   16.00   28.25    0.88    N.A.    56.16
QCBC  Quaker City Bancorp of CA               20.50   4,673     95.8       24.56   13.00   20.50    0.00  173.33    34.87
QCSB  Queens County Bancorp of NY*            35.00  15,108    528.8       37.75   20.22   35.00    0.00    N.A.    66.27
RARB  Raritan Bancorp. of Raritan NJ*         27.25   2,372     64.6       28.62   15.33   27.25    0.00  323.14    75.81
REDF  RedFed Bancorp of Redlands CA           20.00   7,179    143.6       21.12   12.37   20.37   -1.82    N.A.    48.15
RELY  Reliance Bancorp, Inc. of NY            33.12   8,712    288.5       33.50   18.50   33.00    0.36    N.A.    69.85
RELI  Reliance Bancshares Inc of WI*           8.87   2,472     21.9        9.00    6.50    8.75    1.37    N.A.    31.41
RIVR  River Valley Bancorp of IN              18.75   1,190     22.3       18.87   13.25   18.75    0.00    N.A.    36.36
RVSB  Riverview Bancorp of WA                 15.00   6,128     91.9       15.00    5.83   14.06    6.69    N.A.   139.23
RSLN  Roslyn Bancorp, Inc. of NY*             21.75  43,642    949.2       24.31   15.00   21.12    2.98    N.A.     N.A.
SCCB  S. Carolina Comm. Bnshrs of SC          23.00     699     16.1       25.25   15.00   23.87   -3.64    N.A.    53.33
SBFL  SB Fngr Lakes MHC of NY (33.1)          29.25   1,785     17.3       29.50   12.75   29.25    0.00    N.A.   112.73
SFED  SFS Bancorp of Schenectady NY           22.12   1,231     27.2       24.50   14.75   22.50   -1.69    N.A.    49.97
SGVB  SGV Bancorp of W. Covina CA             17.12   2,342     40.1       19.37   10.75   18.00   -4.89    N.A.    52.18
SHSB  SHS Bancorp, Inc. of PA                 16.00     820     13.1       16.37   14.75   16.37   -2.26    N.A.     N.A.
SISB  SIS Bancorp Inc of MA*                  33.62   5,581    187.6       37.00   22.37   34.25   -1.84    N.A.    47.00
SWCB  Sandwich Co-Op. Bank of MA*             41.75   1,919     80.1       42.00   27.25   41.00    1.83  384.34    40.34
SFSL  Security First Corp. of OH              19.50   7,591    148.0       19.50   10.17   17.62   10.67   87.50    61.42
SFNB  Security First Netwrk Bk of GA(8)        8.00   8,620     69.0       13.87    5.50    7.62    4.99    N.A.   -21.95
SMFC  Sho-Me Fin. Corp. of MO(8)              47.00   1,499     70.5       48.00   21.62   47.00    0.00    N.A.   116.09
SOBI  Sobieski Bancorp of S. Bend IN          19.62     779     15.3       19.62   13.75   19.62    0.00    N.A.    35.31
SOSA  Somerset Savings Bank of MA(8)*          4.87  16,652     81.1        5.94    1.94    5.12   -4.88   -4.88   147.21
SSFC  South Street Fin. Corp. of NC*          17.50   4,496     78.7       20.00   13.75   17.25    1.45    N.A.    25.00
SCBS  Southern Commun. Bncshrs of AL          18.19   1,137     20.7       18.50   13.00   18.19    0.00    N.A.    37.28
SMBC  Southern Missouri Bncrp of MO           19.00   1,612     30.6       19.50   14.00   18.37    3.43    N.A.    26.67
SWBI  Southwest Bancshares of IL              25.50   2,657     67.8       26.00   18.00   25.50    0.00  155.00    39.73
SVRN  Sovereign Bancorp of PA                 18.94  89,275  1,690.9       19.25   10.62   19.00   -0.32  323.71    73.13
STFR  St. Francis Cap. Corp. of WI            38.25   5,238    200.4       41.25   26.00   38.00    0.66    N.A.    47.12
SPBC  St. Paul Bancorp, Inc. of IL            24.50  34,133    836.3       28.50   14.73   24.50    0.00  120.13    56.35
SFFC  StateFed Financial Corp. of IA          13.50   1,557     21.0       14.12    8.25   13.50    0.00    N.A.    63.64
SFIN  Statewide Fin. Corp. of NJ              21.50   4,591     98.7       22.62   13.62   21.25    1.18    N.A.    49.62
STSA  Sterling Financial Corp. of WA          21.12   7,567    159.8       22.50   13.50   21.25   -0.61  132.34    49.58
SFSB  SuburbFed Fin. Corp. of IL              34.87   1,263     44.0       34.87   19.00   34.50    1.07  422.79    83.53
ROSE  T R Financial Corp. of NY*              32.87  17,592    578.2       33.50   14.69   32.37    1.54    N.A.    85.18
THRD  TF Financial Corp. of PA                28.00   4,088    114.5       28.00   15.87   26.25    6.67    N.A.    72.31
TPNZ  Tappan Zee Fin., Inc. of NY             19.75   1,488     29.4       22.62   13.62   20.50   -3.66    N.A.    45.01
ESBK  The Elmira SB FSB of Elmira NY*         30.00     706     21.2       31.00   16.00   30.00    0.00  108.77    64.38
TRIC  Tri-County Bancorp of WY                27.50     584     16.1       29.00   18.00   27.50    0.00    N.A.    52.78
TWIN  Twin City Bancorp of TN                 13.62   1,272     17.3       14.50   11.50   13.62    0.00    N.A.    18.43
UFRM  United FS&LA of Rocky Mount NC          11.50   3,074     35.4       12.75    7.75   11.25    2.22  253.85    35.29
UBMT  United Fin. Corp. of MT                 27.00   1,223     33.0       27.00   18.75   26.00    3.85  157.14    40.26
VABF  Va. Beach Fed. Fin. Corp of VA          16.62   4,979     82.8       17.62    9.00   16.37    1.53  254.37    76.06
VFFC  Virginia First Savings of VA(8)         25.25   5,814    146.8       25.25   12.37   24.87    1.53  ***.**    98.04
WHGB  WHG Bancshares of MD                    16.25   1,462     23.8       16.50   12.62   15.75    3.17    N.A.    23.86
WSFS  WSFS Financial Corp. of DE*             19.62  12,442    244.1       20.00    9.87   20.00   -1.90  170.62    92.54
WVFC  WVS Financial Corp. of PA*              31.50   1,748     55.1       34.00   23.00   31.75   -0.79    N.A.    27.94
WRNB  Warren Bancorp of Peabody MA*           20.62   3,798     78.3       21.37   14.75   20.00    3.10  511.87    37.47
WFSL  Washington FS&LA of Seattle WA          32.19  47,509  1,529.3       33.31   22.39   32.75   -1.71  120.63    33.62
WAMU  Washington Mutual Inc. of WA(8)*        69.12 257,176 17,776.0       72.37   38.62   66.50    3.94  272.41    59.59
WYNE  Wayne Bancorp of NJ                     22.75   2,014     45.8       24.87   14.00   21.75    4.60    N.A.    49.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          31.00   2,255     33.3       32.00   15.17   31.00    0.00    N.A.    89.83
WCFB  Wbstr Cty FSB MHC of IA (45.2)          20.25   2,100     19.2       22.00   12.75   20.25    0.00    N.A.    47.27
WBST  Webster Financial Corp. of CT           62.66  13,554    849.3       66.00   35.12   63.00   -0.54  563.77    70.50
WEFC  Wells Fin. Corp. of Wells MN            17.75   1,959     34.8       19.00   12.50   18.12   -2.04    N.A.    35.29
WCBI  WestCo Bancorp of IL                    27.50   2,474     68.0       29.25   20.00   27.75   -0.90  175.00    27.91
                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCFB  QCF Bancorp of Virginia MN                  1.46    1.46   19.84   19.84   113.41
QCBC  Quaker City Bancorp of CA                   1.20    1.15   15.33   15.33   181.26
QCSB  Queens County Bancorp of NY*                1.44    1.45   11.44   11.44   102.00
RARB  Raritan Bancorp. of Raritan NJ*             1.63    1.61   12.65   12.45   171.70
REDF  RedFed Bancorp of Redlands CA               1.28    1.28   11.21   11.17   134.74
RELY  Reliance Bancorp, Inc. of NY                1.96    2.07   19.29   14.17   233.56
RELI  Reliance Bancshares Inc of WI*              0.25    0.26    9.18    9.18    19.01
RIVR  River Valley Bancorp of IN                  0.46    0.62   14.63   14.41   118.02
RVSB  Riverview Bancorp of WA                     0.47    0.45    9.56    9.20    46.06
RSLN  Roslyn Bancorp, Inc. of NY*                 0.73    0.93   14.04   13.97    79.61
SCCB  S. Carolina Comm. Bnshrs of SC              0.75    0.75   17.35   17.35    65.26
SBFL  SB Fngr Lakes MHC of NY (33.1)              0.44    0.51   11.92   11.92   127.71
SFED  SFS Bancorp of Schenectady NY               0.94    0.94   17.64   17.64   141.42
SGVB  SGV Bancorp of W. Covina CA                 0.65    0.71   12.99   12.79   174.63
SHSB  SHS Bancorp, Inc. of PA                     0.41    0.41   13.83   13.83   109.44
SISB  SIS Bancorp Inc of MA*                      2.05    2.03   19.16   19.16   260.35
SWCB  Sandwich Co-Op. Bank of MA*                 2.44    2.39   21.16   20.34   266.68
SFSL  Security First Corp. of OH                  1.14    1.15    8.31    8.18    89.69
SFNB  Security First Netwrk Bk of GA(8)          -3.30   -3.38    3.02    2.97     9.12
SMFC  Sho-Me Fin. Corp. of MO(8)                  2.71    2.57   20.77   20.77   230.05
SOBI  Sobieski Bancorp of S. Bend IN              0.64    0.59   15.99   15.99   108.19
SOSA  Somerset Savings Bank of MA(8)*             0.32    0.31    2.06    2.06    31.25
SSFC  South Street Fin. Corp. of NC*              0.63    0.65   13.73   13.73    53.50
SCBS  Southern Commun. Bncshrs of AL              0.33    0.54   13.20   13.20    61.89
SMBC  Southern Missouri Bncrp of MO               0.94    0.90   16.36   16.36   101.30
SWBI  Southwest Bancshares of IL                  1.50    1.45   16.01   16.01   141.14
SVRN  Sovereign Bancorp of PA                     0.51    0.74    7.23    5.91   163.55
STFR  St. Francis Cap. Corp. of WI                1.79    1.97   24.76   21.88   314.15
SPBC  St. Paul Bancorp, Inc. of IL                1.39    1.39   11.98   11.95   133.26
SFFC  StateFed Financial Corp. of IA              0.69    0.69    9.86    9.86    56.22
SFIN  Statewide Fin. Corp. of NJ                  1.19    1.19   14.34   14.31   153.15
STSA  Sterling Financial Corp. of WA              1.04    0.94   12.98   11.88   247.19
SFSB  SuburbFed Fin. Corp. of IL                  1.23    1.79   21.90   21.82   337.85
ROSE  T R Financial Corp. of NY*                  1.88    1.69   13.09   13.09   209.84
THRD  TF Financial Corp. of PA                    1.22    1.05   17.79   15.71   152.97
TPNZ  Tappan Zee Fin., Inc. of NY                 0.53    0.49   14.35   14.35    80.07
ESBK  The Elmira SB FSB of Elmira NY*             1.34    1.08   20.54   20.00   323.33
TRIC  Tri-County Bancorp of WY                    1.55    1.58   23.12   23.12   150.98
TWIN  Twin City Bancorp of TN                     0.71    0.60   10.88   10.88    84.07
UFRM  United FS&LA of Rocky Mount NC              0.63    0.50    6.82    6.82    92.96
UBMT  United Fin. Corp. of MT                     1.22    1.21   20.24   20.24    84.29
VABF  Va. Beach Fed. Fin. Corp of VA              0.75    0.61    8.70    8.70   121.61
VFFC  Virginia First Savings of VA(8)             0.88    0.76   11.44   11.05   147.64
WHGB  WHG Bancshares of MD                        0.34    0.34   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*                 1.31    1.30    6.66    6.62   120.21
WVFC  WVS Financial Corp. of PA*                  2.08    2.09   19.38   19.38   161.46
WRNB  Warren Bancorp of Peabody MA*               2.04    1.81   10.21   10.21    95.87
WFSL  Washington FS&LA of Seattle WA              2.21    2.20   15.11   13.87   120.39
WAMU  Washington Mutual Inc. of WA(8)*            0.01    1.51   19.65   18.20   371.76
WYNE  Wayne Bancorp of NJ                         1.07    1.07   16.49   16.49   132.71
WAYN  Wayne S&L Co. MHC of OH (47.8)              0.81    0.76   10.58   10.58   110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)              0.64    0.64   10.52   10.52    44.99
WBST  Webster Financial Corp. of CT               1.79    2.99   26.82   23.10   502.51
WEFC  Wells Fin. Corp. of Wells MN                1.09    1.06   14.86   14.86   104.52
WCBI  WestCo Bancorp of IL                        1.88    1.78   19.41   19.41   124.93

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 28, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WSTR  WesterFed Fin. Corp. of MT              23.56   5,577   131.4        27.00   17.62   24.00   -1.83    N.A.    29.10
WOFC  Western Ohio Fin. Corp. of OH           25.75   2,356    60.7        29.25   20.25   26.25   -1.90    N.A.    18.39
WWFC  Westwood Fin. Corp. of NJ(8)            27.62     645    17.8        28.00   15.25   27.62    0.00    N.A.    67.39
WEHO  Westwood Hmstd Fin Corp of OH           17.50   2,782    48.7        18.00   11.50   17.94   -2.45    N.A.    44.39
WFI   Winton Financial Corp. of OH            20.00   1,986    39.7        20.50   11.50   19.75    1.27    N.A.    73.91
FFWD  Wood Bancorp of OH                      18.50   2,119    39.2        18.75   10.50   18.62   -0.64    N.A.    63.28
YFCB  Yonkers Fin. Corp. of NY                18.50   3,021    55.9        22.00   12.12   19.37   -4.49    N.A.    43.75
YFED  York Financial Corp. of PA              26.50   8,806   233.4        27.25   12.80   25.12    5.49  180.42   103.85


                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.  Book    Book
                                               12 Mo.   Core   Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WSTR  WesterFed Fin. Corp. of MT                1.16    1.11   19.03   15.35   179.16
WOFC  Western Ohio Fin. Corp. of OH             0.52    0.71   23.21   21.63   168.29
WWFC  Westwood Fin. Corp. of NJ(8)              1.20    1.28   15.95   14.27   171.20
WEHO  Westwood Hmstd Fin Corp of OH             0.47    0.54   14.20   14.20    51.36
WFI   Winton Financial Corp. of OH              1.60    1.34   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                        1.07    0.98    9.77    9.77    78.58
YFCB  Yonkers Fin. Corp. of NY                  0.98    0.99   14.52   14.52   103.59
YFED  York Financial Corp. of PA                1.26    1.06   11.62   11.62   131.24

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit IV-1
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/   Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs     Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------   ------- -------  -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)       (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(300)                    13.08    12.85    0.88    8.00    4.70       0.88   7.85      0.80    121.00    0.78
NYSE Traded Companies(10)                     7.75     7.54    0.96   14.43    6.20       0.86  13.52      1.14     75.98    1.19
AMEX Traded Companies(16)                    14.68    14.57    0.62    3.68    2.99       0.79   4.91      0.66    142.41    0.71
NASDAQ Listed OTC Companies(274)             13.20    12.96    0.90    8.01    4.74       0.89   7.80      0.79    121.73    0.77
California Companies(21)                      7.42     7.18    0.62    9.48    5.19       0.56   8.83      1.72     69.82    1.26
Florida Companies(5)                          8.55     8.12    1.20   14.66    5.35       0.80   9.61      1.62     86.80    0.76
Mid-Atlantic Companies(59)                   11.16    10.83    0.83    8.57    4.86       0.84   8.76      0.81     90.99    0.91
Mid-West Companies(144)                      14.26    14.09    0.92    7.42    4.64       0.92   7.28      0.64    135.50    0.66
New England Companies(9)                      8.05     7.78    0.56    7.36    4.22       0.66   8.73      0.57    141.95    1.04
North-West Companies(8)                      17.00    16.78    0.94    8.22    4.05       0.98   7.99      0.51    205.79    0.59
South-East Companies(41)                     15.99    15.80    0.95    7.15    4.05       0.97   7.02      0.86    139.05    0.81
South-West Companies(7)                      10.52    10.27    0.87   10.21    6.80       0.88  10.00      0.77     66.48    0.72
Western Companies (Excl CA)(6)               16.12    15.71    1.21    8.16    5.09       1.21   8.18      0.34    130.33    0.71
Thrift Strategy(241)                         14.34    14.14    0.90    7.23    4.60       0.92   7.32      0.73    121.60    0.72
Mortgage Banker Strategy(36)                  7.47     7.03    0.76   11.01    5.30       0.69  10.05      1.00    123.68    1.01
Real Estate Strategy(9)                       7.26     7.08    0.89   12.43    6.65       0.83  11.56      1.23     98.78    1.32
Diversified Strategy(10)                      8.42     8.18    1.31   16.29    5.97       1.04  13.51      1.36    117.46    1.05
Retail Banking Strategy(4)                    6.62     6.33   -0.24   -0.25   -3.13      -0.29  -1.06      0.73    132.47    0.95
Companies Issuing Dividends(253)             13.38    13.13    0.92    8.10    4.84       0.92   7.99      0.70    121.94    0.75
Companies Without Dividends(47)              11.40    11.27    0.69    7.47    3.91       0.65   7.07      1.33    115.72    0.98
Equity/Assets less than 6%(23)                5.05     4.72    0.67   13.29    5.87       0.63  12.74      1.39     75.96    1.07
Equity/Assets 6-12%(142)                      8.76     8.46    0.81    9.64    5.23       0.78   9.28      0.80    131.01    0.87
Equity/Assets greater than 12%(135)          18.48    18.35    0.99    5.58    4.01       1.01   5.70      0.68    119.57    0.66
Converted Last 3 Mths (no MHC)(3)            21.23    21.23    0.91    4.06    3.35       0.91   4.06      0.98    127.30    0.73
Actively Traded Companies(39)                 8.95     8.71    1.00   12.43    5.68       0.99  12.41      0.98    123.47    0.95
Market Value Below $20 Million(50)           14.68    14.66    0.82    5.81    4.50       0.85   6.03      0.72    106.60    0.63
Holding Company Structure(266)               13.54    13.33    0.88    7.66    4.58       0.88   7.56      0.79    118.75    0.77
Assets Over $1 Billion(60)                    7.92     7.42    0.86   11.85    5.33       0.82  11.30      0.96    107.07    0.98
Assets $500 Million-$1 Billion(48)           10.52    10.21    0.89    9.14    4.87       0.84   8.62      0.86    146.87    0.91
Assets $250-$500 Million(66)                 11.77    11.51    0.86    8.05    4.94       0.86   7.95      0.70    134.03    0.73
Assets less than $250 Million(126)           17.13    17.08    0.90    5.76    4.22       0.93   5.91      0.74    110.12    0.67
Goodwill Companies(121)                       9.09     8.52    0.85   10.09    5.27       0.81   9.59      0.89    103.36    0.87
Non-Goodwill Companies(178)                  15.67    15.67    0.91    6.65    4.34       0.93   6.74      0.73    133.06    0.73
Acquirors of FSLIC Cases(10)                  7.27     6.84    0.84   12.30    5.83       0.83  12.06      1.08     60.52    0.82
                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------   -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
---------------------------------------------
SAIF-Insured Thrifts(300)                       19.10  152.22   18.55  157.68   19.92       0.36    1.58   29.98
NYSE Traded Companies(10)                       16.40  196.03   14.92  208.05   16.87       0.44    1.09   16.58
AMEX Traded Companies(16)                       22.00  129.56   18.94  130.93   19.78       0.32    1.87   38.91
NASDAQ Listed OTC Companies(274)                19.11  152.00   18.67  157.47   20.05       0.36    1.58   30.14
California Companies(21)                        18.01  165.14   11.49  173.42   18.44       0.16    0.48    7.42
Florida Companies(5)                            20.23  181.36   19.99  205.60   25.54       0.20    0.75   14.79
Mid-Atlantic Companies(59)                      19.10  155.53   16.64  163.34   19.49       0.37    1.45   28.56
Mid-West Companies(144)                         18.77  145.40   19.28  148.80   19.61       0.36    1.68   31.21
New England Companies(9)                        18.35  163.91   12.84  173.00   20.66       0.44    1.51   33.55
North-West Companies(8)                         19.42  160.93   24.07  166.44   21.52       0.35    1.34   25.04
South-East Companies(41)                        21.45  161.50   23.30  165.93   22.26       0.45    2.04   42.67
South-West Companies(7)                         16.89  134.62   13.46  142.12   16.99       0.35    1.66   29.63
Western Companies (Excl CA)(6)                  19.84  152.63   22.89  158.97   19.88       0.60    2.60   45.88
Thrift Strategy(241)                            19.68  144.41   19.54  148.37   20.06       0.37    1.69   32.62
Mortgage Banker Strategy(36)                    17.26  186.70   13.40  203.05   20.55       0.32    1.12   20.79
Real Estate Strategy(9)                         15.57  176.93   12.74  180.06   16.75       0.14    0.70   10.26
Diversified Strategy(10)                        17.00  220.58   20.71  228.72   17.27       0.47    1.44   23.67
Retail Banking Strategy(4)                      17.78  145.45    9.18  150.56   20.54       0.14    0.81   22.88
Companies Issuing Dividends(253)                19.06  153.69   19.01  159.50   19.96       0.42    1.85   35.48
Companies Without Dividends(47)                 19.40  143.60   15.94  147.04   19.58       0.00    0.00    0.00
Equity/Assets less than 6%(23)                  16.89  196.94   10.56  215.89   19.34       0.22    0.67   13.32
Equity/Assets 6-12%(142)                        17.91  167.89   14.38  175.07   18.61       0.37    1.46   26.28
Equity/Assets greater than 12%(135)             21.09  130.16   23.81  131.82   21.58       0.37    1.84   37.42
Converted Last 3 Mths (no MHC)(3)               26.72  120.52   25.82  120.52   26.72       0.00    0.00    0.00
Actively Traded Companies(39)                   17.44  197.63   16.84  207.98   18.09       0.49    1.53   26.03
Market Value Below $20 Million(50)              19.07  122.93   17.66  123.24   20.34       0.33    1.88   35.21
Holding Company Structure(266)                  19.37  150.21   18.98  155.24   20.11       0.37    1.63   30.96
Assets Over $1 Billion(60)                      17.91  191.55   15.28  208.49   19.47       0.41    1.17   20.73
Assets $500 Million-$1 Billion(48)              17.66  166.51   16.94  172.27   19.14       0.36    1.49   29.00
Assets $250-$500 Million(66)                    19.84  152.59   17.18  157.20   19.90       0.35    1.51   28.21
Assets less than $250 Million(126)              20.06  128.93   21.39  129.60   20.55       0.34    1.84   36.42
Goodwill Companies(121)                         18.08  171.78   15.18  185.63   19.30       0.38    1.40   25.44
Non-Goodwill Companies(178)                     19.88  139.50   20.73  139.50   20.37       0.35    1.70   33.13
Acquirors of FSLIC Cases(10)                    17.44  197.40   13.79  212.75   18.04       0.42    1.29   21.70

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                  Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(60)                      12.71    12.32    1.15   11.53    6.02       1.12   10.99       0.81  153.52    1.42
NYSE Traded Companies(2)                      7.56     5.18    0.89   11.54    5.22       0.87   11.31       1.95   40.15    1.04
AMEX Traded Companies(6)                     12.96    12.11    0.76    7.66    4.25       0.68    6.69       1.08  279.72    1.45
NASDAQ Listed OTC Companies(52)              12.90    12.65    1.20   11.94    6.24       1.18   11.43       0.74  147.05    1.44
California Companies(1)                      10.72    10.68    1.45   13.02    8.44       1.45   13.02       1.54   79.64    1.45
Mid-Atlantic Companies(15)                   11.19    10.50    0.87    8.90    4.42       0.88    8.70       0.85  136.53    1.35
Mid-West Companies(2)                        36.66    35.98    0.82    1.90    2.05       0.95    2.33       0.56   57.14    0.56
New England Companies(33)                     9.28     9.00    1.29   14.90    7.55       1.21   13.96       0.84  166.83    1.68
North-West Companies(4)                      12.39    12.00    1.22   10.54    5.35       1.18   10.27       0.17  241.66    1.04
South-East Companies(5)                      27.45    27.45    1.25    4.72    3.74       1.26    4.72       0.69  145.62    0.74
Thrift Strategy(43)                          13.77    13.35    1.16   10.91    5.90       1.12   10.35       0.83  150.66    1.36
Mortgage Banker Strategy(7)                   9.02     8.82    0.91   11.72    5.52       0.94   11.57       0.48  171.40    1.35
Real Estate Strategy(5)                      10.69    10.66    1.80   17.32    9.17       1.68   16.10       1.35   88.34    1.59
Diversified Strategy(5)                       6.94     6.42    1.04   15.06    6.34       1.00   14.56       0.76  196.07    2.08
Companies Issuing Dividends(52)              12.06    11.65    1.07   10.62    5.38       1.03   10.03       0.77  158.08    1.36
Companies Without Dividends(8)               17.04    16.83    1.71   17.66   10.34       1.72   17.46       1.10  120.84    1.80
Equity/Assets less than 6%(5)                 5.55     5.41    0.95   17.01    6.31       0.81   14.41       0.92   98.61    1.42
Equity/Assets 6-12%(39)                       8.81     8.30    1.23   14.11    7.19       1.18   13.49       0.90  135.17    1.61
Equity/Assets greater than 12%(16)           22.80    22.59    1.02    4.68    3.45       1.06    4.83       0.56  209.83    1.04
Actively Traded Companies(18)                 9.11     8.68    1.22   13.88    6.90       1.15   13.03       0.73  138.50    1.49
Market Value Below $20 Million(5)            23.62    23.28    1.77   14.62   10.41       1.81   14.46       1.49   57.79    1.18
Holding Company Structure(40)                14.50    14.13    1.21   11.12    5.97       1.19   10.71       0.73  151.62    1.48
Assets Over $1 Billion(14)                    9.15     8.43    1.05   12.21    5.50       1.03   11.88       0.82  154.48    1.49
Assets $500 Million-$1 Billion(16)            9.51     8.94    1.16   12.80    6.54       1.11   12.06       0.86  146.60    1.56
Assets $250-$500 Million(13)                 11.60    11.44    1.04   10.47    5.24       0.99    9.96       0.67  162.47    1.65
Assets less than $250 Million(17)            19.64    19.51    1.31   10.56    6.54       1.29   10.04       0.87  151.97    1.06
Goodwill Companies(30)                        9.58     8.81    0.96   11.23    5.65       0.93   10.61       0.88  136.86    1.46
Non-Goodwill Companies(30)                   15.83    15.83    1.34   11.83    6.39       1.30   11.38       0.74  172.35    1.39


                                                          Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------     -------------------------
                                                                       Price/  Price/        Ind.   Divi-
                                              Price/   Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning    Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        -------  ------- ------- ------- --------     ------- -------  --------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(60)                         17.45  177.62   19.92  184.65   18.19         0.49    1.63    30.52
NYSE Traded Companies(2)                        19.18  229.23   17.23  245.45   19.57         0.58    1.08    20.95
AMEX Traded Companies(6)                        14.81  153.87   19.03  184.67   16.79         0.56    1.75    40.49
NASDAQ Listed OTC Companies(52)                 17.49  177.95   20.12  183.35   18.20         0.48    1.65    30.07
California Companies(1)                         11.84  146.10   15.67  146.70   11.84         0.00    0.00     0.00
Mid-Atlantic Companies(15)                      20.06  185.22   18.80  195.81   19.96         0.50    1.68    33.58
Mid-West Companies(2)                            0.00   96.46   35.38   99.25    0.00         0.00    0.00     0.00
New England Companies(33)                       14.94  189.24   17.05  196.75   16.24         0.52    1.72    28.04
North-West Companies(4)                         20.00  188.21   21.77  193.30   20.74         0.31    1.62    29.94
South-East Companies(5)                         25.34  122.15   32.85  122.15   25.29         0.68    1.99    55.08
Thrift Strategy(43)                             17.73  170.78   20.76  177.04   18.68         0.52    1.71    32.87
Mortgage Banker Strategy(7)                     19.25  200.61   16.97  206.96   18.55         0.36    1.23    23.42
Real Estate Strategy(5)                         10.97  174.03   18.59  174.33   11.62         0.26    1.26    12.75
Diversified Strategy(5)                         15.82  224.15   15.23  241.73   16.52         0.47    1.51    24.22
Companies Issuing Dividends(52)                 18.33  180.72   19.72  188.71   19.15         0.56    1.88    35.27
Companies Without Dividends(8)                   9.87  156.79   21.23  157.93    9.94         0.00    0.00     0.00
Equity/Assets less than 6%(5)                   16.00  252.67   14.02  258.45   19.77         0.18    0.95    15.15
Equity/Assets 6-12%(39)                         15.69  191.79   16.84  201.99   16.57         0.55    1.73    28.62
Equity/Assets greater than 12%(16)              23.23  128.73   27.92  130.42   22.49         0.43    1.60    38.79
Actively Traded Companies(18)                   15.15  188.42   16.74  199.32   16.40         0.58    1.88    28.95
Market Value Below $20 Million(5)               18.52  115.97   26.64  117.37   17.89         0.18    0.99    26.59
Holding Company Structure(40)                   18.02  171.24   21.69  180.71   18.44         0.50    1.70    32.52
Assets Over $1 Billion(14)                      19.24  216.37   19.06  225.55   19.41         0.54    1.57    29.72
Assets $500 Million-$1 Billion(16)              15.39  180.55   16.65  197.01   16.55         0.54    1.70    26.78
Assets $250-$500 Million(13)                    16.66  175.63   18.95  179.54   17.48         0.44    1.73    33.41
Assets less than $250 Million(17)               18.70  145.27   24.64  146.37   19.50         0.43    1.55    32.53
Goodwill Companies(30)                          17.74  183.69   16.60  198.26   18.84         0.52    1.57    27.33
Non-Goodwill Companies(30)                      17.13  171.54   23.23  171.54   17.50         0.46    1.70    33.70

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                            Exhibit IV-1 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------

                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages, MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                     12.20    12.09    0.77    6.97    2.67       0.79    7.08       0.47  142.94    0.71
BIF-Insured Thrifts(3)                       10.87    10.23    1.05   10.29    3.38       0.87    8.36       1.16   74.62    1.11
NASDAQ Listed OTC Companies(23)              11.97    11.76    0.82    7.56    2.79       0.80    7.30       0.60  130.13    0.78
Florida Companies(3)                          9.86     9.83    0.59    5.60    2.43       0.67    6.50       0.38   76.69    0.46
Mid-Atlantic Companies(11)                   12.16    11.79    0.81    7.62    2.63       0.79    7.33       0.73  109.28    0.89
Mid-West Companies(7)                        13.05    13.04    0.87    7.00    2.94       0.91    7.26       0.46  181.63    0.52
New England Companies(1)                      9.02     9.01    1.16   13.69    4.27       0.75    8.84       0.76  146.25    1.66
Thrift Strategy(22)                          12.15    11.93    0.80    7.17    2.70       0.81    7.21       0.59  129.05    0.72
Diversified Strategy(1)                       9.02     9.01    1.16   13.69    4.27       0.75    8.84       0.76  146.25    1.66
Companies Issuing Dividends(22)              11.86    11.64    0.83    7.60    2.78       0.81    7.35       0.61  128.93    0.74
Companies Without Dividends(1)               13.66    13.66    0.73    6.80    3.01       0.71    6.55       0.45  148.08    1.37
Equity/Assets 6-12%(16)                      10.02     9.73    0.78    8.05    2.86       0.73    7.54       0.70   84.77    0.81
Equity/Assets greater than 12%(7)            16.63    16.63    0.93    6.38    2.63       0.98    6.73       0.31  266.20    0.71
Holding Company Structure(2)                 11.94    10.03    1.06    9.22    3.68       0.95    8.25       0.91   43.96    0.67
Assets Over $1 Billion(5)                     8.95     8.46    1.01   11.55    3.31       0.82    9.29       0.74   97.60    1.16
Assets $500 Million-$1 Billion(3)             9.86     9.83    0.59    5.60    2.43       0.67    6.50       0.38   76.69    0.46
Assets $250-$500 Million(5)                  11.63    11.61    0.88    7.97    3.10       0.86    7.73       0.29  188.56    0.43
Assets less than $250 Million(10)            13.55    13.34    0.79    6.52    2.60       0.81    6.68       0.73  133.77    0.84
Goodwill Companies(9)                         9.32     8.73    0.87    9.47    3.19       0.79    8.54       0.61   97.45    0.83
Non-Goodwill Companies(14)                   13.41    13.41    0.80    6.51    2.58       0.81    6.63       0.60  149.74    0.75
MHC Institutions(23)                         11.97    11.76    0.82    7.56    2.79       0.80    7.30       0.60  130.13    0.78

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages, MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                      27.01  228.50   28.01  230.23   27.71         0.51    1.97   37.93
BIF-Insured Thrifts(3)                        25.27  266.19   31.90  288.85    0.00         0.47    1.47   44.13
NASDAQ Listed OTC Companies(23)               25.85  233.52   28.69  238.05   27.71         0.50    1.88   39.99
Florida Companies(3)                           0.00  223.57   22.01  224.40    0.00         0.90    2.90    0.00
Mid-Atlantic Companies(11)                    27.14  225.82   29.81  234.96    0.00         0.28    1.27   36.08
Mid-West Companies(7)                         27.01  235.94   29.77  236.33   27.71         0.68    2.51   45.34
New England Companies(1)                      23.40  295.27   26.64  295.53    0.00         0.76    2.26   52.78
Thrift Strategy(22)                           27.08  229.11   28.82  233.94   27.71         0.48    1.86   38.40
Diversified Strategy(1)                       23.40  295.27   26.64  295.53    0.00         0.76    2.26   52.78
Companies Issuing Dividends(22)               25.85  237.19   28.93  242.04   27.71         0.53    2.00   44.99
Companies Without Dividends(1)                 0.00  182.19   24.90  182.19    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(16)                       25.85  244.48   26.19  251.27   27.71         0.48    1.71   44.99
Equity/Assets greater than 12%(7)              0.00  211.60   34.70  211.60    0.00         0.54    2.31    0.00
Holding Company Structure(2)                  27.14  237.10   28.31  282.18    0.00         0.28    0.98   26.67
Assets Over $1 Billion(5)                     23.40  309.30   29.40  318.91    0.00         0.38    1.52   44.70
Assets $500 Million-$1 Billion(3)              0.00  223.57   22.01  224.40    0.00         0.90    2.90    0.00
Assets $250-$500 Million(5)                   27.01  251.36   28.91  252.01   27.71         0.54    1.96   40.68
Assets less than $250 Million(10)             27.14  210.38   29.87  216.01    0.00         0.44    1.75   37.03
Goodwill Companies(9)                         25.85  261.51   25.86  275.09   27.71         0.47    1.71   40.29
Non-Goodwill Companies(14)                     0.00  219.53   30.24  219.53    0.00         0.52    1.98   39.62
MHC Institutions(23)                          25.85  233.52   28.69  238.05   27.71         0.50    1.88   39.99

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700             Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                            Equity/ Equity/    Reported Earnings        Core Earnings       NPAs   Resvs/  Resvs/
                                                            -----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.07     3.46    0.76   19.09    6.62       0.65   16.33       1.86   43.81    1.22
CSA   Coast Savings Financial of CA           5.20     5.14    0.62   12.51    4.90       0.66   13.36       1.23   75.26    1.37
CFB   Commercial Federal Corp. of NE          6.17     5.52    0.94   16.03    6.28       0.94   16.03       0.88   75.53    0.90
DME   Dime Bancorp, Inc. of NY*               5.43     5.17    0.68   12.66    5.36       0.67   12.46       1.02   51.61    0.81
DSL   Downey Financial Corp. of CA            7.13     7.04    0.73    9.96    5.42       0.70    9.56       0.95   55.50    0.58
FED   FirstFed Fin. Corp. of CA               5.16     5.11    0.56   11.73    6.00       0.56   11.68       1.20  168.73    2.57
GSB   Glendale Fed. Bk, FSB of CA             5.65     5.05    0.57   10.24    5.28       0.68   12.27       1.36   70.96    1.30
GDW   Golden West Fin. Corp. of CA            6.56     6.56    0.88   13.91    6.62       0.86   13.68       1.18   47.94    0.67
GPT   GreenPoint Fin. Corp. of NY*            9.69     5.19    1.09   10.41    5.07       1.06   10.17       2.88   28.68    1.26
JSB   JSB Financial, Inc. of NY              23.22    23.22    1.93    8.61    6.37       1.71    7.65       1.07   35.16    0.61
NYB   New York Bancorp, Inc. of NY            5.21     5.21    1.62   31.66    6.79       1.66   32.45       0.88   65.33    0.92
WES   Westcorp Inc. of Orange CA              9.08     9.06    0.99   10.57    7.71       0.20    2.18       0.76  121.61    1.78

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.37    17.37    0.59    3.85    2.44       0.59    3.85       0.50  201.03    1.32
ANE   Alliance Bancorp of New Englan*         7.36     7.18    0.79   11.65    6.57       0.73   10.74       1.99   62.80    2.00
BKC   American Bank of Waterbury CT*          8.81     8.49    1.30   15.51    6.94       1.10   13.09       1.77   48.58    1.48
BFD   BostonFed Bancorp of MA                 8.52     8.20    0.73    7.68    5.69       0.66    6.95       0.34  184.11    0.76
CFX   CFX Corp of NH(8)*                      8.71     8.40    0.73    8.91    2.09       0.99   11.98       0.55  137.87    1.10
CNY   Carver Bancorp, Inc. of NY              8.40     8.07   -0.15   -1.74   -1.52       0.01    0.13       1.31   47.60    1.07
CBK   Citizens First Fin.Corp. of IL         13.75    13.75    0.60    4.13    3.45       0.54    3.67       0.61   38.86    0.28
ESX   Essex Bancorp of VA(8)                  0.02    -0.08    0.12     NM     4.00       0.10     NM        2.11   51.58    1.27
FCB   Falmouth Co-Op Bank of MA*             23.86    23.86    0.84    3.43    2.57       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.20    12.20    0.05    0.56    0.29       0.48    5.03       0.39  259.57    1.16
GAF   GA Financial Corp. of PA               14.63    14.49    1.09    6.28    4.88       1.05    6.08       0.24   63.36    0.41
KNK   Kankakee Bancorp of IL                 11.43    10.78    0.89    8.28    6.35       0.87    8.12       1.05   60.22    0.90
KYF   Kentucky First Bancorp of KY           16.70    16.70    1.16    6.52    5.38       1.14    6.43       0.09  457.83    0.76
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.27    3.87    2.72       0.18    2.55        NA      NA      NA
PDB   Piedmont Bancorp of NC                 16.43    16.43   -0.24   -1.28   -1.06       0.55    2.91       0.89   75.98    0.81
SSB   Scotland Bancorp of NC                 22.62    22.62    1.86    5.47    6.44       1.83    5.39        NA      NA     0.53
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.16       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.71       0.50    2.84        NA      NA     0.20
SSM   Stone Street Bancorp of NC             29.57    29.57    1.54    4.69    4.25       1.54    4.69       0.23  229.34    0.62
TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    3.56       0.96    6.96       0.27  304.97    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.29       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.46    13.41    0.57    4.02    3.14       0.82    5.83       0.87   59.98    0.77
WSB   Washington SB, FSB of MD                8.38     8.38    0.42    5.04    3.39       0.59    7.06       1.53   30.34    1.01

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.65     8.49    0.72    8.75    6.90       0.36    4.34       1.30   34.59    0.65
AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.29       0.79    6.46       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.24     8.14    1.04   11.41    6.25       1.04   11.33       0.94   75.89    0.97
AMFC  AMB Financial Corp. of IN              13.94    13.94    1.02    6.29    6.13       0.72    4.43       0.32  118.29    0.51
ASBP  ASB Financial Corp. of OH              15.57    15.57    0.97    5.70    4.88       0.91    5.35       0.96   75.72    1.07
ABBK  Abington Savings Bank of MA*            7.13     6.46    0.85   12.38    6.36       0.76   11.03       0.16  269.74    0.71
AABC  Access Anytime Bancorp of NM            8.65     8.65    1.44   22.38   12.45       1.34   20.78       1.58   31.35    0.95
AFBC  Advance Fin. Bancorp of WV             15.40    15.40    0.89    6.41    4.68       0.87    6.25       0.74   38.01    0.33
AADV  Advantage Bancorp of WI(8)              9.54     8.88    1.04   11.55    5.30       0.93   10.36       0.48  117.02    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.75    5.33       1.09   11.16       0.34  218.65    1.18
ALBC  Albion Banc Corp. of Albion NY          8.57     8.57    0.50    5.53    4.52       0.49    5.45       0.12  321.43    0.53
ABCL  Allied Bancorp of IL                    9.42     9.30    0.79    8.70    4.04       0.88    9.69       0.21  184.61    0.54
ATSB  AmTrust Capital Corp. of IN            10.93    10.82    0.40    3.86    3.86       0.23    2.21       2.20   33.49    1.03

                                                         Pricing Ratios                      Dividend Data(6)
                                            ------------------------------------------   --------------------------
                                                                     Price/   Price/       Ind.   Divi-
                                             Price/  Price/  Price/  Tang.    Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets  Book    Earnings     Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- ----------   ------- ------- ---------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             15.10  294.99   12.00  347.34   17.66         0.88    1.48   22.34
CSA   Coast Savings Financial of CA           20.41  238.00   12.37  240.77   19.11         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE          15.91  233.41   14.39  260.91   15.91         0.33    0.69   10.93
DME   Dime Bancorp, Inc. of NY*               18.65  233.62   12.68  245.45   18.95         0.16    0.66   12.31
DSL   Downey Financial Corp. of CA            18.46  176.17   12.57  178.46   19.23         0.32    1.16   21.48
FED   FirstFed Fin. Corp. of CA               16.67  182.41    9.41  184.16   16.74         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA             18.93  181.13   10.23  202.37   15.79         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA            15.11  197.57   12.97  197.57   15.37         0.50    0.56    8.43
GPT   GreenPoint Fin. Corp. of NY*            19.71  224.84   21.79     NM    20.19         1.00    1.50   29.59
JSB   JSB Financial, Inc. of NY               15.70  129.82   30.14  129.82   17.66         1.40    3.00   47.14
NYB   New York Bancorp, Inc. of NY            14.74     NM    23.24     NM    14.38         0.60    1.70   25.00
WES   Westcorp Inc. of Orange CA              12.98  130.77   11.88  131.07     NM          0.40    2.35   30.53


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                NM   138.08   23.99  138.08     NM          0.36    1.52   62.07
ANE   Alliance Bancorp of New Englan*         15.22  159.82   11.77  163.86   16.51         0.20    1.14   17.39
BKC   American Bank of Waterbury CT*          14.41  202.84   17.87  210.55   17.07         1.44    3.06   44.04
BFD   BostonFed Bancorp of MA                 17.56  140.68   11.98  146.13   19.40         0.28    1.37   24.14
CFX   CFX Corp of NH(8)*                        NM   270.73   23.58  280.87     NM          0.88    3.17     NM
CNY   Carver Bancorp, Inc. of NY                NM   113.06    9.50  117.66     NM          0.00    0.00     NM
CBK   Citizens First Fin.Corp. of IL          28.97  123.39   16.97  123.39     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                  25.00     NM     2.76     NM    27.78         0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*                NM   131.49   31.37  131.49     NM          0.20    0.99   38.46
FAB   FirstFed America Bancorp of MA            NM   142.01   17.33  142.01     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                20.48  130.77   19.13  132.03   21.15         0.48    2.49   51.06
KNK   Kankakee Bancorp of IL                  15.75  124.29   14.21  131.84   16.05         0.48    1.42   22.33
KYF   Kentucky First Bancorp of KY            18.59  128.43   21.45  128.43   18.83         0.50    3.45   64.10
MBB   MSB Bancorp of Middletown NY*             NM   137.12   10.13  279.38     NM          0.60    2.07     NM
PDB   Piedmont Bancorp of NC                    NM   137.17   22.54  137.17     NM          0.40    3.86     NM
SSB   Scotland Bancorp of NC                  15.53  134.69   30.46  134.69   15.77         0.30    2.93   45.45
SZB   SouthFirst Bancshares of AL               NM   118.31   16.56  118.31     NM          0.50    2.63     NM
SRN   Southern Banc Company of AL               NM   115.71   19.68  116.91     NM          0.35    2.07     NM
SSM   Stone Street Bancorp of NC              23.55  124.08   36.68  124.08   23.55         0.45    2.22   52.33
TSH   Teche Holding Company of LA             28.05  140.89   18.52  140.89   20.26         0.50    2.29   64.10
FTF   Texarkana Fst. Fin. Corp of AR          18.89  164.67   25.85  164.67   15.28         0.56    2.26   42.75
THR   Three Rivers Fin. Corp. of MI             NM   127.09   17.11  127.58   21.94         0.40    2.03   64.52
WSB   Washington SB, FSB of MD                29.48  142.83   11.96  142.83   21.06         0.10    1.36   40.00


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             14.49  122.62   10.61  125.00   29.20         0.42    1.05   15.22
AFED  AFSALA Bancorp, Inc. of NY              23.32  129.72   17.48  129.72   23.32         0.24    1.26   29.27
ALBK  ALBANK Fin. Corp. of Albany NY          16.00  173.29   16.02  196.72   16.11         0.72    1.56   24.91
AMFC  AMB Financial Corp. of IN               16.33  107.02   14.92  107.02   23.19         0.28    1.75   28.57
ASBP  ASB Financial Corp. of OH               20.50  127.38   19.83  127.38   21.87         0.40    3.05   62.50
ABBK  Abington Savings Bank of MA*            15.72  185.28   13.21  204.43   17.65         0.40    1.11   17.47
AABC  Access Anytime Bancorp of NM             8.03  134.75   11.66  134.75    8.65         0.00    0.00    0.00
AFBC  Advance Fin. Bancorp of WV              21.39  118.18   18.20  118.18   21.91         0.32    1.80   38.55
AADV  Advantage Bancorp of WI(8)              18.86  203.50   19.42  218.73   21.03         0.40    0.64   12.12
AFCB  Affiliated Comm BC, Inc of MA           18.75  173.57   16.97  174.53   16.38         0.60    2.11   39.47
ALBC  Albion Banc Corp. of Albion NY          22.14  119.54   10.24  119.54   22.48         0.32    1.10   24.43
ABCL  Allied Bancorp of IL                    24.76  163.04   15.35  165.09   22.25         0.44    1.68   41.51
ATSB  AmTrust Capital Corp. of IN             25.93   96.69   10.57   97.70     NM          0.20    1.43   37.04

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                            Exhibit IV-1 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of November 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
                                                            -----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.24   -3.82      -0.61   -4.43       0.73  107.99    1.48
ASBI  Ameriana Bancorp of IN                 11.21    11.21    0.92    8.35    5.79       0.83    7.53       0.52   53.03    0.37
AFFFZ America First Fin. Fund of CA(8)        8.37     8.28    1.99   24.83   15.51       2.01   25.10       0.35   94.92    0.48
ABCW  Anchor Bancorp Wisconsin of WI          6.40     6.29    0.99   16.08    6.63       0.93   15.00       0.98  115.36    1.44
ANDB  Andover Bancorp, Inc. of MA*            8.12     8.12    1.05   13.16    6.65       1.03   12.85       0.91  107.23    1.33
ASFC  Astoria Financial Corp. of NY           7.72     6.53    0.81   10.37    5.37       0.77    9.81       0.46   39.39    0.43
AVND  Avondale Fin. Corp. of IL               7.72     7.72   -1.93  -21.53  -21.06      -1.97  -21.92       1.11   86.78    1.65
BKCT  Bancorp Connecticut of CT*             10.75    10.75    1.36   12.96    5.58       1.24   11.85       1.04  118.74    2.00
BPLS  Bank Plus Corp. of CA                   4.52     4.51    0.36    7.51    5.85       0.30    6.24       2.21   67.35    2.02
BWFC  Bank West Fin. Corp. of MI             14.14    14.14    1.03    6.69    4.00       0.56    3.65       0.21   69.91    0.21
BANC  BankAtlantic Bancorp of FL              5.50     4.55    1.04   18.10    8.49       0.54    9.50       0.92  108.06    1.42
BKUNA BankUnited SA of FL                     3.12     2.46    0.31    7.68    3.79       0.28    6.90       0.62   27.63    0.21
BVCC  Bay View Capital Corp. of CA            5.82     4.86    0.55    9.13    4.21       0.62   10.22       0.63  195.87    1.62
FSNJ  Bayonne Banchsares of NJ               15.62    15.62    0.37    3.86    2.08       0.52    5.41       1.12   47.67    1.38
BFSB  Bedford Bancshares of VA               14.10    14.10    1.20    8.41    4.92       1.19    8.35       0.52   92.88    0.58
BFFC  Big Foot Fin. Corp. of IL              17.48    17.48    0.15    1.22    0.65       0.44    3.67       0.09  150.75    0.31
BSBC  Branford SB of CT(8)*                   9.65     9.65    1.12   12.06    5.17       1.12   12.06       1.56  131.46    3.09
BYFC  Broadway Fin. Corp. of CA              10.01    10.01   -0.11   -1.03   -1.23       0.21    1.94       1.62   52.84    1.02
CBES  CBES Bancorp of MO                     16.92    16.92    1.23    6.90    5.79       1.12    6.26       0.59   81.11    0.53
CCFH  CCF Holding Company of GA              10.66    10.66    0.14    1.03    0.80      -0.16   -1.16       0.20  288.02    0.70
CENF  CENFED Financial Corp. of CA            5.56     5.55    0.64   12.26    5.91       0.58   11.04       0.97   76.38    1.07
CFSB  CFSB Bancorp of Lansing MI              7.71     7.71    1.20   15.75    5.58       1.13   14.80       0.19  283.10    0.61
CKFB  CKF Bancorp of Danville KY             23.67    23.67    1.83    7.53    6.59       1.37    5.61       1.20   16.62    0.22
CNSB  CNS Bancorp of MO                      24.33    24.33    0.79    3.21    2.35       0.79    3.21       0.50   80.20    0.58
CSBF  CSB Financial Group Inc of IL*         25.03    23.66    0.32    1.22    1.28       0.52    1.98       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          16.21    16.21    1.45    9.07    7.12       1.42    8.91       1.27   96.64    1.55
CAFI  Camco Fin. Corp. of OH                  9.59     8.88    1.20   12.96    7.21       1.01   10.94       0.60   41.84    0.29
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    3.98       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO(8)        9.14     9.14    0.95   10.96    5.36       0.94   10.78       0.37   84.67    0.39
CFNC  Carolina Fincorp of NC*                22.59    22.59    1.17    5.03    4.03       1.14    4.89       0.16  226.67    0.50
CASB  Cascade SB of Everett WA(8)             6.64     6.64    0.60    9.62    5.10       0.60    9.62       0.28  332.14    1.12
CATB  Catskill Fin. Corp. of NY*             24.78    24.78    1.39    5.20    4.77       1.41    5.26       0.40  162.15    1.50
CNIT  Cenit Bancorp of Norfolk VA             6.95     6.36    0.80   11.30    4.99       0.74   10.50       0.52  103.38    0.77
CEBK  Central Co-Op. Bank of MA*              9.93     8.88    0.87    8.67    5.47       0.88    8.79       0.53  151.19    1.15
CENB  Century Bancshares of NC*              30.29    30.29    1.69    5.60    5.24       1.70    5.62       0.25  219.37    0.85
CBSB  Charter Financial Inc. of IL(8)        14.47    12.80    1.13    7.49    4.77       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             7.05     6.48    1.26   18.64    6.14       1.23   18.23       0.27  159.82    0.68
CVAL  Chester Valley Bancorp of PA            8.66     8.66    0.98   11.29    5.18       0.93   10.79       0.53  173.12    1.12
CTZN  CitFed Bancorp of Dayton OH             6.27     5.70    0.86   13.53    5.87       0.86   13.53       0.40  136.26    0.86
CLAS  Classic Bancshares of KY               14.90    12.61    0.56    3.44    2.98       0.75    4.66       0.67   93.71    0.94
CMSB  Cmnwealth Bancorp of PA                 9.28     7.24    0.75    7.49    5.01       0.63    6.32       0.47   85.46    0.71
CBSA  Coastal Bancorp of Houston TX           3.47     2.92    0.41   12.41    8.31       0.43   12.77       0.62   38.71    0.54
CFCP  Coastal Fin. Corp. of SC                6.56     6.56    1.21   19.41    5.43       1.05   16.77       0.10  966.86    1.18
CMSV  Commty. Svgs, MHC of FL (48.5)         11.34    11.34    0.80    7.04    3.06       0.73    6.45       0.41   90.57    0.62
CFTP  Community Fed. Bancorp of MS           26.73    26.73    1.47    4.77    3.86       1.45    4.70       0.50   54.53    0.46
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    5.33       1.28    9.26       0.56  105.58    0.67
CFBC  Community First Bnkg Co. of GA         17.80    17.57    0.74    4.46    3.36       0.74    4.46       2.19   25.76    0.75
CIBI  Community Inv. Bancorp of OH           11.75    11.75    0.97    8.31    6.41       0.97    8.31       0.53   94.97    0.59
COOP  Cooperative Bk.for Svgs. of NC          7.69     7.69    0.63    8.30    4.20       0.63    8.30       0.21  109.36    0.29
CRZY  Crazy Woman Creek Bncorp of WY         23.70    23.70    1.27    4.66    4.68       1.29    4.72       0.38  134.22    1.04
DNFC  D&N Financial Corp. of MI               5.25     5.20    0.89   15.92    6.97       0.82   14.69       0.35  178.16    0.83
DCBI  Delphos Citizens Bancorp of OH         26.64    26.64    1.54    6.13    4.69       1.54    6.13       0.45   21.81    0.13
DIME  Dime Community Bancorp of NY           13.50    11.63    1.09    6.91    4.73       1.06    6.72       0.60  135.05    1.39
DIBK  Dime Financial Corp. of CT*             8.14     7.91    1.94   23.83    9.68       1.94   23.75       0.37  353.73    3.21
EGLB  Eagle BancGroup of IL                  11.85    11.85    0.32    2.61    2.33       0.25    2.04       1.48   35.66    0.73
EBSI  Eagle Bancshares of Tucker GA           8.17     8.17    0.65    7.67    4.57       0.65    7.75       1.26   54.76    0.94
                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------      ------------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- --------      ------- ------- --------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*            NM   116.68   15.09  116.68     NM          0.20    1.18     NM
ASBI  Ameriana Bancorp of IN                   17.26  143.07   16.03  143.07   19.12         0.64    3.28   56.64
AFFFZ America First Fin. Fund of CA(8)          6.45  150.45   12.59  152.05    6.38         1.60    3.40   21.89
ABCW  Anchor Bancorp Wisconsin of WI           15.07  227.93   14.59  231.96   16.15         0.32    1.02   15.31
ANDB  Andover Bancorp, Inc. of MA*             15.04  186.88   15.18  186.88   15.41         0.76    2.01   30.28
ASFC  Astoria Financial Corp. of NY            18.62  186.78   14.41  220.83   19.69         0.60    1.09   20.27
AVND  Avondale Fin. Corp. of IL                  NM   121.40    9.37  121.40     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*               17.94  223.21   24.00  223.21   19.61         1.00    2.50   44.84
BPLS  Bank Plus Corp. of CA                    17.11  121.40    5.49  121.53   20.59         0.00    0.00    0.00
BWFC  Bank West Fin. Corp. of MI               25.00  165.41   23.39  165.41     NM          0.32    1.45   36.36
BANC  BankAtlantic Bancorp of FL               11.78  204.41   11.25  247.33   22.45         0.13    0.90   10.66
BKUNA BankUnited SA of FL                      26.41  184.07    5.75  234.00   29.41         0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA             23.77  227.89   13.26  272.84   21.23         0.32    0.95   22.54
FSNJ  Bayonne Banchsares of NJ                   NM   113.42   17.72  113.42     NM          0.17    1.42   68.00
BFSB  Bedford Bancshares of VA                 20.32  164.44   23.18  164.44   20.47         0.56    1.98   40.29
BFFC  Big Foot Fin. Corp. of IL                  NM   123.58   21.61  123.58     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                    19.35  223.05   21.52  223.05   19.35         0.08    1.33   25.81
BYFC  Broadway Fin. Corp. of CA                  NM    88.32    8.84   88.32     NM          0.20    1.54     NM
CBES  CBES Bancorp of MO                       17.26  115.74   19.58  115.74   19.04         0.40    1.96   33.90
CCFH  CCF Holding Company of GA                  NM   140.75   15.00  140.75     NM          0.55    2.75     NM
CENF  CENFED Financial Corp. of CA             16.91  189.45   10.54  189.71   18.78         0.36    0.88   14.94
CFSB  CFSB Bancorp of Lansing MI               17.93  272.45   21.00  272.45   19.09         0.68    1.92   34.34
CKFB  CKF Bancorp of Danville KY               15.16  117.91   27.90  117.91   20.33         0.50    2.70   40.98
CNSB  CNS Bancorp of MO                          NM   139.47   33.94  139.47     NM          0.24    1.20   51.06
CSBF  CSB Financial Group Inc of IL*             NM    96.30   24.11  101.87     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL            14.04  127.43   20.66  127.43   14.29         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   13.87  160.21   15.36  173.04   16.44         0.52    2.17   30.06
CMRN  Cameron Fin. Corp. of MO                 25.15  114.20   24.77  114.20   20.23         0.28    1.43   35.90
CAPS  Capital Savings Bancorp of MO(8)         18.64  191.20   17.47  191.20   18.96         0.24    1.07   20.00
CFNC  Carolina Fincorp of NC*                  24.81  124.78   28.18  124.78   25.54         0.24    1.38   34.29
CASB  Cascade SB of Everett WA(8)              19.62  152.51   10.12  152.51   19.62         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               20.98  114.34   28.33  114.34   20.73         0.32    1.82   38.10
CNIT  Cenit Bancorp of Norfolk VA              20.06  230.74   16.03  251.95   21.59         1.00    1.47   29.50
CEBK  Central Co-Op. Bank of MA*               18.28  152.30   15.12  170.20   18.03         0.32    1.21   22.07
CENB  Century Bancshares of NC*                19.09  106.50   32.26  106.50   19.05         2.00    2.50   47.73
CBSB  Charter Financial Inc. of IL(8)          20.95  160.47   23.22  181.37   14.97         0.32    1.45   30.48
COFI  Charter One Financial of OH              16.28  273.93   19.32  298.34   16.64         1.00    1.69   27.47
CVAL  Chester Valley Bancorp of PA             19.30  205.88   17.83  205.88   20.19         0.44    1.68   32.35
CTZN  CitFed Bancorp of Dayton OH              17.04  211.98   13.30  233.27   17.04         0.36    0.71   12.12
CLAS  Classic Bancshares of KY                   NM   114.67   17.09  135.55   24.81         0.28    1.64   54.90
CMSB  Cmnwealth Bancorp of PA                  19.97  156.45   14.52  200.69   23.69         0.28    1.37   27.45
CBSA  Coastal Bancorp of Houston TX            12.03  141.80    4.92  168.63   11.69         0.48    1.66   20.00
CFCP  Coastal Fin. Corp. of SC                 18.40  329.99   21.63  329.99   21.30         0.36    1.57   28.80
CMSV  Commty. Svgs, MHC of FL (48.5)             NM   221.66   25.14  221.66     NM          0.90    2.57     NM
CFTP  Community Fed. Bancorp of MS             25.94  137.29   36.70  137.29   26.34         0.30    1.75   45.45
CFFC  Community Fin. Corp. of VA               18.75  131.23   17.99  131.23   14.82         0.56    2.26   42.42
CFBC  Community First Bnkg Co. of GA           29.74  131.86   23.48  133.65   29.74         0.60    1.56   46.51
CIBI  Community Inv. Bancorp of OH             15.59  130.17   15.29  130.17   15.59         0.32    2.03   31.68
COOP  Cooperative Bk.for Svgs. of NC           23.79  187.38   14.41  187.38   23.79         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY           21.35  103.29   24.48  103.29   21.05         0.40    2.60   55.56
DNFC  D&N Financial Corp. of MI                14.36  215.74   11.34  218.08   15.56         0.20    0.83   11.90
DCBI  Delphos Citizens Bancorp of OH           21.34  119.45   31.82  119.45   21.34         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY             21.14  156.99   21.19  182.21   21.73         0.24    1.03   21.82
DIBK  Dime Financial Corp. of CT*              10.33  216.64   17.65  223.09   10.36         0.44    1.40   14.43
EGLB  Eagle BancGroup of IL                      NM   115.97   13.74  115.97     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA            21.88  152.90   12.50  152.90   21.63         0.60    3.12   68.18

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGFC  Eagle Financial Corp. of CT(8)          6.90     5.49    0.34    4.79    1.74       0.48    6.91       0.53   87.59    0.86
ETFS  East Texas Fin. Serv. of TX            18.01    18.01    0.68    3.68    3.75       0.63    3.43       0.27   88.06    0.48
EMLD  Emerald Financial Corp of OH            7.80     7.69    1.05   13.70    6.23       0.97   12.67       0.24  115.15    0.36
EIRE  Emerald Island Bancorp, MA(8)*          6.99     6.99    0.86   12.46    4.96       0.92   13.24       0.17  416.26    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.12       1.09    3.12       0.05  357.14    0.45
EFBI  Enterprise Fed. Bancorp of OH          11.43    11.42    0.92    7.43    4.29       0.77    6.18       0.07  297.93    0.30
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    4.89       0.74   14.50       0.49   36.72    0.26
FCBF  FCB Fin. Corp. of Neenah WI            14.64    14.64    0.74    4.48    2.24       0.57    3.45       0.24  277.72    0.85
FFBS  FFBS Bancorp of Columbus MS            16.70    16.70    1.41    7.48    5.16       1.41    7.48       0.58   72.88    0.59
FFDF  FFD Financial Corp. of OH              24.34    24.34    1.94    7.84    6.31       0.95    3.85        NA      NA     0.46
FFLC  FFLC Bancorp of Leesburg FL            13.73    13.73    1.00    6.81    4.18       0.94    6.44       0.18  226.46    0.52
FFFC  FFVA Financial Corp. of VA             13.31    13.04    1.40   10.28    5.09       1.35    9.86       0.16  361.92    0.99
FFWC  FFW Corporation of Wabash IN            9.70     8.81    1.04   10.57    6.44       1.02   10.35       0.18  217.37    0.60
FFYF  FFY Financial Corp. of OH              13.70    13.70    1.29    8.85    6.29       1.27    8.70       0.66   72.24    0.63
FMCO  FMS Financial Corp. of NJ               6.49     6.39    1.02   15.82    7.97       1.01   15.69       1.15   43.53    0.94
FFHH  FSF Financial Corp. of MN              11.17    11.17    0.85    7.05    5.20       0.84    6.98       0.15  148.95    0.33
FOBC  Fed One Bancorp of Wheeling WV         11.18    10.68    0.94    8.21    5.55       0.94    8.21       0.45   91.97    0.88
FBCI  Fidelity Bancorp of Chicago IL         10.48    10.46    0.81    7.86    6.06       0.81    7.86       0.41   22.74    0.12
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.38    4.06       0.81   11.68        NA      NA      NA
FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    1.79       0.60    6.56       0.34   62.82    0.29
FFED  Fidelity Fed. Bancorp of IN             6.11     6.11    0.75   14.32    6.70       0.73   13.89       0.13  626.40    0.96
FFOH  Fidelity Financial of OH               13.02    11.56    0.91    6.59    5.07       1.02    7.37       0.29  106.32    0.37
FIBC  Financial Bancorp, Inc. of NY           9.05     9.00    0.91    9.52    5.88       0.97   10.18       1.75   27.02    0.91
FBSI  First Bancshares of MO                 13.92    13.92    1.19    8.36    6.63       1.08    7.54       0.67   45.57    0.36
FBBC  First Bell Bancorp of PA               10.53    10.53    1.15    9.44    6.84       1.12    9.20       0.09  116.26    0.13
FBER  First Bergen Bancorp of NJ             13.65    13.65    0.77    4.97    3.81       0.77    4.97       0.84  127.66    2.47
SKBO  First Carnegie,MHC of PA(45.0)         16.45    16.45    0.52    5.53    1.77       0.52    5.53        NA      NA     0.83
FSTC  First Citizens Corp of GA              10.12     7.98    1.96   20.65    9.04       1.75   18.46        NA      NA     1.43
FCME  First Coastal Corp. of ME*              9.75     9.75    4.17   48.29   32.59       4.01   46.37       1.65  108.25    2.49
FFBA  First Colorado Bancorp of Co           13.08    12.91    1.21    8.92    4.88       1.20    8.84       0.20  141.52    0.39
FDEF  First Defiance Fin.Corp. of OH         19.67    19.67    1.03    4.82    4.13       1.00    4.67       0.45   99.07    0.59
FESX  First Essex Bancorp of MA*              7.40     6.48    0.90   12.27    6.69       0.77   10.52       0.58  149.29    1.43
FFES  First FS&LA of E. Hartford CT           6.63     6.63    0.53    8.37    5.19       0.60    9.51       0.31   87.85    1.44
FFSX  First FS&LA. MHC of IA (46.1)           8.73     8.66    0.73    8.79    3.70       0.71    8.56       0.22  185.09    0.53
BDJI  First Fed. Bancorp. of MN              10.71    10.71    0.65    5.81    3.75       0.63    5.70       0.32  120.28    0.79
FFBH  First Fed. Bancshares of AR            14.89    14.89    1.06    6.78    5.29       1.01    6.48       0.96   23.38    0.29
FTFC  First Fed. Capital Corp. of WI          6.73     6.35    1.08   16.76    6.46       0.89   13.87       0.13  395.30    0.64
FFKY  First Fed. Fin. Corp. of KY            13.70    12.93    1.64   11.95    6.64       1.62   11.87       0.49   94.29    0.53
FFBZ  First Federal Bancorp of OH             7.67     7.66    1.01   13.33    6.49       1.02   13.43       0.52  172.30    1.03
FFCH  First Fin. Holdings Inc. of SC          6.12     6.12    0.87   14.24    5.15       0.85   13.86       1.49   45.68    0.82
FFBI  First Financial Bancorp of IL           8.92     8.92   -0.07   -0.84   -0.79       0.43    5.28       0.33  178.83    0.87
FFHS  First Franklin Corp. of OH              9.02     8.97    0.56    6.21    4.04       0.66    7.33       0.47   90.77    0.64
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.82       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.86     6.76    0.93   13.99    7.33       0.91   13.67       0.77   95.63    1.36
FFSL  First Independence Corp. of KS         10.25    10.25    0.65    5.99    4.87       0.65    5.99       1.25   47.61    0.89
FISB  First Indiana Corp. of IN               9.65     9.53    1.14   12.04    6.17       0.93    9.89       1.39  103.20    1.70
FKFS  First Keystone Fin. Corp of PA          6.63     6.63    0.82   11.30    6.72       0.75   10.35       1.11   39.39    0.84
FLKY  First Lancaster Bncshrs of KY          29.46    29.46    1.23    3.65    3.37       1.23    3.65       2.28   13.93    0.35
FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    4.74       0.72    9.91       0.81  110.00    1.29
CASH  First Midwest Fin. Corp. of IA         10.75     9.55    0.96    8.44    6.59       0.91    8.06       0.75   78.49    0.93
FMBD  First Mutual Bancorp of IL             13.40    10.21    0.32    2.12    1.73       0.30    1.94       0.26  138.78    0.47
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.02   15.29    5.86       1.00   15.00       0.06     NA     1.31
FNGB  First Northern Cap. Corp of WI         11.09    11.09    0.93    8.21    4.89       0.89    7.84       0.08  574.86    0.53
FFPB  First Palm Beach Bancorp of FL          6.25     6.10    0.58    8.65    4.77       0.49    7.25       0.57   58.39    0.53
FSLA  First SB SLA MHC of NJ (47.5)(8)        9.50     8.63    0.90    9.64    2.82       0.94   10.06       0.54  105.63    1.04
SOPN  First SB, SSB, Moore Co. of NC         23.01    23.01    1.75    7.26    5.42       1.75    7.26       0.29   70.15    0.31


                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------   -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGFC  Eagle Financial Corp. of CT(8)             NM   225.88   15.59  283.87     NM          1.00    1.93     NM
ETFS  East Texas Fin. Serv. of TX              26.67   98.28   17.70   98.28   28.57         0.20    1.00   26.67
EMLD  Emerald Financial Corp of OH             16.04  207.44   16.18  210.38   17.34         0.24    1.25   20.00
EIRE  Emerald Island Bancorp, MA(8)*           20.16  234.20   16.36  234.20   18.97         0.28    0.87   17.50
EFBC  Empire Federal Bancorp of MT               NM   111.79   39.01  111.79     NM          0.30    1.82     NM
EFBI  Enterprise Fed. Bancorp of OH            23.32  175.41   20.05  175.52   28.03         1.00    3.60     NM
EQSB  Equitable FSB of Wheaton MD              20.45  174.42    8.79  174.42   12.82         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                NM   138.04   20.20  138.04     NM          0.80    2.94     NM
FFBS  FFBS Bancorp of Columbus MS              19.40  156.90   26.21  156.90   19.40         0.50    2.22   43.10
FFDF  FFD Financial Corp. of OH                15.84  123.62   30.09  123.62     NM          0.30    1.63   25.86
FFLC  FFLC Bancorp of Leesburg FL              23.94  163.87   22.51  163.87   25.28         0.29    1.29   30.85
FFFC  FFVA Financial Corp. of VA               19.63  199.82   26.60  203.97   20.47         0.48    1.44   28.24
FFWC  FFW Corporation of Wabash IN             15.53  153.27   14.87  168.83   15.86         0.72    1.91   29.63
FFYF  FFY Financial Corp. of OH                15.91  146.55   20.07  146.55   16.17         0.80    2.69   42.78
FMCO  FMS Financial Corp. of NJ                12.55  185.89   12.06  188.63   12.66         0.28    0.95   11.97
FFHH  FSF Financial Corp. of MN                19.23  138.79   15.51  138.79   19.42         0.50    2.50   48.08
FOBC  Fed One Bancorp of Wheeling WV           18.02  147.60   16.50  154.47   18.02         0.62    2.49   44.93
FBCI  Fidelity Bancorp of Chicago IL           16.49  124.60   13.05  124.80   16.49         0.32    1.38   22.70
FSBI  Fidelity Bancorp, Inc. of PA             24.65  168.69   11.39  168.69   15.57         0.36    1.35   33.33
FFFL  Fidelity FSB, MHC of FL (47.7)             NM   225.49   18.88  227.14     NM          0.90    3.23     NM
FFED  Fidelity Fed. Bancorp of IN              14.93  194.17   11.86  194.17   15.38         0.40    4.00   59.70
FFOH  Fidelity Financial of OH                 19.74  121.56   15.83  136.99   17.65         0.28    1.87   36.84
FIBC  Financial Bancorp, Inc. of NY            16.99  157.92   14.29  158.73   15.90         0.00    0.00    0.00
FBSI  First Bancshares of MO                   15.09  126.63   17.63  126.63   16.72         0.20    0.76   11.49
FBBC  First Bell Bancorp of PA                 14.62  156.53   16.49  156.53   15.00         0.40    2.32   33.90
FBER  First Bergen Bancorp of NJ               26.23  137.21   18.73  137.21   26.23         0.20    1.07   28.17
SKBO  First Carnegie,MHC of PA(45.0)             NM   177.00   29.11  177.00     NM          0.30    1.61     NM
FSTC  First Citizens Corp of GA                11.06  192.93   19.52  244.65   12.37         0.29    1.21   13.36
FCME  First Coastal Corp. of ME*                3.07  130.11   12.69  130.11    3.20         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co             20.50  189.58   24.79  191.98   20.68         0.48    2.11   43.24
FDEF  First Defiance Fin.Corp. of OH           24.21  120.94   23.78  120.94   25.00         0.32    2.10   50.79
FESX  First Essex Bancorp of MA*               14.94  166.97   12.36  190.87   17.43         0.48    2.42   36.09
FFES  First FS&LA of E. Hartford CT            19.27  151.64   10.05  151.64   16.97         0.60    1.62   31.25
FFSX  First FS&LA. MHC of IA (46.1)            27.01  226.35   19.76  228.30   27.71         0.48    1.51   40.68
BDJI  First Fed. Bancorp. of MN                26.67  157.84   16.90  157.84   27.18         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR              18.91  128.43   19.12  128.43   19.79         0.24    1.12   21.24
FTFC  First Fed. Capital Corp. of WI           15.48  243.19   16.38  258.06   18.70         0.48    1.72   26.67
FFKY  First Fed. Fin. Corp. of KY              15.07  174.60   23.92  185.03   15.17         0.56    2.55   38.36
FFBZ  First Federal Bancorp of OH              15.40  194.05   14.88  194.25   15.28         0.24    1.25   19.20
FFCH  First Fin. Holdings Inc. of SC           19.42  262.13   16.03  262.13   19.96         0.84    1.95   37.84
FFBI  First Financial Bancorp of IL              NM   104.97    9.36  104.97   20.21         0.00    0.00     NM
FFHS  First Franklin Corp. of OH               24.76  148.66   13.41  149.51   20.97         0.40    1.54   38.10
FGHC  First Georgia Hold. Corp of GA           26.16  198.81   16.33  216.84     NM          0.05    0.60   15.63
FSPG  First Home Bancorp of NJ                 13.65  178.44   12.25  181.16   13.97         0.40    1.68   22.99
FFSL  First Independence Corp. of KS           20.55  127.23   13.04  127.23   20.55         0.25    1.67   34.25
FISB  First Indiana Corp. of IN                16.20  185.77   17.92  188.04   19.74         0.48    1.83   29.63
FKFS  First Keystone Fin. Corp of PA           14.88  158.73   10.52  158.73   16.24         0.20    0.63    9.30
FLKY  First Lancaster Bncshrs of KY            29.72  107.73   31.74  107.73   29.72         0.50    3.17     NM
FLFC  First Liberty Fin. Corp. of GA           21.11  226.59   16.70  251.31   25.81         0.44    1.58   33.33
CASH  First Midwest Fin. Corp. of IA           15.19  127.25   13.68  143.26   15.89         0.48    2.34   35.56
FMBD  First Mutual Bancorp of IL                 NM   131.75   17.65  172.78     NM          0.32    1.58     NM
FMSB  First Mutual SB of Bellevue WA*          17.06  242.36   16.45  242.36   17.38         0.20    1.10   18.69
FNGB  First Northern Cap. Corp of WI           20.45  163.83   18.17  163.83   21.43         0.32    2.37   48.48
FFPB  First Palm Beach Bancorp of FL           20.95  173.07   10.82  177.18   25.00         0.60    1.55   32.43
FSLA  First SB SLA MHC of NJ (47.5)(8)           NM   325.83   30.95     NM      NM          0.48    1.19   42.11
SOPN  First SB, SSB, Moore Co. of NC           18.46  132.23   30.42  132.23   18.46         0.88    3.61   66.67

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                    Exhibit IV-1 (continued)
                                                              Weekly Thrift Market Line - Part Two
                                                                 Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------

                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*           14.76    13.57    1.05    6.22    3.60       0.99    5.88       0.27  241.66    0.97
FSFF  First SecurityFed Fin of IL            27.03    27.03    1.29    4.77    3.80       1.29    4.77       1.44   40.86    0.92
SHEN  First Shenango Bancorp of PA           11.62    11.62    1.17   10.45    6.70       1.16   10.40       0.51  149.56    1.17
FSFC  First So.east Fin. Corp. of SC(8)      10.28    10.28    1.05   10.32    5.36       1.05   10.32       0.24  164.77    0.50
FBNW  FirstBank Corp of Clarkston WA         16.43    16.43    0.39    3.23    1.87       0.18    1.47       1.70   33.83    0.76
FFDB  FirstFed Bancorp of AL                  9.63     8.81    1.03   10.63    7.23       1.01   10.36       1.31   33.87    0.63
FSPT  FirstSpartan Fin. Corp. of SC          26.79    26.79    0.96    6.28    3.33       0.96    6.28       0.69   56.19    0.49
FLAG  Flag Financial Corp of GA               9.11     9.11    0.91    9.84    5.46       0.75    8.19       3.92   49.66    2.82
FLGS  Flagstar Bancorp, Inc of MI             5.98     5.74    1.41   22.77    9.10       0.70   11.39       3.04    8.02    0.27
FFIC  Flushing Fin. Corp. of NY*             14.20    13.64    0.95    5.92    4.45       0.99    6.22       0.39  172.94    1.12
FBHC  Fort Bend Holding Corp. of TX           6.16     5.75    0.64   10.48    6.27       0.53    8.77       0.56   89.94    1.08
FTSB  Fort Thomas Fin. Corp. of KY           16.13    16.13    1.21    7.27    5.15       1.21    7.27       1.98   24.60    0.53
FKKY  Frankfort First Bancorp of KY          16.83    16.83    0.08    0.34    0.32       0.65    2.92       0.09   80.00    0.08
FTNB  Fulton Bancorp of MO                   24.66    24.66    1.25    5.02    3.60       1.08    4.34       1.62   57.19    1.06
GFSB  GFS Bancorp of Grinnell IA             11.51    11.51    1.27   11.03    6.82       1.27   11.03       0.98   67.81    0.78
GUPB  GFSB Bancorp of Gallup NM              12.82    12.82    0.86    5.43    4.79       0.86    5.43       0.29  115.79    0.63
GSLA  GS Financial Corp. of LA               43.13    43.13    1.25    3.81    2.31       1.25    3.81       0.14  211.96    0.81
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.33       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               27.74    27.74    0.97    3.68    3.01       0.97    3.68       0.90   14.39    0.38
GBCI  Glacier Bancorp of MT                   9.99     9.75    1.50   15.56    5.88       1.53   15.94       0.25  243.94    0.84
GFCO  Glenway Financial Corp. of OH           9.46     9.35    0.79    8.36    5.21       0.77    8.11       0.25  123.32    0.37
GTPS  Great American Bancorp of IL           20.43    20.43    0.53    2.39    2.21       0.59    2.67       0.26  126.83    0.42
GTFN  Great Financial Corp. of KY(8)         10.07     9.66    1.04   10.82    4.58       0.76    7.96       3.11   16.32    0.74
GSBC  Great Southern Bancorp of MO            8.65     8.65    1.84   20.39    7.18       1.74   19.22       1.91  115.21    2.58
GDVS  Greater DV SB,MHC of PA (19.9)*        11.64    11.64    0.93    7.97    2.19       0.93    7.97       1.82   33.64    1.00
GSFC  Green Street Fin. Corp. of NC          35.38    35.38    1.59    4.45    3.51       1.59    4.45       0.10  147.40    0.20
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.03    13.03    0.99    7.17    2.61       0.96    6.94       0.64  162.46    1.29
HCBB  HCB Bancshares of AR                   18.84    18.13    0.13    0.92    0.66       0.14    1.02        NA      NA     1.44
HEMT  HF Bancorp of Hemet CA                  7.93     6.61    0.03    0.39    0.30       0.17    2.17       1.65   24.89    0.81
HFFC  HF Financial Corp. of SD                9.42     9.42    1.02   11.06    7.88       0.94   10.15       0.48  173.70    1.08
HFNC  HFNC Financial Corp. of NC             18.80    18.80    1.23    5.43    4.17       1.05    4.64       0.92   92.55    1.06
HMNF  HMN Financial, Inc. of MN              14.88    14.88    1.00    6.87    5.18       0.85    5.79       0.10  465.21    0.71
HALL  Hallmark Capital Corp. of WI            7.30     7.30    0.65    9.11    5.97       0.64    8.91       0.13  355.91    0.67
HARB  Harbor FSB, MHC of FL (46.6)(8)         8.56     8.29    1.22   14.68    4.12       1.21   14.58       0.43  238.88    1.38
HRBF  Harbor Federal Bancorp of MD           13.06    13.06    0.71    5.50    4.18       0.71    5.50       0.10  189.19    0.28
HFSA  Hardin Bancorp of Hardin MO            11.53    11.53    0.79    5.83    5.37       0.74    5.52       0.09  195.33    0.36
HARL  Harleysville SA of PA                   6.62     6.62    1.03   16.07    6.98       1.03   16.14       0.02     NA     0.78
HFGI  Harrington Fin. Group of IN             4.84     4.84    0.43    8.95    5.42       0.36    7.48       0.20   20.13    0.21
HARS  Harris SB, MHC of PA (24.3)             8.20     7.25    0.92   11.11    2.74       0.76    9.19       0.68   60.65    0.96
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.21       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.56       0.58    4.07       0.11  117.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.98    0.68   11.32    6.12       0.68   11.36       0.76   85.85    1.12
HTHR  Hawthorne Fin. Corp. of CA              4.85     4.85    0.86   19.13   11.29       0.82   18.40       8.07   18.43    1.70
HMLK  Hemlock Fed. Fin. Corp. of IL          19.31    19.31    0.37    2.51    1.62       0.81    5.47        NA      NA     1.22
HBNK  Highland Federal Bank of CA             7.67     7.67    1.13   15.28    7.53       0.86   11.60       2.52   63.92    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.71     9.71    1.25   13.03    7.30       1.25   13.03       0.89   78.90    0.91
HBEI  Home Bancorp of Elgin IL               27.56    27.56    0.83    3.02    2.39       0.83    3.02       0.35   85.96    0.35
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    2.63       0.89    6.27       0.05  835.54    0.51
HBBI  Home Building Bancorp of IN            14.12    14.12    0.74    5.77    4.94       0.73    5.66       0.44   44.51    0.28
HCFC  Home City Fin. Corp. of OH             19.61    19.61    1.24    6.77    5.11       1.26    6.84       0.82   77.27    0.73
HOMF  Home Fed Bancorp of Seymour IN          8.66     8.40    1.34   15.88    6.33       1.21   14.42       0.48  112.57    0.63
HWEN  Home Financial Bancorp of IN           17.55    17.55    0.86    4.60    4.50       0.74    3.98       1.70   36.51    0.73
HPBC  Home Port Bancorp, Inc. of MA*         10.68    10.68    1.67   15.71    7.29       1.66   15.62       0.13     NA     1.54
HMCI  Homecorp, Inc. of Rockford IL(8)        6.83     6.83    0.51    7.94    3.96       0.41    6.42       2.16   22.97    0.61
HZFS  Horizon Fin'l. Services of IA           9.96     9.96    0.81    7.86    7.00       0.65    6.33       0.94   44.31    0.67
HRZB  Horizon Financial Corp. of WA*         15.64    15.64    1.58   10.12    6.58       1.55    9.94        NA      NA     0.85

                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------   -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*             27.75  174.02   25.68  189.28   29.36         0.28    1.11   30.77
FSFF  First SecurityFed Fin of IL              26.33  125.47   33.92  125.47   26.33         0.00    0.00    0.00
SHEN  First Shenango Bancorp of PA             14.93  149.67   17.40  149.67   15.00         0.60    1.78   26.55
FSFC  First So.east Fin. Corp. of SC(8)        18.67  184.39   18.95  184.39   18.67         0.24    1.59   29.63
FBNW  FirstBank Corp of Clarkston WA             NM   119.62   19.65  119.62     NM          0.28    1.59     NM
FFDB  FirstFed Bancorp of AL                   13.84  148.95   14.35  162.84   14.19         0.50    2.27   31.45
FSPT  FirstSpartan Fin. Corp. of SC            30.00  128.56   34.44  128.56   30.00         0.60    1.60   48.00
FLAG  Flag Financial Corp of GA                18.32  173.55   15.80  173.55   22.02         0.34    1.84   33.66
FLGS  Flagstar Bancorp, Inc of MI              10.99  205.29   12.27  213.70   21.99         0.00    0.00    0.00
FFIC  Flushing Fin. Corp. of NY*               22.47  130.27   18.50  135.67   21.39         0.24    1.08   24.24
FBHC  Fort Bend Holding Corp. of TX            15.95  165.15   10.17  176.92   19.05         0.40    2.04   32.52
FTSB  Fort Thomas Fin. Corp. of KY             19.41  139.68   22.54  139.68   19.41         0.25    1.69   32.89
FKKY  Frankfort First Bancorp of KY              NM   135.23   22.77  135.23     NM          0.36    3.89     NM
FTNB  Fulton Bancorp of MO                     27.74  136.09   33.57  136.09     NM          0.20    0.99   27.40
GFSB  GFS Bancorp of Grinnell IA               14.67  153.22   17.64  153.22   14.67         0.26    1.54   22.61
GUPB  GFSB Bancorp of Gallup NM                20.88  115.06   14.75  115.06   20.88         0.40    1.98   41.24
GSLA  GS Financial Corp. of LA                   NM   107.97   46.56  107.97     NM          0.28    1.58   68.29
GOSB  GSB Financial Corp. of NY                  NM   113.43   30.70  113.43     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                   NM   121.56   33.72  121.56     NM          0.40    2.04   67.80
GBCI  Glacier Bancorp of MT                    17.01  246.73   24.64  252.74   16.60         0.48    2.31   39.34
GFCO  Glenway Financial Corp. of OH            19.19  156.12   14.77  157.94   19.79         0.40    2.11   40.40
GTPS  Great American Bancorp of IL               NM   113.10   23.10  113.10     NM          0.40    2.11     NM
GTFN  Great Financial Corp. of KY(8)           21.82  227.70   22.93  237.27   29.63         0.60    1.25   27.27
GSBC  Great Southern Bancorp of MO             13.94  280.87   24.30  280.87   14.78         0.44    2.01   28.03
GDVS  Greater DV SB,MHC of PA (19.9)*            NM      NM    40.77     NM      NM          0.36    1.16   52.94
GSFC  Green Street Fin. Corp. of NC            28.46  126.28   44.68  126.28   28.46         0.44    2.38   67.69
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          NM   271.12   35.32  271.12     NM          0.44    1.85   70.97
HCBB  HCB Bancshares of AR                       NM    95.44   17.98   99.20     NM          0.00    0.00    0.00
HEMT  HF Bancorp of Hemet CA                     NM   126.32   10.02  151.58     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                 12.68  134.51   12.68  134.51   13.83         0.42    1.62   20.49
HFNC  HFNC Financial Corp. of NC               23.98  156.86   29.49  156.86   28.06         0.28    1.88   45.16
HMNF  HMN Financial, Inc. of MN                19.31  128.77   19.16  128.77   22.89         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI             16.76  144.00   10.52  144.00   17.13         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)          24.25  333.85   28.58  344.83   24.44         1.40    2.15   52.24
HRBF  Harbor Federal Bancorp of MD             23.90  129.85   16.95  129.85   23.90         0.48    2.21   52.75
HFSA  Hardin Bancorp of Hardin MO              18.62  111.04   12.81  111.04   19.66         0.48    2.74   51.06
HARL  Harleysville SA of PA                    14.33  213.44   14.14  213.44   14.26         0.44    1.50   21.46
HFGI  Harrington Fin. Group of IN              18.46  159.82    7.73  159.82   22.09         0.12    0.97   17.91
HARS  Harris SB, MHC of PA (24.3)                NM      NM    30.41     NM      NM          0.22    1.16   42.31
HFFB  Harrodsburg 1st Fin Bcrp of KY             NM   118.15   31.82  118.15   23.45         0.40    2.34   72.73
HHFC  Harvest Home Fin. Corp. of OH              NM   129.96   16.24  129.96   29.50         0.44    2.98     NM
HAVN  Haven Bancorp of Woodhaven NY            16.35  171.52   10.29  172.07   16.29         0.60    1.40   22.81
HTHR  Hawthorne Fin. Corp. of CA                8.86  149.89    7.28  149.89    9.21         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL              NM   114.54   22.12  114.54   28.28         0.24    1.39     NM
HBNK  Highland Federal Bank of CA              13.28  186.05   14.26  186.05   17.49         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*            13.70  168.34   16.34  168.34   13.70         0.48    1.77   24.24
HBEI  Home Bancorp of Elgin IL                   NM   130.72   36.03  130.72     NM          0.40    2.22     NM
HBFW  Home Bancorp of Fort Wayne IN              NM   155.33   20.64  155.33   23.80         0.20    0.73   27.78
HBBI  Home Building Bancorp of IN              20.24  112.49   15.88  112.49   20.63         0.30    1.41   28.57
HCFC  Home City Fin. Corp. of OH               19.57  118.50   23.23  118.50   19.35         0.36    2.00   39.13
HOMF  Home Fed Bancorp of Seymour IN           15.80  233.45   20.21  240.59   17.41         0.35    1.27   20.11
HWEN  Home Financial Bancorp of IN             22.22  105.45   18.51  105.45   25.69         0.20    1.22   27.03
HPBC  Home Port Bancorp, Inc. of MA*           13.71  206.01   21.99  206.01   13.79         0.80    3.33   45.71
HMCI  Homecorp, Inc. of Rockford IL(8)         25.25  191.28   13.06  191.28     NM          0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA            14.29  107.11   10.66  107.11   17.74         0.18    1.64   23.38
HRZB  Horizon Financial Corp. of WA*           15.19  148.25   23.18  148.25   15.48         0.44    2.66   40.37


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ              17.42    17.42    0.78    4.41    3.04       0.78    4.41       0.13  110.72    0.50
ISBF  ISB Financial Corp. of LA              12.04    10.24    0.62    4.52    2.86       0.85    6.21       0.27  196.73    0.80
ITLA  Imperial Thrift & Loan of CA*          10.72    10.68    1.45   13.02    8.44       1.45   13.02       1.54   79.64    1.45
IFSB  Independence FSB of DC                  6.88     6.09    0.32    4.85    4.72       0.27    4.03        NA      NA     0.36
INCB  Indiana Comm. Bank, SB of IN(8)        11.88    11.88    0.53    4.32    2.59       0.53    4.32        NA      NA     0.93
INBI  Industrial Bancorp of OH               17.18    17.18    1.51    8.26    5.44       1.58    8.68       0.25  193.84    0.54
IWBK  Interwest SB of Oak Harbor WA           6.34     6.23    1.12   16.91    6.38       1.03   15.57       0.58   73.44    0.77
IPSW  Ipswich SB of Ipswich MA*               5.61     5.61    1.20   20.28    6.84       0.95   16.13       0.84   97.31    1.09
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    4.80       1.34    8.46       0.78   67.63    0.70
JXSB  Jcksnville SB,MHC of IL (45.6)         10.56    10.56    0.65    6.02    2.99       0.65    6.02       0.79   56.34    0.56
JSBA  Jefferson Svgs Bancorp of MO            8.19     6.24    0.30    3.91    1.60       0.70    9.25       0.67  101.16    0.89
JOAC  Joachim Bancorp of MO                  28.14    28.14    0.80    2.74    2.64       0.80    2.74       0.24   95.24    0.32
KSAV  KS Bancorp of Kenly NC                 13.24    13.23    1.21    8.81    6.22       1.20    8.74       0.53   55.44    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         7.18     6.79    0.97   13.74    7.08       0.99   13.99       1.59   52.04    1.07
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.51       1.23    5.54       0.03  510.24    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.64     8.64    0.78    8.67    6.19       0.69    7.65       1.05   69.89    0.83
LVSB  Lakeview SB of Paterson NJ             12.22    10.46    1.26   12.10    5.56       0.92    8.76       1.13   59.43    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.88    5.93    4.75       1.05    7.02        NA      NA      NA
LARL  Laurel Capital Group of PA             10.47    10.47    1.46   14.04    7.53       1.41   13.57       0.43  201.97    1.25
LSBX  Lawrence Savings Bank of MA*            9.52     9.52    1.76   20.06   10.24       1.75   19.92       0.66  156.71    2.35
LFED  Leeds FSB, MHC of MD (36.3)            16.63    16.63    1.18    7.24    2.98       1.18    7.24       0.06  315.29    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.28       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA(8)          10.71    10.42    0.92    8.70    4.34       0.85    8.05       0.41  141.46    1.32
LFBI  Little Falls Bancorp of NJ             11.68    10.77    0.57    4.32    3.30       0.52    3.93       0.90   38.49    0.77
LOGN  Logansport Fin. Corp. of IN            18.90    18.90    1.41    7.25    5.97       1.48    7.57       0.49   55.66    0.39
LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    3.25       1.00    4.83       0.80   61.11    0.63
LISB  Long Island Bancorp, Inc of NY          9.21     9.13    0.86    9.35    4.37       0.73    7.90       0.91   63.07    0.92
MAFB  MAF Bancorp of IL                       7.79     6.84    1.16   14.90    7.63       1.15   14.78       0.42  128.75    0.69
MBLF  MBLA Financial Corp. of MO             12.66    12.66    0.83    6.49    5.37       0.85    6.62       0.57   50.27    0.50
MFBC  MFB Corp. of Mishawaka IN              13.10    13.10    0.84    5.76    5.20       0.84    5.76       0.10  141.76    0.18
MLBC  ML Bancorp of Villanova PA(8)           6.92     6.46    0.70    9.91    4.17       0.50    7.10       0.43  178.98    1.71
MSBF  MSB Financial Corp. of MI              16.54    16.54    1.49    8.38    4.41       1.44    8.09       1.02   40.20    0.45
MARN  Marion Capital Holdings of IN          21.95    21.95    1.69    7.48    6.30       1.67    7.39       1.08  104.36    1.32
MRKF  Market Fin. Corp. of OH                35.44    35.44    0.98    3.41    2.49       0.98    3.41       0.34   27.23    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       16.16    16.16    0.67    4.27    3.48       0.72    4.56        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.27    0.62    7.43    4.06       0.89   10.73       0.47   85.54    0.46
MASB  MassBank Corp. of Reading MA*          10.78    10.62    1.10   10.61    6.18       1.03    9.96       0.21  113.84    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.68     9.52    1.03   10.64    5.69       0.97   10.03       0.96   92.14    1.52
MECH  Mechanics SB of Hartford CT*           10.40    10.40    1.79   17.75   10.30       1.78   17.69       0.91  188.34    2.53
MDBK  Medford Bank of Medford, MA*            9.01     8.45    1.07   11.98    6.73       1.00   11.16       0.27  219.01    1.12
MERI  Meritrust FSB of Thibodaux LA(8)        8.26     8.26    1.15   14.65    6.68       1.15   14.65       0.39   70.30    0.52
MWBX  MetroWest Bank of MA*                   7.46     7.46    1.38   18.49    6.55       1.38   18.49       0.90  131.24    1.55
MCBS  Mid Continent Bancshares of KS(8)       9.39     9.39    1.02    9.79    4.53       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.36     9.34    1.00   10.77    6.69       1.40   15.17        NA      NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.59     8.59    0.76    8.81    6.68       0.72    8.35       0.64   82.14    0.64
MWBI  Midwest Bancshares, Inc. of IA          6.92     6.92    0.87   12.62    6.54       0.77   11.16       0.81   59.23    0.79
MWFD  Midwest Fed. Fin. Corp of WI(8)         8.81     8.50    1.15   13.20    5.25       1.13   13.01        NA      NA     1.02
MFFC  Milton Fed. Fin. Corp. of OH           12.57    12.57    0.73    4.95    4.00       0.65    4.38       0.29   91.98    0.44
MIVI  Miss. View Hold. Co. of MN             18.88    18.88    0.70    3.78    3.62       1.03    5.55        NA      NA      NA
MBSP  Mitchell Bancorp of NC*                41.35    41.35    1.61    3.77    3.37       1.61    3.77       2.25   23.36    0.63
MBBC  Monterey Bay Bancorp of CA             11.50    10.67    0.47    4.06    3.05       0.43    3.71       0.76   51.39    0.60
MONT  Montgomery Fin. Corp. of IN            19.14    19.14    0.68    3.57    3.41       0.68    3.57       0.73   24.43    0.20
MSBK  Mutual SB, FSB of Bay City MI           6.36     6.36    0.10    1.59    1.15       0.05    0.85       0.05  650.66    0.64
NHTB  NH Thrift Bancshares of NH              7.82     6.72    0.70    9.26    4.71       0.56    7.48       0.61  151.10    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.19       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                 10.17    10.17    0.85    8.36    4.91       0.82    8.00       1.36  128.18    3.26


                                                          Pricing Ratios                      Dividend Data(6)
                                              ---------------------------------------     -------------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- --------     ------- ------- ---------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ                  NM   149.19   25.99  149.19     NM          0.40    2.29     NM
ISBF  ISB Financial Corp. of LA                  NM   158.90   19.13  186.70   25.49         0.50    1.90   66.67
ITLA  Imperial Thrift & Loan of CA*            11.84  146.10   15.67  146.70   11.84         0.00    0.00    0.00
IFSB  Independence FSB of DC                   21.20   99.21    6.83  112.21   25.52         0.22    1.60   33.85
INCB  Indiana Comm. Bank, SB of IN(8)            NM   165.59   19.67  165.59     NM          0.36    1.76   67.92
INBI  Industrial Bancorp of OH                 18.37  153.06   26.30  153.06   17.48         0.56    3.11   57.14
IWBK  Interwest SB of Oak Harbor WA            15.67  244.89   15.54  249.37   17.03         0.64    1.62   25.40
IPSW  Ipswich SB of Ipswich MA*                14.63  269.25   15.11  269.25   18.39         0.12    0.93   13.64
JXVL  Jacksonville Bancorp of TX               20.83  138.38   20.64  138.38   15.89         0.50    2.67   55.56
JXSB  Jcksnville SB,MHC of IL (45.6)             NM   196.26   20.72  196.26     NM          0.40    1.50   50.00
JSBA  Jefferson Svgs Bancorp of MO               NM   203.72   16.69  267.47   26.53         0.56    1.29     NM
JOAC  Joachim Bancorp of MO                      NM   107.90   30.36  107.90     NM          0.50    3.39     NM
KSAV  KS Bancorp of Kenly NC                   16.07  136.78   18.11  136.86   16.19         0.60    2.67   42.86
KSBK  KSB Bancorp of Kingfield ME(8)*          14.12  180.26   12.94  190.63   13.86         0.08    0.52    7.41
KFBI  Klamath First Bancorp of OR                NM   154.08   30.12  154.08   26.36         0.32    1.46   58.18
LSBI  LSB Fin. Corp. of Lafayette IN           16.15  137.71   11.89  137.71   18.31         0.34    1.31   21.12
LVSB  Lakeview SB of Paterson NJ               18.00  175.93   21.50  205.45   24.87         0.13    0.54    9.70
LARK  Landmark Bancshares of KS                21.05  128.89   17.77  128.89   17.78         0.40    1.67   35.09
LARL  Laurel Capital Group of PA               13.28  182.57   19.11  182.57   13.74         0.52    1.87   24.88
LSBX  Lawrence Savings Bank of MA*              9.77  176.91   16.83  176.91    9.84         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)                NM   234.72   39.03  234.72     NM          0.51    2.37     NM
LXMO  Lexington B&L Fin. Corp. of MO             NM   113.64   32.18  113.64   23.59         0.30    1.79   54.55
LIFB  Life Bancorp of Norfolk VA(8)            23.05  192.46   20.62  197.84   24.90         0.48    1.54   35.56
LFBI  Little Falls Bancorp of NJ                 NM   137.65   16.08  149.25     NM          0.20    1.00   30.30
LOGN  Logansport Fin. Corp. of IN              16.76  118.58   22.41  118.58   16.05         0.40    2.62   43.96
LONF  London Financial Corp. of OH               NM   101.03   19.87  101.03   20.21         0.24    1.63   50.00
LISB  Long Island Bancorp, Inc of NY           22.87  207.21   19.09  209.14   27.08         0.60    1.27   29.13
MAFB  MAF Bancorp of IL                        13.10  188.73   14.70  214.81   13.21         0.28    0.86   11.29
MBLF  MBLA Financial Corp. of MO               18.62  120.75   15.28  120.75   18.24         0.40    1.48   27.59
MFBC  MFB Corp. of Mishawaka IN                19.21  114.53   15.00  114.53   19.21         0.32    1.38   26.45
MLBC  ML Bancorp of Villanova PA(8)            23.96  212.81   14.73  227.99     NM          0.40    1.39   33.33
MSBF  MSB Financial Corp. of MI                22.67  188.95   31.24  188.95   23.49         0.28    1.44   32.56
MARN  Marion Capital Holdings of IN            15.87  119.26   26.17  119.26   16.06         0.88    3.32   52.69
MRKF  Market Fin. Corp. of OH                    NM   102.42   36.30  102.42     NM          0.28    1.84   73.68
MFCX  Marshalltown Fin. Corp. of IA(8)         28.75  120.04   19.40  120.04   26.95         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD              24.65  177.47   14.87  179.74   17.06         0.42    1.58   38.89
MASB  MassBank Corp. of Reading MA*            16.19  159.35   17.18  161.75   17.24         0.96    2.13   34.53
MFLR  Mayflower Co-Op. Bank of MA*             17.58  178.79   17.31  181.85   18.66         0.68    2.78   48.92
MECH  Mechanics SB of Hartford CT*              9.70  156.89   16.32  156.89    9.74         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*             14.86  168.49   15.19  179.79   15.95         0.72    1.95   28.92
MERI  Meritrust FSB of Thibodaux LA(8)         14.98  205.70   16.99  205.70   14.98         0.70    1.37   20.47
MWBX  MetroWest Bank of MA*                    15.28  263.58   19.66  263.58   15.28         0.12    1.45   22.22
MCBS  Mid Continent Bancshares of KS(8)        22.06  210.57   19.77  210.57   19.46         0.40    0.97   21.39
MIFC  Mid Iowa Financial Corp. of IA           14.96  151.71   14.19  151.93   10.62         0.08    0.75   11.27
MCBN  Mid-Coast Bancorp of ME                  14.97  126.93   10.90  126.93   15.80         0.52    1.81   27.08
MWBI  Midwest Bancshares, Inc. of IA           15.29  181.73   12.57  181.73   17.29         0.24    1.30   19.83
MWFD  Midwest Fed. Fin. Corp of WI(8)          19.06  236.40   20.84  245.14   19.34         0.34    1.28   24.46
MFFC  Milton Fed. Fin. Corp. of OH             25.00  131.00   16.47  131.00   28.30         0.60    4.00     NM
MIVI  Miss. View Hold. Co. of MN               27.65  102.53   19.36  102.53   18.81         0.16    0.88   24.24
MBSP  Mitchell Bancorp of NC*                  29.66  113.93   47.11  113.93   29.66         0.40    2.29   67.80
MBBC  Monterey Bay Bancorp of CA                 NM   130.23   14.98  140.43     NM          0.12    0.63   20.69
MONT  Montgomery Fin. Corp. of IN              29.31  104.23   19.95  104.23   29.31         0.22    1.79   52.38
MSBK  Mutual SB, FSB of Bay City MI              NM   133.61    8.50  133.61     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH               21.21  174.42   13.65  203.09   26.25         0.50    2.38   50.51
NSLB  NS&L Bancorp of Neosho MO                  NM   113.50   22.20  113.50   29.30         0.50    2.67     NM
NMSB  Newmil Bancorp. of CT*                   20.36  169.24   17.22  169.24   21.27         0.32    2.25   45.71

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NASB  North American SB of MO                 7.68     7.42    1.26   17.18    8.21       1.19   16.18       3.11   27.16    0.98
NBSI  North Bancshares of Chicago IL         13.43    13.43    0.64    4.40    2.98       0.56    3.85        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.91    22.91    1.83    7.47    6.15       1.83    7.47       0.22  446.43    1.16
NBN   Northeast Bancorp of ME*                6.96     6.15    0.71   10.01    4.94       0.59    8.26       1.03   93.77    1.22
NEIB  Northeast Indiana Bncrp of IN          14.37    14.37    1.20    7.72    5.90       1.20    7.72       0.17  350.00    0.67
NWEQ  Northwest Equity Corp. of WI           11.69    11.69    1.02    8.65    6.16       0.99    8.36       1.43   33.84    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.64     9.10    0.96    9.86    2.93       0.96    9.86       0.77   85.90    0.87
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    6.29       1.11   14.29       1.49   69.87    1.54
NSSB  Norwich Financial Corp. of CT*         11.66    10.60    1.14   10.24    4.94       1.06    9.48       1.20  158.13    2.71
NTMG  Nutmeg FS&LA of CT                      5.56     5.56    0.30    5.44    3.00       0.35    6.28       1.19   40.69    0.55
OHSL  OHSL Financial Corp. of OH             10.92    10.92    0.90    8.04    5.95       0.88    7.80       0.18  121.89    0.31
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.03    0.15    0.11       0.98    5.94       0.52   83.85    0.86
OCN   Ocwen Financial Corp. of FL            14.14    13.77    3.10   32.06    5.53       1.73   17.94       5.79   13.48    1.11
OTFC  Oregon Trail Fin. Corp of OR           24.02    24.02    1.07    4.44    3.69       1.07    4.44       0.07  307.09    0.54
PBHC  OswegoCity SB, MHC of NY (46.)*        11.94    10.03    1.06    9.22    3.68       0.95    8.25       0.91   43.96    0.67
OFCP  Ottawa Financial Corp. of MI            8.74     7.06    0.81    9.10    4.69       0.79    8.89       0.35  106.15    0.43
PFFB  PFF Bancorp of Pomona CA               10.06     9.95    0.45    4.25    3.54       0.46    4.32       1.62   64.39    1.44
PSFI  PS Financial of Chicago IL             37.32    37.32    1.96    4.86    4.17       1.99    4.92       0.68   31.79    0.52
PVFC  PVF Capital Corp. of OH                 7.18     7.18    1.36   19.67    9.27       1.31   18.84       1.17   57.57    0.72
PALM  Palfed, Inc. of Aiken SC(8)             8.51     8.51    0.39    4.82    1.81       0.67    8.26       2.04   53.36    1.30
PBCI  Pamrapo Bancorp, Inc. of NJ            12.91    12.82    1.34    9.82    7.25       1.32    9.70       2.39   28.48    1.21
PFED  Park Bancorp of Chicago IL             23.14    23.14    1.10    4.80    4.48       1.14    4.98       0.24  118.76    0.72
PVSA  Parkvale Financial Corp of PA           7.72     7.67    1.08   14.34    6.89       1.08   14.34       0.26  547.66    1.91
PEEK  Peekskill Fin. Corp. of NY             26.09    26.09    1.14    4.30    3.77       1.14    4.30       1.24   28.37    1.35
PFSB  PennFed Fin. Services of NJ             7.33     6.20    0.82   10.90    6.45       0.82   10.90       0.61   32.20    0.28
PWBC  PennFirst Bancorp of PA                 8.37     7.44    0.67    8.85    5.21       0.67    8.85       0.68   87.79    1.45
PWBK  Pennwood SB of PA*                     18.34    18.34    0.99    5.21    4.38       1.09    5.71       1.49   42.39    1.04
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.40    6.35       0.47    8.50       0.53  110.55    1.08
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.11    7.27    4.18       1.46    9.57       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         9.02     9.01    1.16   13.69    4.27       0.75    8.84       0.76  146.25    1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)      16.95    15.25    1.30    7.51    2.50       0.91    5.27       0.91   55.06    0.80
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.79       0.90    3.32        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.45     6.36    1.28   16.08    5.89       1.28   16.08       0.86  121.04    1.55
PSFC  Peoples Sidney Fin. Corp of OH         25.29    25.29    1.04    6.27    3.25       1.04    6.27       1.00   40.10    0.45
PERM  Permanent Bancorp of IN                 9.46     9.34    0.62    6.63    4.92       0.62    6.58       1.07   47.01    1.00
PMFI  Perpetual Midwest Fin. of IA            8.51     8.51    0.40    4.65    3.11       0.32    3.76       0.30  240.42    0.86
PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.78    6.37    2.29       1.05    8.60       0.12  502.32    0.87
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    3.87       1.07    5.70       0.03  104.17    0.19
PHFC  Pittsburgh Home Fin. of PA             10.54    10.43    0.84    6.97    4.88       0.75    6.21       1.69   30.77    0.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.33     6.33    0.63   10.08    4.29       0.62    9.94       0.16  274.52    1.07
PTRS  Potters Financial Corp of OH            8.81     8.81    0.96   10.95    7.06       0.94   10.73       0.44  389.09    2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)        8.42     8.42    0.54    6.43    3.72       0.54    6.43       4.19   23.86    1.34
PHSB  Ppls Home SB, MHC of PA (45.0)         13.66    13.66    0.73    6.80    3.01       0.71    6.55       0.45  148.08    1.37
PRBC  Prestige Bancorp of PA                 11.21    11.21    0.63    5.12    4.62       0.63    5.12       0.33   82.34    0.40
PFNC  Progress Financial Corp. of PA          5.33     4.76    0.90   17.21    5.81       0.71   13.58       2.07   37.27    1.11
PSBK  Progressive Bank, Inc. of NY*           8.73     7.86    0.96   11.35    6.52       0.94   11.15       0.94  115.80    1.65
PROV  Provident Fin. Holdings of CA          13.33    13.33    0.75    5.30    4.70       0.35    2.48       1.58   55.80    0.98
PULB  Pulaski SB, MHC of MO (29.8)           13.05    13.05    0.80    6.20    2.23       1.06    8.20       0.64   41.41    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.98    11.98    0.64    6.99    2.88       0.64    6.99       0.65   83.38    0.95
PULS  Pulse Bancorp of S. River NJ            8.21     8.21    1.10   13.94    7.51       1.11   14.09       0.75   59.52    1.82
QCFB  QCF Bancorp of Virginia MN             17.49    17.49    1.34    7.36    5.12       1.34    7.36       0.24  345.09    2.00
QCBC  Quaker City Bancorp of CA               8.46     8.46    0.71    8.11    5.85       0.68    7.77       1.35   67.38    1.15
QCSB  Queens County Bancorp of NY*           11.22    11.22    1.54   11.21    4.11       1.55   11.28       0.69   89.32    0.69
RARB  Raritan Bancorp. of Raritan NJ*         7.37     7.25    1.02   13.34    5.98       1.01   13.18       0.39  208.57    1.26
REDF  RedFed Bancorp of Redlands CA           8.32     8.29    1.01   12.28    6.40       1.01   12.28       1.80   44.74    0.92
RELY  Reliance Bancorp, Inc. of NY            8.26     6.07    0.89   10.80    5.92       0.93   11.40       0.67   41.66    0.62


                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NASB  North American SB of MO                  12.18  196.85   15.11  203.67   12.94         0.80    1.60   19.51
NBSI  North Bancshares of Chicago IL             NM   155.52   20.88  155.52     NM          0.48    1.81   60.76
FFFD  North Central Bancshares of IA           16.27  124.72   28.58  124.72   16.27         0.25    1.32   21.55
NBN   Northeast Bancorp of ME*                 20.26  194.46   13.53  220.06   24.56         0.32    1.15   23.36
NEIB  Northeast Indiana Bncrp of IN            16.95  128.95   18.53  128.95   16.95         0.34    1.70   28.81
NWEQ  Northwest Equity Corp. of WI             16.24  140.64   16.44  140.64   16.81         0.56    2.95   47.86
NWSB  Northwest SB, MHC of PA (30.7)             NM   323.33   31.16  342.30     NM          0.16    1.14   39.02
NSSY  Norwalk Savings Society of CT*           15.91  186.53   15.03  193.47   13.95         0.40    1.04   16.53
NSSB  Norwich Financial Corp. of CT*           20.24  197.67   23.06  217.63   21.88         0.56    1.88   38.10
NTMG  Nutmeg FS&LA of CT                         NM   168.39    9.37  168.39   28.89         0.20    1.54   51.28
OHSL  OHSL Financial Corp. of OH               16.82  133.80   14.61  133.80   17.34         0.88    3.17   53.33
OCFC  Ocean Fin. Corp. of NJ                     NM   128.93   20.96  128.93   23.79         0.80    2.16     NM
OCN   Ocwen Financial Corp. of FL              18.10     NM    49.63     NM      NM          0.00    0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR             27.12  120.39   28.91  120.39   27.12         0.00    0.00    0.00
PBHC  OswegoCity SB, MHC of NY (46.)*          27.14  237.10   28.31  282.18     NM          0.28    0.98   26.67
OFCP  Ottawa Financial Corp. of MI             21.32  194.35   16.98  240.59   21.83         0.36    1.31   27.91
PFFB  PFF Bancorp of Pomona CA                 28.26  125.05   12.57  126.43   27.83         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL               23.96  116.87   43.62  116.87   23.63         0.48    2.78   66.67
PVFC  PVF Capital Corp. of OH                  10.79  192.85   13.85  192.85   11.26         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC(8)                NM   251.40   21.40  251.40     NM          0.12    0.44   24.49
PBCI  Pamrapo Bancorp, Inc. of NJ              13.80  141.33   18.25  142.34   13.96         1.00    4.19   57.80
PFED  Park Bancorp of Chicago IL               22.34  107.59   24.89  107.59   21.53         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA            14.51  195.72   15.11  197.02   14.51         0.52    1.75   25.37
PEEK  Peekskill Fin. Corp. of NY               26.52  118.16   30.83  118.16   26.52         0.36    2.06   54.55
PFSB  PennFed Fin. Services of NJ              15.51  160.18   11.74  189.22   15.51         0.28    0.84   13.08
PWBC  PennFirst Bancorp of PA                  19.21  140.82   11.78  158.28   19.21         0.36    1.97   37.89
PWBK  Pennwood SB of PA*                       22.82  123.55   22.66  123.55   20.81         0.32    1.69   38.55
PBKB  People's SB of Brockton MA*              15.75  213.22   11.96  222.72   26.67         0.44    2.20   34.65
PFDC  Peoples Bancorp of Auburn IN             23.91  171.61   26.10  171.61   18.18         0.43    1.95   46.74
PBCT  Peoples Bank, MHC of CT (40.1)*          23.40  295.27   26.64  295.53     NM          0.76    2.26   52.78
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)          NM   290.31   49.20  322.66     NM          0.35    1.01   40.23
PFFC  Peoples Fin. Corp. of OH                 26.42   88.72   24.13   88.72   26.42         0.50    3.57     NM
PHBK  Peoples Heritage Fin Grp of ME*          16.98  259.56   19.34  304.21   16.98         0.84    1.97   33.47
PSFC  Peoples Sidney Fin. Corp of OH             NM   118.39   29.94  118.39     NM          0.28    1.62   50.00
PERM  Permanent Bancorp of IN                  20.33  131.32   12.43  133.09   20.50         0.40    1.56   31.75
PMFI  Perpetual Midwest Fin. of IA               NM   148.03   12.59  148.03     NM          0.30    1.11   35.71
PERT  Perpetual of SC, MHC (46.8)(8)             NM   253.35   29.96  253.35     NM          1.40    2.75     NM
PCBC  Perry Co. Fin. Corp. of MO               25.83  123.67   23.74  123.67   22.36         0.40    1.72   44.44
PHFC  Pittsburgh Home Fin. of PA               20.49  141.42   14.91  142.89   22.99         0.24    1.16   23.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)        23.29  228.80   14.47  228.80   23.61         0.90    2.65   61.64
PTRS  Potters Financial Corp of OH             14.17  151.58   13.35  151.58   14.47         0.40    1.18   16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)         26.86  168.19   14.16  168.19   26.86         0.20    2.01   54.05
PHSB  Ppls Home SB, MHC of PA (45.0)             NM   182.19   24.90  182.19     NM          0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                   21.66  109.06   12.22  109.06   21.66         0.12    0.65   14.12
PFNC  Progress Financial Corp. of PA           17.22  266.78   14.23  299.23   21.83         0.12    0.77   13.33
PSBK  Progressive Bank, Inc. of NY*            15.34  167.24   14.60  185.75   15.63         0.68    2.01   30.91
PROV  Provident Fin. Holdings of CA            21.28  113.25   15.10  113.25     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)               NM   271.59   35.44  271.59     NM          1.10    3.61     NM
PLSK  Pulaski SB, MHC of NJ (46.0)               NM   180.98   21.68  180.98     NM          0.30    1.60   55.56
PULS  Pulse Bancorp of S. River NJ             13.32  174.75   14.35  174.75   13.17         0.70    2.86   38.04
QCFB  QCF Bancorp of Virginia MN               19.52  143.65   25.13  143.65   19.52         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                17.08  133.72   11.31  133.72   17.83         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*             24.31  305.94   34.31  305.94   24.14         0.80    2.29   55.56
RARB  Raritan Bancorp. of Raritan NJ*          16.72  215.42   15.87  218.88   16.93         0.48    1.76   29.45
REDF  RedFed Bancorp of Redlands CA            15.63  178.41   14.84  179.05   15.63         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY             16.90  171.70   14.18  233.73   16.00         0.64    1.93   32.65

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RELI  Reliance Bancshares Inc of WI*         48.29    48.29    1.32    2.58    2.82       1.38    2.68        NA      NA     0.56
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.45       0.62    5.72       0.71  122.47    1.05
RVSB  Riverview Bancorp of WA                20.76    19.97    1.22    9.14    3.13       1.17    8.75       0.14  226.93    0.58
RSLN  Roslyn Bancorp, Inc. of NY*            17.64    17.55    0.96    5.10    3.36       1.22    6.50       0.27  257.00    2.60
SCCB  S. Carolina Comm. Bnshrs of SC         26.59    26.59    1.15    4.34    3.26       1.15    4.34       0.87   73.62    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.33     9.33    0.37    3.83    1.50       0.43    4.44       0.50  103.35    1.10
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.68    5.36    4.25       0.68    5.36       0.75   57.32    0.58
SGVB  SGV Bancorp of W. Covina CA             7.44     7.32    0.39    5.02    3.80       0.43    5.48       1.06   29.26    0.41
SHSB  SHS Bancorp, Inc. of PA                12.64    12.64    0.37    2.96    2.56       0.37    2.96       1.43   33.94    0.74
SISB  SIS Bancorp Inc of MA*                  7.36     7.36    0.83   11.20    6.10       0.82   11.09       0.33  379.00    2.67
SWCB  Sandwich Co-Op. Bank of MA*             7.93     7.63    0.97   11.95    5.84       0.95   11.70       0.82   93.38    1.06
SFSL  Security First Corp. of OH              9.27     9.12    1.36   14.56    5.85       1.37   14.69       0.33  226.25    0.84
SFNB  Security First Netwrk Bk of GA(8)      33.11    32.57  -29.36     NM      NM      -30.07     NM         NA      NA     1.28
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.30   13.56    5.77       1.23   12.86       0.29  190.55    0.63
SOBI  Sobieski Bancorp of S. Bend IN         14.78    14.78    0.62    3.85    3.26       0.57    3.55       0.13  188.68    0.31
SOSA  Somerset Savings Bank of MA(8)*         6.59     6.59    1.03   17.02    6.57       1.00   16.49       5.91   24.16    1.87
SSFC  South Street Fin. Corp. of NC*         25.66    25.66    1.21    5.34    3.60       1.25    5.51       0.31   57.66    0.38
SCBS  Southern Commun. Bncshrs of AL         21.33    21.33    0.55    3.24    1.81       0.90    5.30       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          16.15    16.15    0.94    5.84    4.95       0.90    5.59       0.88   51.46    0.66
SWBI  Southwest Bancshares of IL             11.34    11.34    1.06    9.81    5.88       1.02    9.48       0.20  101.05    0.28
SVRN  Sovereign Bancorp of PA                 4.42     3.61    0.42   10.16    2.69       0.61   14.74       0.65   99.50    0.92
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.33    4.68       0.70    8.07        NA      NA     0.83
SPBC  St. Paul Bancorp, Inc. of IL            8.99     8.97    1.06   12.12    5.67       1.06   12.12       0.36  210.72    1.10
SFFC  StateFed Financial Corp. of IA         17.54    17.54    1.27    7.17    5.11       1.27    7.17       2.55   10.16    0.33
SFIN  Statewide Fin. Corp. of NJ              9.36     9.34    0.81    8.36    5.53       0.81    8.36       0.38  104.03    0.84
STSA  Sterling Financial Corp. of WA          5.25     4.81    0.48   11.12    4.92       0.43   10.05       0.47   96.70    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.88    3.53       0.56    8.56        NA      NA     0.30
ROSE  T R Financial Corp. of NY*              6.24     6.24    0.97   15.55    5.72       0.87   13.98       0.54   74.97    0.76
THRD  TF Financial Corp. of PA               11.63    10.27    0.77    6.96    4.36       0.67    5.99       0.27  128.49    0.82
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    2.68       0.65    3.90       1.68   32.52    1.17
ESBK  The Elmira SB FSB of Elmira NY*         6.35     6.19    0.42    6.66    4.47       0.34    5.37       0.64  103.23    0.86
TRIC  Tri-County Bancorp of WY               15.31    15.31    1.06    6.84    5.64       1.08    6.97        NA      NA     1.05
TWIN  Twin City Bancorp of TN                12.94    12.94    0.85    6.65    5.21       0.72    5.62       0.16   88.17    0.20
UFRM  United FS&LA of Rocky Mount NC          7.34     7.34    0.71    9.49    5.48       0.57    7.53       0.77  101.45    0.92
UBMT  United Fin. Corp. of MT                24.01    24.01    1.41    6.09    4.52       1.40    6.04       0.48   15.21    0.22
VABF  Va. Beach Fed. Fin. Corp of VA          7.15     7.15    0.61    8.99    4.51       0.50    7.31       1.24   59.40    0.95
VFFC  Virginia First Savings of VA(8)         7.75     7.48    0.64    8.04    3.49       0.55    6.95       2.47   46.61    1.27
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.09       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.54     5.51    1.14   20.70    6.68       1.13   20.54       1.27  134.95    2.68
WVFC  WVS Financial Corp. of PA*             12.00    12.00    1.30   10.59    6.60       1.31   10.64       0.19  361.83    1.21
WRNB  Warren Bancorp of Peabody MA*          10.65    10.65    2.16   21.61    9.89       1.91   19.17       1.15   97.04    1.73
WFSL  Washington FS&LA of Seattle WA         12.55    11.52    1.86   15.80    6.87       1.85   15.73       0.69   62.10    0.58
WAMU  Washington Mutual Inc. of WA(8)*        5.29     4.90    0.00    0.09    0.01       0.70   13.63        NA      NA     0.98
WYNE  Wayne Bancorp of NJ                    12.43    12.43    0.86    6.10    4.70       0.86    6.10       0.89   88.41    1.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.53     9.53    0.73    7.89    2.61       0.68    7.40       0.58   65.29    0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.38    23.38    1.43    6.14    3.16       1.43    6.14       0.07  560.00    0.72
WBST  Webster Financial Corp. of CT           5.34     4.60    0.46    9.03    2.86       0.77   15.08       0.72  111.52    1.43
WEFC  Wells Fin. Corp. of Wells MN           14.22    14.22    1.06    7.49    6.14       1.03    7.29       0.31  114.71    0.39
WCBI  WestCo Bancorp of IL                   15.54    15.54    1.50    9.72    6.84       1.42    9.20       0.21  139.06    0.37
WSTR  WesterFed Fin. Corp. of MT             10.62     8.57    0.81    6.87    4.92       0.77    6.58       0.41  116.74    0.72
WOFC  Western Ohio Fin. Corp. of OH          13.79    12.85    0.33    2.26    2.02       0.45    3.08        NA      NA     0.66
WWFC  Westwood Fin. Corp. of NJ(8)            9.32     8.34    0.73    7.79    4.34       0.78    8.31       0.13  158.78    0.58
WEHO  Westwood Hmstd Fin Corp of OH          27.65    27.65    1.01    3.29    2.69       1.16    3.78       0.22   77.88    0.22
WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08    8.00       0.84   11.80       0.30   84.06    0.29
FFWD  Wood Bancorp of OH                     12.43    12.43    1.41   11.10    5.78       1.29   10.17       0.35  101.19    0.44
YFCB  Yonkers Fin. Corp. of NY               14.02    14.02    1.05    6.64    5.30       1.06    6.71       0.48   72.05    0.78


                                                            Pricing Ratios                        Dividend Data(6)
                                               ------------------------------------------     -----------------------
                                                                        Price/  Price/          Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core          Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings        Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- --------       ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RELI  Reliance Bancshares Inc of WI*               NM    96.62   46.66   96.62     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                   NM   128.16   15.89  130.12     NM          0.16    0.85   34.78
RVSB  Riverview Bancorp of WA                      NM   156.90   32.57  163.04     NM          0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*                29.79  154.91   27.32  155.69   23.39         0.28    1.29   38.36
SCCB  S. Carolina Comm. Bnshrs of SC               NM   132.56   35.24  132.56     NM          0.60    2.61     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)               NM   245.39   22.90  245.39     NM          0.40    1.37     NM
SFED  SFS Bancorp of Schenectady NY              23.53  125.40   15.64  125.40   23.53         0.28    1.27   29.79
SGVB  SGV Bancorp of W. Covina CA                26.34  131.79    9.80  133.85   24.11         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA                      NM   115.69   14.62  115.69     NM          0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                     16.40  175.47   12.91  175.47   16.56         0.56    1.67   27.32
SWCB  Sandwich Co-Op. Bank of MA*                17.11  197.31   15.66  205.26   17.47         1.40    3.35   57.38
SFSL  Security First Corp. of OH                 17.11  234.66   21.74  238.39   16.96         0.32    1.64   28.07
SFNB  Security First Netwrk Bk of GA(8)            NM   264.90   87.72  269.36     NM          0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)                 17.34  226.29   20.43  226.29   18.29         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN               NM   122.70   18.13  122.70     NM          0.32    1.63   50.00
SOSA  Somerset Savings Bank of MA(8)*            15.22  236.41   15.58  236.41   15.71         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*             27.78  127.46   32.71  127.46   26.92         0.40    2.29   63.49
SCBS  Southern Commun. Bncshrs of AL               NM   137.80   29.39  137.80     NM          0.30    1.65     NM
SMBC  Southern Missouri Bncrp of MO              20.21  116.14   18.76  116.14   21.11         0.50    2.63   53.19
SWBI  Southwest Bancshares of IL                 17.00  159.28   18.07  159.28   17.59         0.80    3.14   53.33
SVRN  Sovereign Bancorp of PA                      NM   261.96   11.58  320.47   25.59         0.08    0.42   15.69
STFR  St. Francis Cap. Corp. of WI               21.37  154.48   12.18  174.82   19.42         0.56    1.46   31.28
SPBC  St. Paul Bancorp, Inc. of IL               17.63  204.51   18.39  205.02   17.63         0.40    1.63   28.78
SFFC  StateFed Financial Corp. of IA             19.57  136.92   24.01  136.92   19.57         0.20    1.48   28.99
SFIN  Statewide Fin. Corp. of NJ                 18.07  149.93   14.04  150.24   18.07         0.44    2.05   36.97
STSA  Sterling Financial Corp. of WA             20.31  162.71    8.54  177.78   22.47         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL                 28.35  159.22   10.32  159.81   19.48         0.32    0.92   26.02
ROSE  T R Financial Corp. of NY*                 17.48  251.11   15.66  251.11   19.45         0.64    1.95   34.04
THRD  TF Financial Corp. of PA                   22.95  157.39   18.30  178.23   26.67         0.40    1.43   32.79
TPNZ  Tappan Zee Fin., Inc. of NY                  NM   137.63   24.67  137.63     NM          0.28    1.42   52.83
ESBK  The Elmira SB FSB of Elmira NY*            22.39  146.06    9.28  150.00   27.78         0.64    2.13   47.76
TRIC  Tri-County Bancorp of WY                   17.74  118.94   18.21  118.94   17.41         0.80    2.91   51.61
TWIN  Twin City Bancorp of TN                    19.18  125.18   16.20  125.18   22.70         0.40    2.94   56.34
UFRM  United FS&LA of Rocky Mount NC             18.25  168.62   12.37  168.62   23.00         0.24    2.09   38.10
UBMT  United Fin. Corp. of MT                    22.13  133.40   32.03  133.40   22.31         1.00    3.70     NM
VABF  Va. Beach Fed. Fin. Corp of VA             22.16  191.03   13.67  191.03   27.25         0.20    1.20   26.67
VFFC  Virginia First Savings of VA(8)            28.69  220.72   17.10  228.51     NM          0.10    0.40   11.36
WHGB  WHG Bancshares of MD                         NM   114.76   23.70  114.76     NM          0.32    1.97     NM
WSFS  WSFS Financial Corp. of DE*                14.98  294.59   16.32  296.37   15.09         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                 15.14  162.54   19.51  162.54   15.07         1.20    3.81   57.69
WRNB  Warren Bancorp of Peabody MA*              10.11  201.96   21.51  201.96   11.39         0.52    2.52   25.49
WFSL  Washington FS&LA of Seattle WA             14.57  213.04   26.74  232.08   14.63         0.92    2.86   41.63
WAMU  Washington Mutual Inc. of WA(8)*             NM      NM    18.59     NM      NM          1.12    1.62     NM
WYNE  Wayne Bancorp of NJ                        21.26  137.96   17.14  137.96   21.26         0.20    0.88   18.69
WAYN  Wayne S&L Co. MHC of OH (47.8)               NM   293.01   27.94  293.01     NM          0.62    2.00     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)               NM   192.49   45.01  192.49     NM          0.80    3.95     NM
WBST  Webster Financial Corp. of CT                NM   233.63   12.47  271.26   20.96         0.80    1.28   44.69
WEFC  Wells Fin. Corp. of Wells MN               16.28  119.45   16.98  119.45   16.75         0.48    2.70   44.04
WCBI  WestCo Bancorp of IL                       14.63  141.68   22.01  141.68   15.45         0.60    2.18   31.91
WSTR  WesterFed Fin. Corp. of MT                 20.31  123.80   13.15  153.49   21.23         0.46    1.95   39.66
WOFC  Western Ohio Fin. Corp. of OH                NM   110.94   15.30  119.05     NM          1.00    3.88     NM
WWFC  Westwood Fin. Corp. of NJ(8)               23.02  173.17   16.13  193.55   21.58         0.20    0.72   16.67
WEHO  Westwood Hmstd Fin Corp of OH                NM   123.24   34.07  123.24     NM          0.28    1.60   59.57
WFI   Winton Financial Corp. of OH               12.50  176.06   12.51  179.86   14.93         0.46    2.30   28.75
FFWD  Wood Bancorp of OH                         17.29  189.36   23.54  189.36   18.88         0.40    2.16   37.38
YFCB  Yonkers Fin. Corp. of NY                   18.88  127.41   17.86  127.41   18.69         0.24    1.30   24.49

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                           Exhibit IV-1 (continued)
                                                                       Weekly Thrift Market Line - Part Two
                                                                         Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
YFED  York Financial Corp. of PA              8.85     8.85    0.96   11.41    4.75       0.81    9.60       2.50   23.98    0.69

                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
YFED  York Financial Corp. of PA               21.03  228.06   20.19  228.06   25.00         0.48    1.81   38.10



                                  EXHIBIT IV-2

                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)



                                                                        SNL           SNL
                                                     NASDAQ             Thrift        Bank
Year/Qtr. Ended             DJIA       S&P 500       Composite          Index         Index
---------------             ----       -------       ---------          -----         -----
1991: Quarter 1           2881.1         375.2           482.3          125.5          66.0
      Quarter 2           2957.7         371.2           475.9          130.5          82.0
      Quarter 3           3018.2         387.9           526.9          141.8          90.7
      Quarter 4           3168.0         417.1           586.3          144.7         103.1

1992: Quarter 1           3235.5         403.7           603.8          157.0         113.3
      Quarter 2           3318.5         408.1           563.6          173.3         119.7
      Quarter 3           3271.7         417.8           583.3          167.0         117.1
      Quarter 4           3301.1         435.7           677.0          201.1         136.7

1993: Quarter 1           3435.1         451.7           690.1          228.2         151.4
      Quarter 2           3516.1         450.5           704.0          219.8         147.0
      Quarter 3           3555.1         458.9           762.8          258.4         154.3
      Quarter 4           3754.1         466.5           776.8          252.5         146.2

1994: Quarter 1           3625.1         445.8           743.5          241.6         143.1
      Quarter 2           3625.0         444.3           706.0          269.6         152.6
      Quarter 3           3843.2         462.6           764.3          279.7         149.2
      Quarter 4           3834.4         459.3           752.0          244.7         137.6

1995: Quarter 1           4157.7         500.7           817.2          278.4         152.1
      Quarter 2           4556.1         544.8           933.5          313.5         171.7
      Quarter 3           4789.1         584.4         1,043.5          362.3         195.3
      Quarter 4           5117.1         615.9         1,052.1          376.5         207.6

1996: Quarter 1           5587.1         645.5         1,101.4          382.1         225.1
      Quarter 2           5654.6         670.6         1,185.0          387.2         224.7
      Quarter 3           5882.2         687.3         1,226.9          429.3         249.2
      Quarter 4           6442.5         737.0         1,280.7          483.6         280.1

1997: Quarter 1           6583.5         757.1         1,221.7          527.7         292.5
      Quarter 2           7672.8         885.1         1,442.1          624.5         333.3
      Quarter 3           7945.3         947.3         1,685.7          737.5         381.7
November 28, 1997         7823.1         955.4         1,600.6          767.4         391.3

(1) End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3

                        Historical Thrift Stock Indices

                                  Index Values


                                                          Index Values                                  Percent Change Since
                                     ------------------------------------------------             -------------------------------
                                       10/31/97       1 Month       YTD          LTM             1 Month       YTD          LTM
--------------------------------------------------------------------------------------------------------------------------------
All Pub. Traded Thrifts                 752.4          737.5       483.6        456.7              2.03       55.58        64.74
MHC Index                             1,065.7          978.2       538.0        476.5              8.94       98.08       123.67

Insurance indices
--------------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                            689.6          669.5       439.2        414.5              3.00       57.00        66.37
BIF Thrifts                             949.6          945.9       616.8        583.5              0.40       53.96        62.74

Stock Exchange Indices
--------------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                            225.8          214.9       156.2        148.5              5.09       44.56        52.05
NYSE Thrifts                            464.0          442.7       277.3        265.9              4.82       67.36        74.55
OTC Thrifts                             855.8          847.4       569.7        533.0              0.99       50.21        60.55

Geographic Indices
--------------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts                  1,533.7        1,466.1       970.7        911.9              4.62       58.01        68.20
Midwestern Thrifts                    1,645.0        1,595.0     1,159.3      1,085.4              3.13       41.89        51.56
New England Thrifts                     684.3          671.4       428.9        386.6              1.93       59.55        77.02
Southeastern Thrifts                    718.1          670.2       447.2        433.9              7.15       60.57        65.50
Southwestern Thrifts                    455.4          478.8       315.9        298.2             -4.89       44.18        52.71
Western Thrifts                         759.8          761.3       474.7        455.0             -0.19       60.06        66.97

Asset Size Indices
--------------------------------------------------------------------------------------------------------------------------------
Less than $250M                         795.7          801.0       586.6        570.6             -0.66       35.65        39.46
$250M to $500M                        1,188.6        1,152.4       789.8        738.1              3.14       50.49        61.02
$500M to $1B                            763.2          760.9       521.8        489.0              0.31       46.27        56.06
$18 to $58                              867.3          826.0       546.0        508.9              5.01       58.84        70.44
Over $58                                480.8          475.1       305.8        290.3              1.21       57.23        65.60

Comparative Indices
--------------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials                 7,442.1        7,945.3     6,448.3      6,029.4             -6.33       15.41        23.43
S&P 500                                 914.6          947.3       740.7        705.3             -3.45       23.47        29.68

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.


Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR;
Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT;
Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT;
West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                  EXHIBIT IV-4

                        Market Area Acquisition Activity

RP Financial, LC.


         New York Thrift Merger and Acquisition Activity 1996- Present

                                                                                      Seller Financials at Completion (1)
                                                                             -----------------------------------------------------
                                                                                 Total  TgEq/      YTD     YTD     NPAs/    Rsrvs/
   Ann'd       Comp                                                             Assets  Assts     ROAA    ROAE    Assets      NPLs
   Date        Date  Buyer                  ST Seller                  ST       ($000)    (%)      (%)     (%)       (%)       (%)
----------------------------------------------------------------------------------------------------------------------------------
10/23/97    Pending  HUBCO, Inc             NJ Poughkeepsie Finl       NY      880,196   8.37     0.54    6.43      3.82     35.46
10/07/97    Pending  North Fork Bancorp     NY New York Bancorp        NY    3,283,653   5.08     1.61   30.99      1.09     58.08
05/21/97   10/03/97  Charter One Fin'l      OH RCSB Financial          NY    4,032,365   7.66     0.96   12.26      0.66    132.02
04/25/97   09/10/97  Flushing Financial     NY New York FSB            NY       82,249   9.28     1.32    3.59      1.14    117.28
03/31/97   10/01/97  Astoria Financial Cp   NY Greater New York SB     NY    2,541,888   8.25     0.72    9.20      7.84      9.20
12/03/96   04/30/97  Dime Bancorp           NY BFS Bankorp, Inc.       NY      643,180   7.81     1.58   20.12      1.04     94.15
08/22/96   03/01/97  HSBC Holdings Plc      FO First FSLA-Rochester    NY    7,348,042   5.35     0.75   13.91      0.72    105.64
07/15/96   01/02/97  North Fork Bancorp     NY North Side SB           NY    1,580,435   7.67     1.29   17.19      0.51    121.82
11/03/95   06/26/96  Dime SB Williamsbrgh   NY Conestoga Bancorp       NY      485,132  15.93     0.64    3.84      0.19     19.25
09/24/95   02/29/96  Republic NewYork       NY Brooklyn Bancorp        NY    4,139,215   8.79     1.00   11.83     13.63     18.75
07/31/95   01/11/96  Reliance Bancorp Inc   NY Sunrise Bancorp Inc     NY      611,933  10.90     1.11   10.07      0.50     65.45
05/16/95   01/05/96  Independence Cmty      NY Bay Ridge Bancorp       NY      587,904  17.42     1.60    9.42      3.87     64.35

                     Average                                                 2,184,683   9.38     1.10   12.40      2.92     70.12
                     Median                                                  1,230,316   8.31       NM   10.95      1.07     64.90

                                                                                      Deal Terms and Pricing at Completion (1)
                                                                             ------------------------------------------------------
                                                                              Deal    Deal             Deal  Deal Pr/  Deal Pr/
   Ann'd       Comp                                                          Value  Pr/Shr  Consid    Pr/Bk     Tg Bk     4-Qtr
   Date        Date Buyer                    ST Seller                ST      ($M)     ($)   Type       (%)       (%)   EPS (x)
-----------------------------------------------------------------------------------------------------------------------------------
10/23/97     Pending  HUBCO, Inc             NJ Poughkeepsie Fini     NY     143.5   10.61  Stock    181.42    181.42     48.24
10/07/97     Pending  North Fork Bancorp     NY NewYork Bancorp       NY     831.6   37.11  Stock    480.13    480.13     19.95
05/21/97    10/03/97  Charter One Fin'l      OH RCSB Financial        NY     872.5   56.76  Stock    264.99    271.58     21.83
04/25/97    09/10/97  Flushing Financial     NY New York FSB          NY      13.0  272.50  Cash     169.09    169.71     12.99
03/31/97    10/01/97  Astoria Financial Cp   NY Greater New York SB   NY     414.9   25.16  Mixture  214.28    214.28     29.95
12/03/96    04/30/97  Dime Bancorp           NY BFS Bankorp, Inc.     NY      91.8   52.00  Cash     165.13    165.13     10.24
08/22/96    03/01/97  HSBC Holdings Plc      FO First FSLA-Rochester  NY     652.0          Cash     163.00    166.03      8.15
07/15/96    01/02/97  North Fork Bancorp     NY North Side SB         NY     282.4   55.43  Stock    211.01    212.79     14.40
11/03/95    06/26/96  Dime SB Williamsbrgh   NY Conestoga Bancorp     NY     105.4   21.31  Cash     121.22    121.22     30.01
09/24/95    02/29/96  Republic NewYork       NY Brooklyn Bancorp      NY     529.6   41.50  Cash     132.76    132.76     25.94
07/31/95    01/11/96  Reliance Bancorp Inc   NY Sunrise Bancorp Inc   NY     112.8   32.00  Cash     155.64    155.64     15.24
05/16/95    01/05/96  independence Cmty      NY Bay Ridge Bancorp     NY     127.8   22.06  Cash     125.20    125.20     13.70

                      Average                                                348.1   56.95           198.66    199.66     20.89
                      Median                                                 213.0   37.11           167.11    167.87     17.60

                                                                            Deal Terms and Pricing at Completion (1)
                                                                            ----------------------------------------
                                                                                 Deal Pd         TgBkPr/
   Ann'd       Comp                                                               Assets          CoreDp
   Date        Date Buyer                    ST Seller                  ST           (%)             (%)
--------------------------------------------------------------------------------------------------------------------
10/23/97     Pending  HUBCO, Inc             NJ Poughkeepsie Fini       NY         16.30           13.37
10/07/97     Pending  North Fork Bancorp     NY NewYork Bancorp         NY         25.33           43.83
05/21/97    10/03/97  Charter One Fin'l      OH RCSB Financial          NY         21.26           26.93
04/25/97    09/10/97  Flushing Financial     NY New York FSB            NY         15.47            9.86
03/31/97    10/01/97  Astoria Financial Cp   NY Greater New York SB     NY         16.09           12.63
12/03/96    04/30/97  Dime Bancorp           NY BFS Bankorp, Inc.       NY         14.11            9.91
08/22/96    03/01/97  HSBC Holdings Plc      FO First FSLA-Rochester    NY          9.09            6.02
07/15/96    01/02/97  North Fork Bancorp     NY North Side SB           NY         17.23           13.33
11/03/95    06/26/96  Dime SB Williamsbrgh   NY Conestoga Bancorp       NY         21.32            6.83
09/24/95    02/29/96  Republic NewYork       NY Brooklyn Bancorp        NY         12.84            4.18
07/31/95    01/11/96  Reliance Bancorp Inc   NY Sunrise Bancorp Inc     NY         18.22            9.91
05/16/95    01/05/96  independence Cmty      NY Bay Ridge Bancorp       NY         22.20            5.58

                      Average                                                      17.46           13.53
                      Median                                                       16.77            9.91

(1) Pending deals reflect financials, terms and pricing as of announcement date.

Source:   SNL Securities, LC.

                                  EXHIBIT IV-5

                Directors and Senior Management Summary Resumes

                                 EXHIBIT IV-5

                Directors and Senior Management Summary Resumes


        Trustees/Directors of the Bank

        Gordon P. Assad has served as a Trustee of the Bank since 1995. Mr. Assad is the President and Chief Executive Officer of Erie & Niagara Insurance Association and has served in that position since 1972.

        Christa R. Caldwell has served as a Trustee of the Bank since 1986. Ms. Caldwell is retired and was the Director of the Lockport Public Library from 1967 to 1996.

        James W. Currie has served as a Trustee of the Bank since 1987. Mr. Currie is the President of Ag Pak. Inc., a _________________ company, and has served in that position since __________________.

        Gary B. Fitch has served as a Trustee of the Bank since 1981. Mr. Fitch is the Owner-Manager of Ontario Orchards, Inc., and has served in that position since 1976. Mr. Fitch also serves as the Executive Secretary of Agricultural Affiliates, Inc. and has served in that position since 1991.

        David W. Heinrich served as a Trustee of the Bank from 1969 to 1991. He was re-elected to the Board in June of 1993. Mr. Heinrich is the President of Heinrich Chevrolet Corp.

        Daniel W. Judge has served as a Trustee of the Bank since 1992. Mr. Judge is the President and Chief Executive Officer of I.D. ONE, Inc., a ________ company and has served in that position since 1996. Mr. Judge served as the Executive Director of I.D. ONE, Inc., from 1993 to 1996. Mr. Judge has also served as President and Manager of Dansam, Inc., a ___________ company since 1990.

        B. Thomas Mancuso has served as a Trustee of the Bank since 1990. Mr. Mancuso is the President of Joseph L. Mancuso & Sons, Inc., a real estate development company.

        James Miklinski has served as a Trustee of the Bank since 1996. Mr. Miklinski is the General Manager of Niagara Milk Cooperative, and has served in that position since 1990.

        Barton G. Smith has served as a Trustee of the Bank since 1986. Mr. Smith is retired from Paul Garrick, Inc.

        William E. Swan has served as a Trustee of the Bank since 1996. Mr. Swan is the President and Chief Executive Officer of Lockport Savings Bank, and has served in that position since 1989.

        Robert G. Weber has served as a Trustee of the Bank since 1996. Mr. Weber is a retired Buffalo Office Managing Partner of KPMG Peat Marwick LLP where he served from 1959 to 1995. Mr. Weber is also the Vice-President of Finance and Development for Zacher Healthcare.

        Executive Officers of the Bank Who Are Not Directors

        Paul J. Kolkmeyer has served as Executive Vice President and Chief Financial Officer of the Bank since 1995. Prior to that time, Mr. Kolkmeyer served as Senior Vice President and Chief Financial Officer of the Bank. He has worked for the Bank since 1990.

        Kathleen P. Monti has served as Senior Vice President of Human Resources and Administration of the Bank since 1995. From 1993 to 1995 Ms. Monti served as Vice President of Human Resources of the Bank. Prior to 1993, she served as an Administrative Vice President at Marine Midland Bank.

        G. Gary Berner has served as Senior Vice President and Chief Lending Officer of the Bank since 1992.

        ????? Allegro has been Senior Vice President of Retail Banking since October 1997. [TEXT ILLEGIBLE] President at Rochester Community Savings Bank.

                                  EXHIBIT IV-6

                Pro Forma Analysis Sheet: Fully Converted Basis

                                  EXHIBIT IV-6
                            PRO FORMA ANALYSIS SHEET
                              Lockport Savings Bank
                         Prices as of November 28, 1997

                                                                                                                       All Savings
                                                                            Peer Group           New York Companies    Institutions
                                                                      ----------------------    -------------------- ---------------
Price Multiple                          Symbol           Subject (1)     Mean       Median        Mean       Median         Mean
--------------                          ------           -----------     ----       ------        ----       ------         ----
Price-earnings ratio                     P/E                14.27 x     21.81x       22.10x      19.55x       19.71x       18.88x

Price-book ratio                   =     P/B                71.67%     106.76%      102.90%     146.22%      150.49%      159.78%

Price-assets ratio                 =     P/A                16.50%      24.71%       24.82%      18.81%       16.75%       19.32%


Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)             $11,177,000                ESOP Stock Purchases (E)              8.00% (5)
Pre-Conversion Book Value (B)          $126,620,000                Cost of ESOP Borrowings (S)           0.00% (4)
Pre-Conv. Tang. Book Value (B)         $126,620,000                ESOP Amortization (T)                 15.00 years
Pre-Conversion Assets (A)            $1,176,451,000                RRP Amount (M)                        4.00%
Reinvestment Rate (2)(R)                       3.54%               RRP Vesting (N)                        5.00 years (5)
Est. Conversion Expenses (3)(X)                2.00%               Foundation (F)                        5.00%
Tax rate (TAX)                                35.00%               Tax Benefit (Z)                   3,822,816
                                                                   Percentage Sold (PCT)               100.00%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------
1.    V=                       P/E * (Y)                              V=   $225,000,001
          ----------------------------------------------------------
          1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T -(1-TAX)*M/N)

2.    V=            P/B  *  (B+Z)                                     V=   $225,000,002
          ---------------------------
          1 - P/B * PCT * (1-X-E-M-F)

3.    V=       P/A * (A+Z)                                            V=   $225,000,000
          ---------------------------
          1 - P/A * PCT * (1-X-E-M-F)

                                                                                      Shares                          Aggregate
                                      Shares Sold to    Price Per  Gross Offering    Issued To    Total Shares       Market Value
Conclusion                              Public             Share      Proceeds       Foundation       Issued        of Stock Issued
-----------                             ------             -----     --------        ----------       ------        ---------------
Minimum                                18,567,961          10.00   $185,679,612       557,039       19,125,000       191,250,000
Midpoint                               21,844,660          10.00    218,446,602       655,340       22,500,000       225,000,000
Maximum                                25,121,359          10.00    251,213,592       753,641       25,875,000       258,750,000
Supermaximum                           28,889,563          10.00    288,895,631       866,687       29,756,250       297,562,500

----------------------------------------------------------------------

(1)  Pricing ratios shown reflect the midpoint value.
(2)  Net return reflects a reinvestment rate of 5.44 percent, and a tax rate of
     35.00 percent.
(3)  Offering expenses shown at estimated midpoint value.
(4)  No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 35.00 percent.

                                  EXHIBIT IV-7

        Pro Forma Effects of Conversion Proceeds: Fully Converted Basis

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Lockport Savings Bank
                                 At the Minimum

1.     Offering Proceeds                                                                                            $185,679,612
       Less: Estimated Offering Expenses                                                                               3,713,592
                                                                                                                       ---------
       Net Conversion Proceeds                                                                                      $181,966,019


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                      $181,966,019
       Less: Cash Contribution to Foundation                                                                           3,713,592
       Less: Non-Cash Stock Purchases (1)                                                                             22,281,553
                                                                                                                      ----------
       Net Proceeds Reinvested                                                                                      $155,970,874
       Estimated net incremental rate of return                                                                             3.54%
                                                                                                                           -----
       Earnings Increase                                                                                              $5,515,130
       Less: Estimated cost of ESOP borrowings (2)                                                                             0
       Less: Amortization of ESOP borrowings (3)                                                                         643,689
       Less: Recognition Plan Vesting (4)                                                                                965,534
                                                                                                                         -------
       Net Earnings Increase                                                                                          $3,905,907

                                                                                                     Net
                                                                               Before              Earnings             After
3.     Pro Forma Earnings                                                    Conversion            Increase          Conversion
                                                                             ----------            --------          ----------
       12 Months ended September 30, 1997 (reported)                         $11,177,000          $3,905,907          $15,082,907
       12 Months ended September 30, 1997 (core)                             $10,217,000          $3,905,907          $14,122,907

                                                           Before             Net Cash           Tax Benefit (5)        After
4.     Pro Forma Net Worth                               Conversion           Proceeds          Of Contribution      Conversion
                                                         ----------           --------          ---------------      ----------
       September 30, 1997                                $126,620,000       $155,970,874          $3,249,393         $285,840,267
       September 30, 1997 (Tangible)                     $126,620,000       $155,970,874          $3,249,393         $285,840,267

                                                           Before             Net Cash           Tax Benefit (5)       After
5.     Pro Forma Assets                                  Conversion           Proceeds         Of Contribution      Conversion
                                                        ----------           --------          ---------------      ----------
       September 30, 1997                              $1,176,451,000       $155,970,874          $3,249,393       $1,335,671,267


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Lockport Savings Bank
                                At the Midpoint


1.     Offering Proceeds                                                                                           $218,446,602
       Less: Estimated Offering Expenses                                                                              4,368,932
                                                                                                                      ---------
       Net Conversion Proceeds                                                                                     $214,077,670


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                     $214,077,670
       Less: Cash Contribution to Foundation                                                                          4,368,932
       Less: Non-Cash Stock Purchases (1)                                                                            26,213,592
                                                                                                                     ----------
       Net Proceeds Reinvested                                                                                     $183,495,146
       Estimated net incremental rate of return                                                                           3.54%
                                                                                                                          -----
       Earnings Increase                                                                                             $6,488,388
       Less: Estimated cost of ESOP borrowings (2)                                                                            0
       Less: Amortization of ESOP borrowings (3)                                                                        757,282
       Less: Recognition Plan Vesting (4)                                                                             1,135,922
                                                                                                                      ---------
       Net Earnings Increase                                                                                         $4,595,184


                                                                                                     Net
                                                                               Before              Earnings             After
3.     Pro Forma Earnings                                                    Conversion            Increase          Conversion
                                                                             ----------            --------          ----------
       12 Months ended September 30, 1997 (reported)                          $11,177,000          $4,595,184         $15,772,184
       12 Months ended September 30, 1997 (core)                              $10,217,000          $4,595,184         $14,812,184

                                                           Before             Net Cash          Tax Benefit (5)         After
4.     Pro Forma Net Worth                               Conversion           Proceeds          Of Contribution      Conversion
                                                         ----------           --------         -----------------     ----------
       September 30, 1997                                  $126,620,000       $183,495,146          $3,822,816        $313,937,961
       September 30, 1997 (Tangible)                       $126,620,000       $183,495,146          $3,822,816        $313,937,961

                                                           Before             Net Cash          Tax Benefit (5)         After
5.     Pro Forma Assets                                  Conversion           Proceeds          Of Contribution      Conversion
                                                         ----------           --------         ----------------      -----------
       September 30, 1997                                $1,176,451,000       $183,495,146          $3,822,816      $1,363,768,961

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax--effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Lockport Savings Bank
                                At the Maximum

1.     Offering Proceeds                                                                                           $251,213,592
       Less: Estimated Offering Expenses                                                                              5,024,272
                                                                                                                      ---------
       Net Conversion Proceeds                                                                                     $246,189,320


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                     $246,189,320
       Less: Cash Contribution to Foundation                                                                          5,024,272
       Less: Non-Cash Stock Purchases (1)                                                                            30,145,631
                                                                                                                     ----------
       Net Proceeds Reinvested                                                                                     $211,019,417
       Estimated net incremental rate of return                                                                            3.54%
                                                                                                                          -----
       Earnings Increase                                                                                             $7,461,647
       Less: Estimated cost of ESOP borrowings (2)                                                                            0
       Less: Amortization of ESOP borrowings (3)                                                                        870,874
       Less: Recognition Plan Vesting (4)                                                                             1,306,311
                                                                                                                      ---------
       Net Earnings Increase                                                                                         $5,284,462


                                                                                                    Net
                                                                             Before              Earnings             After
3.     Pro Forma Earnings                                                  Conversion            Increase          Conversion
                                                                           ----------            --------          ----------
       12 Months ended September 30, 1997 (reported)                         $11,177,000          $5,284,462         $16,461,462
       12 Months ended September 30, 1997 (core)                             $10,217,000          $5,284,462         $15,501,462

                                                           Before           Net Cash           Tax Benefit (5)        After
4.     Pro Forma Net Worth                               Conversion         Proceeds          Of Contribution      Conversion
                                                         ----------         --------          ---------------      ----------
       September 30, 1997                                $126,620,000       $211,019,417          $4,396,238        $342,035,655
       September 30, 1997 (Tangible)                     $126,620,000       $211,019,417          $4,396,238        $342,035,655

                                                           Before           Net Cash           Tax Benefit (5)        After
5.     Pro Forma Assets                                  Conversion         Proceeds          Of Contribution      Conversion
                                                         ----------         --------          ---------------      ----------
       September 30, 1997                              $1,176,451,000       $211,019,417          $4,396,238      $1,391,866,655

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Lockport Savings Bank
                            At the Supermaximum Value


1.      Offering Proceeds                                                                                             $288,895,631
        Less: Estimated Offering Expenses                                                                                5,777,913
                                                                                                                         ---------
        Net Conversion Proceeds                                                                                       $283,117,718

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                                         $283,117,718
      Less: Cash Contribution to Foundation                                                                              5,777,913
      Less: Non-Cash Stock Purchases (1)                                                                                34,667,476
                                                                                                                        ----------
      Net Proceeds Reinvested                                                                                         $242,672,330
      Estimated net incremental rate of return                                                                                3.54%
                                                                                                                             -----
      Earnings Increase                                                                                                 $8,580,894
          Less: Estimated cost of ESOP borrowings (2)                                                                            0
          Less: Amortization of ESOP borrowings (3)                                                                      1,001,505
          Less: Recognition Plan Vesting (4)                                                                             1,502,257
                                                                                                                         ---------
      Net Earnings Increase                                                                                             $6,077,131

                                                                                                        Net
                                                                                 Before               Earnings           After
3.    Pro Forma Earnings                                                       Conversion             Increase         Conversion
                                                                               ----------             --------         ----------
      12 Months ended September 30, 1997 (reported)                            $11,177,000           $6,077,131        $17,254,131
      12 Months ended September 30, 1997 (core)                                $10,217,000           $6,077,131        $16,294,131

                                                              Before            Net Cash          Tax Benefit (5)        After
4.    Pro Forma Net Worth                                   Conversion          Proceeds          Of Contribution      Conversion
                                                            ----------          --------          ---------------      ----------
      September 30, 1997                                   $126,620,000       $242,672,330           $5,055,674       $374,348,004
      September 30, 1997 (Tangible)                        $126,620,000       $242,672,330           $5,055,674       $374,348,004

                                                              Before            Net Cash          Tax Benefit (5)        After
5.    Pro Forma Assets                                      Conversion          Proceeds          Of Contribution      Conversion
                                                            ----------          --------          ---------------      ----------
      September 30, 1997                                   $1,176,451,000     $242,672,330           $5,055,674     $1,424,179,004


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    35.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8

                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Core Earnings Analysis
                        Comparable Institution Analysis
                For the Twelve Months Ended September 30, 1997

                                                                                                Estimated
                                            Net Income   Less: Net    Tax Effect   Less: Extd   Core Income              Estimated
                                            to Common   Gains(Loss)     @ 34%         Items     to Common    Shares      Core EPS
                                            ----------  -----------   ----------   ----------   -----------  ----------  -----------
                                               ($000)      ($000)       ($000)        ($000)       ($000)       ($000)        ($)

Comparable Group
----------------

CMSV  Commty. Svgs, MHC of FL (48.5)            5,443          -666          226            0         5,003       5,095         0.98
FFFL  Fidelity FSB, MHC of FL (47.7)(1)         3,379         2,947       -1,002            0         5,324       6,771         0.79
SKBO  First Carnegie, MHC of PA (45.0)(1)(3)      570             7           -2            0           575       2,300         0.33
FFSX  First FS&LA. MHC of IA (46.1)             3,342          -120           41            0         3,263       2,833         1.15
GDVS  Greater DV SB, MHC of PA (19.9)           2,217             0            0            0         2,217       3,272         0.68
HARS  Harris SB, MHC of PA (24.3)              17,562        -4,716        1,603            0        14,449      33,779         0.43
JXSB  Jcksnville SB, MHC of IL (45.6)           1,020           -10            3            0         1,013       1,272         0.80
LFED  Leeds FSB, MHC of MD (36.3)               3,338             0            0            0         3,338       5,182         0.64
NWSB  Northwest SB, MHC of PA (30.7)           19,333          -355          121            0        19,099      46,753         0.41
PBHC  OswegoCity SB, MHC of NY (46.)            2,012          -315          107            0         1,804       1,917         0.94
PBCT  Peoples Bank, MHC of CT (40.1)           87,800       -47,300       16,082            0        56,582      61,126         0.93
PHSB  Ppls Home SB, MHC of PA (45.0)(3)         1,169           -86           29            0         1,112       2,760         0.54
PULB  Pulaski SB, MHC of MO (29.8)(1)           1,431           687         -234            0         1,884       2,094         0.90
PLSK  Pulaski SB, MHC of NJ (46.0)              1,110             0            0            0         1,110       2,070         0.54
SBFL  SB Fngr Lakes MHC of NY (33.1)              784           186          -63            0           907       1,785         0.51
WAYN  Wayne S&L Co. MHC of OH (47.8)            1,829          -163           55            0         1,721       2,255         0.76
WCFB  Wbstr Cty FSB MHC of IA (45.2)            1,336             0            0            0         1,336       2,100         0.64

(1)  Financial information is for the quarter ending June 30, 1997.
(3) Figures are for three quarters of financial data, EPS figures are annualized.

Source: Audited and unaudited financila statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

                                  EXHIBIT IV-9

                      Pro Forma Regulatory Capital Ratios

                                                                                    Pro Forma at September 30, 1997
                                                     Actual, As of          ---------------------------------------------
                                                     Sept. 30, 1997               Minimum                   Midpoint
                                                 ---------------------       ------------------       -------------------
                                                              Percent                  Percent                   Percent
                                                 Amount      of Assets       Amount   of Assets       Amount    of Assets
                                                 ------      ---------       ------   ---------       ------    ---------
                                                                           (Dollars in Thousands)
Capital and Retained
  Earnings Under
  Generally Accepted
  Accounting Principles.....................    $126,720        10.77%     $157,740      12.99%      $163,300      13.37%
                                                ========     ========      ========   ========       ========   ========

Tier I Risk Based...........................    $125,383        20.69%     $156,403      25.01%      $161,963      25.75%
Requirement.................................      24,235         4.00%       25,017       4.00%        25,156       4.00%
                                                --------     --------      --------   --------       --------   --------
Excess......................................    $101,148        16.69%     $131,386      21.01%      $136,806      21.75%
                                                ========     ========      ========   ========       ========   ========

Total Risk-Based............................    $131,736        21.74%     $162,756      26.02%      $168,316      26.76%
Risk-Based Requirement......................      48,469         8.00%       50,033       8.00%        50,313       8.00%
                                                --------     --------      --------   --------       --------   --------
Excess......................................     $83,267        13.74%     $112,722      18.02%      $118,003      18.76%
                                                ========     ========      ========   ========       ========   ========


Tier I Leverage.............................    $125,383        10.75%     $156,403      12.99%      $161,963      13.37%
Requirement.................................      34,991         3.00%       36,129       3.00%        36,333       3.00%
                                                --------     --------      --------   --------       --------   --------
Excess......................................     $90,392         7.75%     $120,273       9.99%      $125,630      10.37%
                                                ========     ========      ========   ========       ========   ========


                                                            Pro Forma at September 30, 1997
                                                -------------------------------------------------
                                                          Maximum            Maximum As Adjusted
                                                --------------------------  ---------------------
                                                              Percent                    Percent
                                                 Amount      of Assets       Amount     of Assets
                                                 ------      ---------       ------     ---------
                                                              (Dollars in Thousands)
Capital and Retained
  Earnings Under
  Generally Accepted
  Accounting Principles.....................    $168,860        13.75%      $175,271       14.18%
                                                ========     ========       ========    ========

Tier I Risk Based...........................    $167,523        26.49%      $173,934       27.33%
Requirement.................................      25,296         4.00%        25,457        4.00%
                                                --------     --------       --------    --------
Excess......................................    $142,227        22.49%      $148,476       23.33%
                                                ========     ========       ========    ========

Total Risk-Based............................    $173,876        27.49%      $180,287       28.33%
Risk-Based Requirement......................      50,592         8.00%        50,915        8.00%
                                                --------     --------       --------    --------
Excess......................................    $123,284        19.49%      $129,372       20.33%
                                                ========     ========       ========    ========


Tier I Leverage.............................    $167,523        13.76%      $173,934       14.19%
Requirement.................................      36,537         3.00%        36,771        3.00%
                                                --------     --------       --------    --------
Excess......................................    $130,986        10.76%      $137,163       11.19%
                                                ========     ========       ========    ========

                                  EXHIBIT IV-10
                            PRO FORMA ANALYSIS SHEET
                              Lockport Savings Bank
                         Prices as of November 28, 1997

                                                                                                                     All Savings
                                                                       Peer Group               New York Companies   Institutions
                                                           ---------------------------------  ---------------------  ------------
Price Multiple                     Symbol     Subject (1)         Mean         Median            Mean        Median         Mean
--------------                     ------     -----------         ----         ------            ----        ------         ----
Price-earnings ratio                 P/E          16.87x        20.21x         19.71x          19.55x        19.71x       18.88x

Price-book ratio                =    P/B         104.83%       160.06%        150.49%         146.22%       150.49%      159.78%

Price-assets ratio              =    P/A          17.79%        18.84%         16.75%          18.81%        16.75%       19.32%



Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)          $11,177,000           ESOP Stock Purchases (E)           8.00% (5)
Pre-Conversion Book Value (B)       $126,620,000           Cost of ESOP Borrowings (S)        0.00% (4)
Pre-Conv. Tang. Book Value (B)      $126,620,000           ESOP Amortization (T)              15.00 years
Pre-Conversion Assets (A)         $1,176,451,000           RRP Amount (M)                     4.00%
Reinvestment Rate (2)(R)                   3.54%           RRP Vesting (N)                     5.00 years (5)
Est. Conversion Expenses (3)(X)            1.54%           Foundation (F)                      5.00%
Tax rate (TAX)                            35.00%           Tax Benefit (Z)                 1,786,595
                                                           Percentage Sold (PCT)              46.74%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------
1.    V=                    P/E * (Y)                                                    V=     $224,999,996
        ------------------------------------------------------------------------
          1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=                   P/B  *  (B+Z)                                                 V=     $224,999,987
        ---------------------------------
          1 - P/B * PCT * (1-X-E-M-F)

3.    V=                   P/A * (A+Z)                                                   V=     $224,999,999
        ---------------------------------
          1 - P/A * PCT * (1-X-E-M-F)

                                                                                       Shares                            Aggregate
                Shares Issued to   Shares Sold to    Price Per     Gross Offering     Issued To    Total Shares        Market Value
Conclusion             MHC               Public        Share          Proceeds       Foundation       Issued         of Stock Issued
-----------            ---               ------        -----          --------       ----------       ------         ---------------
Minimum           10,186,920          8,677,748        10.00       $86,777,478         260,332         8,938,080         89,380,800
Midpoint          11,984,612         10,209,115        10.00       102,091,150         306,273        10,515,388        105,153,880
Maximum           13,782,304         11,740,482        10.00       117,404,823         352,214        12,092,696        120,926,960
Supermaximum      15,849,649         13,501,555        10.00       135,015,546         405,047        13,906,602        139,066,020

------------------------------------------------------
(1)  Pricing ratios shown reflect the midpoint value.
(2)  Net return reflects a reinvestment rate of 5.44 percent, and a tax rate of
     35.00 percent.
(3)  Offering expenses shown at estimated midpoint value.
(4)  No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 35.00 percent.

                                 EXHIBIT IV-11

        Pro Forma Effect of Conversion Proceeds: Minority Stock Offering

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Lockport Savings Bank
                                 At the Minimum

1.     Offering Proceeds                                                                                           $86,777,478
       Less: Estimated Offering Expenses                                                                             1,455,352
                                                                                                                     ---------
       Net Conversion Proceeds                                                                                     $85,322,126


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                     $85,322,126
       Less: Cash Contribution to Foundation                                                                         1,735,550
       Less: Non-Cash Stock Purchases (1)                                                                           10,413,297
                                                                                                                    ----------
       Net Proceeds Reinvested                                                                                     $73,173,279
       Estimated net incremental rate of return                                                                           3.54%
                                                                                                                         -----
       Earnings Increase                                                                                            $2,587,407
       Less: Estimated cost of ESOP borrowings (2)                                                                           0
       Less: Amortization of ESOP borrowings (3)                                                                       300,829
       Less: Recognition Plan Vesting (4)                                                                              451,243
                                                                                                                       -------
       Net Earnings Increase                                                                                        $1,835,336

                                                                                                   Net
                                                                            Before               Earnings             After
3.     Pro Forma Earnings                                                 Conversion             Increase          Conversion
                                                                          ----------             --------          ----------
       12 Months ended September 30, 1997 (reported)                        $11,177,000           $1,835,336         $13,012,336
       12 Months ended September 30, 1997 (core)                            $10,217,000           $1,835,336         $12,052,336

                                                           Before          Net Cash            Tax Benefit (5)        After
4.     Pro Forma Net Worth                               Conversion        Proceeds           Of Contribution      Conversion
                                                         ----------        --------           ---------------      ----------
       September 30, 1997                                $126,620,000       $73,173,279           $1,518,606        $201,311,885
       September 30, 1997 (Tangible)                     $126,620,000       $73,173,279           $1,518,606        $201,311,885

                                                           Before          Net Cash            Tax Benefit (5)        After
5.     Pro Forma Assets                                  Conversion        Proceeds           Of Contribution      Conversion
                                                         ----------        --------           ---------------      ----------
       September 30, 1997                              $1,176,451,000       $73,173,279           $1,518,606      $1,251,142,885

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Lockport Savings Bank
                                At the Midpoint


1.     Offering Proceeds                                                                                               $102,091,150
       Less: Estimated Offering Expenses                                                                                  1,575,105
                                                                                                                          ---------
       Net Conversion Proceeds                                                                                         $100,516,045


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                         $100,516,045
       Less: Cash Contribution to Foundation                                                                              2,041,823
       Less: Non-Cash Stock Purchases (1)                                                                                12,250,938
                                                                                                                         ----------
       Net Proceeds Reinvested                                                                                          $86,223,284
       Estimated net incremental rate of return                                                                                3.54%
                                                                                                                               ----
       Earnings Increase                                                                                                 $3,048,855
         Less: Estimated cost of ESOP borrowings (2)                                                                              0
         Less: Amortization of ESOP borrowings (3)                                                                          353,916
         Less: Recognition Plan Vesting (4)                                                                                 530,874
                                                                                                                            -------
       Net Earnings Increase                                                                                             $2,164,065


                                                                                                      Net
                                                                            Before                  Earnings             After
3.     Pro Forma Earnings                                                 Conversion                Increase          Conversion
                                                                          ----------                --------          ----------
       12 Months ended September 30, 1997 (reported)                        $11,177,000              $2,164,065         $13,341,065
       12 Months ended September 30, 1997 (core)                            $10,217,000              $2,164,065         $12,381,065


                                                           Before          Net Cash              Tax Benefit (5)         After
4.     Pro Forma Net Worth                               Conversion        Proceeds              Of Contribution      Conversion
                                                         ----------        --------              ---------------      ----------
       September 30, 1997                                $126,620,000       $86,223,284              $1,786,595        $214,629,879
       September 30, 1997 (Tangible)                     $126,620,000       $86,223,284              $1,786,595        $214,629,879

                                                           Before          Net Cash              Tax Benefit (5)         After
5.     Pro Forma Assets                                  Conversion        Proceeds              Of Contribution      Conversion
                                                         ----------        --------              ---------------      ----------
       September 30, 1997                              $1,176,451,000       $86,223,284              $1,786,595      $1,264,460,879


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Lockport Savings Bank
                                At the Maximum

1.     Offering Proceeds                                                                                       $117,404,823
       Less: Estimated Offering Expenses                                                                          1,694,858
                                                                                                                  ---------
       Net Conversion Proceeds                                                                                 $115,709,965


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                 $115,709,965
       Less: Cash Contribution to Foundation                                                                      2,348,096
       Less: Non-Cash Stock Purchases (1)                                                                        14,088,579
                                                                                                                 ----------
       Net Proceeds Reinvested                                                                                  $99,273,289
       Estimated net incremental rate of return                                                                        3.54%
                                                                                                                      -----
       Earnings Increase                                                                                         $3,510,304
         Less: Estimated cost of ESOP borrowings (2)                                                                      0
         Less: Amortization of ESOP borrowings (3)                                                                  407,003
         Less: Recognition Plan Vesting (4)                                                                         610,505
                                                                                                                    -------
       Net Earnings Increase                                                                                     $2,492,795


                                                                                                   Net
                                                                            Before               Earnings             After
3.     Pro Forma Earnings                                                 Conversion             Increase          Conversion
--     ------------------                                                 ----------             --------          ----------
       12 Months ended September 30, 1997 (reported)                        $11,177,000           $2,492,795         $13,669,795
       12 Months ended September 30, 1997 (core)                            $10,217,000           $2,492,795         $12,709,795

                                                           Before          Net Cash           Tax Benefit (5)        After
4.     Pro Forma Net Worth                               Conversion        Proceeds           Of Contribution      Conversion
--     -------------------                               ----------        --------           ---------------      ----------
       September 30, 1997                                $126,620,000       $99,273,289           $2,054,584        $227,947,874
       September 30, 1997 (Tangible)                     $126,620,000       $99,273,289           $2,054,584        $227,947,874

                                                           Before          Net Cash           Tax Benefit (5)        After
5.     Pro Forma Assets                                  Conversion        Proceeds           Of Contribution      Conversion
--     ----------------                                  ----------        --------           ---------------      ----------
       September 30, 1997                              $1,176,451,000       $99,273,289           $2,054,584      $1,277,778,874



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              Lockport Savings Bank
                            At the Supermaximum Value

1.     Offering Proceeds                                                                                         $135,015,546
       Less: Estimated Offering Expenses                                                                            1,800,000
                                                                                                                    ---------
       Net Conversion Proceeds                                                                                   $133,215,546


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                   $133,215,546
       Less: Cash Contribution to Foundation                                                                        2,700,311
       Less: Non-Cash Stock Purchases (1)                                                                          16,201,866
                                                                                                                   ----------
       Net Proceeds Reinvested                                                                                   $114,313,369
       Estimated net incremental rate of return                                                                          3.54%
                                                                                                                        -----
       Earnings Increase                                                                                           $4,042,121
       Less: Estimated cost of ESOP borrowings (2)                                                                          0
       Less: Amortization of ESOP borrowings (3)                                                                      468,054
       Less: Recognition Plan Vesting (4)                                                                             702,081
                                                                                                                      -------
       Net Earnings Increase                                                                                       $2,871,986


                                                                                                   Net
                                                                             Before              Earnings             After
3.     Pro Forma Earnings                                                  Conversion            Increase          Conversion
                                                                           ----------            --------          ----------
       12 Months ended September 30, 1997 (reported)                         $11,177,000          $2,871,986         $14,048,986
       12 Months ended September 30, 1997 (core)                             $10,217,000          $2,871,986         $13,088,986

                                                           Before           Net Cash         Tax Benefit (5)          After
4.     Pro Forma Net Worth                               Conversion         Proceeds          Of Contribution      Conversion
                                                         ----------         --------          ---------------      ----------
       September 30, 1997                                $126,620,000       $114,313,369          $2,362,772        $243,296,142
       September 30, 1997 (Tangible)                     $126,620,000       $114,313,369          $2,362,772        $243,296,142

                                                           Before           Net Cash         Tax Benefit (5)          After
5.     Pro Forma Assets                                  Conversion         Proceeds          Of Contribution      Conversion
                                                         ----------         --------          ---------------      ----------
       September 30, 1997                              $1,176,451,000       $114,313,369          $2,362,772      $1,293,127,142

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 35.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT V-1

                               RP Financial, LC.
                         Firm Qualifications Statement

[LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (13)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (12)
   James J. Oren, Vice President (10)